UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONN’S, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONN’S, INC.

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

, 2024

Dear Conn’s Stockholder:

On December 18, 2023, Conn’s, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement” and the transactions contemplated thereby, the “Investment Agreement Transactions”), among the Company, Franchise Group Newco BHF, LLC (“Newco BHF”), W.S. Badcock LLC (“Badcock”), Freedom VCM Interco Holdings, Inc. (“FVCM”) and Franchise Group, Inc. Pursuant to the Investment Agreement, Newco BHF contributed to the Company all of the issued and outstanding equity interests of Badcock and FVCM agreed to contribute residual interests in certain receivables then held by B. Riley Receivables II, LLC (“BRR2”) to Badcock upon the satisfaction of certain indebtedness of BRR2 in the future. In exchange for the contributions, the Company issued an aggregate of 1,000,000 shares of the Company’s nonvoting convertible preferred stock, par value $0.01 per share (“preferred stock”), allocating: (a) 656,847.95 of such shares to Newco BHF; and (b) 343,152.05 of such shares to FVCM. The preferred stock is subject to the terms and conditions set forth in the Certificate of Designations of Nonvoting Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware (the “Certificate of Designations”).

Pursuant to the Certificate of Designations, upon receipt of the requisite stockholder approvals of the Charter Amendment Proposal and the Conversion Proposal (as defined below) and the effectiveness of the amendments to the Company’s certificate of incorporation, the preferred stock will automatically convert into an aggregate of 24,540,295 shares of a new class of non-voting common stock, par value $0.01 per share (“non-voting common stock”), which represents 49.99% of the issued and outstanding shares of the Company’s common stock (inclusive of both voting common stock and non-voting common stock) immediately following the closing of the Investment Agreement Transactions and after giving effect to the issuance of the preferred stock and assuming the conversion of the preferred stock into non-voting common stock. The closing of the Investment Agreement Transactions occurred simultaneously with the signing of the Investment Agreement.

In connection with the Investment Agreement Transactions, on December 18, 2023, the Company amended (the “DDTL Amendment” and, together with the Investment Agreement Transactions, the “Transaction”) the Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (the “DDTL Agreement”) to provide that, upon approval by the Company’s stockholders of the Charter Amendment Proposal and the Warrant Exercise Proposal (each as defined below), any warrants issued pursuant to the DDTL Agreement will be exercisable for shares of non-voting common stock, which, automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder (as defined in that certain Investor Rights Agreement, dated December 18, 2023, among the Company and the holders of voting common stock identified therein), and the Share Cap and Beneficial Ownership Limit (each as defined below) will no longer apply.

Concurrently and in connection with the execution of the Investment Agreement, the Company entered into voting agreements (the “voting agreements”) with each director and certain executive officers and other stockholders of the Company. Subject to the terms and conditions of the voting agreements, such stockholders have agreed, among other things, to vote all of the shares of common stock held by them (representing in the aggregate approximately 43% of the total outstanding shares of common stock as of December 18, 2023) in favor of certain proposals described in the accompanying proxy statement for consideration at the special meeting.

The Company will hold a special meeting of stockholders (including any adjournments or postponements thereof, the “special meeting”) on    , 2024, at     a.m., Houston time, at 2445 Technology Forest Blvd., Build 4, Suite 800, The Woodlands, Texas 77381. At the special meeting stockholders will be asked to consider and vote upon the following proposals:

•

Proposal 1 – The Charter Amendment Proposal – approve an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended, to, among other things: (i) increase the total number of shares of authorized capital stock to 2,125,000,000; (ii) increase the number of authorized shares of common stock to 1,099,000,000; and (iii) authorize 1,025,000,000 shares of a new class of non-voting common stock;

•

Proposal 2 – The Conversion Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of 24,540,295 shares of non-voting common stock upon the conversion of the preferred stock, as described in the accompanying proxy statement and the Certificate of Designations, which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder;

•

Proposal 3 – The Warrant Exercise Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of up to 1,000,000,000 shares of non-voting common stock, which is the maximum possible number of shares of non-voting common stock issuable upon exercise of the warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, and which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder, upon exercise of any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment; and

•

Proposal 4 – The Adjournment Proposal – approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined in the discretion of the Board of Directors of the Company (the “Board”) or the chairman of the special meeting, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal or in the absence of a quorum.

If the Charter Amendment Proposal is not approved by the required vote, the Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal even if either or both of them receive the required vote.

The Board, after considering the factors more fully described in this proxy statement, has unanimously: (a) determined that the Investment Agreement and the DDTL Amendment and the transactions contemplated thereby, are advisable, fair to and in the best interests of the Company and its stockholders; (b) authorized the establishment of the preferred stock and approved the Certificate of Designations; (c) determined that the Charter Amendment is advisable, fair to and in the best interests of the Company and its stockholders; (d) authorized and approved the DDTL Amendment; and (e) recommended that the Company’s stockholders approve the proposals to be considered at the special meeting.

The Board unanimously recommends that you vote FOR the Charter Amendment Proposal, FOR the Conversion Proposal, FOR the Warrant Exercise Proposal and FOR the Adjournment Proposal, if necessary or appropriate.

The accompanying proxy statement, the annexes thereto and the other documents referred to therein provide detailed information about the special meeting, the Transaction and the proposals to be considered at the special meeting. Please carefully read the entire proxy statement, the annexes and documents incorporated by reference.

Your vote is important. Regardless of whether you attend the special meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. Submitting your proxy will not prevent you from attending the special meeting.

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Norman L. Miller
President & Chief Executive Officer

The accompanying proxy statement is dated    , 2024 and the Notice of Internet Availability of Proxy Materials or the proxy materials, including this proxy statement, proxy card or voting instruction card are being distributed and made available on or about    , 2024.

CONN’S, INC.

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on    , 2024

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Conn’s, Inc., a Delaware corporation (the “Company”), has called a special meeting of stockholders (including any adjournment or postponement thereof, the “special meeting”) to be held on    , 2024, at     a.m., Houston time, at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381 for the purposes provided below. The purposes of the special meeting are to:

•

Proposal 1 – The Charter Amendment Proposal – approve an amendment to the Company’s Certificate of Incorporation, as amended, to, among other things: (i) increase the total number of shares of authorized capital stock to 2,125,000,000; (ii) increase the number of authorized shares of common stock, par value $0.01 per share (“voting common stock”), to 1,099,000,000; and (iii) authorize 1,025,000,000 shares of a new class of non-voting common stock, par value $0.01 per share (the “non-voting common stock”);

•

Proposal 2 – The Conversion Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of 24,540,295 shares of non-voting common stock upon the conversion of the Company’s recently issued Nonvoting Convertible preferred stock, par value $0.01 per share (“preferred stock”), as described in the accompanying proxy statement and the Certificate of Designations of Nonvoting Convertible Preferred Stock, which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder;

•

Proposal 3 – The Warrant Exercise Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of up to 1,000,000,000 shares of non-voting common stock, which is the maximum possible number of shares of non-voting common stock issuable upon exercise of the warrants issued pursuant to the Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (the “DDTL Agreement”), as amended by Amendment No. 1 to the DDTL Agreement, dated as of December 18, 2023 (the “DDTL Amendment”), and which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder, upon exercise of any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment; and

•

Proposal 4 – The Adjournment Proposal – approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined in the discretion of the Board or the chairman of the special meeting, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal or in the absence of a quorum.

If the Charter Amendment Proposal is not approved by the required vote, the Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal even if either or both of them receive the required vote.

The Company will transact no other business at the special meeting except such business as may properly be brought before the special meeting. The matters on which stockholders will act at the special meeting are more fully described in the proxy statement, including all annexes attached thereto, accompanying this Notice of Special Meeting of Stockholders.

Each stockholder of record at the close of business on    , 2024 (the “record date”) is entitled to receive notice of, attend and vote at the special meeting. A complete list of stockholders of record entitled to vote at the special meeting will be on file at the Company’s corporate office at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, for a period of ten days prior to the special meeting. During such time the stockholders list will be open to examination by any stockholder during ordinary business hours for any purpose germane to the special meeting.

Your vote is important. Regardless of whether you attend the special meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. Submitting your proxy will not prevent you from attending the special meeting.

By Order of the Board of Directors,

, 2024	Mark L. Prior
Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON    , 2024: A complete set of proxy materials relating to the special meeting are also available on the Internet at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

CONN’S, INC.

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be Held on    , 2024

This proxy statement (including all annexes attached hereto, this “proxy statement”) and the accompanying proxy card are being provided to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Conn’s, Inc., a Delaware corporation (the “Company”), for use at a special meeting of stockholders of the Company to be held on    , 2024 (including any adjournment or postponement thereof, the “special meeting”). The purposes of the special meeting are to:

•

Proposal 1 – The Charter Amendment Proposal – approve an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to, among other things: (i) increase the total number of shares of authorized capital stock to 2,125,000,000; (ii) increase the number of authorized shares of common stock, par value $0.01 per share (“voting common stock”), to 1,099,000,000; and (iii) authorize 1,025,000,000 shares of a new class of non-voting common stock, par value $0.01 per share (the “non-voting common stock” and together with the voting common stock, the “common stock”) (such proposal, the “Charter Amendment Proposal”);

•

Proposal 2 – The Conversion Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of 24,540,295 shares of non-voting common stock upon the conversion of the Company’s recently issued Nonvoting Convertible preferred stock, par value $0.01 per share (“preferred stock”), as described in this proxy statement and the Certificate of Designations of Nonvoting Convertible Preferred Stock (the “Certificate of Designations”), which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder (such proposal, the “Conversion Proposal”);

•

Proposal 3 – The Warrant Exercise Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of up to 1,000,000,000 shares of non-voting common stock, which is the maximum possible number of shares of non-voting common stock issuable upon exercise of the warrants issued pursuant to the Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (the “DDTL Agreement”), as amended by Amendment No. 1 to Delayed Draw Term Loan and Security Agreement, dated as of December 18, 2023 (the “DDTL Amendment”), and which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder, upon exercise of any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment (such proposal, the “Warrant Exercise Proposal”); and

•

Proposal 4 – The Adjournment Proposal – approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined in the discretion of the Board or the chairman of the special meeting, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal or in the absence of a quorum (such proposal, the “Adjournment Proposal”).

If the Charter Amendment Proposal is not approved by the required vote, the Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal even if either or both of them receive the required vote.

Under Delaware law and the Company’s governing documents, the Company will transact no other business at the special meeting except such business as may properly be brought before the special meeting. As of the date of this proxy statement, the Board knows of no business other than that set forth above to be transacted at the special meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

Your vote is important. Regardless of whether you attend the special meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. Submitting your proxy will not prevent you from attending the special meeting.

The accompanying proxy statement is dated    , 2024 and the Notice of Internet Availability of Proxy Materials or the proxy materials, including this proxy statement, proxy card or voting instruction card are being distributed and made available on or about    , 2024.

SUMMARY

This summary highlights selected information from this proxy statement related to the special meeting and the Transaction (as defined below) and may not contain all of the information that is important to you. To understand the Transaction more fully and for a more complete description of the legal terms of the Transaction, you should carefully read and consider this entire proxy statement, the annexes to this proxy statement, including, but not limited to, the Investment Agreement (as defined herein), the Certificate of Designations and the DDTL Amendment, and the documents incorporated by reference into this proxy statement. These documents contain important information about, among other things, the special meeting and the Transaction and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Parties Involved in the Transaction

Conn’s, Inc.

The Company is a leading specialty retailer that offers a broad selection of quality, branded durable consumer goods and related services in addition to proprietary credit solutions for its core credit-constrained consumers. The Company operates an integrated and scalable business through its retail stores and website. The Company’s complementary product offerings include furniture and mattresses, home appliances, consumer electronics and home office products from leading global brands across a wide range of price points. The Company’s credit offering provides financing solutions to a large, under-served population of credit-constrained consumers who typically have limited credit alternatives. The voting common stock trades on The Nasdaq Global Select Market under the symbol “CONN.” The principal executive offices of the Company are located at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381 and its telephone number is (936) 230-5899.

Franchise Group Newco BHF, LLC

Franchise Group Newco BHF, LLC (“Newco BHF”) is a wholly-owned subsidiary of Franchise Group (as defined below). The principal executive offices of Newco BHF are located at 109 Innovation Court, Suite J, Delaware, Ohio 43015 and its telephone number is (740) 363-2222.

W.S. Badcock LLC

W.S. Badcock LLC (“Badcock”), formerly known as W.S. Badcock Corporation, is a leading home-furnishings retailer with a network of more than 380 stores located across eight southeastern states. The stores operate under the brand of “Badcock Home Furniture & more” and carry a complete line of furniture, appliances, bedding, electronics, home office equipment, accessories and seasonal items in a showroom format. The principal executive offices of Badcock are located at 200 North Phosphate Blvd, Mulberry, Florida 33860 and its telephone number is (800) 223-2625.

Freedom VCM Interco Holdings, Inc.

Freedom VCM Interco Holdings, Inc. (“FVCM”) is the parent company of B. Riley Receivables II, LLC (“BRR2”). The principal executive offices of FVCM are located at 109 Innovation Court, Suite J, Delaware, Ohio, 43015 and its telephone number is (740) 363-2222.

Franchise Group, Inc.

Franchise Group, Inc. (“Franchise Group”) is an owner and operator of franchised and franchisable businesses. Franchise Group’s business lines include Pet Suppliers Plus, American Freight, the Vitamin Shoppe,

Buddy’s Home Furnishings and Wag N’ Wash. On a combined basis, Franchise Group operates more than 2,200 locations predominately located in the U.S. that are either run by Franchise Group or operated pursuant to franchise or area developer agreements. The principal executive offices of Franchise Group are located at 109 Innovation Court, Suite J, Delaware, Ohio, 43015 and its telephone number is (740) 363-2222.

The Stephens Group, LLC

The Stephens Group, LLC (“Stephens Group”) is a private investment firm that partners with talented management teams to help build valuable businesses. Backed by the resources of the Witt Stephens, Jr. and Elizabeth Campbell families, the firm combines the operational expertise of a private equity firm with the flexibility provided by long-term capital. With over $2 billion of private equity assets under management, the firm has a long history of providing informed, sophisticated expertise and working with owners and managers to help them successfully achieve their strategic visions and build long-term value. Since 2006, Stephens Group has invested in over 50 companies, targeting investments in industries across the U.S., including industrial and commercial products and services, specialty distribution, technology infrastructure and vertical software. The principal executive offices of Stephens Group are located at 100 River Bluff Drive, Suite 500, Little Rock, AR 72202 and its telephone number is (501) 377-3401.

Stephens Inc.

Stephens Inc. (“Stephens”) is a private financial services firm focusing on investment banking, asset and wealth management, sales and trading, and public finance. The principal executive offices of Stephens are located at 111 Center Street, Little Rock, AR 72201 and its telephone number is (800) 643-9691.

The Transaction

The Investment Agreement

On December 18, 2023, the Company entered into an investment agreement (the “Investment Agreement” and the transactions contemplated thereby, the “Investment Agreement Transactions”), among the Company, Newco BHF, Badcock, FVCM and Franchise Group. Pursuant to the Investment Agreement, Newco BHF contributed to the Company all of the issued and outstanding equity interests of Badcock and FVCM agreed to contribute residual interests in certain receivables then held by BRR2 to Badcock upon the satisfaction of certain indebtedness of BRR2 in the future. In exchange for the contributions, the Company issued an aggregate of 1,000,000 shares of preferred stock, allocating: (a) 656,847.95 of such shares to Newco BHF; and (b) 343,152.05 of such shares to FVCM. The preferred stock is subject to the terms and conditions set forth in the Certificate of Designations.

Pursuant to the Certificate of Designations, upon receipt of the requisite stockholder approvals of the Charter Amendment Proposal and the Conversion Proposal (as defined below) and the effectiveness of the amendments to the Company’s certificate of incorporation, the preferred stock will automatically convert into an aggregate of 24,540,295 shares of non-voting common stock, which represents 49.99% of the issued and outstanding shares of the Company’s common stock (inclusive of both voting common stock and non-voting common stock) immediately following the closing of the Investment Agreement Transactions and after giving effect to the issuance of the preferred stock and assuming the conversion of the preferred stock into non-voting common stock. The closing of the Investment Agreement Transactions occurred simultaneously with the signing of the Investment Agreement.

Concurrently and in connection with the execution of the Investment Agreement, the Company entered into voting agreements (the “voting agreements”) with each director and certain executive officers and other stockholders of the Company. Subject to the terms and conditions of the voting agreements, such stockholders have agreed, among other things, to vote all of the shares of common stock held by them (representing in the aggregate approximately 43% of the total outstanding shares of common stock as of December 18, 2023) in favor of certain proposals described in this proxy statement for consideration at the special meeting.

The Warrant Amendment

Pursuant to the Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (the “DDTL Agreement”), as amended by Amendment No. 1 to Delayed Draw Term Loan and Security Agreement, dated as of December 18, 2023 (the “DDTL Amendment”), in connection with the funding of each delayed draw term loan under the DDTL Agreement, but subject to the Share Cap (as defined below), the Company agreed to issue to each lender under the DDTL Agreement (or its affiliate or other designee) warrants to purchase a number of shares of voting common stock equal to 20% of the aggregate principal amount of such delayed draw term loan funded by such lender divided by the exercise price. As of the date of this proxy statement, there have been no amounts drawn under the DDTL Agreement and no warrants have been issued. The exercise price for a warrant issued under the DDTL Agreement is the lower of: (a) the closing price per share of voting common stock as of the close of market on the trading day immediately preceding the date of an advance of a delayed draw term loan; or (b) the lesser of (x) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the voting common stock immediately preceding the date of the DDTL Amendment or (y) the average Nasdaq Official Closing Price of the voting common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the DDTL Amendment. Pursuant to the DDTL Agreement, warrants may be exercised on a cashless basis and will be exercisable for a term beginning on the date of issuance and ending on the ten-year anniversary of the issuance date. Also, pursuant to the DDTL Agreement, as amended by the DDTL Amendment, the number of shares of voting common stock for which each warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the warrants.

If warrants issued under the DDTL Agreement, as amended by the DDTL Amendment, are exercisable for shares of voting common stock prior to shareholder approval of the Warrant Exercise Proposal, then: (i) no warrants will be issued to any lender under the DDTL Agreement, or any affiliate or other designee of a lender, if the total number of shares of voting common stock issuable upon exercise of a warrant would cause such lender, affiliate or other designee and its respective affiliates and any other person whose beneficial ownership of common stock would be aggregated with such lender’s, affiliate’s or designee’s ownership for purposes of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to beneficially own more than 19.99% of the total number of issued and outstanding shares of voting common stock as of the date of the DDTL Agreement (the “Beneficial Ownership Limit”); and (ii) the number of shares of voting common stock subject to any and all warrants will be limited to the extent necessary to ensure that the aggregate number of shares of voting common stock subject to warrants issued under the DDTL Agreement, as amended by the DDTL Amendment, does not exceed 4,907,567 (the “Share Cap”), which equals 19.99% of the shares of common stock of the Company issued and outstanding as of the date of the DDTL Amendment.

In connection with the Transaction, on December 18, 2023, the Company adopted the DDTL Amendment (together with the Investment Agreement Transactions, the “Transaction”) to provide that, upon approval by the Company’s stockholders of the Charter Amendment Proposal and the Warrant Exercise Proposal (each as defined below), any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, will be exercisable for shares of non-voting common stock, which, automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder (as defined in that certain investor rights agreement (as defined herein)), and the Share Cap and Beneficial Ownership Limit will no longer apply.

The Special Meeting

Purposes of the Special Meeting

At the special meeting, the Company’s stockholders will be asked to vote upon the following proposals:

•	the Charter Amendment Proposal;

•	the Conversion Proposal;

•	the Warrant Exercise Proposal; and

•	the Adjournment Proposal.

Date, Time and Place

The special meeting to consider and vote on the proposals will be held on    , 2024, at     a.m., Houston time, at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381.

Record Date; Shares Entitled to Vote; and Quorum

You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on    , 2024 (the “record date”). Each holder of common stock will be entitled to one vote for each share of common stock owned at the close of the business on the record date.

As of the record date, there were     shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, constitutes a quorum at the special meeting.

Required Vote

•	Proposal 1 – The Charter Amendment Proposal – The affirmative vote of the majority of the issued and outstanding shares of common stock is required to approve the Charter Amendment Proposal.

•

Proposal 2 – The Conversion Proposal – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Conversion Proposal.

•

Proposal 3 – The Warrant Exercise Proposal – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Warrant Exercise Proposal.

•

Proposal 4 – The Adjournment Proposal – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Adjournment Proposal.

If the Charter Amendment Proposal is not approved by the required vote, the Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal even if either or both of them receive the required vote.

The Board is not seeking the approval of the Company’s stockholders to authorize the Company’s entry into the Investment Agreement, the DDTL Agreement or the DDTL Amendment. The Investment Agreement, the DDTL Agreement and the DDTL Amendment have already been executed and delivered.

Concurrently and in connection with the execution of the Investment Agreement, the Company entered into the voting agreements with each director and certain executive officers and other stockholders of the Company. Subject to the terms and conditions of the voting agreements, such stockholders have agreed, among other things, to vote all of the shares of common stock held by them (representing in the aggregate approximately 43% of the total outstanding shares of common stock as of December 18, 2023) in favor of certain proposals described in this proxy statement for consideration at the special meeting.

Recommendation of the Board

The Board, after considering the factors more fully described in this proxy statement, has unanimously: (a) determined that the Investment Agreement and the DDTL Amendment and the transactions contemplated thereby, are advisable, fair to and in the best interests of the Company and its stockholders; (b) authorized the establishment of the preferred stock and approved the Certificate of Designations; (c) determined that the Charter Amendment is advisable, fair to and in the best interests of the Company and its stockholders; (d) authorized and approved the DDTL Amendment; and (e) recommended that the Company’s stockholders approve the proposals to be considered at the special meeting.

The Board unanimously recommends that you vote FOR the Charter Amendment Proposal, FOR the Conversion Proposal, FOR the Warrant Exercise Proposal and FOR the Adjournment Proposal, if necessary or appropriate.

Opinion of Deutsche Bank Securities Inc.

At the December 17, 2023 meeting of the Board, Deutsche Bank Securities Inc. (“Deutsche Bank”), one of the financial advisors to the Company, rendered its oral opinion to the Board, confirmed by delivery of a written opinion dated December 17, 2023, to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s written opinion, the consideration to be paid by the Company pursuant to the Investment Agreement (consisting of an aggregate number of shares of preferred stock convertible into an aggregate number of shares of non-voting common stock equal to 49.99% of the common stock outstanding immediately following the closing of the Investment Agreement Transactions (as determined pursuant to the Investment Agreement (the “Consideration”)) was fair, from a financial point of view, to the Company. Deutsche Bank did not express any opinion with respect to the potential adjustments to such consideration pursuant to Section 1.5 of the Investment Agreement.

The full text of Deutsche Bank’s written opinion, dated December 17, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection with the opinion, is included as Annex H to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. Deutsche Bank’s opinion was addressed to, and for the use and benefit of, the Board in connection with and for the purpose of its evaluation of the Investment Agreement Transactions. Deutsche Bank’s opinion does not express an opinion and does not constitute a recommendation as to how any holder of shares of common stock should vote with respect to the proposals to be considered at the special meeting or any related matter. The scope of Deutsche Bank’s opinion was limited to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company pursuant to the Investment Agreement. Deutsche Bank did not express any opinion as to the merits of the underlying decision by the Company to engage in the Investment Agreement Transactions or the relative merits of the Investment Agreement Transactions as compared to any alternative transactions or business strategies. For purposes of its opinion, Deutsche Bank assumed, with the knowledge and consent of the Board, that the requisite approvals by the stockholders of the Company would be obtained, that the preferred stock would be converted into non-voting common stock prior to such time as the preferred stock begins to accrue dividends, and that the non-voting common stock is equivalent to the voting common stock from a financial point of view. Accordingly, for purposes of Deutsche Bank’s analysis, Deutsche Bank treated the Consideration to be issued pursuant to the Investment Agreement as if the preferred stock had been converted into non-voting common stock. For further discussion of Deutsche Bank’s opinion, see the section of this proxy statement entitled “The Transaction—Opinion of Deutsche Bank Securities Inc.”

Interests of the Company’s Directors and Executive Officers in the Transaction

When considering the recommendation of the Board with respect to the Transaction, you should be aware that the Company’s directors and executive officers may have interests in the transactions that are different from, or in addition to, those of the Company’s stockholders more generally. The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Transaction, in reaching its decision to approve the Investment Agreement and the DDTL Amendment, and the consummation of the transactions contemplated thereby, and in recommending that the Company’s stockholders vote in favor of the proposals to be considered at the special meeting. These interests include that Bob L. Martin, a member of the Board and Lead Independent Director, is an Operating Partner of Stephens Group, one of the lenders under the DDTL Agreement; and Douglas H. Martin, a member of the Board, is a Senior Executive Vice President of Stephens, an affiliate of Stephens Investments Holdings LLC, one of the lenders under the DDTL Agreement. Stephens also acted as a financial advisor to the Company in connection with the Investment Agreement Transactions. Each of Stephens Inc, and its affiliates, and Stephens Group, and its affiliates, are significant stockholders of the Company and have executed voting agreements. See the sections titled “The Transaction—Interests of the Company’s Directors and Executive Officers in the Transaction” and “Security Ownership of Certain Beneficial Owners and Management.”

QUESTIONS AND ANSWERS

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, including the proposals to be voted on by stockholders, voting and other matters. These questions and answers may not address all questions that may be important to you as stockholder. Please refer to the additional information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Why am I receiving these materials?

The Board is furnishing this proxy statement and form of proxy card to the holders of common stock in connection with the solicitation of proxies to be voted at the special meeting.

When and where is the special meeting?

The special meeting to consider and vote on the proposals will be held on    , 2024, at     a.m., Houston time, at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381.

What am I being asked to vote on at the Special Meeting?

At the special meeting, the Company’s stockholders will be asked to vote upon the following proposals:

•	the Charter Amendment Proposal;

•	the Conversion Proposal;

•	the Warrant Exercise Proposal; and

•	the Adjournment Proposal.

Who is entitled to attend and vote at the special meeting?

Stockholders of record at the close of business on the record date are entitled to attend and vote on the matters presented at the special meeting. As of the record date,     shares of common stock were outstanding. Each holder of common stock shall be entitled to cast one vote on each matter properly brought before the special meeting for each such share owned at the close of business on the record date.

What constitutes a quorum for the special meeting?

A majority of the shares of common stock entitled to vote, present in person or represented by proxy, constitutes a quorum at the special meeting.

What vote is required to approve to each proposal and what is the recommendation of the Board?

The table below summarizes the recommendation of the Board, the vote required and the effect of abstentions and broker non-votes with respect to each proposal at the special meeting. As further explained below, the Company does not expect any broker non-votes at the special meeting because each of the proposals to be presented at the special meeting is considered non-routine.

Proposal	Board Recommendation	Vote Requirement When a Quorum is Present	Effect of Abstentions and Broker Non-Votes

Proposal 1 – The Charter Amendment Proposal	FOR the Charter Amendment Proposal.	The affirmative vote of the majority of the issued and outstanding shares of common stock is required to approve the Charter Amendment Proposal.	Same effect as a vote against this proposal.

Proposal 2 – The Conversion Proposal	FOR the Conversion Proposal.	The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Conversion Proposal.	Same effect as a vote against this proposal.

Proposal 3 – The Warrant Exercise Proposal	FOR the Warrant Exercise Proposal.	The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Warrant Exercise Proposal.	Same effect as a vote against this proposal.

Proposal 4 – The Adjournment Proposal	FOR the Adjournment Proposal.	The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Adjournment Proposal.	Same effect as a vote against this proposal.

If the Charter Amendment Proposal is not approved by the required vote, the Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal even if either or both of them receive the required vote.

How do I vote my shares?

Voting before the special meeting:

If you are a stockholder of record as of the record date, you may vote by any of the following methods:

•

Voting by Internet – You may vote via the Internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. To be valid, a submission via the Internet must be received by 11:59 p.m., Eastern daylight time, on    , 2024. If you vote via the Internet, you should not return your proxy card.

•

Voting by Telephone – You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. To be valid, a submission by telephone must be received by 11:59 p.m., Eastern daylight time, on    , 2024. If you vote by telephone, you should not return your proxy card.

•

Voting by Mail – If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card. To be valid, a submission by mail must be received by 5:00 p.m., Eastern daylight time, on    , 2024.

If you hold your shares in “street name” through an account with a broker or other nominee, you will receive voting instructions from your broker or other nominee.

Voting at the special meeting

If you are a stockholder of record as of the close of business on the record date, you may vote your shares at the special meeting if you attend in person. If you intend to vote your shares at the special meeting, you will need to bring valid picture identification with you. The Company will confirm that you were a stockholder of record on the record date and will provide you with a blank proxy card, which will serve as a ballot on which to record your vote.

If you hold your shares in “street name,” you must obtain a legal proxy from your broker or other nominee in order to vote at the special meeting. A legal proxy is an authorization from your broker or other nominee to vote the shares it holds in its name. In addition to a legal proxy, you will need to bring with you a valid picture identification and a recent account statement from your broker or other nominee, confirming your holdings on the record date. The Company will use these documents to confirm that you have proper authority to vote and, upon confirmation, will provide you with a blank proxy card to serve as a ballot.

Even if you plan to attend the special meeting, the Company encourages you to vote your shares before the meeting via the Internet, by telephone or by mail.

Can I change my vote or revoke my proxy?

Yes. You can revoke your proxy and change your vote at any time before the polls close for voting at the special meeting.

If you are the record holder of your shares, you may change your vote or revoke your proxy by:

•	signing and returning a later-dated proxy card, or entering a new vote via the Internet or by telephone pursuant to the instructions given in the enclosed proxy card;

•

providing timely written notice that you are revoking your proxy to our Corporate Secretary at: Conn’s, Inc., Attention: Corporate Secretary, 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381; or

•	attending the special meeting and voting in person.

Any written notice of revocation or later dated proxy that is mailed must be received before the close of business on    , 2024. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to our Corporate Secretary at the special meeting before the polls are open.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Only the latest validly executed proxy that you submit will be voted at the special meeting.

What do I need to do now?

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, along with all of the documents referred to in this proxy statement, as they contain important information about, among other things, the Transaction and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone up until 11:59 p.m. Eastern Time the day before the meeting date (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

What happens if I sell or otherwise transfer my shares of the Company’s common stock after the Record Date but before the Special Meeting?

The record date for the special meeting is earlier than the date of the special meeting. If you sell or transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote those shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, the Company encourages you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, the notice regarding availability of proxy materials and your proxy card have been sent directly to you by the Company.

If your shares are held through a broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to virtually attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your broker or other nominee.

If my broker or other nominee holds my shares in “street name,” will my broker vote my shares for me?

No. Your broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your broker or other nominee how to vote. You should follow the procedures provided by your broker or other nominee to vote your shares.

What is a proxy?

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Timothy Santo, our Interim Chief Financial Officer, and Mark L. Prior, our Senior Vice President, General Counsel & Secretary, are the proxy holders for the special meeting, with full power of substitution and re-substitution.

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you return a signed and dated proxy card without marking any vote selections, your shares will be voted FOR each of the proposals.

What should I do if I receive more than one set of voting materials?

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each notice regarding availability of proxy materials, proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of the notice regarding availability of proxy materials and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Who will bear the cost of soliciting proxies for the special meeting?

The Company will pay for the costs of the special meeting, including any cost for mailing the Notice of Special Meeting of Stockholders and the notice regarding availability of proxy materials. The Company will reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward the Company’s solicitation materials to stockholders. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. Except as set forth in this proxy statement, neither the Company nor any person acting on its behalf has employed, retained or agreed to compensate any person to make solicitations or recommendations to stockholders concerning the proxy solicitation.

Where can I find the voting results of the Special Meeting?

The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) following the special meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled “Where You Can Find More Information.”

Who should I contact if I have any questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

If you have any questions or need assistance in voting your shares, or if you need additional copies of the proxy materials, please contact:

Conn’s, Inc.

Attention: Corporate Secretary

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

(936) 230-5899.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. The Company can give no assurance that such statements will prove to be correct, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to obtain stockholder approval of the Charter Amendment Proposal, the Conversion Proposal or the Warrant Exercise Proposal;

•	the outcome of any legal proceedings instituted against us and others related to the Transaction;

•	risks that the Transaction disrupts our current operations or affects our ability to retain or recruit key employees;

•	the effect of the Transaction on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Transaction;

•	risks related to the Transaction diverting management’s or employees’ attention from ongoing business operations; and

•	other risks relating to the operation of our business described in our filings with the SEC.

Consequently, all of the forward-looking statements that the Company makes in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (a) the information contained under this caption; and (b) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that the Company makes on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

Date, Time and Place

The special meeting to consider and vote on the proposals will be held on    , 2024, at     a.m., Houston time, at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381.

Purpose of the Special Meeting

At the special meeting, the Company’s stockholders will be asked to vote upon the following proposals:

•

Proposal 1 – The Charter Amendment Proposal – approve the Charter Amendment, to, among other things: (i) increase the total number of shares of authorized capital stock to 2,125,000,000; (ii) increase the number of authorized shares of common stock to 1,099,000,000; and (iii) authorize 1,025,000,000 shares of a new class of non-voting common stock;

•

Proposal 2 – The Conversion Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of 24,540,295 shares of non-voting common stock upon the conversion of the preferred stock, as described in this proxy statement and the Certificate of Designations, which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder;

•

Proposal 3 – The Warrant Exercise Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of up to 1,000,000,000 shares of non-voting common stock, which is the maximum possible number of shares of non-voting common stock issuable upon exercise of the warrants issued pursuant to the DDTL Agreement, as amended by DDTL Amendment, and which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder, upon exercise of any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment; and

•

Proposal 4 – The Adjournment Proposal – approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined in the discretion of the Board or the chairman of the special meeting, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal or in the absence of a quorum.

If the Charter Amendment Proposal is not approved by the required vote, the Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal even if either or both of them receive the required vote.

The Company will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on the record date. Each holder of common stock will be entitled to one vote for each share of common stock owned at the close of business on the record date.

As of the close of business on the record date, there were     shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, constitutes a quorum at the special meeting.

A complete list of stockholders of record entitled to vote at the special meeting will be on file at the Company’s corporate office at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, for a period of ten days prior to the special meeting. During such time the stockholders list will be open to examination by any stockholder during ordinary business hours for any purpose germane to the special meeting.

Special Meeting Attendance

If you are a stockholder of record as of the close of business on the record date, you may vote your shares at the special meeting if you attend in person. If you intend to vote your shares at the special meeting, you will need to bring valid picture identification with you. The Company will confirm that you were a stockholder of record as of the close of business on the record date and will provide you with a blank proxy card, which will serve as a ballot on which to record your vote.

If you hold your shares in “street name,” you must obtain a legal proxy from your broker or other nominee in order to vote at the special meeting. A legal proxy is an authorization from your broker or other nominee to vote the shares it holds in its name. In addition to a legal proxy, you will need to bring with you a valid picture identification and a recent account statement from your broker or other nominee, confirming your holdings on the record date. The Company will use these documents to confirm that you have proper authority to vote and, upon confirmation, will provide you with a blank proxy card to serve as a ballot.

Even if you plan to attend the special meeting, the Company encourages you to vote your shares before the meeting via the Internet, by telephone or by mail.

Vote Required; Abstentions and Broker Non-Votes

The votes required for each proposal are as follows:

•

Proposal 1 – The Charter Amendment Proposal – The affirmative vote of the majority of the issued and outstanding shares of common stock is required to approve the Charter Amendment Proposal. If you are a stockholder as of the close of business on the record date and take any action other than voting (or causing your shares to be voted) FOR the Charter Amendment Proposal, it will have the same effect as a vote AGAINST the Charter Amendment Proposal. For example, if you fail to instruct your broker or other nominee to vote, it will have the same effect as a vote AGAINST the Charter Amendment Proposal.

•

Proposal 2 – The Conversion Proposal – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Conversion Proposal. If you are a stockholder as of the close of business on the record date and take any action other than voting (or causing your shares to be voted) FOR the Conversion Proposal, it will have the same effect as a vote AGAINST the Conversion Proposal. For example, if you fail to instruct your broker or other nominee to vote, it will have the same effect as a vote AGAINST the Conversion Proposal.

•

Proposal 3 – The Warrant Exercise Proposal – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Warrant Exercise Proposal. If you are a stockholder as of the close of business on the record date and take any action other than voting (or causing your shares to be voted) FOR the Warrant Exercise Proposal, it will have the same effect as a vote AGAINST the Warrant Exercise Proposal. For example, if you fail to instruct your broker or other nominee to vote, it will have the same effect as a vote AGAINST the Warrant Exercise Proposal.

•

Proposal 4 – The Adjournment Proposal – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Adjournment Proposal. If you are a stockholder as of the close of business on the record date and take any action other than voting (or causing your shares to be voted) FOR the Adjournment Proposal, it will have the same effect as a vote AGAINST the Adjournment Proposal. For example, if you fail to instruct your broker or other nominee to vote, it will have the same effect as a vote AGAINST the Adjournment Proposal.

A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the special meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of common stock at the special meeting without receiving instructions.

Voting Agreements and Voting of the Company’s Directors and Executive Officers

Concurrently and in connection with the execution of the Investment Agreement, the Company entered into the voting agreements with each director and certain executive officers and other stockholders of the Company. Subject to the terms and conditions of the voting agreements, such stockholders have agreed, among other things, to vote all of the shares of common stock held by them (representing in the aggregate approximately 43% of the total outstanding shares of common stock as of December 18, 2023) in favor of certain proposals described in this proxy statement for consideration at the special meeting. See the section titled “The Transaction—Voting Agreements.”

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to the Company prior to the special meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Conn’s, Inc., Attention: Corporate Secretary, 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381; or

•	attending the special meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the special meeting will not have the effect of revoking your prior proxy; provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, postponed or delayed.

Recommendation of the Board of Directors

The Board, after considering the factors more fully described in this proxy statement, has unanimously: (a) determined that the Investment Agreement and the DDTL Amendment and the transactions contemplated thereby, are advisable, fair to and in the best interests of the Company and its stockholders; (b) authorized the establishment of the preferred stock and approved the Certificate of Designations; (c) determined that the Charter Amendment is advisable, fair to and in the best interests of the Company and its stockholders; (d) authorized and approved the DDTL Amendment; and (e) recommended that the Company’s stockholders approve the proposals to be considered at the special meeting.

The Board unanimously recommends that you vote FOR the Charter Amendment Proposal, FOR the Conversion Proposal, FOR the Warrant Exercise Proposal and FOR the Adjournment Proposal, if necessary or appropriate.

Solicitation of Proxies

The Company will pay for the costs of the special meeting, including any cost for mailing the Notice of Special Meeting of Stockholders and the notice regarding availability of proxy materials. The Company will reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward the Company’s solicitation materials to stockholders. In addition to solicitation by mail, the Company’s officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. Except as set forth in this proxy statement, neither the Company nor any person acting on its behalf has employed, retained or agreed to compensate any person to make solicitations or recommendations to stockholders concerning the proxy solicitation.

THE TRANSACTION

This discussion of the Transaction is qualified in its entirety by reference to the Investment Agreement, the Certificate of Designations, the form of voting agreement, the investor rights agreement, the registration rights agreement and the DDTL Amendment, which are attached to this proxy statement as Annex A, Annex B, Annex C, Annex D, Annex E and Annex F, respectively, and in each case incorporated into this proxy statement by reference. You should carefully read and consider the entire Investment Agreement and the DDTL Amendment, which are the legal documents that govern the Transaction, and the Certificate of Designations, which is the legal document that governs the conversion of the preferred stock into the non-voting common stock, because these documents contain important information about the Transaction and how it affects you.

Parties Involved in the Transaction

Conn’s, Inc.

The Company is a leading specialty retailer that offers a broad selection of quality, branded durable consumer goods and related services in addition to proprietary credit solutions for its core credit-constrained consumers. The Company operates an integrated and scalable business through its retail stores and website. The Company’s complementary product offerings include furniture and mattresses, home appliances, consumer electronics and home office products from leading global brands across a wide range of price points. The Company’s credit offering provides financing solutions to a large, under-served population of credit-constrained consumers who typically have limited credit alternatives. The voting common stock trades on The Nasdaq Global Select Market under the symbol “CONN.” The principal executive offices of the Company are located at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381 and its telephone number is (936) 230-5899.

Franchise Group Newco BHF, LLC

Newco BHF is a wholly-owned subsidiary of Franchise Group (as defined below). The principal executive offices of Newco BHF are located at 109 Innovation Court, Suite J, Delaware, Ohio 43015 and its telephone number is (740) 363-2222.

W.S. Badcock LLC

Badcock, formerly known as W.S. Badcock Corporation, is a leading home-furnishings retailer with a network of more than 380 stores located across eight southeastern states. The stores operate under the brand of “Badcock Home Furniture & more” and carry a complete line of furniture, appliances, bedding, electronics, home office equipment, accessories and seasonal items in a showroom format. The principal executive offices of Badcock are located at 200 North Phosphate Blvd, Mulberry, Florida 33860 and its telephone number is (800) 223-2625.

Freedom VCM Interco Holdings, Inc.

FVCM is the parent company of BRR2. The principal executive offices of FVCM are located at 109 Innovation Court, Suite J, Delaware, Ohio, 43015 and its telephone number is (740) 363-2222.

Franchise Group, Inc.

Franchise Group is an owner and operator of franchised and franchisable businesses. Franchise Group’s business lines include Pet Suppliers Plus, American Freight, the Vitamin Shoppe, Buddy’s Home Furnishings and Wag N’ Wash. On a combined basis, Franchise Group operates more than 2,200 locations predominately located in the U.S. that are either run by Franchise Group or operated pursuant to franchise or area developer agreements. The principal executive offices of Franchise Group are located at 109 Innovation Court, Suite J, Delaware, Ohio, 43015 and its telephone number is (740) 363-2222.

The Stephens Group, LLC

Stephens Group is a private investment firm that partners with talented management teams to help build valuable businesses. Backed by the resources of the Witt Stephens, Jr. and Elizabeth Campbell families, the firm combines the operational expertise of a private equity firm with the flexibility provided by long-term capital. With over $2 billion of private equity assets under management, the firm has a long history of providing informed, sophisticated expertise and working with owners and managers to help them successfully achieve their strategic visions and build long-term value. Since 2006, Stephens Group has invested in over 50 companies, targeting investments in industries across the U.S., including industrial and commercial products and services, specialty distribution, technology infrastructure and vertical software. The principal executive offices of Stephens Group are located at 100 River Bluff Drive, Suite 500, Little Rock, AR 72202 and its telephone number is (501) 377-3401.

Stephens Inc.

Stephens is a private financial services firm focusing on investment banking, asset and wealth management, sales and trading, and public finance The principal executive offices of Stephens are located at 111 Center Street, Little Rock, AR 72201 and its telephone number is (800) 643-9691.

The Investment Agreement

On December 18, 2023, the Company entered into the Investment Agreement. Pursuant to the Investment Agreement, Newco BHF contributed to the Company all of the issued and outstanding equity interests of Badcock and FVCM agreed to contribute residual interests in certain receivables then held by BRR2 to Badcock upon the satisfaction of certain indebtedness of BRR2 in the future. In exchange for the contributions, the Company issued an aggregate of 1,000,000 shares of preferred stock, allocating: (a) 656,847.95 of such shares to Newco BHF; and (b) 343,152.05 of such shares to FVCM. The preferred stock is subject to the terms and conditions set forth in the Certificate of Designations.

Pursuant to the Certificate of Designations, upon receipt of the requisite stockholder approvals of the Charter Amendment Proposal and the Conversion Proposal and the effectiveness of the amendments to the Company’s certificate of incorporation, the preferred stock will automatically convert into an aggregate of 24,540,295 shares of non-voting common stock, which represents 49.99% of the issued and outstanding shares of the Company’s common stock (inclusive of both voting common stock and non-voting common stock) immediately following the closing of the Investment Agreement Transactions and after giving effect to the issuance of the preferred stock and assuming the conversion of the preferred stock into non-voting common stock. The closing of the Investment Agreement Transactions occurred simultaneously with the signing of the Investment Agreement.

The Certificate of Designations

On December 18, 2023, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware in connection with the transactions contemplated by the Investment Agreement. The Certificate of Designations provides for the designation of shares of the preferred stock.

Ranking and Dividend

The preferred stock ranks senior to the common stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Holders of preferred stock are entitled to receive dividends on shares of preferred stock equal to, on an as if converted to common stock basis, and in the same form as dividends actually paid on shares of common stock. In addition, beginning on September 4, 2024, holders of preferred stock will receive dividends accruing daily on the basis of 12 30-day months and a 360-day year, at a rate of 8% per annum

(the “Dividend Rate”); provided that following each dividend payment date, as described below, the Dividend Rate will increase 200 basis points, subject to a maximum Dividend Rate of 16% per annum; provided, further, that the Dividend Rate will automatically increase to 16% per annum for any period that an event of default (as described below) remains in effect (the “Preferred Dividends”). The Preferred Dividends will be cumulative and, once they begin to accrue, will be paid quarterly in arrears on the last day of March, June, September and December in each year and if nor paid on such date will compound and be added to the original issuance value.

Conversion

Effective immediately upon the receipt of stockholder approval of the Charter Amendment Proposal and the Conversion Proposal, all preferred stock will automatically be converted into 24,540,295 shares of non-voting common stock, subject to adjustment in certain circumstances, as set forth in the Certificate of Designations. Upon such conversion, all shares of preferred stock will no longer be outstanding and holders of preferred stock will have no rights with respect to the preferred stock other than the right to receive the corresponding shares of non-voting common stock.

Voting

Except as otherwise required by law, the preferred stock does not have voting rights. As long as shares of preferred stock are outstanding, the Company will not, without the consent of the holders of preferred stock representing a majority of the shares of preferred stock: (a) amend the Company’s certificate of incorporation or the Company’s bylaws, if such amendment would materially and adversely affect the rights, preferences or privileges of the preferred stock as compared to the rights of other equity securities of the Company; (b) authorize, create or issue, or obligate the Company to authorize, create or issue, any senior stock; (c) amend or waive any provision of the Certificate of Designations applicable to the holders of preferred stock or the preferred stock; (d) grant registration rights on terms more favorable than the registration rights granted in the registration rights agreement; or (e) effect the occurrence of a bankruptcy proceeding or the delisting of the common stock.

Liquidation Event

In the event of a liquidation event, after payment or provision for payments of the debts and other liabilities of the Company, the assets of the Company legally remaining available for distribution to the Company’s stockholders will be distributed: (a) first, to the holders of the preferred stock; and (b) second, the remaining balance, pro rata among (i) the holders of the common stock and (ii) the holders of any other securities of the Company having the right to participate in such distributions upon the occurrence of a liquidation event. Pursuant to the Certificate of Designations, a “liquidation event” means the occurrence, directly or indirectly, of one of the following, whether in a single transaction or a series of transactions: (a) the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; (b) the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale, lease or transfer of all or substantially all of the assets of the Company to another person, or any recapitalization, reclassification or other transaction in which all or substantially of the common stock is exchanged for or converted into cash, securities or other property, other than (i) a transaction following which holders of securities that represented 100% of the common stock immediately prior to such transaction own, directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction), at least a majority of the voting power of the common stock of the surviving person in such merger or consolidation transaction immediately after such transaction or (ii) a sale, lease or transfer to a subsidiary or a person that becomes a subsidiary of the Company; or (c) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of the common stock, other than as a result of any such transaction in which the holders of securities that represented 100% of the common stock immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of common stock of the surviving person or any parent entity that directly or indirectly wholly owns such surviving person immediately after such transaction.

Optional Redemption

At any time on or after May 22, 2028, upon the election of the holders of a majority of the preferred stock, the Company will redeem each share of preferred stock and will pay the holders of preferred stock an amount in cash per share equal to the product of: (1) the sum of (a) 24.540295 and (b) any accrued and unpaid dividends divided by $2.9396; and (2) the volume-weighted average price per share of the common stock as displayed under the heading Bloomberg VWAP on Bloomberg page “CSU <equity> AQR” for the 20 consecutive full trading days immediately preceding the date upon which the optional redemption occurs.

Events of Default

The Certificate of Designations provides an event of default occurs upon the occurrence of any of the following events: (1) the direct or indirect taking by the Company or any of its subsidiaries of any action requiring the approval of the preferred stock pursuant to the Certificate of Designations without obtaining such approval; (2) the failure by the Company to pay when due any amounts owed pursuant to the Certificate of Designations; (3) the material breach by the Company or any of its subsidiaries of any material covenant or agreement relating to the preferred stock as set forth in the Certificate of Designations; and (4) a bankruptcy event as described in the Certificate of Designations. Immediately following the occurrence of an event of default with respect to (1), (2) and (3) of the immediately preceding sentence, the holders of preferred stock must provide written notice to the Company, and following receipt of such notice, the Company will be entitled to 30 days to cure any such default to the extent curable, and no event of default will be deemed to have occurred if such default is cured within such cure period.

The Voting Agreements

Concurrently and in connection with the execution of the Investment Agreement, Newco BHF, FVCM, each director and certain executive officers and other stockholders of the Company entered into the voting agreements. Under the voting agreements, such stockholders agreed to vote their respective shares of common stock at the special meeting: (a) in favor of the Charter Amendment Proposal and the Conversion Proposal; (b) in favor of any proposal to postpone or adjourn the special meeting to a later date if there are not sufficient votes to approve the Charter Amendment Proposal and the Conversional Proposal or if there are not sufficient shares of common stock present in person or represented by proxy at such meeting to constitute a quorum, in each case, so long as such postponement or adjournment is effected in accordance with the terms of the Investment Agreement; and (c) against any agreement, transaction or other matter that is intended to, would or would reasonably be expected to (i) impede, postpone, materially adversely affect or interfere with the Charter Amendment Proposal and the Conversion Proposal or otherwise obtaining the stockholder approval, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Investment Agreement, the Certificate of Designations, the registration rights agreement or the investor rights agreement or of such stockholder under the voting agreements. In total, such stockholders that signed voting agreements hold shares of common stock representing approximately 43% of the Company’s outstanding voting power as of December 18, 2023.

Investor Rights Agreement

On December 18, 2023, the Company, Newco BHF and FVCM entered into an investor rights agreement (the “investor rights agreement”). Pursuant to the investor rights agreement, for so long as Newco BHF and FVCM (together with their respective permitted assignees, the “FRG Investors”) continue to hold at least 20% of the preferred stock or non-voting common stock received upon conversion of the preferred stock issued at the closing of the Investment Agreement, the FRG Investors will have the right to designate one representative, subject to the consent of the Company, who will be invited to attend all meetings of the Board or any committee thereof in a non-voting observer capacity.

The investor rights agreement provides that until the second anniversary of the date of the investor rights agreement, the FRG Investors will not, without approval of the Board, transfer any equity securities of the Company, subject to certain exceptions.

For a period commencing on the date of the investor rights agreement and ending on the earlier of: (a) the occurrence of a specified termination event; and (b) three years from the date of the investor rights agreement (the earlier of (a) and (b), the “FRG Expiration Date”); without the prior written approval of the Company, the FRG Investors will not, and will not permit their respective affiliates, to acquire or purchase any equity securities of the Company other than: (1) acquisitions or purchases of such equity securities upon the conversion or exchange of any other equity securities that are issued pursuant to the Investment Agreement; (2) acquisitions or purchases of equity securities from the Company; (3) acquisitions or purchases of equity securities in a transfer permitted under the investor rights agreement; or (4) acquisitions or purchases in connection with the exercise of any remedies in its capacity as a lender to the Company or any of the Company’s subsidiaries.

Under the investor rights agreement, until the FRG Expiration Date, the FRG Investors will not, and will not permit any of their respective affiliates, to: (a) make, initiate, solicit or submit a proposal for, or offer of, any merger, consolidation, business combination, tender or exchange of or for a material portion of the assets, properties or businesses of the Company or any subsidiary of the Company or any of the FRG Investors equity securities of the Company; (b) make or in any way participate in any solicitation of proxies as a participant in any director election contest; (c) propose any matter for submission to a vote of the Company’s stockholders or call or seek to call a meeting of the Company’s stockholders; (d) grant proxies with respect to any voting securities of the Company to any person or deposit any voting securities of the Company in a voting trust or enter into any other agreement with respect to the voting thereof, other than as recommended by the Board, including in any proxy solicitation distributed by the Company; (e) form or join any group with respect to any voting securities of the Company with person; or (f) take any action, alone or in concert with other person, to remove or oppose the election of any directors of the Company or to seek to change the size or composition of the Board.

Pursuant to the investor rights agreement, each FRG Investor will have preemptive rights with respect to any issuance of any equity securities of the Company that are issued after the date of the investor rights agreement, subject to certain exceptions.

Furthermore, under the investor rights agreement, the Company will permit (a) any holder of preferred stock and (b) the FRG Investors for so long as any FRG Investor beneficially own shares of common stock, in the aggregate, in excess of 10% of common stock (on an as-converted basis), upon reasonable request, to have access to the books and records of the Company and the Company’s subsidiaries.

If an event of default under the Certificate of Designations occurs while any of the shares of preferred stock are outstanding, without limiting the other rights or remedies of holders of preferred stock, the holders of at least a majority of the preferred stock then outstanding may elect, by written notice to the Company, to compel the Company to initiate a process to consummate a transaction (the form of which would be determined by the Company), in good faith, the net proceeds of which will be used to redeem the preferred stock in full at a price equal to that payable upon a mandatory redemption pursuant to the FRG Investors’ right to require the Company to redeem shares of preferred stock under the Certificate of Designations. If the Company fails to consummate a transaction within 12 months of receipt of written notice by holders of a majority of the preferred stock then outstanding or fails to redeem the preferred stock in full, then the holders of a majority of the preferred stock then outstanding will have the right to direct such transaction process and appoint a majority of the directors of the Board.

Registration Rights Agreement

On December 18, 2023, the Company, Newco BHF and FVCM entered into a registration rights agreement (the “registration rights agreement”). Pursuant to the registration rights agreement, the Company is required to use its reasonable best efforts to file and make effective immediately following the special meeting a resale registration statement covering the registrable securities described thereunder.

At any time that a shelf registration statement is effective, the holders of registrable securities may on up to three occasions require the company to undertake an underwritten offering if the expected gross proceeds exceed $10.0 million. The Company is not obligated to effect more than two underwritten offerings during any 12-month period.

The Warrant Amendment

Pursuant to the DDTL Agreement, as amended by the DDTL Amendment, in connection with the funding of each delayed draw term loan under the DDTL Agreement, but subject to the Share Cap (as defined below), the Company agreed to issue to each lender under the DDTL Agreement (or its affiliate or other designee) warrants to purchase a number of shares of voting common stock equal to 20% of the aggregate principal amount of such delayed draw term loan funded by such lender divided by the exercise price. The exercise price for a warrant issued under the DDTL Agreement is the lower of: (a) the closing price per share of voting common stock as of the close of market on the trading day immediately preceding the date of an advance of a delayed draw term loan; or (b) the lesser of (x) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the voting common stock immediately preceding the date of the DDTL Amendment or (y) the average Nasdaq Official Closing Price of the voting common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the DDTL Amendment. Pursuant to the DDTL Agreement, as amended by the DDTL Amendment, warrants may be exercised on a cashless basis and will be exercisable for a term beginning on the date of issuance and ending on the ten-year anniversary of the issuance date. Also, pursuant to the DDTL Agreement, as amended by the DDTL Amendment, the number of shares of voting common stock for which each warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the warrants.

If warrants issued under the DDTL Agreement, as amended by the DDTL Amendment, are exercisable for shares of voting common stock prior to shareholder approval of the Warrant Exercise Proposal, then: (i) no warrants will be issued to any lender under the DDTL Agreement, or any affiliate or other designee of a lender, if the total number of shares of voting common stock issuable upon exercise of a warrant would cause a such lender, affiliate or other designee and its respective affiliates and any other person whose beneficial ownership of common stock would be aggregated with such lender’s, affiliate’s or designee’s ownership for purposes of Section 13 of the Exchange Act, to beneficially own more than the Beneficial Ownership Limit; and (ii) the number of shares of voting common stock subject to any and all warrants will be limited to the extent necessary to ensure that the aggregate number of shares of voting common stock subject to warrants issued under the DDTL Agreement, as amended by the DDTL Amendment, does not exceed the Share Cap, which equals 19.99% of the shares of common stock of the Company issued and outstanding as of the date of the DDTL Amendment.

In connection with the Transaction, on December 18, 2023, the Company adopted the DDTL Amendment to provide that, upon approval by the Company’s stockholders of the Charter Amendment Proposal and the Warrant Exercise Proposal, any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, will be exercisable for shares of non-voting common stock, which, automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder (as defined in the investor rights agreement), and the Share Cap and Beneficial Ownership Limit will no longer apply.

Background of the Transaction

The following chronology summarizes the key meetings and other events between representatives of the Company, on the one hand, and representatives of Badcock and Franchise Group on the other hand.

General

In the ordinary course of its business, the Board, with the assistance of management of the Company and the Company’s advisors, reviews and analyzes broader industry trends and potential strategic alternatives for the Company. During these reviews, management of the Company and the Board thoroughly consider potential strategic options available to the Company, the current and long-term prospects for the Company and the sectors in which it operates, as well as merger, acquisition and other opportunities to enhance stockholder value.

As described further below, the Board considered and ultimately approved the Transaction, after discussions with management of the Company and representatives of Deutsche Bank, Stephens, Sidley Austin LLP (“Sidley Austin”) and other advisors. In reaching its decision to enter into the Transaction, the Board thoroughly considered the current and long-term prospects for the Company and the sector in which it operates, including the consumer durable home goods retail sector, as well as lending in the subprime sector. Further, management of the Company advised the Board that the Transaction would provide strategic growth and synergy opportunities for its retail and consumer lending segments. The Board believes that the Transaction represents a critical step to scale the Company and take advantage of available synergies and is in the best interests of the Company’s stockholders.

Chronology

As a specialty retailer that provides credit solutions for its customers, the Company routinely focuses on ways to enhance its liquidity position. In the fall of 2022, the Company forecasted possible liquidity concerns and began discussing options for addressing the situation with its lenders. In November 2022, the Company executed an amendment to its credit agreement with JP Morgan Chase Bank NA (“JP Morgan Chase”), as administrative agent for the various lenders under the Company’s credit agreement. Among other things, the amendment provided the Company with temporary relief from certain liquidity covenant requirements. At that time, the Company started seeking alternative ways to enhance its liquidity position.

In September 2022, Mr. Brian Kahn, Franchise Group’s former Chief Executive Officer reached out to Mr. Norman Miller regarding ways in which Franchise Group and Badcock could partner with the Company. The two executives had previously met each other in an unrelated phone conversation in the fall of 2021 to discuss a former executive of the Company who Franchise Group was considering hiring. Mr. Miller had stepped down as Chief Executive Officer of the Company in August 2021 but had remained a director of the Company. He informed Franchise Group’s former Chief Executive Officer that he would pass along the conversation to the Company.

In October 2022, shortly after Mr. Miller had returned to the Company as Interim Chief Executive Officer, preliminary discussions between Franchise Group’s former Chief Executive Officer and Mr. Miller resumed via telephone regarding a potential transaction involving the Company, Badcock and Franchise Group.

From October 18, 2022 until October 25, 2022, Mr. Miller had additional high-level conversations with the former Chief Executive Officer of Franchise Group and other executives of Franchise Group and Badcock regarding a potential strategic transaction involving Badcock. During such period, Mr. Miller had preliminary discussions with management of Franchise Group regarding each company’s strategic position and potential synergies to explore whether there would be interest in a potential combination or other strategic transaction. The parties mutually agreed that further information exchange was warranted in order to understand whether a strategic combination would create value for stockholders of both the Company and Franchise Group.

On October 25, 2022, to further evaluate a potential transaction, the Company and Franchise Group executed a mutual confidentiality agreement which imposed mutual non-disclosure obligations on each party for a period of two years in order to conduct due diligence.

In mid-to-late November 2022, including at a meeting on November 17, 2022, management of the Company and of Franchise Group engaged in high-level discussions regarding possible synergies associated with a potential transaction between the parties, including considering the impact of the Company offering its credit underwriting and loan origination services and other services in various home goods retail stores of Franchise Group. During these discussions, management of the Company noted the strategic value of a potential combination.

Towards the end of 2022 and early 2023, discussions relating to a potential strategic transaction between the Company and Franchise Group diminished as the Company focused on separate financing transactions.

In February 2023, to further enhance its liquidity, the Company entered into a three-year, $100 million secured second-lien term loan and security agreement with Pathlight Capital LP (“Pathlight”). Around the same time, despite the slowdown in discussions between the Company and Franchise Group relating to a potential strategic transaction, Franchise Group continued to provide the Company, from time to time, with various financial materials related to Badcock to assist the Company in its evaluation of a potential transaction. In early 2023, J.P. Morgan Securities LLC (“JP Morgan Securities”), who was serving as a financial advisor to Franchise Group, and Stephens facilitated a presentation and review of certain financial materials of Badcock to and by the Company’s management, with a view towards assisting the Company in evaluating a potential transaction.

On June 13, 2023, the Company held a Board meeting where Mr. Miller provided a business performance and sales update to the Board. Mr. Miller also delivered an update on the Company’s capital structure and delineated options available to the Company for raising additional capital, such as exploring a strategic transaction opportunity with various companies, including Badcock.

On June 19, 2023, the Company held a Board meeting where representatives of Sidley Austin delivered to the Board an overview of the duty of care owed by directors and officers of the Company, including the duty to exercise reasonable diligence and care in governing the Company, and the duty to remain informed about operations and other material information when making business decisions. Representatives of Sidley Austin also gave an overview of the duty of loyalty owed by directors and officers including the duty to place the interests of the Company ahead of personal interests, and to disclose potential conflicts of interest when considering transactions involving the Company. Next, Mr. Miller provided a business performance and sales update to the Board. Mr. Miller also gave an update on the Company’s capital structure and its discussions to date with its lenders. Mr. Miller updated the Board on recent discussions with Franchise Group and plans to meet with Franchise Group personnel in New York, NY.

On June 21, 2023, the former Chief Executive Officer of Franchise Group, along with Mr. Andrew Laurence, Executive Vice President of Franchise Group at the time, and Mr. Lee Wright, Chief Executive Officer of the Vitamin Shoppe, and previously Chief Commercial Officer of Franchise Group and Chief Operating Officer and Chief Financial Officer of the Company, met Mr. Miller and Mr. George Bchara, Chief Financial Officer of the Company at the time, in New York, NY to continue the discussions on a potential strategic transaction between the Company and Badcock. They also discussed the business performance of their respective companies and potential high-level operating and cost synergies.

Following the foregoing meeting in New York, NY, in late June 2023, management of the Company contacted representatives of Sidley Austin to begin discussing potential structures for a transaction with Badcock, including any necessary changes to the Company’s and Badcock’s financing arrangements.

On June 27, 2023, the Company held a Board meeting and, in addition to the usual matters conducted at its Board meetings, Mr. Miller gave an update on the Company’s capital structure, its discussions to date with its lenders and preparation for an asset-backed securities (“ABS”) offering. Mr. Miller also updated the Board on the meeting held with the Franchise Group personnel in New York, NY. The Board then instructed management of the Company to initiate discussions with representatives of Deutsche Bank and Stephens regarding exploring a transaction with Badcock. Following this meeting and as discussed below, representatives of Deutsche Bank consulted with the Company from time to time before being formally engaged by the Company on October 18, 2023, when the Company entered into an engagement letter with Deutsche Bank to serve as the Company’s primary financial advisor with respect to a potential transaction involving Badcock.

On each of July 6, July 13 and July 20, 2023, the Company held a Board meeting where Mr. Miller gave additional updates on the Company’s capital structure, the progress in the Company’s discussions with its lenders, discussions with Stephens Group and Stephens Investment Holdings, LLC (“Stephens Investment”) regarding their provision of a delayed-draw term loan facility in favor of the Company, and the progress made in the Company’s preparation for an ABS offering targeted for August 2023. In addition, Mr. Miller gave an update that the Company was conducting due diligence on Badcock and expected that the sharing of additional diligence materials would begin in August 2023.

On July 27, 2023, the Company held a Board meeting to further discuss the Company’s capital structure, the progress in the Company’s discussions with its lenders, the status of negotiation on the terms of the foregoing delayed term loan facility with Stephens Group and Stephens Investment, and the progress made in its preparation for the foregoing ABS offering in August 2023. Mr. Miller discussed at this meeting that the Company continued to conduct due diligence on Badcock.

On July 31, 2023, the Company entered into the delayed term facility with Stephens Group and Stephens Investment.

On August 3, 2023, the Company held a Board meeting where Mr. Miller gave a further update on the Company’s capital structure and the progress in the Company’s discussions with its lenders. Mr. Miller also discussed the completion of the foregoing delayed-draw term loan facility with Stephens Group and Stephens Investment and upcoming plans to close the foregoing ABS offering on or about August 14, 2023. Mr. Miller gave a further update on discussions between the Company and Franchise Group relating to a potential transaction involving Badcock. Mr. Miller also gave an overview of certain Badcock financial information prepared and provided by Franchise Group.

On August 22, 2023, the Company held a Board meeting. At the invitation of the Board, representatives of Stephens and Deutsche Bank provided the Board with an overview of Badcock during their discussion. Representatives of Stephens and Deutsche Bank also discussed certain strategic benefits of combining the Company with Badcock, including potential synergies anticipated by management of the Company that could be achieved in connection with a potential transaction. Management of the Company then discussed with the Board the incremental liquidity that management of the Company expected from the proposed Transaction, taking into account assumptions regarding the borrowing base, consolidated liquidity projections, pro forma capital structure, and financing terms that management of the Company anticipated to be requested from the Company’s lenders.

On August 29, 2023, at the direction of management of the Company, representatives of Deutsche Bank and Stephens circulated a due diligence request list to JP Morgan Securities. The Company started to receive materials responsive to such requests from Badcock in early September of 2023. Subsequently, the Company and Badcock established virtual data rooms and, during the period from September 2023 through signing of the definitive investment agreement on December 18, 2023, the Company and Badcock shared various diligence materials with each other in response to supplemental due diligence request lists developed by, and from time to time exchanged among, the parties’ representatives.

On August 31, 2023, senior members of management of the Company travelled to Badcock’s offices in Florida to meet with representatives of management of Franchise Group and Badcock. During their meetings, such senior members of management of the Company visited a Badcock store in the area and held discussions with representatives of management of Franchise Group and Badcock around the potential transaction. This was the first “face-to-face” meeting of the Company and Badcock personnel. Mr. Miller, Mr. Bchara, Mr. Mitchell Stiles, Badcock’s President, and other Badcock representatives were in attendance.

On September 7, 2023, the Company and representatives of Deutsche Bank, Stephens and Sidley Austin held a call to discuss legal structuring options for a potential transaction between Badcock and the Company, supplemental due diligence requests and a potential timeline for drafting a definitive acquisition agreement.

Generally, beginning in mid-September 2023 through the signing and closing of the Transaction on December 18, 2023, representatives from Stephens, Deutsche Bank and the Company conducted weekly meetings to share information on the progress of due diligence, negotiations and developments in the transaction.

On September 13, 2023, representatives of Sidley Austin and Willkie Farr & Gallagher LLP (“Willkie Farr”), outside legal counsel to Franchise Group and Badcock, held an introductory legal call to discuss general legal structural and timing considerations as well as a preliminary allocation of drafting responsibilities for the definitive documentation anticipated to be required to consummate a transaction between the Company and Badcock.

On September 15, 2023, Sidley Austin provided an initial draft of a term sheet with respect to the potential transaction (the “Term Sheet”) to Willkie Farr.

On September 18, 2023, the Company held a Board meeting where Mr. Miller gave an update on the Company’s capital structure, the progress in the Company’s discussions with its existing lenders, and discussions with additional potential new lenders. After evaluating the Company’s prior relationships with each of Deutsche Bank and Stephens and their respective qualifications, expertise, reputation and experience in mergers and acquisitions, the Board approved the Company to enter into engagement letter agreements with Deutsche Bank and Stephens to memorialize and finalize their appointments as the Company’s primary and secondary financial advisors, respectively, in connection with a transaction involving Badcock. In granting the approval, the Board noted that both Deutsche Bank and Stephens had a long-standing history with the Company and had served in financial advisory roles for the Company in connection with prior reviews of strategic transactions that were not consummated. The Board also noted Deutsche Bank’s reputation as a top-tier financial advisory firm with experience in the retail space and Stephens’ reputation as an expert in the specialty retail industry. The Board also approved the financial advisors’ respective fees, which were memorialized in the engagement letters. Representatives from Deutsche Bank and Stephens then joined the meeting and provided an update on several aspects of the proposed Transaction, including the due diligence process, transaction structuring and terms, financial considerations related to a potential combination, and a proposed timeline for completion of the transaction.

Between September 15, 2023, and October 11, 2023, management of the Company also held various internal discussions regarding potential financing and structuring options for a transaction with Badcock and ran pro forma liquidity projections. During this time, management of the Company also met with the Company’s existing lenders at JP Morgan Chase and Pathlight to discuss options with respect to re-financing the Company’s credit facilities in connection with any such transaction.

On October 4, 2023, the Company again held a Board meeting. At the invitation of the Board, representatives from Deutsche Bank and Stephens participated in this meeting. Management of the Company, with the assistance of representatives from Deutsche Bank and Stephens, gave an overview of various aspects of Badcock, including its retail store footprint, corporate structure and personnel, consumer credit offerings, and business model. The financial advisors additionally discussed certain aspects of a potential combined company with the Board, including the resulting footprint, number of stores, and anticipated operational and cost synergies anticipated by management of the Company to result from the proposed transaction. Representatives of Deutsche

Bank and Stephens also discussed with the Board updated information regarding Badcock. Subsequently, management of the Company discussed with the Board the incremental liquidity that management of the Company expected from the proposed Transaction, taking into account assumptions regarding the borrowing base, consolidated liquidity projections, pro forma capital structure, and financing terms that management of the Company anticipated to be requested from the Company’s lenders.

On October 10, 2023, as previously approved by the Board, the Company entered into an engagement letter with Stephens as its secondary financial advisor with respect to a potential transaction involving Badcock.

On October 11, 2023, a telephonic meeting was convened amongst representatives from Sidley Austin and Willkie Farr to discuss the Term Sheet and proposed structure for the potential transaction, including potential NASDAQ listing rules that might be implicated and the feasibility of adopting a simultaneous sign and close transaction structure. The parties further discussed planned next steps and other matters relating to the timing of the potential transaction.

On October 16, 2023, Willkie Farr provided a revised draft of the Term Sheet to Sidley Austin, which, among other things, included additional proposed terms relating to the overall structure of the potential transaction and additional details on the terms of the preferred shares that would be issued to certain affiliates of Franchise Group as the consideration for the potential transaction.

Between October 17, 2023, and November 3, 2023, the parties exchanged multiple revised versions of the Term Sheet and certain members of management of the Company and of Franchise Group, along with representatives of Sidley Austin and Willkie Farr, engaged in a number of calls to discuss these iterations of the Term Sheet.

On October 18, 2023, as previously approved by the Board, the Company entered into an engagement letter with Deutsche Bank as its primary financial advisor with respect to a potential transaction involving Badcock. During the course of its engagement, management of the Company directed Deutsche Bank to assume for purposes of its financial analyses, and Deutsche Bank did assume, that if the proposed transaction with Badcock was not completed, the Company would need to raise $55,000,000 by selling its common stock.

On November 2, 2023, the Company held a Board meeting where management of the Company gave an update on due diligence progress with Badcock, proposed financing terms for the potential transaction with Badcock and the potential structure of the transaction. In addition, management of the Company provided an overview of Badcock, encompassing its retail stores, dealer network, corporate structure, personnel and credit offerings, as well as an overview of a potential combined business entity. Management of the Company then addressed consolidated liquidity projections, pro forma capital structure, and financing terms that the Company intended to request from its lenders in connection with a merger transaction involving the Company and Badcock.

On November 6, 2023, management of the Company became aware of and reviewed a Bloomberg article published on November 2, 2023 (the “Bloomberg Article”) reporting that the Securities and Exchange Commission (“SEC”) had charged Mr. John Hughes, president and chief compliance officer of the registered investment adviser Prophecy Asset Management LP (“PAM”), for his alleged involvement in a multi-year fraud that concealed losses of hundreds of millions of dollars from investors (the “Hughes Matter”). During the investigation of the Hughes Matter, Mr. Hughes stated that he had worked with two additional individuals, and the Bloomberg Article quoted a source as identifying the former Chief Executive Officer of Franchise Group as one of the individuals allegedly associated with the Hughes Matter. That evening, management of the Company and Sidley Austin held a teleconference to discuss the impact of the Hughes Matter on the potential transaction with Badcock.

On November 7, 2023, the Company and Sidley Austin, including representatives of Sidley Austin’s White Collar Investigations group, convened another call to discuss the potential implications of the Hughes Matter on the transaction with Badcock. Following that call, representatives of Sidley Austin and representatives of Willkie Farr had a call to further discuss the Hughes Matter. Willkie Farr informed Sidley Austin their understanding of the former Chief Executive Officer of Franchise Group’s alleged involvement in the matters underlying the SEC allegations was personal in nature, outside the scope of his employment with Franchise Group and Badcock and did not involve Franchise Group or Badcock. They also noted that Franchise Group was separately conducting an internal investigation through another law firm to determine (i) whether Franchise Group, independent of the former Chief Executive Officer of Franchise Group, had a relationship with PAM, (ii) if so, whether any such relationship played a role in the conduct alleged in the SEC complaint relating to the Hughes Matter, and (iii) whether the Hughes Matter has impacted the business or operations of Franchise Group.

Later on November 7, 2023, the Company held a Board meeting to discuss the Hughes Matter. Management of the Company provided an overview to the Board of the recent SEC complaint against Mr. Hughes. Representatives from Sidley Austin, Deutsche Bank and Stephens then joined the meeting. Sidley Austin gave an overview of its discussions with Willkie Farr with respect to their understanding of the matters underlying the SEC allegations and the internal investigation being conducted.

Later that same day, management of the Company determined that it was prudent to temporarily pause ongoing drafting of the merger and financing agreements relating to a potential transaction with Badcock while it considered the information contained in the Bloomberg Article on the Hughes Matter.

Between November 7, 2023, and November 10, 2023, management of the Company and representatives of Deutsche Bank, Stephens and Sidley Austin had various conversations regarding potential changes to the transaction structure. These discussions, particularly focusing on governance rights, aimed to mitigate any risks to the Company associated with the Hughes Matter, including risks relating to the Company’s reputation and potential risks relating to claims against the assets which the Company was acquiring in connection with the potential transaction.

On November 10, 2023, at the direction of management of the Company, representatives of Deutsche Bank held a telephonic discussion with representatives of JP Morgan Securities, serving as the financial advisor to Franchise Group, on the terms of the transaction and any potential structural changes to address the potential risks related to the Hughes Matter.

On November 13, 2023, the Company held a Board meeting where, among other topics, management of the Company presented on the strategic and financial rational for a merger transaction with Badcock, which includes increased retail scale, leveraging of the Company’s credit platform, and forecasted synergies and enhanced liquidity in a combined entity. Management of the Company then gave an update on the proposed revised transaction terms in light of the Bloomberg Article and the Hughes Matter.

On November 13, 2023, unrelated to the ongoing negotiations of the potential transaction with Badcock, Mr. Bchara submitted his voluntary resignation as Chief Financial Officer of the Company, effective November 17, 2023, and remained as an employee with the Company until December 1, 2023.

On November 14, 2023, Sidley Austin provided a further revised Term Sheet to Willkie Farr. This version of the Term Sheet incorporated the structural changes the Company had been discussing with its advisors and Board to mitigate risks associated with the Hughes Matter, including changes to the governance of the Company, the creation of a new class of non-voting common stock to be issued as consideration in the transaction, and an indemnity for losses related to the Hughes Matter.

On November 17, 2023, the Company promoted Timothy Santo to Interim Chief Financial Officer.

Later that same day, Sidley Austin provided diligence requests to Willkie Farr regarding the Hughes Matter and specifically relating to Franchise Group’s internal investigation into the Hughes Matter and its former Chief Executive Officer’s alleged involvement, if any, with the Hughes Matter.

Between November 18, 2023, and November 21, 2023, Willkie Farr and Sidley Austin exchanged several drafts of the Term Sheet and held various teleconferences to discuss the updated terms reflected in those drafts. In addition, the Company attended various calls with representatives from Deutsche Bank, Stephens and Sidley Austin to discuss iterative changes to the Term Sheet, including, among others, changes to Franchise Group’s governance rights and post-closing transfer restrictions and the allocation of each party’s transaction expenses.

On November 26, 2023, Sidley Austin provided Willkie Farr with an initial draft of the Investment Agreement for the potential transaction. The initial draft reflected the terms included in the draft Term Sheet Sidley Austin delivered to Willkie Farr on November 20, 2023.

On November 27, 2023, JP Morgan Chase, the Company’s lead lender on its first lien revolving credit facility, informed the Company that it was willing to proceed with refinancing that credit facility in connection with a transaction with Badcock. However, Pathlight, the second lien lender, still had not agreed to an amendment of its second lien loan facility on terms acceptable to the Company as of such date. Accordingly, management of the Company initiated discussions to refinance its second lien term loan with BRF Finance Co., LLC, which offered more favorable terms, in connection with the transaction.

On November 28, 2023, a telephonic meeting was convened with certain senior members of management of the Company and of management of Franchise Group, along with representatives from Sidley Austin and Willkie Farr, to discuss, among other things, the structure of the consideration to be paid by the Company with respect to, and the treatment of, Badcock’s accounts receivable.

On November 30, 2023, Willkie Farr provided to Sidley Austin a revised draft of the Term Sheet.

Later that day, a telephonic meeting was convened with certain senior members of management of the Company, along with representatives of Stephens, Deutsche Bank and Sidley Austin, to discuss the proposed changes to the Term Sheet with respect to governance rights, transaction expenses and features of the preferred equity.

On December 1, 2023, a telephonic meeting was convened with certain senior members of management of the Company, along with representatives of Stephens, Deutsche Bank and Sidley Austin, to discuss the proposed changes to the Term Sheet, including Franchise Group’s right to appoint a board observer, the issuance of non-voting equity as consideration to Franchise Group, and certain compromises in respect of the transfer restrictions to be imposed on Franchise Group with respect to its equity consideration.

On December 4, 2023, Willkie Farr provided Sidley Austin with a revised draft of the Investment Agreement incorporating, among other things, updates corresponding to the changes reflected in the interim versions of the Term Sheet that had been exchanged since Sidley Austin provided the initial draft of the Investment Agreement to Willkie Farr.

On December 5, 2023, the Company held a Board meeting which representatives of Sidley Austin, Deutsche Bank and Stephens attended. During the meeting, representatives of Sidley Austin, Stephens and Deutsche Bank gave an overview of the proposed terms of the transaction involving Badcock, the diligence performed to date, the risk mitigating changes implemented in response to the Hughes Matter, and the status of the definitive transaction documentation. Representatives of Deutsche Bank also discussed with the Board certain preliminary financial information relating to the proposed Transaction.

Later that day, a telephonic meeting was convened with certain senior members of management of the Company, along with representatives of Stephens, Deutsche Bank and Sidley Austin, to discuss the proposed changes made in the updated draft of the Investment Agreement.

On December 6, 2023, certain senior members of management of the Company, along with representatives of Sidley Austin, Willkie Farr and Petrillo Klein & Boxer LLP (“Petrillo Klein + Boxer”), a law firm engaged by

Franchise Group’s board of directors to conduct the internal investigation into the Hughes Matter, participated in a telephonic meeting. During this meeting, the parties discussed the circumstances surrounding the Hughes Matter and the scope and process of Franchise Group’s internal investigation of the Hughes Matter. Petrillo Klein + Boxer confirmed that (i) Franchise Group, independent of the former Chief Executive Officer of Franchise Group, had no relationship with PAM,(ii) it had not observed any evidence that the Hughes Matter or the former Chief Executive Officer of Franchise Group’s alleged former relationship with PAM impacted the business or operations of Franchise Group, (iii) the former Chief Executive Officer of Franchise Group’s alleged relationship with PAM occurred outside the scope of his duties and responsibilities as Franchise Group’s Chief Executive Officer and a member of its board, and (iv) based on their findings, any alleged conduct in connection with PAM or the Hughes Matter should not be imputed to Franchise Group.

Between December 7, 2023, and December 15, 2023, Sidley Austin and Willkie Farr exchanged revised drafts of the Investment Agreement and related ancillary agreements, and certain members of management of the Company and management of Franchise Group, as well as representatives of Sidley Austin and Willkie Farr, engaged in various teleconferences to discuss the evolving terms of the Investment Agreement and ancillary documentation.

On December 17, 2023, the Board held a special meeting attended by representatives from Sidley Austin, Stephens, Deutsche Bank and certain senior members of management of the Company. Representatives of Sidley Austin presented a summary of the terms and conditions of the Investment Agreement and other transaction documents relating to the acquisition of Badcock. Sidley Austin also delivered to the Board a summary of the Board’s fiduciary duties in connection with the transactions. Based on information previously provided to the Company about Deutsche Bank’s investment banking relationships over the prior two-year period, the Board affirmed that Deutsche Bank did not have any disqualifying conflicts of interest in serving as the Company’s financial advisor and providing an opinion in connection with the transaction. At the direction of management of the Company, Deutsche Bank assumed, for the purposes of certain of Deutsche Bank’s analyses relating to the Company on a stand-alone basis, that the Company would raise an additional $55,000,000 by selling common stock at a price of $3.04 per share. Representatives of Deutsche Bank then presented their financial analysis with respect to the consideration to be paid in the transaction and delivered an oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion dated December 17, 2023, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s opinion, the consideration to be paid by the Company pursuant to the Investment Agreement, consisting of an aggregate number of shares of preferred stock convertible into an aggregate number of shares of non-voting common stock equal to 49.99% of the common stock outstanding immediately following the closing of the Investment Agreement Transactions on a fully-diluted basis (as determined pursuant to the Investment Agreement), was fair from a financial point of view to the Company. Deutsche Bank did not express any opinion with respect to the potential adjustments to such consideration pursuant to Section 1.5 of the Investment Agreement. See “—Opinion of Deutsche Bank Securities Inc.”

After considering various factors, including those described in this proxy statement, and after consultation with the Company’s legal and financial advisors, at that meeting on December 17, 2023, the Board unanimously (i) approved the Investment Agreement and the Investment Agreement Transactions, (ii) determined that the Investment Agreement and Investment Agreement Transactions are advisable and in the best interests of the Company and its stockholders and (iii) resolved to recommend to the stockholders of the Company to vote in favor of the approval of the issuance of the non-voting common stock upon conversion of the preferred stock to be issued at closing of the Investment Agreement Transactions.

On December 18, 2023, the parties executed the Investment Agreement and related ancillary agreements, including (i) an amendment to the first lien financing arrangement with JP Morgan Chase (ii) an amendment to the third lien financing arrangement with Stephens Investment and Stephens Group and (iii) a new second lien financing arrangement with BRF Finance Co., LLC, which refinanced the Company’s existing second lien financing arrangement with Pathlight, and the Company completed its acquisition of Badcock pursuant to the terms of and subject to the conditions described in the Investment Agreement.

Recommendation of the Board and Reasons for the Transaction

Recommendation of the Board

The Board, after considering the factors more fully described in this proxy statement, has unanimously: (a) determined that the Investment Agreement and the DDTL Amendment and the transactions contemplated thereby, are advisable, fair to and in the best interests of the Company and its stockholders; (b) authorized the establishment of the preferred stock and approved the Certificate of Designations; (c) determined that the Charter Amendment is advisable, fair to and in the best interests of the Company and its stockholders; (d) authorized and approved the DDTL Amendment; and (e) recommended that the Company’s stockholders approve the proposals to be considered at the special meeting.

The Board unanimously recommends that you vote FOR the Charter Amendment Proposal, FOR the Conversion Proposal, FOR the Warrant Exercise Proposal and FOR the Adjournment Proposal, if necessary or appropriate.

Reasons for the Transaction

In evaluating the Investment Agreement and the Transaction, the Board consulted with the Company’s management team, its financial advisors, and Sidley Austin LLP, as outside legal counsel to the Company. The Board unanimously approved the Investment Agreement and determined that the terms of the Investment Agreement and the Transaction, are advisable and in the best interest of the Company and its stockholders.

As the Company has disclosed in various public filings, it is interested in expanding its footprint within existing markets and expanding into new markets. Further to that stated plan, management of the Company has commenced efforts to grow the Company and further penetrate important markets within its existing geographical scope. In reaching its decision to approve and authorize the Transaction, the Board thoroughly considered the potential operational and cost synergies, the current and long-term prospects for the Company and the industries and geographical areas in which it operates. On that basis, the Board determined that the Transaction is the most optimal path forward and is in the best interest of the shareholders.

In unanimously recommending that shareholders approve the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal, the Board considered numerous factors, including the following, among others and not necessarily in order of relative importance:

•

The Transaction accelerates the sales growth efforts of the Company by combining two highly complementary retailers with similar durable home goods merchandise categories, customer profiles and geographic presence.

•	The Transaction allows Badcock to leverage the Company’s sophisticated credit underwriting, credit granting, loan servicing, collections and recovery platforms.

•

Consummation of the Transaction creates a materially larger consumer home goods retailer capable of leveraging its increased enterprise size and buying power across several high-margin merchandise categories, including furniture, mattresses and appliances.

•

The combined business has a broader set of eCommerce offerings than either of the constituent businesses had separately, which should positively affect revenue as a result of increased eCommerce sales for both Badcock and the Company by providing customers of each with an expanded merchandise assortment and private label offerings.

•	The combined business strengthens its financial profile with expected material cost savings, enhanced gross margins and improved operating leverage for the combined enterprise.

•

As a result of the Transaction, the Company acquired over 380 Badcock retail locations with strong unaided brand awareness concentrated in 8 states where the Company also has retail store locations, thereby allowing the combined company to leverage its extensive logistics and service network.

•

The combined enterprise is expected to generate approximately $1.85 billion in annual revenue during its first full year, with 550 stores across 15 states and a credit portfolio of $1.1 billion that is expected to generate over $360 million in annual finance charges and other revenues in its first full year.

•

The closing of the Transaction provided unencumbered Badcock assets that contributed to significant incremental borrowing base capacity for the Company, thereby strengthening the Company’s liquidity position.

•

The combined enterprise also amended and extended a $555 million asset-backed loan facility, with $400 million of that amount extended to December 2026. The Company further amended and extended its $108 million term loan with a new lender through February 2027 and amended and extended its $50 million delayed draw term loan facility to May 2027.

The foregoing discussion of the information and factors that the Board considered is not intended to be exhaustive, but is meant to include certain material factors supporting the Transaction that the Board took into account. In view of the complexity and wide variety of factors considered, the Board did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. Rather, the Board made its determinations based on the totality of the information presented to them and the investigations conducted by them.

It should be noted that portions of this explanation of the reasoning of the Board and certain information presented in this section are forward-looking in nature and, therefore, should be read along with the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Unaudited Financial Projections

In connection with the proposed Transaction, management of the Company prepared projections for (1) the Company on a stand-alone basis, (2) Badcock on a stand-alone basis and (3) pro forma for the Transaction for fiscal years 2024, 2025 and 2026. These non-public projections were provided to Deutsche Bank for use and consideration in its financial analyses and the preparation of its opinion to the Board. The Board considered these projections in connection with its consideration of the Transaction.

A summary of these projections is included below to give stockholders access to certain non-public unaudited projections that were made available to Deutsche Bank and the Board in connection with the proposed Transaction.

The Company cautions you that uncertainties are inherent in projections of any kind. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation or can give any assurance to any stockholder or any other person regarding the ultimate performance of the Company compared to the summarized information set forth below or that any projected results will (or would, in the absence of the Transaction) be achieved.

The summary projections set forth below summarize the final projections provided to Deutsche Bank, and the Board prior to its authorization and approval of the execution and performance of the Investment Agreement by the Company. The inclusion of the following summary projections in this proxy statement should not be regarded as an indication that the Company or its representatives considered or consider the projections to be a reliable or accurate prediction of future performance or events, and the summary projections set forth below should not be relied upon as such.

The accompanying projections were not prepared with a view toward public disclosure or toward compliance with U.S. Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants, but, in the view of management of the Company, were prepared on a reasonable basis, reflect the best available estimates and judgments as of the date of preparation, and present, to the best of the Company management’s knowledge and belief as of the date of preparation, the expected course of action and the expected future financial performance of the Company.

Neither Ernst & Young LLP nor any other independent registered public accounting firm or other independent accountants has compiled, examined or performed any procedures with respect to the projections, nor expressed any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the projections. The Board and the Audit Committee of the Board did not prepare, and do not give any assurance regarding, the summarized information.

The Company Unaudited Financial Projections

The table set forth below includes a summary of the Company standalone projections, which the Company’s management prepared based on internal financial analyses that the Company has historically used in connection with its strategic planning processes. The Company standalone projections have not been updated or revised to reflect information or results after the date of their preparation or as of the date of this proxy statement. The Company standalone projections were provided by the Company’s management to Deutsche Bank, and a summary is presented in the table below.

In developing the Company standalone projections, management of the Company made numerous material assumptions with respect to the Company for the period 2024 to 2026, including:

•	total sales growing from $1.3 billion in fiscal year 2024 to $1.5 billion in fiscal year 2026;

•	merchandise margin increasing 36.2% to 37.5%; and

•	selling, general and administrative expenses increasing from $541 million (54% of merchandise sales) in fiscal year 2024 to $533 million (45% of merchandise sales) in fiscal year 2026.

All of these assumptions involve variables making them difficult to predict, and most are beyond the control of the Company. Although management of the Company believed that there was a reasonable basis for their projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period.

Management, utilizing assumptions it believed to be reasonable and materially consistent with its expectations relating to the financial and operating performance of the Company for the years ending January 31, 2024, 2025 and 2026, provided Deutsche Bank with the following forecasts on a stand-alone basis:

	Fiscal Year
(in millions)	2024	2025	2026
Total revenue	$1,255.5	$1,425.1	$1,546.6
EBITDA	$11.4	$102.5	$178.7

Badcock Unaudited Financial Projections

The table set forth below includes a summary of the Badcock standalone projections, which the Company’s management prepared based on information provided by Badcock’s management to the Company. The Badcock standalone projections have not been updated or revised to reflect information or results after the date of their preparation or as of the date of this proxy statement. The Badcock standalone projections were provided by the Company’s management to Deutsche Bank, and a summary is presented in the following table.

In developing the Badcock standalone projections, management of the Company used information provided by Badcock’s management and applied its own assumptions regarding Badcock’s business for the period 2024 to 2026, including:

•	total sales growing from $616 million in fiscal year 2024 to $729 million in fiscal year 2026;

•	merchandise margin increasing from 41.5% to 45.2%; and

•	selling, general and administrative expense increasing from $276 million (55% of merchandise sales) in fiscal year 2024 to $283 million (50% of merchandise sales) in fiscal year 2026.

All of these assumptions involve variables making them difficult to predict, and most are beyond the control of the Company. Although management of the Company believed that there was a reasonable basis for their projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period.

Management, utilizing assumptions it believed to be reasonable and materially consistent with its expectations relating to the financial and operating performance of Badcock for the years ending January 31, 2024, 2025 and 2026, provided to Deutsche Bank the following forecasts on a stand-alone basis.

	Fiscal Year
(in millions)	2024	2025	2026
Total revenue	$615.7	$712.9	$729.1
EBITDA	$14.9	$52.2	$69.3

Pro Forma Projections

The table set forth below includes a summary of the pro forma projections, which represent the Company’s management’s evaluation of the Company on a combined, pro forma basis taking into account the effects of the Transaction and the Company’s management’s view of, among other things, synergies. The Company pro forma projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement. The Company pro forma projections were provided by the Company’s management to Deutsche Bank, and a summary is presented in the following table. Deutsche Bank was directed to use and rely upon the Company pro forma projections for purposes of Deutsche Bank’s opinion and related financial analyses by the Company’s management, and the Company pro forma projections were approved for Deutsche Bank’s use by the Board.

	Fiscal Year
(in millions)	2024	2025	2026
Total revenue	$1,871.2	$2,137.6	$2,275.8
EBITDA	$26.4	$170.6	$297.1

Other Information

The projections are forward-looking statements and are subject to risks and uncertainties. Accordingly, the assumptions made in preparing the projections may not prove to be reflective of actual results, and actual results may be materially different from those contained in the projections. None of Ernst & Young LLP, Deutsche Bank or any of their respective representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information, and the Company has not made any representations to stockholders regarding such information. The inclusion of the projections in this proxy statement should not be regarded as an indication that the Board or its financial or other advisors considered the projections predictive of actual or future events or that the projections should be relied on for that purpose. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to rely on the foregoing projections.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NO LONGER APPROPRIATE.

Opinion of Deutsche Bank Securities Inc.

At the December 17, 2023 meeting of the Board, Deutsche Bank, one of the financial advisors to the Company, rendered its oral opinion to the Board, confirmed by delivery of a written opinion dated December 17, 2023, to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s written opinion, the Consideration to be paid by the Company pursuant to the Investment Agreement (consisting of an aggregate number of shares of preferred stock convertible into an aggregate number of shares of non-voting common stock equal to 49.99% of the common stock outstanding immediately following the closing of the Investment Agreement Transactions (as determined pursuant to the Investment Agreement)) was fair, from a financial point of view, to the Company. Deutsche Bank did not express any opinion with respect to the potential adjustments to such Consideration pursuant to Section 1.5 of the Investment Agreement.

The full text of Deutsche Bank’s written opinion, dated December 17, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection with the opinion, is included as Annex H to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. Deutsche Bank’s opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and was addressed to, and for the use and benefit of, the Board in connection with and for the purpose of its evaluation of the Investment Agreement Transactions. The scope of Deutsche Bank’s opinion was limited to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company pursuant to the Investment Agreement as of the date of the opinion. The opinion did not address any other terms of the Investment Agreement Transactions or the Investment Agreement. Nor did it address the terms of any other agreement entered into, or to be entered into, in connection with the Investment Agreement Transactions, including, without limitation, the Transition Services Agreement (as defined in the Investment Agreement). At the direction of the Board, Deutsche Bank did not perform any analysis with respect to the potential value of the Residual Tranche 2 Receivables (as defined in the Investment Agreement) and, accordingly, Deutsche Bank expressed no opinion with respect to the allocation of the Consideration between Newco BHF and FVCM (or a designee thereof). Deutsche Bank also noted that Section 1.5 of the Investment Agreement provides for Franchise Group to potentially make a post-closing payment to the Company, as to which Deutsche Bank expressed no opinion. The Board did not ask Deutsche Bank to, and Deutsche Bank’s opinion did not, address the fairness of the Investment Agreement Transactions, or any consideration received or paid in connection therewith, to the holders of any class of securities, creditors or other constituencies of the Company, nor did it address the fairness of the contemplated benefits of the Investment Agreement Transactions. Deutsche Bank expressed no opinion as to the merits of the underlying decision by the Company to engage in the Investment Agreement Transactions or the relative merits of the Investment Agreement Transactions as compared to any alternative transactions or business strategies. In particular, Deutsche Bank was not engaged to, and did not, solicit any potential investors with respect to making a potential investment in the Company. Deutsche Bank did not consider, and was not asked to opine with respect to, the terms on which any such additional capital could be raised. Nor did Deutsche Bank express an opinion, and Deutsche Bank’s opinion did not constitute a recommendation, as to how any holder of shares of common stock should vote with respect to the proposals to be considered at the special meeting or any other matter. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any parties to the Investment Agreement Transactions, or any class of such persons, in connection with the Investment Agreement Transactions whether relative to the consideration to be paid by the Company or otherwise. For purposes of its opinion, Deutsche Bank assumed, with the knowledge and consent of the Board, that the requisite approvals by the stockholders of the Company will be obtained, that the preferred stock will be converted into non-voting common stock prior to such time as the preferred stock begins to accrue dividends, and that the non-voting common stock is equivalent to the voting common stock from a financial point of view. Accordingly, for purposes of Deutsche Bank’s analysis, Deutsche Bank treated the consideration to be issued pursuant to the Investment Agreement as if the preferred stock has been converted into non-voting common stock. Deutsche Bank’s opinion did not in any manner address the prices at which common stock or any other securities will trade at any time.

In connection with its role as financial advisor to the Company, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning the Company and Badcock, and certain internal analyses, financial forecasts and other information relating to the Company, Badcock and the combined company (including estimates of the amount and timing of certain cost savings, operating efficiencies, revenue effects, financial synergies and other strategic benefits projected by the Company to be achieved as a result of the Investment Agreement Transactions (collectively, the “Synergies”)) provided by management of the Company. Deutsche Bank also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company, Badcock and combined company. In particular, management of the Company informed Deutsche Bank that on a stand-alone basis, the Company could encounter negative liquidity in the near term and potentially breach the covenants under its credit facilities unless it raises additional capital or implements significant cost reductions. Deutsche Bank noted that the financial forecasts for the Company provided to Deutsche Bank by management of the Company did not take into account the dilution that would result from a capital raising transaction potentially necessary to address the negative liquidity expectations in the near term. As such, for certain analyses related to the Company on a stand-alone basis, Deutsche Bank, at the direction of the management of the Company, assumed that the Company would raise an additional $55,000,000 by selling common stock at a price of $3.04 per share. Deutsche Bank also considered information provided by management of the Company indicating that if the combined company performs in line with management’s expectations, the liquidity available to the combined company on a pro forma basis after giving effect to the refinancing of the balance sheet at closing would be sufficient to support the combined company’s ongoing operations.

In addition, Deutsche Bank:

•	reviewed the reported prices and trading activity for the common stock;

•

compared certain financial and stock market information for the Company and certain financial and information relating to Badcock with, to the extent publicly available, similar information for certain companies it considered relevant whose securities are publicly traded;

•

reviewed a draft dated December 15, 2023 of the Investment Agreement, a draft dated December 16, 2023 of the Certificate of Designations and a draft dated December 10, 2023 of the amendment to the Company’s Certificate of Incorporation; and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning the Company, Badcock or the combined company, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of the Board, assumed and relied upon the accuracy and completeness of all such information.

Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or, review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company, Badcock or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of the Company, Badcock, any of their respective subsidiaries, or the combined company (or the impact of the Investment Agreement Transactions thereon) under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts, including, without limitation, the Synergies, made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed, with the knowledge and permission of the Board, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the matters covered thereby and that the Synergies would be realized in the amounts and in the time periods estimated by management of the Company. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts, including, without limitation, the Synergies or the assumptions on which they were based. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware of after the date of its opinion.

For purposes of rendering its opinion, Deutsche Bank assumed, with the knowledge and permission of the Board, that the requisite approvals of the stockholders of the Company would be obtained, that the preferred stock would be converted into non-voting common stock prior to such time as the preferred stock begins to accrue dividends, and that the non-voting common stock is equivalent to the voting common stock from a financial point of view. Accordingly, for purposes of Deutsche Bank’s analysis, Deutsche Bank treated the Consideration issuable pursuant to the Investment Agreement as if the preferred stock had been converted into non-voting common stock. Deutsche Bank has further assumed, with the knowledge and permission of the Board, that in all respects material to its analysis, the Investment Agreement Transactions would be consummated in accordance with the terms of the Investment Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of the Board, that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Investment Agreement Transactions would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions would be imposed that would be material to its analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and relied on the assessments made by the Company and its other advisors with respect to such issues. Representatives of the Company informed Deutsche Bank, and Deutsche Bank assumed, with the knowledge and permission of the Board, that the final terms of the Investment Agreement, the Certificate of Designations and the amendment to the Company’s Certificate of Incorporation would not differ from the terms set forth in the drafts it reviewed in any respect material to its analysis.

The Company selected Deutsche Bank as its financial advisor in connection with the Investment Agreement Transactions based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Pursuant to an engagement letter between the Company and Deutsche Bank, dated October 18, 2023, the Company has agreed to pay Deutsche Bank a fee of $5,000,000, of which $2,500,000 became payable upon delivery of its opinion (or would have become payable upon Deutsche Bank advising the Company that it was unable to render an opinion) and the remainder of which was contingent upon consummation of the Investment Agreement Transactions. The Company has also agreed to reimburse Deutsche Bank for all reasonable fees, expenses and disbursements of its counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the Investment Agreement Transactions or otherwise arising out of its engagement, in each case on the terms set forth in its engagement letter. The Company has also agreed to indemnify Deutsche Bank and its affiliates against certain liabilities, including certain liabilities arising out of its engagement or the Investment Agreement Transactions.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to the Company or its affiliates for which they have received, and in the future may receive, compensation, including acting as a lender under the Company’s asset-based revolving credit facility (aggregate exposure of approximately $60 million, including undrawn commitments), the term of which was extended in connection with the Investment Agreement Transactions. The DB Group has received approximately less than €1.5 million in fees from the Company with respect to such services since January 1, 2022. The DB Group did not provide investment banking, commercial banking or other financial services to Franchise Group, Newco BHF or Badcock for which it received compensation in the two years prior to the date of Deutsche Bank’s opinion. The DB Group may provide investment and commercial banking services to the Company, Franchise Group or their respective affiliates in the future, for which the DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company, Franchise Group and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Summary of Material Financial Analyses of Deutsche Bank

The following is a summary of the material financial analyses presented by Deutsche Bank to the Board at the meeting held on December 17, 2023, and that were used in connection with rendering Deutsche Bank’s opinion described above.

The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of the financial analyses below include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Deutsche Bank’s analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 15, 2023, and is not necessarily indicative of current market conditions.

In preparing its analyses, Deutsche Bank utilized calculations of, among other things (i) enterprise value (or “EV”), calculated as equity value plus net debt; (ii) earnings before interest, taxes, depreciation and amortization calculated as the sum of consolidated net income, depreciation, amortization, net interest expense and income tax expense (which we refer to as “EBITDA”); and (iii) EBITDA excluding from net income the impact of certain adjustments for non-recurring or non-cash items (which we refer to as “Adjusted EBITDA”). For additional information regarding the Company’s management’s projections for the Company and Badcock underlying these calculations, please see the section of this proxy statement entitled “—Unaudited Financial Projections.”

Discounted Cash Flow Analysis

Deutsche Bank performed discounted cash flow analyses for each of the Company and Badcock to determine ranges of implied net present equity values for the Company and Badcock, respectively. Deutsche Bank applied discount rates ranging from 14.5% to 16.5% to estimates of the estimated future unlevered free cash flows of the Company and Badcock through fiscal 2028 based upon projections for each company provided by the Company’s management as described under “—Unaudited Financial Projections” and to a range of estimated terminal values of the Company and Badcock, respectively, at the end of such period, to determine a range of implied enterprise values for each company as of October 31, 2023, after subtracting net debt of approximately $667 million for the Company and approximately $224 million for Badcock, respectively. For purposes of its financial analyses, Deutsche Bank calculated unlevered free cash flow as (a) Adjusted EBITDA, less (b) stock compensation expense, less (c) capital expenditures, less (d) taxes plus or less (e) change in net working capital. Deutsche Bank derived the foregoing range of discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for each of the Company and Badcock, respectively, as well as certain financial metrics for the United States financial markets generally. The terminal values were calculated by applying multiples ranging from 9.0x to 10.0x to the Company’s management estimates of terminal year Adjusted EBITDA calculated for each company by growing fiscal 2028 EBITDA by 0.25%, assuming no change in net working capital and terminal year capital expenditures equal to terminal year depreciation and amortization, in each case as directed by management of the Company. Deutsche Bank assumed a tax rate of 21% for each of the Company and Badcock based on estimates provided by management of the Company. Deutsche Bank noted that it used the same assumptions for both the Company and Badcock given the similarities between the Company’s and Badcock’s business models. This analysis indicated implied ranges of equity value of approximately $237 million to $423 million for the Company and approximately $246 million to $329 million for Badcock.

Based upon the implied equity values of the Company and Badcock described above, Deutsche Bank calculated a range of implied pro forma diluted equity ownership of Badcock stockholders in the combined company. For purposes of this analysis, Deutsche Bank assumed that the implied equity value of the combined company was the sum of the implied equity values of the Company and Badcock described above. Deutsche Bank calculated the implied pro forma equity ownership range assuming the lowest implied equity value for each company and the highest implied equity value for each company. This analysis resulted in a range of implied diluted equity ownership by Badcock stockholders in the combined entity of approximately 44% to 51%, compared with the 49.99% ownership represented by the number of shares of non-voting common stock to be issued upon exchange of the preferred stock, as stipulated in the calculations set forth in the Investment Agreement, which Deutsche Bank noted represented approximately 48% ownership on a fully-diluted basis after accounting for options, Performance Stock Units and Restricted Stock Units.

Historical Trading Metrics Analysis

Although Deutsche Bank reviewed and compared certain publicly available financial information and commonly used valuation measurements for seven selected publicly traded specialty retailers with information for the Company and Badcock, respectively, Deutsche Bank noted that, in its professional judgment, the Company was itself the most relevant comparable for Badcock due to (i) differences in business model between the Company and Badcock, on the one hand, and the other public companies, on the other (both the Company and Badcock have significant business presence in both the retail segment and the credit segment, setting them apart from the other selected public companies), and (ii) earnings volatility at the Company and the other public companies. Accordingly, for purposes of its analysis, Deutsche Bank did not rely on information relating to the other public companies because, as described above, the public company trading metrics were less relevant than the historical trading metrics of the Company.

Based upon the closing prices of the common stock on December 15, 2023, information contained in the Company’s most recent public filings, Wall Street analyst consensus, and estimates provided by management of the Company, Deutsche Bank conducted calculations to determine that the median multiple of the Company’s EV to estimated EBITDA as of December 15, 2023 for the forward four quarter period (“EV/NTM EBITDA”) over the last 10 years was 10.1x and that the median multiple of the Company’s EV to three-year average EBITDA (“EV/L3Y Avg. EBITDA”) over the last 10 years as of December 15, 2023 was 8.6x. Deutsche Bank also calculated the multiples of EV/NTM EBITDA and EV/L3Y Avg. EBITDA as of December 15, 2023 and the median multiples of EV/NTM EBITDA and EV/L3Y Avg. EBITDA, the three-year pre-COVID period ending on February 1, 2020 and the five-year pre-COVID period ending on February 1, 2020 as set forth in the following table:

	EV/NTM EBITDA	EV/L3Y EBITDA
10-year	10.1x	8.6x
3-year pre-COVID	9.1x	10.2x
5-year pre-COVID	9.7x	10.1x
Current (12.15.23)	8.7x	6.6x

Based in part upon the multiples described above and taking into account its professional judgment and experience, Deutsche Bank calculated the following ranges of implied equity value of each of the Company and Badcock, assuming multiple parity:

•	For the Company:

•

Approximately $78 million to $264 million, by applying multiples of EV to L3Y Avg. EBITDA of 8.0x to 10.0x to L3Y Avg. EBITDA of approximately $93 million and subtracting net debt of approximately $667 million; and

•

Approximately $256 million to $358 million, by applying multiples of EV to NTM EBITDA of 9.0x to 10.0x to estimated NTM EBITDA of approximately $103 million based on Company management projections and subtracting net debt of approximately $667 million.

•	For Badcock:

•

Approximately $281 million to $407 million, by applying multiples of EV to L3Y Avg. EBITDA of 8.0x to 10.0x to L3Y Avg. EBITDA of approximately $63 million and subtracting net debt of approximately $224 million; and

•

Approximately $246 million to $298 million, by applying multiples of EV to NTM EBITDA of 9.0x to 10.0x to estimated NTM EBITDA of approximately $52 million based on Company management projections and subtracting net debt of approximately $224 million.

Deutsche Bank noted that utilizing metrics from the last three years mitigated volatility and was not dependent on management projections while the NTM metrics captured near-term performance as projected by the Company’s management.

Based upon the implied equity values of the Company and Badcock described above, Deutsche Bank calculated a range of implied pro forma diluted equity ownership of Badcock stockholders in the combined company. For purposes of this analysis, Deutsche Bank assumed that the implied equity value of the combined company was the sum of the implied equity values of the Company and Badcock described above. Deutsche Bank calculated the implied pro forma equity ownership range assuming the lowest implied equity value for each company and the highest implied equity value for each company. This analysis resulted in a range of implied diluted equity ownership by Badcock stockholders in the combined entity of approximately 61% to 78% based on multiples of EV to L3Y Avg. EBITDA and approximately 45% to 49% based on multiples of EV to NTM EBITDA. Deutsche Bank compared these ranges with the 49.99% ownership represented by the number of shares of non-voting common stock to be issued upon the exchange of the preferred stock, as stipulated in the calculations set forth in the Investment Agreement, which Deutsche Bank noted represented approximately 48% ownership on a fully-diluted basis after accounting for options, Performance Stock Units and Restricted Stock Units.

Illustrative Has / Gets Analysis

Deutsche Bank performed a “Has / Gets” analysis in order to compare (1) the standalone equity value of the Company to (2) the value of the equity of the combined company owned by the Company’s shareholders after giving effect to the Investment Agreement Transactions and assuming conversion of the preferred stock into non-voting common stock.

For purposes of the “Has / Gets” analysis, Deutsche Bank performed a discounted cash flow analysis to determine a range of implied net present equity values for the combined company. Deutsche Bank applied discount rates ranging from 12.5% to 14.5% to estimates of the estimated future unlevered free cash flows of the combined company through fiscal year 2028 based upon projections provided by the Company’s management as described under “—Unaudited Financial Projections” and to a range of estimated terminal values of the combined company at the end of such period, to determine a range of implied enterprise values for the combined company as of October 31, 2023 after subtracting net debt of approximately $900 million, in each case based on information provided by the Company’s management taking into account the Synergies as described under “—Unaudited Financial Projections.”. For purposes of its financial analyses, Deutsche Bank calculated unlevered free cash flow as described above under “—Discounted Cash Flow Analysis.” Deutsche Bank derived the foregoing range of discount rates by application of the capital asset pricing model as described above, noting that the lower cost of capital was driven by the expected size of the combined company compared with the Company and Badcock on a standalone basis. The terminal values were calculated by applying multiples ranging from 9.0x to 10.0x to the Company’s management’s estimates of the combined company’s terminal year Adjusted EBITDA calculated by growing fiscal 2028 EBITDA by 0.25%, assuming no change in net working capital and terminal year capital expenditures equal to terminal year depreciation and amortization, in each case as directed by management of the Company. Deutsche Bank assumed a tax rate of 21% based on estimates provided by management of the Company. This analysis indicated an implied ranged of equity value of approximately $1.091 billion to $1.144 billion for the combined company (with a midpoint of approximately $1.119 billion). Deutsche Bank noted that the difference between this midpoint valuation for the equity of the combined company and the sum of the midpoints of the discounted cash flow valuations of the equity of each of the Company and Badcock described above, was approximately $506 million, of which approximately $365 million was attributable to the Synergies and the remainder was attributable to the application of a lower discount rate for the combined company.

Deutsche Bank calculated the implied value of the equity of the combined company owned by holders of common stock prior to the consummation of the Investment Agreement Transactions as 52% on a fully-diluted basis of the midpoint of such implied valuation range, or approximately $586 million compared with the midpoint of the range of implied equity value for the Company based on the standalone discounted cash flow analysis described above, which was approximately $327 million.

Illustrative Discounted Future Share Price Analysis

Deutsche Bank calculated an illustrative implied future prices of the shares of the common stock based on the Company’s management’s projections for the Company and of the shares of the pro forma combined company based on the Company’s management’s projections for the combined company. This analysis was designed to provide an indication of a theoretical future price of the equity of each of the Company and the pro forma combined company, calculated as a multiple of forward EBITDA. Deutsche Bank applied one-year forward EBITDA multiples ranging from 9.0x to 10.0x to estimated NTM EBITDA for each of the Company and the combined company based on the Company’s management’s estimates for each of fiscal years 2024-2027 to derive implied future values per share. For purposes of this analysis, Deutsche Bank assumed that, on a standalone basis, the Company would raise an additional $55 million of equity at a price of $3.04 per share.

Deutsche Bank noted that the illustrative implied future prices of the shares of the pro forma combined company were meaningfully higher than the illustrative implied future prices of the shares of the common stock without giving effect to the Investment Agreement Transactions.

Deutsche Bank also noted that it had not explored the ability of the Company to raise additional capital, that any such capital raise, if effectuated, could likely be more dilutive than the assumption described above and that in the event the Company did not proceed with the Investment Agreement Transactions or raise capital, a possible outcome could result in limited value for the holders of common stock.

The following table presents the results of this analysis:

		Implied (undiscounted) Future Value Per Share (rounded to nearest $0.10)
	EV/NTM EBITDA Multiple	FY 2024	FY 2025	FY 2026	FY 2027
The Company Standalone	9.0x	$6.6	$19.0	$21.0	$21.1
	10.0x	$8.9	$23.0	$25.4	$25.7
Combined Company	9.0x	$18.9	$31.6	$35.7	$37.8
	10.0x	$23.0	$37.4	$42.0	$44.4
Accretion vs. Standalone	9.0x	186%	66%	70%	79%
	10.0x	158%	63%	65%	73%

Miscellaneous

This summary is not a complete description of Deutsche Bank’s opinion or the underlying analyses and factors considered in connection with Deutsche Bank’s opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Deutsche Bank believes that its analyses described above must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Deutsche Bank opinion. In arriving at its fairness determination, Deutsche Bank considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction in the analyses described above is identical to the Company, Badcock, or the Investment Agreement Transactions.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company pursuant to the Investment Agreement as of the date of the opinion and do not purport to be appraisals or necessarily reflect the prices at which assets, businesses or securities actually may be sold, which are inherently subject to uncertainty.

As described above, in connection with its analyses, Deutsche Bank made, and was provided by management of the Company with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Deutsche Bank, the Company, or Badcock. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company, Badcock or their respective advisors, Deutsche Bank does not assume responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the Investment Agreement Transactions, including the Consideration, were determined through arm’s-length negotiations between the Company and Franchise Group and were approved by the Board. Although Deutsche Bank provided advice to the Board during the course of these negotiations, the decision to enter into the Investment Agreement was solely that of the Board. Deutsche Bank did not recommend any specific consideration to the Company or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Investment Agreement Transactions. As described above, the opinion of Deutsche Bank and its presentation to the Board were among a number of factors considered by the Board in making its determination to approve the Investment Agreement and the transactions contemplated thereunder.

Financial Statements of the Business Acquired

Copies of the historical financial statements of Badcock are included elsewhere in this proxy statement, which comprise the historical audited consolidated financial statements of Badcock as of December 31, 2022 (successor) and for the transition period from November 22, 2021 through December 25, 2021 (successor) and from July 1, 2021 through November 21, 2021 (predecessor) and the fiscal year ended June 30, 2021 and 2020 (predecessor), and the unaudited consolidated financial statements of Badcock for the periods August 22, 2023 through and as of September 30, 2023 (successor), January 1, 2023 through August 21, 2023 (predecessor), and as of and for the nine-month period ended September  24, 2022 (predecessor).

Interests of the Company’s Directors and Executive Officers

When considering the recommendation of the Board with respect to the Transaction, you should be aware that the Company’s directors and executive officers may have interests in the transactions that are different from, or in addition to, those of the Company’s stockholders more generally. The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Transaction, in reaching its decision to approve the Investment Agreement and the DDTL Amendment, and the consummation of the transactions contemplated thereby, and in recommending that the Company’s stockholders vote in favor of the proposal to be considered at the special meeting. These interests include that Bob L. Martin, a member of the Board and Lead Independent Director, is an Operating Partner of Stephens Group, one of the lenders under the DDTL Agreement; and Douglas H. Martin, a member of the Board, is a Senior Executive Vice President of Stephens, an affiliate of Stephens Investments Holdings LLC, one of the lenders under the DDTL Agreement. Stephens also acted as a financial advisor to the Company in connection with the Investment Agreement Transactions. Each of Stephens, and its affiliates, and Stephens Group, and its affiliates, are significant stockholders of the Company and have executed voting agreements. See the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Accounting Treatment

The Transaction will be accounted for using the acquisition method of accounting for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805 Business Combinations, with the Company representing the accounting acquirer under this guidance. The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Transaction.

Regulatory Approvals for the Transaction

The transactions contemplated by the Investment Agreement were not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission or other foreign laws and regulations covering similar matters.

PROPOSAL 1

THE CHARTER AMENDMENT PROPOSAL

Overview

The Board is submitting for stockholder approval the Charter Amendment Proposal, which contemplates an amendment to the Certificate of Incorporation to, among other things: (i) increase the number of authorized shares of capital stock to 2,125,000,000; (ii) increase the number of authorized shares of common stock to 1,099,000,000; and (iii) authorize 1,025,000,000 shares of a new class of non-voting common stock.

In December 2023, the Board approved the Charter Amendment, which involves the amendment of Article Four of the Company’s Certificate of Incorporation and the addition of a new Section A to Article Four of the Certificate of Incorporation. The complete text of the Charter Amendment is set forth on Annex G to this proxy statement. You are urged to read the Charter Amendment carefully and in its entirety.

If the Company’s stockholders approve the Charter Amendment, the Company intends to file the corresponding amendment to the Certificate of the Incorporation with the Delaware Secretary of State immediately following the special meeting. The conversion of the preferred stock into non-voting common stock will occur on the date that the Charter Amendment Proposal and the Conversion Proposal are approved.

Purpose of the Charter Amendment

The purpose of the Charter Amendment is to (1) authorize the issuance of shares of non-voting common stock in the conversion of the preferred stock and (2) increase the total number of authorized shares of common stock to support the total number of shares potentially issuable upon conversion of the preferred stock to non-voting common stock, the issuance of the maximum possible number of shares of non-voting common stock upon exercise of the warrants issued pursuant to the DDTL Agreement, and the conversion of that non-voting common stock into voting common stock. This Charter Amendment would authorize a new class of stock as there are currently no outstanding shares of non-voting common stock. Pursuant to the terms of the preferred stock, as set forth in the Certificate of Designations, the holders of preferred stock will receive non-voting common stock upon conversion of their preferred stock, which will occur on the date that the Charter Amendment Proposal and the Conversion Proposal are approved by stockholders. The Company expects 24,540,295 shares of non-voting common stock to be issued in the conversion of preferred stock. The non-voting common stock will be identical to the common stock in all respects, except that the non-voting common stock will have no voting rights other than those required by Delaware law.

In addition, as more fully described under the section titled “Proposal 3 – The Warrant Exercise Proposal,” if the Charter Amendment Proposal and the Warrant Exercise Proposal are approved, any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, will be exercisable for non-voting common stock, which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfers to any person other than a Restricted Holder (as defined in the investor rights agreement and described further under the section titled “—Material Terms of the Non-Voting Common Stock” below). The maximum number of shares of non-voting common stock issuable under warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, would be 1,000,000,000, assuming $50.0 million aggregate principal amount of delayed draw term loans are issued thereunder the DDTL Agreement at an exercise price of $0.01. As of the date of this proxy statement, there are no amounts drawn under the DDTL Agreement and no warrants have been issued.

Effect of the Amendment

The new shares of non-voting common stock to be authorized by adoption of the Charter Amendment would have rights identical to the currently outstanding shares of voting common stock, except that the non-voting common stock will have only those voting rights required by Delaware law. Adoption of the Charter Amendment and issuance of the non-voting common stock would not affect the rights of the holders of currently outstanding shares of voting common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting power of current holders of common stock upon conversion of the non-voting common stock into voting common stock upon a transfer to any person other than a Restricted Holder (described further under the section titled “—Material Terms of the Non-Voting Common Stock” below). Under the Certificate of Incorporation, the Company’s stockholders do not have preemptive rights with respect to the non-voting common stock. As a result, if the Board decides to issue additional shares of non-voting common stock, the existing holders of common stock would not have any preferential rights to purchase such shares.

The Company will not be able to consummate the transactions contemplated by the Conversion Proposal and the Warrant Exercise Proposal if the Charter Amendment Proposal is not approved by the required vote.

Material Terms of the Non-Voting Common Stock

Holders of non-voting common stock will not be entitled to vote except as required by Delaware law. Where the shares of non-voting common stock are entitled to vote under Delaware law, each holder of non-voting common stock will have one vote for each share of non-voting common stock held of record solely on the matters to which such shares are entitled to vote, and subject to the rights and limitations specified by Delaware law. Other than voting rights, the voting common stock and non-voting common stock have the same rights and privileges, share ratably in all assets of the Company available upon its liquidation, dissolution or winding-up, will be entitled to receive dividends in the same amount per share and at the same time when, as and if declared by the Board, and are identical in all other respects as to all other matters (other than voting). Holders of non-voting common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of voting or non-voting common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the non-voting common stock.

Each share of non-voting common stock will automatically convert into one share of voting common stock in the event of a transfer to a person other than a Restricted Holder. The Restricted Holders are Newco BHF, FVCM, B. Riley Financial, Inc., Brian Kahn and each of their respective controlled affiliates.

Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of non-voting common stock are entitled to receive dividends when, as and if declared by the Board out of funds lawfully available for the payment of dividends.

Required Vote

The affirmative vote of the majority of the issued and outstanding shares of common stock is required to approve the Charter Amendment Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Charter Amendment Proposal and will have the same effect as a vote against the Charter Amendment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CHARTER AMENDMENT PROPOSAL.

PROPOSAL 2

THE CONVERSION PROPOSAL

Overview

The Board is submitting for stockholder approval the Conversion Proposal, which, if approved, would result in the issuance of 24,540,295 shares of non-voting common stock upon the conversion of the preferred stock.

Pursuant to the Investment Agreement, the Company issued an aggregate of 1,000,000 shares of preferred stock, consisting of 656,847.95 shares of preferred stock to Newco BHF and 343,152.05 shares of preferred stock to FVCM. The preferred stock, subject to the terms set forth in the Certificate of Designations and approval by the Company’s stockholders of the Charter Amendment Proposal and the Conversion Proposal, is convertible into an aggregate of 24,540,295 shares of non-voting common stock, which represented 49.99% of the issued and outstanding shares of common stock outstanding immediately following the closing after giving effect to the issuance of the preferred stock and assuming the conversion of the preferred stock into non-voting common stock. See the section titled “The Transaction—The Certificate of Designations” for more information regarding the terms of the preferred stock.

Nasdaq Stockholder Approval Requirement

The voting common stock into which the non-voting common stock will convert, on a one-for-one basis upon any transfer to a person other than a Restricted Holder, is listed on the Nasdaq Global Select Market, and, as such, the Company is subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Investment Agreement, the Company is seeking stockholder approval of the Conversion Proposal. Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities that: (i) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Although the issuance of the shares of non-voting common stock upon conversion of the preferred stock would not trigger the stockholder approval requirements of Nasdaq Listing Rule 5635 by itself, stockholder approval is required because the non-voting common stock may convert into voting common stock in the future upon any transfer to a person other than a Restricted Holder. Therefore, in accordance with the requirements of Nasdaq Listing Rule 5635(a), and pursuant to the terms of the Investment Agreement and the Certificate of Designations, the Company is seeking the approval of its stockholders for the issuance of the non-voting common stock, which automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder, to the holders of preferred stock.

Consequences of Approving the Conversion Proposal

The Board is not seeking the approval of the Company’s stockholders to authorize the Company’s entry into the Investment Agreement. The Investment Agreement has already been executed and delivered, and the closing of the Investment Agreement has occurred. If the Charter Amendment Proposal and the Conversion Proposal are approved by stockholders, then:

•

all of the shares of preferred stock issued in connection the Investment Agreement Transactions will be automatically converted into 24,540,295 shares of non-voting common stock (subject to adjustment in limited circumstances);

•

the rights and privileges associated with the new shares of non-voting common stock issued upon the conversion will be identical to the rights and privileges associated with the voting common stock held by existing stockholders, except that the holders of non-voting common stock will not be entitled to vote in respect of such shares except as required by Delaware law; and

•

the dividend rights and liquidation preference existing in favor of the preferred stock will be eliminated (see the section titled “The Transaction—The Certificate of Designations—Ranking and Dividend”).

Consequences of Failing to Approve the Conversion Proposal

If either the Charter Amendment Proposal or the Conversion Proposal is not approved, the Company would not be able to issue the shares of non-voting common stock upon conversion to the holders of preferred stock. Additionally, unless stockholder approval of the Charter Amendment Proposal and the Conversion Proposal is received:

•	the preferred stock will remain outstanding in accordance with its terms;

•

the Company will be required to pay substantial dividends on the preferred stock (see the section titled “The Transaction—The Certificate of Designations—Ranking and Dividend”) unless and until the preferred stock converts into non-voting common stock;

•	the Company may be required to submit the Charter Amendment Proposal and the Conversion Proposal to stockholders again at a subsequent meeting of stockholders; and

•

the preferred stock will retain a senior liquidation preference over shares of voting common stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of voting common stock upon any liquidation of the Company unless the full liquidation preference of the preferred stock is paid.

Required Vote

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Conversion Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Conversion Proposal and will have the same effect as a vote against the Conversion Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CONVERSION PROPOSAL.

PROPOSAL 3

THE WARRANT EXERCISE PROPOSAL

Overview

The Board is submitting for stockholder approval the Warrant Exercise Proposal, which, if approved, would authorize the issuance of up to 1,000,000,000 shares of non-voting common stock, which is the maximum possible number of shares of non-voting common stock issuable upon the exercise of any warrants issued pursuant to the DDTL Agreement, and which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder.

Pursuant to the DDTL Agreement, as amended by the DDTL Amendment, in connection with the funding of each delayed draw term loan thereunder, but subject to the Share Cap (as defined below), prior to approval of the Charter Amendment Proposal and the Warrant Exercise Proposal, the Company agreed to issue to each lender under the DDTL Agreement (or its affiliate or other designee) warrants to purchase a number of shares of voting common stock equal to 20% of the aggregate principal amount of such delayed draw term loan funded by such lender divided by the exercise price. The exercise price for a warrant issued under the DDTL Agreement, as amended by the DDTL Amendment, is the lower of: (a) the closing price per share of voting common stock as of the close of market on the trading day immediately preceding the date of an advance of a delayed draw term loan; or (b) the lesser of (x) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the voting common stock immediately preceding the date of the DDTL Amendment or (y) the average Nasdaq Official Closing Price of the voting common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the DDTL Amendment. Pursuant to the DDTL Agreement, as amended by the DDTL Amendment, warrants may be exercised on a cashless basis and will be exercisable for a term beginning on the date of issuance and ending on the ten-year anniversary of the issuance date. Also, pursuant to the DDTL Agreement, as amended by the DDTL Amendment, the number of shares of voting common stock for which each warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the warrants.

If warrants are issued under the DDTL Agreement, as amended by the DDTL Amendment, prior to shareholder approval of the Warrant Exercise Proposal, then because they are exercisable for shares of voting common stock: (i) no warrants will be issued to any lender under the DDTL Agreement, as amended by the DDTL Amendment, or any affiliate or other designee of a lender, if the total number of shares of voting common stock issuable upon exercise of a warrant would cause such lender, affiliate or other designee and its respective affiliates and any other person whose beneficial ownership of common stock would be aggregated with such lender’s, affiliate’s or designee’s ownership for purposes of Section 13 of the Exchange Act, to beneficially own more than the Beneficial Ownership Limit; and (ii) the number of shares of voting common stock subject to any and all warrants will be limited to the extent necessary to ensure that the aggregate number of shares of voting common stock subject to warrants issued under the DDTL Agreement, as amended by the DDTL Amendment, does not exceed the Share Cap, which equals 19.99% of the shares of common stock of the Company issued and outstanding as of the date of the DDTL Amendment.

In connection with the Transaction, on December 18, 2023, the Company adopted the DDTL Amendment to provide that, upon approval by the Company’s stockholders of the Charter Amendment Proposal and the Warrant Exercise Proposal, any warrants issued pursuant to the DDTL Agreement will be exercisable for shares of non-voting common stock, which, automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder (as defined in the investor rights agreement), and the Share Cap and Beneficial Ownership Limit will no longer apply.

Bob L. Martin, a member of the Board and Lead Independent Director, is an Operating Partner of Stephens Group, one of the lenders under the DDTL Agreement; and Douglas H. Martin, a member of the Board, is a Senior Executive Vice President of Stephens, an affiliate of Stephens Investments Holdings LLC, one of the lenders under the DDTL Agreement. Each of Stephens, and its affiliates, and Stephens Group, and its affiliates, are significant stockholders of the Company. Stephens also acted as an advisor to the Company in connection with the Investment Agreement Transactions.

Nasdaq Stockholder Approval Requirement

The voting common stock into which the non-voting common stock will convert, on a one-for-one basis upon any transfer to a person other than a Restricted Holder is listed on the Nasdaq Global Select Market, and, as such, the Company is subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635. In order to comply with the Nasdaq Listing Rules and to satisfy obligations under the DDTL Amendment, the Company is seeking stockholder approval of the Warrant Exercise Proposal. Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities that: (i) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Although the issuance of the shares of non-voting common stock upon exercise of warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, would not trigger the stockholder approval requirements of Nasdaq Listing Rule 5635 by itself, stockholder approval is required because the non-voting common stock may convert into voting common stock in the future. Therefore, in accordance with the requirements of Nasdaq Listing Rule 5635(a), and pursuant to the terms of the DDTL Agreement, as amended by the DDTL Amendment, the Company is seeking the approval of its stockholders for the issuance of the non-voting common stock issuable upon exercise of any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment.

Consequences of Approving the Warrant Exercise Proposal

The Board is not seeking the approval of the Company’s stockholders to authorize the Company’s entry into the DDTL Agreement or the DDTL Amendment. The DDTL Agreement and the DDTL Amendment have already been executed and delivered by the Company. If the Warrant Exercise Proposal is approved by stockholders, then:

•

any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment, will be exercisable for shares of non-voting common stock, which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder;

•

the rights and privileges associated with the new shares of non-voting common stock issued upon exercise of any warrants will be identical to the rights and privileges associated with the voting common stock held by existing stockholders, except that the holders of non-voting common stock will not be entitled to vote in respect of such shares except as required by Delaware law;

•

the Beneficial Ownership Limit would no longer apply, such that the number of shares of non-voting common stock (which converts into voting common stock on a one-for-one basis upon any transfer other than to a Restricted Holder) subject to any warrant will not be limited to 19.99% of the total number of issued and outstanding shares of common stock as of the date of the DDTL Agreement; and

•

the Share Cap would no longer apply, such that the number of shares of non-voting common stock subject to any warrant may exceed 4,907,567, which is 19.99% of the total number of issued and outstanding shares of voting common stock as of December 18, 2023.

Consequences of Failing to Approve the Warrant Exercise Proposal

If either the Charter Amendment Proposal or the Warrant Exercise Proposal is not approved:

•	any warrants issued under the DDTL Agreement will be exercisable for shares of voting common stock; and

•	any warrants issued under the DDTL Agreement will be subject to the Beneficial Ownership Limit and the Share Cap.

Required Vote

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Warrant Exercise Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Warrant Exercise Proposal and will have the same effect as a vote against the Warrant Exercise Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE WARRANT EXERCISE PROPOSAL.

PROPOSAL 4

THE ADJOURNMENT PROPOSAL

Overview

The Board is submitting for stockholder approval the Adjournment Proposal, which will give the Board authority to adjourn the special meeting, if necessary or appropriate, as determined in the discretion of the Board, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal or in the absence of a quorum, in each case, so long as such adjournment is effected in accordance with the terms of the Investment Agreement. If stockholders approve the Adjournment Proposal, the special meeting could be adjourned by the Board to any date and the Company could use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously voted. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use.

The Company does not intend to call a vote on the adjournment proposal if the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal are approved at the special meeting.

Required Vote

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Adjournment Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Adjournment Proposal and will have the same effect as a vote against the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 18, 2023, the Company entered into the Investment Agreement. Pursuant to the Investment Agreement, Newco BHF contributed to the Company all of the issued and outstanding equity interests of Badcock and FVCM agreed to contribute residual interests in certain receivables then held by BRR2 to Badcock upon the satisfaction of certain indebtedness of BRR2 in the future. In exchange for the contributions, the Company issued 1,000,000 shares of preferred stock to Newco BHF and FVCM. The preferred stock, subject to the terms set forth in the Certificate of Designations, is convertible into an aggregate of 24,540,295 shares of Non-Voting Common Stock, which represents 49.99% of the issued and outstanding shares of common stock, par value $0.01 of the Company (“Common Stock”), outstanding immediately following the closing after giving effect to the issuance of the preferred stock and assuming the conversion of the preferred stock into Non-Voting Common Stock. The closing of the contributions and the issuance of the preferred stock occurred simultaneously with the signing of the Investment Agreement.

Prior to the Transaction, Franchise Group held 100% of the equity interests of Newco BHF, which in turn held 100% of the issued and outstanding equity interests of Badcock, whereas FVCM held 100% of the issued and outstanding equity interests of BRR2.

The Transaction will be accounted for using the acquisition method of accounting for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805 Business Combinations with the Company representing the accounting acquirer under this guidance. The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Transaction.

The unaudited pro forma combined statement of operations for the annual period ended January 31, 2024 combines the Company’s audited consolidated statement of operations for the annual period ended January 31, 2024 with Badcock’s unaudited statement of operations for the predecessor period from February 1, 2023 to August 21, 2023 and the successor period from August 22, 2023 to the acquisition date of December 17, 2023 (not presented elsewhere in the proxy), giving effect to the Transaction as if it occurred on February 1, 2023.

The purchase price of the Transaction has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of December 18, 2023; the excess of the fair value of the net assets over the consideration transferred. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the accompanying unaudited pro forma combined financial information. The unaudited pro forma statement of operations includes $16.4 million of nonrecurring transaction costs.

The unaudited pro forma combined financial information contains certain reclassification adjustments to conform the historical Badcock financial statement presentation to the Company’s financial statement presentation. Additionally, the unaudited pro forma combined financial information contains adjustments reflecting the Transaction and accounting policy alignment. The adjustments related to the Transaction are shown in a separate column as “Transaction Adjustments” whereas the adjustments related to the accounting policy alignment are shown in a separate column as “Inventory Policy Alignment.”

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined statements of operations for the annual period ended January 31, 2024.

The following unaudited pro forma combined financial information should be read in conjunction with the Company’s consolidated financial statements and related notes and Badcock’s financial statements and related notes. The Company’s financial statements and related notes are included in the Company’s Annual Report on Form 10-K for the annual period ending January 31, 2024 filed on April 18, 2024. Badcock’s audited financial statements and related notes for the year ended December 31, 2022 and unaudited financial statements and related notes for the predecessor period January 1, 2023 to August 21, 2023 and the successor period August 22, 2023 to September 30, 2023 are included elsewhere in this proxy statement.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only, and do not purport to represent what the actual consolidated results of operations or financial condition would have been had the Transaction occurred on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position. Additionally, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or the benefits that may result from future cost savings due to operating efficiencies, or any revenue, tax, or other synergies that may result from the Transaction.

CONN’S, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2024

(Amounts in thousands, except per share data)

	Conn’s Inc. Twelve Months Ended January 31, 2024	Badcock Eleven Months Ended December 17, 2023, As Adjusted (Note 3)	Transaction Adjustments (Note 4)	Note Ref		Pro Forma Combined
Revenues
Product sales	$896,830	$437,358	$—			$1,334,188
Repair service agreement commissions	72,738	30,201	—			102,939
Service revenue	8,763	23,504	—			32,267

Total net sales	978,331	491,063	—			1,469,394
Finance charges and other revenues	259,352	143,363	—			402,715

Total revenues	1,237,683	634,426	—			1,872,109
Costs and expenses
Cost of goods sold	629,688	227,255	(4,690)	1	(a)	852,253
Selling, general and administrative expense	561,628	240,832	102	1	(b)	802,562
Provision for bad debts	154,080	85,750	—			239,830
Charges and credits	17,565	—	—			17,565

Total operating expenses	1,362,961	553,837	(4,588)			1,912,210

Operating (loss) income	(125,278)	80,588	4,588			(40,102)
Interest expense	81,707	155,692	—			237,399
Loss on extinguishment of debt	14,221	—	—			14,221
Bargain purchase gain, net of deferred taxes	(104,857)	—	—			(104,857)

(Loss) income before income taxes	(116,349)	(75,104)	4,588			(186,865)

(Benefit) provision for income taxes	(39,456)	(16,981)	14,187	1	(c)	(42,250)

Net (loss) income	$(76,893)	$(58,123)	$(9,599)			$(144,615)

Net loss per share:
Basic	$(3.17)			1	(d)	$(3.08)
Diluted	$(3.17)			1	(d)	$(3.08)
Weighted average common shares outstanding:
Basic	24,250		24,540	1	(d)	48,790
Diluted	24,250		24,540	1	(d)	48,790

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma combined financial information is presented to illustrate the pro forma effects of the Transaction. The Company’s information is derived from the Company’s audited consolidated statement of operations for the annual period ended January 31, 2024, all of which were prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).

Badcock’s historical financial information is derived from its unaudited statement of operations for the predecessor period February 1, 2023 to August 21, 2023 and the successor period August 22, 2023 to December 17, 2023 (not presented elsewhere in the proxy), all of which were prepared in accordance with U.S. GAAP.

The unaudited pro forma combined statements of operations illustrate the effects of the Transaction as if it had been completed on February 1, 2023. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed. The final purchase price allocations will be based on estimated fair value of the assets acquired and the liabilities assumed as of the closing date of the Transaction and could result in material changes to the unaudited pro forma combined financial information.

The Company will apply FASB ASC Topic 820 Fair Value Measurements for the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to the Company in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805 Business Combinations (“Topic 805”), where the Company is the accounting acquirer of Badcock. Under Topic 805, acquisition-related costs (such as investment banking, legal service, financing-related items, insurance, and other advisory fees) incurred by and on behalf of the Company are not part of the allocation of the consideration transferred but are part of the transaction accounting adjustments for the Transaction, without constituting a separate material transaction. Adjustments were made for transaction costs to the extent that they were incurred or expected to be incurred but not already recognized in the historical financial statements.

The unaudited pro forma combined information is preliminary, presented solely for informational purposes and does not purport to represent what the combined statements of operations or balance sheet would have been for the periods or dates indicated, nor is it necessarily indicative of the future consolidated results of operations or financial position. The actual results reported in periods following the Transaction may differ significantly from those reflected in the unaudited pro forma combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma adjustments and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Transaction, but for which are not reflected herein. Any non-recurring items related to the Transaction were reflected in the unaudited pro forma combined financial information as they will not recur beyond twelve months after the Transaction.

2. Description of the Transaction

On December 18, 2023, the Company entered into the Investment Agreement with NewCo BHF, Badcock, FVCM and Franchise Group in which Newco BHF contributed all of the issued and outstanding equity interests of Badcock to the Company, making Badcock a wholly owned subsidiary of the Company, and FVCM agreed to cause BRR2 to transfer all residual interests in certain receivables held by BRR2 to the Company. At the closing of the Transaction, the Company issued 1,000,000 shares of convertible preferred stock valued at $62.2 million and paid $7.0 million in transactions costs on behalf of Badcock, resulting in total consideration transferred of $69.2 million.

At the time of issuance of these unaudited pro forma combined financial statements, the determination of purchase consideration as defined in Topic 805 is preliminary.

3. Adjustments to Badcock’s Financial Statements

The adjustments reflected in Badcock’s historical unaudited statement of operations for the predecessor period February 1, 2023 to August 21, 2023 and the successor period August 22, 2023 to December 17, 2023 (not presented elsewhere in the proxy) were made to align Badcock’s accounting policies and presentation with those of the Company. The impacts of the August 21, 2023 transaction involving Franchise Group and its affiliates, as discussed in the Badcock unaudited interim financial statements are reflected in the table below.

The Company identified certain reclassifications and accounting policy alignment adjustments that were necessary to conform Badcock’s financial information presentation to that of the Company. For purposes of the unaudited pro forma combined financial statements, Badcock’s historical statements of operations have been adjusted to reflect these reclassifications and accounting policy alignment adjustments below. The assessment of the Company’s management is ongoing and, at the time of preparing the unaudited pro forma combined financial statements, other than the adjustments and reclassifications made herein, the Company’s management was not aware of any other material differences.

Unaudited Statement of Operations for the Predecessor period February 1, 2023 to August 21, 2023 and the Successor period August 22, 2023 to December 17, 2023 (not presented elsewhere in the proxy).

The following table illustrates the impact of aligning financial statement line items to conform to the Company’s financial statement presentation for the period from February 1, 2023 to December 17, 2023, in thousands:

	Badcock Predecessor February 1 to August 21, 2023	Badcock Successor August 22 to December 17, 2023	August 21, 2023 Transaction Adjustments	Alignment to Conn’s, Inc. Captions	Inventory Policy Alignment	Note Ref	Badcock combined period from February 1 2023 to December 17, 2023, as adjusted
Revenues
Product sales	$283,854	$153,504	$—	$—	$—		$437,358
Service and other	110,384	78,514	8,169	(197,068)	—	1(a), 1(b)	—
Repair service agreement commissions	—	—	—	30,201	—	1(b)	30,201
Service revenue	—	—	—	23,504	—	1(b)	23,504

Total net sales	394,239	232,017	8,169	(143,363)	—		491,063
Finance charges and other revenues	—	—	—	143,363	—	1(b)	143,363

Total revenues	394,239	232,017	8,169	—	—		634,426
Cost of goods sold	171,096	67,343	(11,184)	—	—	1(c)	227,255
Operating expenses
Provision for bad debts	—	—	—	85,750	—	1(d)	85,750
Dealer commissions	77,790	42,865	—	(120,656)	—	1(e)	—
Selling, general and admin expenses	128,494	76,172	960	34,905	300	1(d), 1(e) 1(f), 1(g)	240,832
Charges and credits, net	—	—	—	—	—		—

Total operating expenses	377,381	186,379	(10,223)	—	300		553,837

Income (loss) from operations	16,858	45,638	18,393	—	(300)		80,588
Other income (expense)
Interest expense, net	(89,873)	(65,819)	—	—	—		(155,692)

Income (Loss) from operations before income taxes	(73,015)	(20,181)	18,393	—	(300)		(75,104)

Income Taxes (Benefit)	(21,048)	(7,039)	11,106	—	—	1(h)	(16,981)

Net income (loss) from operations	$(51,967)	$(13,142)	7,287	$—	$(300)		$(58,123)

Reclassification and Policy Alignment Adjustments

In addition to aligning Badcock’s historical financial information to conform to the Company’s financial statement line items, the following summary represents accounting policy alignment and reclassifications to conform Badcock’s historical financial information to the Company’s financial statement presentation and accounting policies:

1(a) Transaction adjustment reflects $8.2 million of discount income from the step down of accounts receivable fair value adjustment.

1(b) Alignment adjustment reflects reclass from service and other revenue:

i.	of $143.4 million to finance charges and other revenue

ii.	of $30.2 million to repair service agreement commissions

iii.	of $23.5 million to service revenues

1(c) Transaction adjustment impact on cost of goods sold, as follows:

i.	Reflects $12.6 million of cost of goods sold from the step down of inventory fair value adjustment.

ii.	Reflects $1.4 million of depreciation from the step up of plant, property, and equipment fair value adjustment impact on cost of goods sold expense.

1(d) Alignment adjustment reclass of $85.8 million from selling, general and administrative expenses to provision for bad debts

1(e) Alignment adjustment reclass of $120.7 million from dealer commissions to selling, general and administrative expenses

1(f) Transaction adjustment reflects $960 thousand of depreciation from the step up of plant, property, and equipment fair value adjustment impact on selling, general, and administrative expense.

1(g) Reflects adjustment of $300 thousand to decrease freight costs to dealers capitalized into inventory to align with the Company’s inventory capitalization policy

1(h) Reflects adjustment of $11.1 million to adjust effective tax rate to 22.61%

4. Transaction Adjustments

Adjustments in the unaudited pro forma financial information are represented by the following:

1(a) Reflects adjustment to decrease freight costs to dealers capitalized into inventory to align with the Company’s inventory capitalization policy.

i.	Reflects $4.8 million of cost of goods sold from the step down of inventory fair value adjustment.

ii.	Reflects $150 thousand of depreciation from the step-up fair value adjustment impact on cost of goods sold expense.

1(b) Transaction adjustments to selling, general and administrative expenses as follows:

i.	Reflects $102 thousand of depreciation from the step-up of plant, property, and equipment fair value adjustment impact on selling, general and administrative expense.

1(c) Provision for Income Tax: Reflects $14.2 million adjustment to align benefit to income taxes to management’s estimate of 22.61% effective rate applied to the pro forma combined loss before income taxes.

1 (d) Earnings Per Share.

Basic and diluted pro forma weighted average shares outstanding were increased by the 24.5 million shares contingently issuable as part of the purchase consideration, which reflect the conversion to common shares contemplated by the proxy vote. The pro forma net income increased for the annual period ending January 31,

2024, mainly due to the bargain purchase gain recognized, resulting in an increase in the basic and diluted pro forma earnings per share. The net loss and amount of weighted average shares outstanding increased for the twelve months ended January 31, 2024, due to the inclusion of both the Company’s and Badcock’s net losses and adjustments discussed above. Due to pro forma net loss incurred for the period, preferred shares were excluded from the calculation because they are not contractually obligated to participate in losses. The pro forma basic and diluted earnings per share decreased for the interim period. The following table reflects the corresponding pro forma adjustments, in thousands, except per share amounts:

For the 12 Months Ending January 31, 2024
Pro forma weighted-average shares outstanding (Basic)
Historical weighted-average shares outstanding	24,250
The Company’s preferred shares issued on the closing date on an as converted basis	24,540

Pro forma basic weighted-average shares outstanding	48,790
Pro forma weighted-average shares outstanding (Diluted)
Historical weighted-average shares outstanding	24,250
The Company’s preferred shares issued on the closing date on an as converted basis	24,540

Pro forma diluted weighted-average shares outstanding	48,790
Pro forma earnings per share
Pro forma net income	$(144,615)
Dividends (based on issuance value of $69.9 million and 8% dividend)	5,595
Remaining earnings to be distributed	(150,210)
Pro forma basic earnings per share(1)	$(3.08)
Pro forma diluted earnings per share(1)	$(3.08)

(1)	Preferred shares are excluded as they are not contractually obligated to participate in losses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BADCOCK

The following discussion should be read in conjunction with Badcock’s consolidated financial statements and the accompanying notes included elsewhere in this proxy statement. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed below and elsewhere in this proxy statement, including “Cautionary Note Regarding Forward-Looking Statements.”

Business

Badcock is a multi-state home furnishings retailer carrying a complete line of furniture, bedding, appliances, and home entertainment items. Brand name merchandise is purchased from a variety of manufacturers and warehoused in Badcock’s three distribution centers, with sales occurring primarily through Badcock’s corporate stores or its dealer stores. The Mulberry, FL, LaGrange, GA, and Mebane, NC, distribution centers supply over 60 corporate and over 300 dealer home furnishings retail outlets doing business under the name “Badcock Home Furniture & more.” Dealers are independent businesspeople who operate one or more retail furniture stores under the Badcock name. Badcock maintains ownership of the inventory and consigns it to the dealers to sell to the end customer. Under this concept of operation, the local dealer can combine the advantages of a large corporation with the flexibility of an independently operated retail outlet. Badcock also provides financing terms for those customers who wish to pay for their purchases over time. Credit granting and collection activities are largely centralized.

Results of Operations

The following table summarizes Badcock’s consolidated results of operations for the nine months ended

September 30, 2023 and 2022 and for the years ended December 31, 2022 and June 30, 2021:

	August 22, 2023 to September 30, 2023	January 1, 2023 to August 21, 2023	Nine Months Ended September 30,			Year Ended
			Combined 2023	2022	Change	December 31, 2022	June 30, 2021	Change
Revenues:
Product	$53,085	323,455	376,540	474,857	(98,317)	628,170	704,936	(76,766)
Service and other	29,664	128,703	158,367	224,978	(66,611)	290,887	196,986	93,901

Total revenues	82,749	452,158	534,907	699,835	(164,928)	919,057	901,922	17,135
Product cost of revenue	22,234	195,647	217,881	261,011	(43,130)	353,051	389,397	(36,346)
Selling, general and administrative expenses	24,948	148,392	173,340	201,285	(27,945)	271,201	215,764	55,437
Dealer commissions	14,707	89,029	103,736	126,736	(23,000)	168,068	179,120	(11,052)

Total operating expenses	61,889	433,068	494,957	589,032	(94,075)	792,320	784,281	8,039
Income from operations	20,860	19,090	39,950	110,803	(70,853)	126,737	117,641	9,096
Other income and expense:
Gain on sale-leaseback transactions, net	—	—	—	59,225	(59,225)	59,772	—	59,772
Other income, net	—	—	—	—	—	—	10,309	(10,309)
Interest expense, net	(30,431)	(107,381)	(137,812)	(175,467)	37,655	(239,908)	(12,904)	(227,004)

(Loss)/income from operations before income taxes	(9,571)	(88,291)	(97,862)	(5,439)	(92,423)	(53,399)	115,046	(168,445)
Income tax (benefit) / expense	(2,392)	(23,209)	(25,601)	(2,100)	(23,501)	(17,868)	28,460	(46,328)

Net (loss)/income	(7,179)	(65,082)	(72,261)	(3,339)	(68,922)	(35,531)	86,586	(122,117)

Comparison of Nine Months Ended September 30, 2023 and Nine Months Ended September 30, 2022

Total revenue. Net revenue for the nine months ended September 30, 2023 was $534.9 million compared to $699.8 million for the nine months ended September 30, 2022, a decrease of $164.9 million or 24%. The decrease was primarily related to macroeconomic headwinds, testing of third party financing in corporate stores, and a decrease in Interest income from amortization of account receivable discount.

Product cost of revenue. Product cost of revenue for the nine months ended September 30, 2023 was $217.9 million compared to $261.0 million for the nine months ended September 30, 2022, a decrease of $43.1 million or 17%. The decrease was primarily related to a decrease in product revenue of 20% offset by reduced international freight costs on merchandise.

Selling, general and administrative expenses. Selling, general and administrative expenses for the nine months ended September 30, 2023 was $173.3 million compared to $201.3 million for the nine months ended September 30, 2022, a decrease of $27.9 million or 14%. The decrease was primarily related to a reduction in the Provision for bad debts and a decrease in labor expense.

Dealer commissions. Dealer commissions for the nine months ended September 30, 2023 was $103.7 million compared to $126.7 million for the nine months ended September 30, 2022, a decrease of $23.0 million or 18%. The decrease was primarily related to a reduction in total revenue.

Interest expense. Interest expense for the nine months ended September 30, 2023 was $137.8 million compared to $175.5 million for the nine months ended September 30, 2022, a decrease of $37.7 million or 21%. The decrease was primarily related to a reduction in secured borrowings.

Comparison of Year Ended December 31, 2022 and Year Ended June 30, 2021

Total revenue. Net revenue for the year ended December 31, 2022 was $919.1 million compared to $901.9 million for the year ended June 30, 2021, an increase of $17.1 million or 2%. The increase was primarily related to Interest income from amortization of account receivable discount offset by a decrease in product revenues.

Product cost of revenue. Product cost of revenue for the year ended December 31, 2022 was $353.1 million compared to $389.4 million for the year ended June 30, 2021, a decrease of $36.3 million or 9%. The decrease was primarily related to a decrease in product revenues offset by increasing freight costs on merchandise.

Selling, general and administrative expenses. Selling, general and administrative expenses for the year ended December 31, 2022 was $271.2 million compared to $215.8 million for the year ended June 30, 2021, an increase of $55.4 million or 26%. The increase was primarily related to an increase in the Provision for bad debts.

Dealer commissions. Dealer commissions for the year ended December 31, 2022 was $168.1 million compared to $179.1 million for the year ended June 30, 2021, a decrease of $11.0 million or 6%. The decrease was primarily related to a decrease in total revenues.

Interest expense. Interest expense for the year ended December 31, 2022 was $239.9 million compared to $12.9 million for the year ended June 30, 2021, an increase of $227.0 million or 1,759%. The increase was primarily related to an increase in secured borrowings.

The following table summarizes Badcock’s consolidated results of operations for the six months ended

December 31, 2021 and 2020 and for the years ended June 30, 2021 and June 30, 2020:

	November 22, 2021 to December 25, 2021	July 1, 2021 to November 21, 2021	Six Months Ended December 31,			Year Ended June 30,
			Combined 2021	2020	Change	2021	2020	Change
Revenues:
Product	$67,353	279,761	347,114	352,899	(5,785)	704,936	657,599	47,337
Service and other	34,704	77,878	112,582	100,304	12,278	196,986	221,436	(24,450)

Total revenues	102,057	357,639	459,696	453,203	6,493	901,922	879,036	22,886
Product cost of revenue	38,443	158,896	197,339	194,377	2,962	389,397	376,237	13,160
Selling, general and administrative expenses	23,874	100,478	124,352	123,446	906	215,764	278,010	(62,246)
Dealer commissions	17,346	71,925	89,271	87,151	1,520	179,120	172,560	6,560

Total operating expenses	79,663	331,299	410,962	405,573	5,389	784,281	826,807	(42,526)
Income from operations	22,394	26,340	48,734	47,630	1,104	117,641	52,228	65,413
Other income and expense:
Other income, net	—	15,130	15,130	5,519	9,611	10,309	10,449	(140)
Interest expense, net	(16,223)	(15,396)	(31,619)	(7,384)	(24,235)	(12,904)	(19,197)	6,293

(Loss)/income from operations before income taxes	6,171	26,074	32,245	45,766	(13,521)	115,046	43,481	71,565
Income tax (benefit)/expense	2,370	3,140	5,510	11,442	(5,932)	28,460	10,759	17,701

Net (loss)/income	3,801	22,934	26,735	34,324	(7,589)	86,586	32,722	53,864

Comparison of Six Months Ended December 31, 2021 and Six Months Ended December 31, 2020

Total revenue. Net revenue for the six months ended December 31, 2021 was $459.7 million compared to $453.2 million for the six months ended December 31, 2020, an increase of $6.5 million or 1%. The increase was primarily related to Interest income from amortization of account receivable discount offset by a decrease in product revenues.

Product cost of revenue. Product cost of revenue for six months ended December 31, 2021 was $197.3 million compared to $194.4 million for the six months ended December 31, 2020, an increase of $3 million or 1.5%. The increase was primarily related to an increase in product costs driven by increasing freight costs on merchandise, offset by a decrease in total product sales.

Selling, general and administrative expenses. Selling, general and administrative expenses for the six months ended December 31, 2021 was $124.4 million compared to $123.4 million for the six months ended December 31, 2020, an increase of $1 million or 0.7%. The increase was primarily related to onetime costs associated with the sale of the company, offset by a decrease in the Provision for bad debts.

Dealer commissions. Dealer commissions for the six months ended December 31, 2021 was $89.3 million compared to $87.8 million for the six months ended December 31, 2020, an increase of $1.5 million or 1.7%. The increase was primarily related to commission paid related to an increase in finance income on customer accounts.

Interest expense. Interest expense for the six months ended December 31, 2021 was $31.6 million compared to $7.4 million for the six months ended December 31, 2020, an increase of $24.2 million or 328%. The increase was primarily related to an increase in secured borrowings and an increase in long term debt.

Comparison of Year Ended June 30, 2021 and Year Ended June 30, 2020

Total revenue. Net revenue for the year ended June 30, 2021 was $901.9 million compared to $879 million for the year ended June 30, 2020, an increase of $22.9 million or 3%. The increase was primarily related to macroeconomic factors including stimulus checks which helped to drive sales.

Product cost of revenue. Product cost of revenue for the year ended June 30, 2021 was $389.4 million compared to $376.2 million for the year ended June 30, 2020, an increase of $13.2 million or 3.5%. The increase was primarily related to an increase in product revenues combined with increasing freight costs on merchandise.

Selling, general and administrative expenses. Selling, general and administrative expenses for the year ended June 30, 2021 was $215.8 million compared to $278 million for the year ended June 30, 2020, a decrease of $62.2 million or 22%. The decrease was primarily related to a decrease in the Provision for bad debts.

Dealer commissions. Dealer commissions for the year ended June 30, 2021 was $179.1 million compared to $172.6 million for the year ended June 30, 2020, an increase of $6.5 million or 4%. The increase was primarily related to an increase in total revenues.

Interest expense. Interest expense for the year ended June 30, 2021 was $12.9 million compared to $19.2 million for the year ended June 30, 2020, a decrease of $6.3 million or 33%. The decrease was primarily related to a reduction in long term debt.

Liquidity and Capital Resources

The principal source of liquidity is Badcock’s net operating cash flow and secured borrowings. Badcock historically met its working capital and capital expenditure requirements by using an ABL on Inventory held at the parent level and through secured borrowings.

Comparison of Nine Months Ended September 30, 2023 and Nine Months Ended September 30, 2022

Cash flows from operating activities. Net cash used in operating activities for the nine months ended September 30, 2023 was $18.9 million compared to $44.7 million of cash used in operating activities for the nine months ended September 30, 2022, a decrease of $25.7 million. The decrease was the result of cash inflows related to accounts receivable offset by reduced inventory levels.

Cash flows from investing activities. Net cash used in investing activities for the nine months ended September 30, 2023 was $(0.2) million compared to $261.8 million provided by investing activities for the nine months ended September 30, 2022, a decrease of $262.0 million. The decrease was the result of $260 million in proceeds from Sales Lease Back activities in 2022 that did not occur in 2023.

Cash flows from financing activities. Net cash provided by financing activities for the nine months ended September 30, 2023 was $19.6 million compared to $411.9 million used in financing activities for the nine months ended September 30, 2022, an increase of $431.5 million. The increase was primarily driven by securitizations of its customer accounts receivable offset by a reduction in net dividend to parent combines with no long-term debt repayments in 2023.

Comparison of Year Ended December 31, 2022 and Year Ended June 30, 2021

Cash flows from operating activities. Net cash used in operating activities for the year ended December 31, 2022 was $75.3 million compared to $189.6 million provided by operating activities for the year ended June 30, 2021, a decrease of $264.9 million. The decrease was the result of a decrease in net income, an increase in the provision for receivables and offset by changes in secured borrowings and the gain on sale-leasebacks.

Cash flows from investing activities. Net cash provided by investing activities for the year ended December 31, 2022 was $264.2 million compared to $3.0 million used in investing activities for the year ended June 30, 2021, an increase of $267.3 million. The increase was the result of $260M in proceeds from Sales Lease Back activities in 2022 that did not occur in 2021.

Cash flows from financing activities. Net cash used in financing activities for the year ended December 31, 2022 was $381.1 million compared to $79.8 million for the year ended June 30, 2021, a decrease of $301.4 million. The decrease was the result of additional repayment of long-term debt and other obligations in 2022 and an increase in net contributions to parent.

Off-Balance Sheet Arrangements

As of September 30, 2023, Badcock did not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with GAAP require Badcock to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Certain accounting policies are considered “critical accounting policies” because they are particularly dependent on estimates made by us about matters that are inherently uncertain and could have a material impact to Badcock’s consolidated financial statements. Badcock bases their estimates on historical experience and on other assumptions that we believe are reasonable. As a result, actual results could differ because of the use of estimates.

Allowance for doubtful accounts. The determination of the amount of the allowance for credit losses is, by nature, highly complex and subjective. Future events that are inherently uncertain could result in material changes to the level of the allowance for credit losses. General economic conditions, changes to state or federal regulations and a variety of other factors that affect the ability of borrowers to service their debts or our ability to collect will impact the future performance of the portfolio.

We establish an allowance for credit losses, including estimated uncollectible interest, to cover expected credit losses on our customer accounts receivable resulting from the failure of customers to make contractual payments. Our customer accounts receivable portfolio balance consists of a large number of relatively small, homogeneous accounts. None of our accounts are large enough to warrant individual evaluation for impairment.

On January 1, 2023, we adopted ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). The allowance for credit losses is measured on a collective (pool) basis where similar risk characteristics exist. The allowance for credit losses is determined for each pool and added to the pool’s carrying amount to establish a new amortized cost basis. We apply the requirements of ASC 326 to our installment loan portfolio only.

We use delinquency analysis to estimate the losses we expect to incur. This framework is based on our historical gross charge-off history. In addition to adjusted historical gross charge-off rates, estimates of post-charge-off recoveries, including cash payments from customers are also considered. To the extent that situations and trends arise which are not captured in our model, management will layer on additional qualitative adjustments.

Quantitative and Qualitative Disclosures About Market Risk

The market risk inherent in Badcock’s financial instruments represents the potential loss arising from adverse changes in interest rates. Badcock has not been impacted by fluctuations in foreign currency exchange rates, as substantially all of its business is transacted in, and is expected to continue to be transacted in, U.S. dollars or U.S. dollar-based currencies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of April 30, 2024, by (i) all persons who are beneficial owners of more than 5% of common stock, (ii) each of the Company’s executive officers and directors and (iii) all current directors and executive officers as a group. Except as specifically noted, all references to “directors” throughout this proxy statement include only those directors comprising the Board and exclude any non-voting emeritus directors of the Company. The Company has relied upon information provided to us by the Company’s directors and executive officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Conn’s, Inc., 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381. The percentage of ownership is based on 24,901,340 shares of common stock issued and outstanding on April 30, 2024. Shares of common stock issuable upon the vesting of unvested restricted stock units that are currently vested or will become vested within 60 days after April 30, 2024 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

Name of Beneficial Owner	Shares of common stock Beneficially Owned	Percent of Outstanding
Warren A. Stephens and affiliates(1)	5,315,305	21.35%
The Stephens Group, LLC and its affiliates(2)	4,305,343	17.29%
BlackRock, Inc.(3)	1,622,656	6.52%
Norman L. Miller	1,137,888	4.57%
Timothy Santo	38,214	*
Douglas H. Martin(4)	226,153	*
Bob L. Martin	163,227	*
Rodney Lastinger	104,854	*
Mark L. Prior	99,045	*
William E. Saunders, Jr.	100,011	*
William (David) Schofman	87,243	*
Oded Shein	74,176	*
James H. Haworth	72,024	*
Thomas J. Fenton	52,990	*
Karen M. Hartje	28,217	*
Ann B. Gugino	28,869	*
All executive officers and directors as a group (13 persons)	2,212,911	8.89%

*	Less than 1%
(1)

The address of Warren A. Stephens is 111 Center Street, Little Rock, Arkansas, 72201. The beneficial ownership described above includes 560,756 shares owned by Stephens Investments Holdings LLC as to which Warren Stephens, as Manager of the LLC, may be deemed to have sole voting power and sole dispositive power. Also includes 82,430 shares owned by Stephens Inc. as to which Warren Stephens, as President of Stephens Inc., may be deemed to have sole voting power and sole dispositive power, and 43,913 shares held in discretionary trading accounts on behalf of clients of Stephens Inc. as to which Warren Stephens, as President of Stephens Inc., may be deemed to have shared voting power and shared dispositive power. Also includes 285,000 shares owned by Warren A. Stephens Roth IRA. Also includes 262,852 shares owned by Harriet C. Stephens Trust, 143,334 shares owned by Laura Whitaker Stephens Family Trust One, 257,452 shares owned by Laura Whitaker Stephens WAS Family Trust Five, and 300,000 shares owned by WAS

Family Trust Eight, as to which Harriet C. Stephens is Trustee of the trusts and as to which Warren Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 11,000 shares owned by Harriet and Warren Stephens Family Foundation as to which Warren Stephens, as co-trustee, may be deemed to have shared voting power and shared dispositive power with Ms. Stephens. Also includes 446,605 shares owned by Warren A. Stephens Trust UID 9/30/87 for which Warren Stephens is sole trustee. Also includes 231,117 shares owned by Miles Stephens WHCT Trust, 128,450 shares owned by Miles A. Stephens WAS Grantor Trust, 22,619 shares owned by Warren Miles Amerine Stephens 2012 Trust, and 615,774 shares owned by WMAS GRAT Three, for which Warren Miles Amerine Stephens serves as sole trustee and as to which he has sole voting and dispositive power. Also includes 113,734 shares owned by each of Paula W. & John P. Calhoun Family Trust – JCS, and Paula W. & John P. Calhoun Family Trust – LWS, for which Warren Miles Amerine Stephens, John Calhoun Stephens, and Laura Whitaker Stephens, as co-trustees, have shared voting and dispositive power. Also includes 101,257 shares owned by John Calhoun Stephens Revocable Trust, 231,117 shares owned by John Calhoun Stephens WHCT Trust, 128,450 shares owned by John C. Stephens WAS Grantor Trust, 143,333 shares owned by John Calhoun Stephens WAS Family Trust One, and 257,450 shares owned by John Calhoun Stephens WAS Family Trust Five, for which John Calhoun Stephens, as sole trustee, has sole voting and dispositive power. Also includes 101,257 shares owned by Laura Whitaker Stephens Revocable Trust, 128,450 shares owned by Laura W. Stephens WAS Grantor Trust, and 231,080 shares owned by Laura Whitaker Stephens WHCT Trust for which Laura Whitaker Stephens, as sole trustee, has sole voting and dispositive power. Also includes 195,194 shares owned by Bradbury Holdings LLLP as to which Curtis F. Bradbury, Jr., as general partner, has sole voting and dispositive power. Also includes 75,000 shares owned by Martin Family December 2023 Trust, and 55,270 shares owned by Douglas H. Martin Trust UID 4-18-2014, as to which Mr. Martin, as sole Trustee of the trusts, has sole voting power and sole dispositive power. Also includes 1,600 shares owned by Mr. Martin’s children as to which Mr. Martin has shared voting and dispositive power pursuant to powers of attorney. Also includes 47,077 shares owned through a Roth IRA account as to which Mr. Martin has sole voting and dispositive power. All of the above are members of a filing group with Warren A. Stephens, and the information with respect to Warren A. Stephens and affiliates is based on the Schedule 13D/A filed by such entities and person with the SEC on February 2, 2024.
(2)

The Stephens Group, LLC and its affiliates address is 100 River Bluff Drive, Suite 500, Little Rock, AR 72202. The beneficial ownership described above includes 4,305,343 shares owned by SG-1890, LLC, for which The Stephens Group, LLC is the manager. The Stephens Group, LLC is an Arkansas manager-managed limited liability company. It is managed by a Board of Managers consisting of W.R. Stephens, Jr. and Elizabeth S. Campbell. It also includes 23,807 shares held by Snow Lake Holdings, Inc., 21,684 shares held by the Arden Jewell Stephens 2012 Trust, 21,684 shares held by the W. R. Stephens III 2012 Trust, 373 shares held by the Arden Jewell Stephens Trust dtd 10/20/99, 372 shares held by the W. R. Stephens III Trust dtd 7/2/01, 21,227 shares held by the Elizabeth Chisum Campbell 2012 Trust, 21,227 shares held by the Susan Stephens Campbell 2012 Trust, 21,227 shares held by the Craig Dobbs Campbell, Jr. 2012 Trust, 22,661 shares held by the Elizabeth S. Campbell Trust A, 5,428 shares held by Carol M. Stephens, 72,493 shares owned directly by the W.R. Stephens, Jr. Revocable Trust, to which Mr. Stephens, as sole trustee, has sole power to vote and dispose. All of the above are members of a group with The Stephens Group, LLC. The information with respect to The Stephens Group, LLC are based on the Schedule 13D filed by such entities and person with the SEC on January 28, 2022.

(3)

BlackRock, Inc. holds sole dispositive power over 1,622,656 shares of common stock and sole voting power over 1,414,655 shares of common stock. The information with respect to BlackRock, Inc. comes from the Schedule 13G/A filed with the SEC on January 29, 2024. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Includes 75,000 shares owned by Martin Family December 2022 Trust and 92,259 shares owned by Douglas H. Martin Trust, as to which Mr. Martin, as sole Trustee of the trusts, has sole voting power and sole dispositive power. Also includes 58,894 shares owned through a Roth IRA account as to which Mr. Martin has sole voting and dispositive power. Information with respect to Mr. Doug Martin is based on his Form 4 filed on April 26, 2024.

OTHER MATTERS

Where You Can Find More Information; Incorporation of Certain Documents By Reference2

The Company files annual, quarterly and current reports, and other information with the SEC under the Exchange Act. The SEC maintains an Internet website at www.sec.gov that contains reports and other information about issuers, like us, who file electronically with the SEC. You also may obtain free copies of the documents the Company files with the SEC by going to our website, www.ir.conns.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except for any information that is superseded by information that is included directly in this document. This proxy statement incorporates by reference the documents listed below that the Company has filed with the SEC but have not been included or delivered with this proxy statement. These documents contain important information about us and our business, prospects and financial condition.

•	Annual Report on Form 10-K for the year ended January 31, 2024; and

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 16, 2024, March 4, 2024 (such pro forma information is superseded in this proxy) and April 11, 2024.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference. You can obtain any of the documents incorporated by reference in this proxy statement from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

Conn’s, Inc.

Attn: Corporate Secretary

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

(936) 230-5899

Stockholder Proposals and Nominations

The Company will hold the regular annual meeting of its stockholders in 2024. Stockholders have the right to present proposals for inclusion in the Company’s proxy statement for consideration at the Company’s 2024 annual meeting of stockholders. To be considered at the Company’s next annual meeting, you must submit your proposals, in addition to meeting other legal requirements, within the appropriate time periods, as set forth below. If you want to make a proposal for consideration at the Company’s 2024 annual meeting and have it included in the Company’s proxy materials relating to the Company’s 2024 annual meeting, the Company must have received your proposal at its principal executive office by no later than December 14, 2023, and such proposal

[2]	Note to Draft: to be updated as necessary prior to filing

must otherwise have complied with Rule 14a-8 (“Rule 14a-8”) of the Exchange Act and other applicable SEC rules. If you want to make a proposal or nominate a director for consideration at our 2024 annual meeting without having the proposal included in the Company’s proxy materials, you must comply with the then-current advanced notice provisions and other requirements set forth in the Company’s bylaws. Under the Company’s bylaws, our Corporate Secretary must have received such proposals for possible consideration at our 2024 annual meeting at our principal executive offices no earlier than January 24, 2024 and no later than February 23, 2024. However, if the date of the 2024 annual meeting changes by more than 30 days from the first anniversary date of the 2023 annual meeting, we will then provide notice of the new date of the 2024 annual meeting in our earliest possible quarterly report on Form 10-Q. If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2024 annual meeting even if it meets the other proposal or nomination requirements. In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 25, 2024.

Stockholders are also advised to review the Company’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the bylaw provisions discussed above may be obtained from the Company’s website at www.ir.conns.com. The Company’s bylaws are also on file with the SEC and are available through its website at www.sec.gov.

Householding of Proxy Materials

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, received only one copy of our proxy materials. A stockholder who wishes to participate in householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Householding does not apply to stockholders with shares of common stock registered directly in their name. Stockholders may also obtain a separate proxy statement or may receive a printed or an e-mail copy of this proxy statement without charge by sending a written request to the Company at:

Conn’s, Inc.

Attn: Corporate Secretary

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

Miscellaneous

The Company has supplied all information relating to the Company, and Badcock has supplied, and the Company has not independently verified, all of the information relating to Badcock contained in this proxy statement.

INDEX TO FINANCIAL STATEMENTS

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Page

Financial Statements for the Fiscal Years ended June 30, 2020 and 2019
Independent Auditors’ Report	F-4
Balance Sheets	F-5
Statements of Operations	F-6
Statements of Comprehensive Income	F-7
Statement of Stockholders’ Equity	F-8
Statement of Cash Flows	F-9
Notes to Financial Statements	F-10

Financial Statements for the Fiscal Year ended December 31, 2022 (Successor), Transition Period from November 22, 2021 through December 25, 2021 (Successor) and from July 1, 2021 through November 21, 2021 (Predecessor), and Fiscal year ended June 30, 2021, (Predecessor)

Independent Auditors’ Report	F-26
Statements of Operations and Other Comprehensive Income	F-29
Balance Sheets	F-30
Statement of Stockholders’ Equity	F-31
Statement of Cash Flows	F-33
Notes to Financial Statements	F-34

Financial Statements (Unaudited) for the Period from August 22, 2023 through and as of September 30, 2023 (Successor), Period from January 1, 2023 through August 21, 2023 (Predecessor), and Period from December 26, 2021 through September 24, 2022, (Predecessor)

Statement of Operations	F-54
Balance Sheets	F-55
Statements of Stockholders’ Equity	F-56
Statements of Cash Flows	F-57
Notes to Unaudited Financial Statements	F-58

W.S. BADCOCK CORPORATION

Financial Statements

June 30, 2020 and 2019

(With Independent Auditors’ Report Thereon)

W.S. BADCOCK CORPORATION

KPMG LLP Suite 1700 100 North Tampa Street Tampa, FL 33602-5145

Independent Auditors’ Report

The Stockholders

W.S. Badcock Corporation:

Report on the Financial Statements

We have audited the accompanying financial statements of W.S. Badcock Corporation, which comprise the balance sheets as of June 30, 2020 and 2019, and the related statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.S. Badcock Corporation as of June 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

September 18, 2020

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.

W.S. BADCOCK CORPORATION

Balance Sheets

June 30, 2020 and 2019

	2020	2019
Assets
Current assets:
Cash	$1,905,033	597,683
Accounts receivable, less allowances for doubtful accounts and returns of $99,267,851 at June 30, 2020 and $87,249,967 at June 30, 2019	452,209,494	460,232,505
Inventories, less reserves for LIFO and obsolescence of $29,504,000 at June 30, 2020 and $27,506,000 at June 30, 2019	85,454,651	105,859,367
Prepaid expenses and other current assets, less allowance for doubtful notes of $2,231,668 at June 30, 2020 and $2,386,583 at June 30, 2019	4,279,291	4,206,416

Total current assets	543,848,469	570,895,971
Long-term portion of accounts receivable, less allowance for doubtful accounts of $19,944,149 at June 30, 2020 and $19,811,105 at June 30, 2019	87,709,917	100,100,235
Property and equipment, net	120,102,152	129,368,209
Deferred income taxes, net	17,243,875	11,929,266
Other assets	12,232,198	11,722,937

Total assets	$781,136,611	824,016,618

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$9,229,979	8,830,327
Accounts payable and accrued expenses	90,616,517	69,612,183
Accrued dealer commissions	6,046,332	5,886,571

Total current liabilities	105,892,828	84,329,081
Long-term debt, net of unamortized debt issuance costs and excluding current installments	269,281,660	365,319,281
Other liabilities	27,896,301	17,193,116

Total liabilities	403,070,789	466,841,478

Stockholders’ equity:
Common stock:
Class A, voting, $100 par value. Authorized 5,000 shares; issued and outstanding 4,400 shares at June 30, 2020 and 4,400 at June 30, 2019	440,000	440,000
Class B, non-voting, $1 par value. Authorized 350,000 shares; issued and outstanding 190,864 shares at June 30, 2020 and 191,358 at June 30, 2019	190,864	191,358
Retained earnings	393,922,231	364,924,369
Accumulated other comprehensive loss	(16,487,273)	(8,380,587)

Total stockholders’ equity	378,065,822	357,175,140
Commitments and contingencies

Total liabilities and stockholders’ equity	$781,136,611	824,016,618

See accompanying notes to financial statements.

W.S. BADCOCK CORPORATION

Statements of Operations

Years ended June 30, 2020 and 2019

	2020	2019
Revenue:
Merchandise sales	$657,599,248	655,449,259
Finance income	164,927,925	159,397,050
Other operating revenue	56,508,392	59,233,422

Total revenue	879,035,565	874,079,731
Costs of merchandise sales	376,237,143	378,098,664

Gross profit	502,798,422	495,981,067

Operating expenses:
Dealer commissions	172,560,255	170,893,354
Selling, general and administrative expenses	278,009,882	266,341,434

Total operating expenses	450,570,137	437,234,788

Operating income	52,228,285	58,746,279

Other income (expense):
Interest income	1,004,258	847,694
Interest expense	(20,200,933)	(19,154,479)
Other income	10,449,357	9,133,125

Total other expense, net	(8,747,318)	(9,173,660)
Income before provision for income taxes	43,480,967	49,572,619
Provision for income taxes	10,759,278	11,496,578

Net income	$32,721,689	38,076,041

Earnings per share of class A & B common stock, based on weighted average shares outstanding of 195,545 for 2020 and 195,980 for 2019	$167.34	194.29

See accompanying notes to financial statements.

W.S. BADCOCK CORPORATION

Statements of Comprehensive Income

Years ended June 30, 2020 and 2019

	2020	2019
Net income	$32,721,689	38,076,041
Other comprehensive income, before tax:
Cash flow hedges:
Net derivative losses	(11,767,811)	(11,428,968)
Reclassification adjustments to earnings	958,125	(500,314)

Other comprehensive loss, before deferred taxes:	(10,809,686)	(11,929,282)
Deferred benefits related to items of other comprehensive loss	(2,703,000)	(3,101,000)

Other comprehensive loss, net of deferred benefits	(8,106,686)	(8,828,282)

Comprehensive income	$24,615,003	29,247,759

See accompanying notes to financial statements.

W.S. BADCOCK CORPORATION

Statements of Stockholders’ Equity

Years ended June 30, 2020 and 2019

	Class A common stock	Class B common stock	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balances as of June 30, 2018	$440,000	191,712	331,834,498	447,695	332,913,905

Net income	—	—	38,076,041	—	38,076,041
Change in fair value of derivatives, net of deferred income taxes of $3,101,000	—	—	—	(8,828,282)	(8,828,282)
Cash dividend, $17.00 per share	—	—	(3,330,894)	—	(3,330,894)
Special dividend, $7.00 per share	—	—	(1,372,784)	—	(1,372,784)
Purchase and cancellation of shares, $799.00 per share	—	(354)	(282,492)	—	(282,846)

Balances as of June 30, 2019	$440,000	191,358	364,924,369	(8,380,587)	357,175,140

Net income	—	—	32,721,689	—	32,721,689
Change in fair value of derivatives, net of deferred income taxes of $2,703,000	—	—	—	(8,106,686)	(8,106,686)
Cash dividend, $17.00 per share	—	—	(3,323,687)	—	(3,323,687)
Purchase and cancellation of shares, $811.00 per share	—	(494)	(400,140)	—	(400,634)

Balances as of June 30, 2020	$440,000	190,864	393,922,231	(16,487,273)	378,065,822

See accompanying notes to financial statements.

W.S. BADCOCK CORPORATION

Statements of Cash Flows

Years ended June 30, 2020 and 2019

	2020	2019
Cash flows from operating activities:
Net income	$32,721,689	38,076,041
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful accounts and returns	124,095,523	120,340,834
Provision for doubtful notes receivable	(2,023,883)	4,692,097
Depreciation and amortization	13,179,459	11,837,624
Gain on disposal of property and equipment	(79,026)	(772,435)
Loss on impairment of property and equipment	2,026,423	246,700
Deferred income taxes, net	(2,611,609)	(4,356,975)
Increase in LIFO reserve	817,000	1,646,000
Changes in operating assets and liabilities:
Accounts receivable	(103,682,194)	(166,055,335)
Inventories, net	19,587,716	(19,863,652)
Prepaid expenses and other assets	918,894	1,606,059
Accounts payable and accrued expenses and other liabilities	19,306,855	1,570,935
Accrued dealer commissions	159,761	(11,469,861)

Net cash provided by (used in) operating activities	104,416,608	(22,501,968)

Cash flows from investing activities:
Proceeds from sale of property and equipment	621,754	2,619,118
Property and equipment acquisitions	(5,777,978)	(24,671,009)
Net collections (payments) on loans made to employees and dealers	454,088	841,983

Net cash used in investing activities	(4,702,136)	(21,209,908)

Cash flows from financing activities:
Proceeds from long-term debt	493,620,446	284,207,763
Payments on long-term debt	(589,962,991)	(238,660,747)
Capital stock repurchased	(400,634)	(282,846)
Dividends paid	(1,663,943)	(4,703,678)

Net cash (used in) provided by financing activities	(98,407,122)	40,560,492

Net change in cash	1,307,350	(3,151,384)
Cash at beginning of year	597,683	3,749,067

Cash at end of year	$1,905,033	597,683

Supplemental schedule of disclosures of cash flow information:
Cash paid during the year for:
Interest, net of capitalized interest of approximately $0 in 2020 and $250,359 in 2019	$19,775,960	16,008,020

Income taxes, net of refunds	$5,813,443	16,715,358

Non-cash financing activities:
Dividends declared, but not yet paid	$1,659,744	—

Settlement of commission by issuing notes to receipts-based model dealers	$—	21,122,068

Loss on hedged swaps	$10,809,686	11,929,282

Deferred benefits on other comprehensive loss	$(2,703,000)	(3,101,000)

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

W.S. Badcock Corporation (the Company) is a multi-state home furnishings distributor carrying a complete line of furniture, bedding, appliances and home entertainment items. Brand name merchandise is purchased from a variety of manufacturers and warehoused in the Company’s three distribution centers prior to being consigned to one of the Company’s corporate or dealer stores. The Mulberry, FL, LaGrange, GA, and Mebane, NC, distribution centers supply 70 corporate and 309 dealer home furnishings retail outlets doing business under the name “Badcock Home Furniture & more.” Dealers are independent businesspeople who operate one or more retail furniture stores under the Badcock name. The Company maintains ownership of the inventory and consigns it to the dealers to sell to the end customer. Under this concept of operation, the local dealer can combine the advantages of a large corporation with the flexibility of an independently operated retail outlet. Dealers are paid monthly commission based on completed sales. The Company also provides financing terms for those customers who wish to pay for their purchases over time. Credit granting and collection activities are largely centralized.

The Company’s revenue is affected by general economic conditions and the available discretionary income of consumers in the southeastern region of the United States.

(b)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the valuation allowances for receivables, inventories and deferred income tax assets, the carrying amounts of property and equipment, the valuation of derivative instruments, group health incurred but not reported (IBNR) claims, and contingencies.

(c)	Accounts Receivable

Accounts receivable consist primarily of customer receivables from revolving credit sales originated at the time of delivery of the product and service. The Company records the amount of principal and accrued interest on customer receivables in the balance sheet based on contractual terms.

Accounts receivable are recorded at the invoiced amount and usually bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance for doubtful accounts based on the overall aging and quality of total customer accounts receivable, historical write- off experience, existing economic conditions and management judgment. The Company reviews its allowance for doubtful accounts periodically. All balances are reviewed on a pooled basis and are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(d)	Inventories

Inventories consist of merchandise held for resale and are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for furniture, appliances and accessories. Cost is determined by the first-in, first-out (FIFO) method for electronics. In total, approximately 93% of

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

inventories were valued using the LIFO method as of June 30, 2020 and 2019. To properly state the necessary LIFO reserve, the Company has recorded additional provisions of $817,000 and $1,646,000 during the years ended June 30, 2020 and 2019, respectively, which are included in the costs of merchandise sales.

(e)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. As of June 30, 2020 and 2019, there are no uncertain tax positions recorded in the financial statements.

(f)	Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with Accounting Standards Codification (ASC) 815-10, Derivative and Hedging, as amended, and applies the simplified hedge accounting approach for receive-variable, pay-fixed interest rate swaps. In accordance with ASC 815-10, the Company records all derivative instruments on the balance sheet at their respective settlement value. Herein, references to fair value of derivative instruments are their settlement value.

Changes in the fair value of derivatives that are highly effective and are designated and qualify as cash- flow hedges are recorded as a component of other comprehensive income, until earnings are affected by the variability in cash flows of the designated hedged item. Changes in the fair value of derivatives that are not designated and do not qualify as cash-flow hedges are reported in current period earnings. The Company would discontinue hedge accounting prospectively if it determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated or exercised, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

(g)	Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment, other than buildings and leasehold improvements, is calculated using the straight-line method over the estimated useful lives of the assets, generally three to eight years. Buildings are generally depreciated over 39 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

(h)	Impairment of Long-Lived Assets

Long-lived assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an

F-11

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company recorded impairment charges of approximately $2,026,000 and $247,000 during the years ended June 30, 2020 and 2019, respectively.

Assets to be disposed of are separately presented in the balance sheet in other assets, reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The Company had no assets held for sale as of June 30, 2020 and 2019.

(i)	Capitalized Software Costs

Capitalized software, which is included in equipment and fixtures as a component of property and equipment, is recorded at cost less accumulated amortization. Capitalized software is amortized using the straight-line method over estimated useful lives ranging from three to seven years. The gross cost of capitalized software as of June 30, 2020 and 2019 amounted to approximately $16.2 million and $15.4 million, respectively. Accumulated amortization as of June 30, 2020 and 2019 amounted to approximately $14.1 million and $12.6 million, respectively. Amortization expense associated with capitalized software amounted to approximately $1.5 million and $1.4 million during the years ended June 30, 2020 and 2019, respectively, and is included in selling, general and administrative expenses.

(j)	Commitments and Contingencies

Liabilities for loss contingencies, including environmental remediation costs, are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(k)	Revenue Recognition

Merchandise sales are generally recognized upon delivery and customer acceptance and recorded net of any adjustments for sales incentives such as discounts and allowances for returns.

Finance income consists of finance charges, insurance commissions and late payment fees on customer accounts receivable and is included in revenue as earned. Finance charges applicable to customer accounts receivable are calculated on the outstanding average daily balance using the effective interest rate method.

Other operating revenue generally consists of commission on the sale of warranty and furniture protection contracts and delivery and set up charges. The Company sells extended warranty and furniture protection contracts administered by unrelated third parties. The contracts extend beyond the normal manufacturer’s warranty period, usually with terms (including the manufacturer’s warranty period) between twelve and sixty months. Commission for the unrelated third-party extended warranty plans is recognized at the time of the sale, because the third parties are the primary obligors under these contracts, and amounted to approximately $29.1 million and $31.5 million during the years ended June 30, 2020 and 2019, respectively. All other revenue is recognized as products are delivered or services are provided.

(l)	Delivery Revenue and Costs

Delivery and set up charges to customers are included in other operating revenue and amounted to approximately $27.6 million and $28.8 million during the years ended June 30, 2020 and 2019, respectively. The costs associated with delivery and set up are included in selling, general and administrative expenses for corporate stores and dealer commissions for dealer stores.

F-12

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

(m)	Advertising

The Company expenses the production costs of television advertising over the promotion period. The Company expenses the costs of promotional inserts mailed to the public over the period the promotions cover, generally two weeks, on a straight-line basis. Advertising costs amounted to approximately $35.8 million and $39.9 million during the years ended June 30, 2020 and 2019, respectively, and are included in selling, general and administrative expenses.

(n)	Employee Benefit Plan

The Company has a qualified, defined-contribution retirement plan that provides benefits to employees who have completed 60 days of continuous service or completed one year of service. The plan is a 401(k) plan with employee salary deferral contributions and matching contributions by the Company. The Company’s matching contributions to the plan, which are made at the time of deferral by the employee, amounted to approximately $834,000 and $1,175,000 during the years ended June 30, 2020 and 2019, respectively, and are included in selling, general and administrative expenses. The matching contributions were suspended from April 1, 2020 to October 1, 2020 because of COVID-19 concerns.

(o)	Fair Value Measurements

ASC 820-10, Fair Value Measurements and Disclosures defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 also establishes a framework for measuring fair value and expands disclosures about fair value measurements on a recurring and non-recurring basis. As of June 30, 2020, the Company had derivative instruments that were recorded at fair value on a recurring basis. Fair value of the instruments was determined using significant other observable inputs (Level 2).

(2)	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The derivative assets and liabilities resulting from interest rate swaps are reflected in the balance sheet at fair market value and are based on estimates obtained from financial institutions (other observable inputs (Level 2)).

(3)	Accounts Receivable

Amounts financed under Company credit programs were, as a percent of net merchandise sales, approximately 71.1% and 76.4% during the years ended June 30, 2020 and 2019, respectively. Accounts receivable, which include accrued interest, are shown net of the allowances for doubtful accounts and returns. Accounts receivable vary as to payment terms (generally 180 days to two years) and interest rates (0% to 26%) and are collateralized by the merchandise sold.

Based on contractual terms as of June 30, 2020 and 2019, the Company has recorded the principal amount of customer receivables expected to be collected within the next twelve months in current assets with the remaining balance in long-term assets on the balance sheet.

The Company places accounts in non-accrual status when the account reaches its established non-payment parameters. Payments received on non-accrual accounts will be applied to the principal amount of the receivable. Interest income accrual is only resumed on these accounts when a legally mandated settlement or sufficient payments are received from the customer. Delinquent accounts are generally written off after the passage of eleven months without receiving a payment of any kind. The aggregate amount of the

F-13

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

Company’s accounts receivable more than sixty days contractually delinquent was approximately $101.0 million and $134.6 million as of June 30, 2020 and 2019, respectively.

The Company provides an allowance for doubtful accounts that considers the overall aging and quality of total customer accounts receivable, historical write-off experience, existing economic conditions and management judgment. The Company assesses the adequacy of the allowance account periodically. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers in the Company’s accounts receivable base and their dispersion across eight states in the southeastern part of the United States.

The activity in the allowances for doubtful accounts and returns for the years ended June 30, 2020 and 2019 was as follows:

	2020	2019
	(In thousands)
Balance at beginning of year	$107,061	88,535
Additions charged to expense	124,096	120,341
Write-offs	(111,945)	(101,815)

Balance at end of year	$119,212	107,061

(4)	Income Taxes

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 21.0% for the years ended June 30, 2020 and 2019 to income before provision for income taxes as a result of the following:

	2020		2019
	(Dollars in thousands)
Statutory federal income tax rate	$9,162	21.0%	10,410	21.0%
State income taxes, net of federal income tax benefit	1,488	3.4%	1,221	2.5%
Other, net	109	0.3%	(134)	(0.3%)

Total income tax expense	$10,759	24.7%	11,497	23.2%

Total income taxes for the years ended June 30, 2020 and 2019 were allocated as follows:

	2020	2019
	(In thousands)
Total income tax expense	$10,759	11,497
Stockholders’ equity, for unrealized gains on derivative instruments	(2,703)	(3,101)

	$8,056	8,396

F-14

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

The components of the provision for income taxes for the years ended June 30, 2020 and 2019 were as follows:

	2020	2019
	(In thousands)
Federal - current	$11,017	12,437
State - current	2,354	3,417

Total current	13,371	15,854
Federal - deferred	(2,241)	(2,878)
State - deferred	(371)	(1,479)

Total deferred	(2,612)	(4,357)

Total provision for income taxes	$10,759	11,497

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of June 30, 2020 and 2019 are presented below:

	2020	2019
	(In thousands)
Deferred tax assets:
Accounts receivable, principally due to allowance for doubtful accounts and returns	$19,605	16,849
Inventories, principally due to additional costs inventoried for tax purposes	955	940
Accrued liabilities, not deductible until paid	1,824	1,589
Derivatives, not deductible until realized, net	5,406	2,703
Compensation-related liabilities not deductible until paid	871	806

Total deferred tax assets	28,661	22,887
Deferred tax liabilities:
Property and equipment, principally due to differences in depreciation	(7,965)	(7,853)
Deferred revenue for tax purposes	(3,452)	(3,105)

Net deferred tax assets	$17,244	11,929

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The amount of deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

F-15

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

(5)	Derivative Instruments and Hedging Activities

The Company uses interest-rate-related derivative instruments to manage its exposure related to changes in interest rates on its variable rate debt instruments. By using derivative financial instruments to hedge exposures to changes in interest rates, the Company exposes itself to credit risk and market risk.

Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering into transactions with high-quality counterparties. The derivative instruments entered into by the Company do not contain credit-risk-related contingent features.

Market risk is the adverse effect on the value of a derivative instrument that results from a change in interest rates, currency exchange rates or commodity prices. The Company assesses interest rate risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Company maintains risk management control systems to monitor interest rate risk attributable to both the Company’s outstanding and forecasted debt obligations as well as the Company’s offsetting hedge positions.

Under the terms of the interest rate swaps, the Company receives LIBOR-based variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed rate debt for the notional amount of its debt hedged. The Company has entered into swap agreements to hedge its revolving credit facility and real estate mortgages. The total notional amount of the Company’s outstanding interest rate swap agreements that were entered into for the purpose of hedging outstanding debt obligations was approximately $183.8 million and $146.3 million for June 30, 2020 and 2019, respectively.

Changes in the fair value of interest rate swaps designated as hedging instruments that offset effectively the variability of cash flows associated with variable rate, long-term debt obligations are reported in accumulated other comprehensive income. These amounts are subsequently reclassified into interest expense as a yield adjustment of the hedged interest payments in the same period in which the related interest affects earnings.

Cash flow hedge ineffectiveness arises from differences between the terms of the interest rate swap and the hedged debt obligation. The Company determined there to be no cash flow hedge ineffectiveness for the years ended June 30, 2020 and 2019.

As of June 30, 2020, an estimated $1.0 million of deferred losses on derivative instruments accumulated in other comprehensive income is expected to be reclassified to earnings during the next twelve months.

Transactions and events expected to occur over the next twelve months that will necessitate reclassifying these derivatives’ gains to earnings include the settlement of amounts owed and the re-pricing of variable interest rates. There were no discontinued cash flow hedges for the years ended June 30, 2020 and 2019.

F-16

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

The fair values of derivative instruments held as of June 30, 2020 and 2019 were as follows:

	Financial statement	Fair value
	location	2020	2019
		(In thousands)
Derivatives designated as hedging instruments under ASC Topic 815:
Interest rate contracts	Other assets	$—	$69
	Other liabilities	(21,922)	(11,181)

Total derivatives designated as hedging instruments under ASC Topic 815		$(21,922)	$(11,112)

The effect of derivative instruments on the statement of operations for the years ended June 30, 2020 and 2019 is presented below:

Derivatives in ASC Topic 815 cash flow hedging relationships	Amount of (loss) gain recognized in OCI on derivatives (effective portion)		Location of gain (loss) reclassified from AOCI into income	Amount of gain (loss) reclassified from AOCI into income (effective portion)
	2020	2019		2020	2019
	(In thousands)			(In thousands)
Interest rate contracts	$(11,768)	(11,429)	Interest expense	$(958)	500

(6)	Property and Equipment

Property and equipment consist of the following as of June 30, 2020 and 2019:

	2020	2019
	(In thousands)
Land	$19,960	19,623
Buildings and leasehold improvements	134,988	132,412
Equipment and fixtures	85,800	80,164
Construction in progress	606	5,597

Total property and equipment	241,354	237,796
Less accumulated depreciation	121,252	108,428

Property and equipment, net	$120,102	129,368

Depreciation expense for all property and equipment was approximately $12.5 million and $11.0 million during the years ended June 30, 2020 and 2019, respectively.

(7)	Leases

The Company has non-cancelable operating leases, primarily for buildings, that generally expire over the next ten years. These leases generally require the Company to pay all executory costs such as maintenance and insurance. Certain building leases contain escalation clauses for increased rent, taxes and operating expenses. Lease expense is recognized on a straight-line basis over the life of the lease, and the difference between amounts paid and amounts expensed is recorded in the balance sheet as deferred rent. Rental expense for all operating leases was approximately $15.7 million and $15.4 million during the years ended June 30, 2020 and 2019, respectively, and is included in selling, general and administrative expenses.

F-17

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 2020, are:

Operating leases
(In thousands)
Year ending June 30:
2021	$14,220
2022	13,054
2023	11,302
2024	8,671
2025	6,697
2026 and thereafter	12,641

Total minimum lease payments	$66,585

(8)	Other Assets

Other assets consist of the following as of June 30, 2020 and 2019:

	2020	2019
	(In thousands)
Cash surrender value of life insurance	$2,007	1,875
Premium advances to related parties on Company-owned split-dollar life insurance policies (note 11)	2,701	3,284
Notes receivable at 0% to 8%, less allowance for doubtful notes of $7,625,995 at June 30, 2020 and $9,494,963 at June 30, 2019	1,114	1,157
Notes receivable from related parties at 0% to 8% (note 11)	5,809	4,742
Derivative assets (interest rate contracts)	—	69
Other assets	601	596

Total other assets	$12,232	11,723

F-18

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

(9)	Long-Term Debt

Long-term debt consists of the following as of June 30, 2020 and 2019:

	2020	2019
	(In thousands)
$350,000,000 revolving credit facility payable to banks dated June 26, 2018 (see below). These notes mature on June 26, 2023.	$182,846	269,995
Note payable to bank dated March 6, 2013, with monthly payments of principal (amortizing over 20 years) plus interest equal to one month LIBOR plus 2.5% (2.68% as of June 30, 2020). This note matures on March 6, 2023 and is secured by real estate.	14,786	15,620
Note payable dated March 27, 2015, with monthly payments of principal (amortizing over 20 years) plus interest equal to one month LIBOR plus 2.5% (2.67% as of June 30, 2020). This note matures on March 27, 2026 and is secured by real estate.	11,929	12,420
Note payable to bank dated March 23, 2018, with monthly payments of principal (amortizing over 20 years) plus interest equal to one month LIBOR plus 2.25% (2.44% as of June 30, 2020). This note matures on March 23, 2038 and is secured by real estate.	37,040	38,258
Notes payable to former stockholders dated April 28, 2017, with monthly payments of principal plus interest equal to 2.78%. These notes mature on April 27, 2027.	17,919	20,268
Various notes payable with interest rates of 6% to 8%	16,811	21,054

Total long-term debt	281,331	377,615
Less unamortized debt issuance costs	2,819	3,466
Less current installments of long-term debt	9,230	8,830

Long-term debt, net of unamortized debt issuance costs and excluding current installments	$269,282	365,319

Debt issuance costs are a deduction from debt liabilities and the amortization of debt issuance costs is included in interest expense.

The aggregate maturities of long-term debt for each of the five years subsequent to June 30, 2020 and thereafter are as follows:

Aggregate maturities
(In thousands)
Year ending June 30:
2021	$9,197
2022	9,635
2023	204,798
2024	8,092
2025	5,688
2026 and thereafter	43,921

Total aggregate maturities of long-term debt	$281,331

F-19

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

Revolving Credit Agreement

The Company entered into a $350 million credit facility in June 2018. Under the facility, the Company may borrow up to 57% and 75% of eligible accounts receivable as of June 30, 2020 and 2019, respectively. The ineligible accounts are primarily those that are more than 60 days contractually delinquent. In addition, the Company may borrow up to 50% of eligible inventory or $50.0 million, whichever is less. Based on the calculated borrowing base, total availability to the Company as determined under the terms of the facility was $316.0 million as of June 30, 2020. The facility contains various other covenants including but not limited to requirements for a Total Adjusted Debt to Earnings before Interest, Tax, Depreciation, Amortization and Rent Ratio, a Fixed Charge Coverage Ratio, a Collateral Performance Indicator and Minimum Cash Collections. Management believes the Company is in compliance with the various covenants.

The basis of interest, percent of debt and interest rate as of June 30, 2020 for the revolving credit facilities were as follows:

Basis of interest	Dollars Outstanding	Percent of debt	Rate as of June 30, 2020
	(In thousands)
3-Month LIBOR + 3.00%	$120,000	65.63%	3.76%
1-Month LIBOR + 3.00%	62,846	34.37%	3.18%

	$182,846	100.00%

Substantially all the assets of the Company, except for property and equipment, secure the revolving credit facility.

Mortgage Loan Agreements

The Company is party to a $20.1 million mortgage loan agreement collateralized by its Mulberry, FL, and Mebane, NC, distribution centers. The maturity date of the loan is March 6, 2023, although the payments are amortized over a twenty-year term. Debt under this loan agreement was borrowed on a floating rate basis, primarily at LIBOR plus 2.5%. The payment dates as stipulated in the loan agreement are monthly. The LIBOR reset dates are stipulated to be the first business day after the monthly payment is due.

In March 2015, the Company closed on a $13.9 million construction loan agreement. This loan agreement is collateralized by the Company’s LaGrange, GA, distribution center. The maturity date of the loan is March 27, 2026, although the payments are amortized over a twenty-year term. Interest payments are due monthly on a floating rate basis, primarily at LIBOR plus 2.5%. The LIBOR reset dates are stipulated to be the first business day after the monthly payment is due.

In December 2015, the construction loan was amended to allow for the Company to enter into a tax savings agreement with the Development Authority of LaGrange (“Authority”). The details of the agreement with the Authority are as follows: (1) the Company entered into a Payment In Lieu Of Taxes (PILOT) agreement with the Authority in which the Company sold the land, building and equipment related to the LaGrange, GA, distribution center to the Authority; (2) the Authority authorized the issuance of a revenue bond up to $30.0 million in exchange for holding legal title to the LaGrange, GA, assets; (3) the Company entered into an agreement with the Authority to lease the LaGrange, GA, assets back through December 1, 2026; and (4) the Company agreed to purchase the bond as issued and not resell it.

F-20

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

The revenue bond is due December 1, 2026 and bears an interest rate of 6.0% that is payable annually solely from the Company’s lease payments. The Company’s lease provides for annual payments sufficient to pay the interest on the revenue bond and the Company will make the required lease payments directly to itself to satisfy the payments that are due from the revenue bond. The agreement also grants the Company the option to purchase the LaGrange, GA, assets at any time for $100, provided that the Company retires the revenue bond upon exercising the purchase option. The agreement also requires the purchase and retirement of the revenue bond at the end of the lease term if the purchase option has not already been exercised. In accordance with Accounting Standards Codification (ASC) 840-40, Sale-Leaseback Transactions, the transaction does not qualify as a sale-leaseback. In accordance with ASC 210-20, Offsetting, the Company’s investment in the revenue bond and the related interest income and the Company’s obligation under the lease and the related expense have been netted to zero.

As a result of this transaction, the Company is assessed property taxes based on the value of its leasehold interest in the LaGrange, GA, assets but not on the value of the fee simple interest in the assets. This results in a lower overall property tax assessment for the term of the lease.

In March 2018, the Company closed on a $40.0 million mortgage loan agreement collateralized by 34 of the Company’s stores. The maturity date of the loan is March 23, 2038. Interest payments are due monthly on a floating rate basis, primarily at LIBOR plus 2.25%. The LIBOR reset dates are stipulated to be the first business day after the monthly payment is due.

Stock Purchase Agreements

In April 2017, the Company agreed to purchase 48,013 shares in the stock of the Company (450 Class A and 47,563 Class B) from certain stockholders. The price per share was $612.00 for a total consideration of $29.4 million. The Company paid $4.2 million in cash and established notes for $25.2 million payable to the former stockholders over ten years at an interest rate of 2.78%. The shares were cancelled upon purchase.

As part of the April 2017 transaction, the Company entered into option agreements with another stockholder, whereby the Company has the right to buy from the stockholder’s estate and the stockholder’s estate has the right to sell to the Company certain B shares held by the stockholder’s estate subsequent to the stockholder’s death. The maximum number of shares would be 21,504 and the exercise price would be the lesser of the most recent per share appraised value and the per share amount equal to certain life insurance proceeds divided by the number of shares. The Company owns a life insurance policy on the life of the stockholder and is the sole beneficiary. The death benefit is $14,750,213 and thus this amount is the maximum consideration payable by the Company to the stockholder’s estate upon exercise of either option.

(10)	Deferred Compensation Agreements

The Company has deferred compensation agreements with certain executive officers and other employees that provide payments of benefits upon disability, retirement or death. Benefits are being accrued during the period of employment. The Company terminated most of these agreements during 2006 and paid vested benefits to the executives. The remaining benefits will be paid in future periods as those benefits vest based on continued service. The total deferred compensation liability for all agreements amounted to approximately $663,000 and $667,000 as of June 30, 2020 and 2019, respectively, and is included in other liabilities. Payments under deferred compensation agreements were $26,250 and $30,000 for the years ended June 30, 2020 and 2019, respectively.

Separately, during the year, the Company established a non-qualified deferred compensation plan for highly compensated employees. Contributions to the plan comprise employee salary deferrals and Company matches and totaled approximately $87,000 for the year ended June 30, 2020. The plan’s assets, which are

F-21

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

held in Company-owned life insurance policies, amounted to approximately $80,000 as of June 30, 2020 and are included in other assets. The deferred compensation liability for the plan amounted to approximately $90,000 as of June 30, 2020 and is included in other liabilities.

(11)	Related Party Transactions

The Company has made premium advances on certain insurance policies and interest-bearing loans to related parties.

The Company has assigned split-dollar life insurance policies to several related parties. In exchange, the related parties have agreed to repay the premiums paid by the Company of approximately $5.6 million and $4.7 million as of June 30, 2020 and 2019, respectively, and these notes are included in other assets. Each time the Company pays insurance premiums on behalf of these related parties, an additional promissory note is created. These promissory notes accrue interest at the “applicable federal rate” published monthly by the Internal Revenue Service. The aggregate obligations for outstanding principal and accrued interest evidenced by these notes will be satisfied from the proceeds of the policies payable upon the death of the makers. The Company recognized approximately $179,000 and $166,000 in interest income related to the promissory notes for the years ended June 30, 2020 and 2019, respectively.

Separately, during the year, the Company made a $300,000 loan at a fixed rate of 8% to a related party for the purchase of a corporate store as a dealer and the outstanding balance of approximately $259,000 is included in other assets as of June 30, 2020.

(12)	Commitments and Contingencies

Legal Proceedings and Environmental Remediation Costs

The Company is engaged in certain claims and legal actions arising in the ordinary course of business. The Company continues to investigate a potential environmental condition due to underground fuel storage leaks at a maintenance facility in Mulberry, FL. The Company is also in the process of responding to a Tennessee state challenge of its methodology for recovering sales tax on charged-off accounts. In addition, the Company is involved in various vehicle accident claims.

For all legal and environmental contingencies, the Company has accrued approximately $1,260,000 and $162,000 as of June 30, 2020 and 2019, respectively. The Company believes the ultimate disposition of all matters will not have a material adverse impact on the Company’s financial position, results of operations or liquidity. However, the amount of these liabilities could be affected by changes in facts or assumptions not currently known to management.

The Company has also been named as the defendant in various lawsuits in the normal course of operations. Management believes the ultimate outcome of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

COVID-19 and The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”)

In response to the global impacts of COVID-19 on U.S. companies and citizens, the government enacted the CARES Act on March 27, 2020. The Company believes a significant portion of its customers have received stimulus payments and/or federally supplemented unemployment payments, pursuant to the CARES Act, which have enabled them to continue making the payments they owe the Company under their financing agreements, despite the economically challenging times resulting from the COVID-19 pandemic. However, the Company does not know for certain which customers have received such payments and it cannot be

F-22

W.S. BADCOCK CORPORATION

Notes to Financial Statements

June 30, 2020 and 2019

certain whether those customers that have received such payments will use them to make payments to the Company or be in a position to continue making payments to the Company once they have fully utilized any applicable CARES Act benefits. It is possible that many of the Company’s customers will experience unemployment or other economic challenges arising from the COVID-19 pandemic well past the full utilization, and/or expiration, of any applicable CARES Act stimulus and unemployment benefits, and any related state benefits, which could result in a reduction in the portion of its customers who continue making payments owed to the Company under their financing agreements.

(13)	Subsequent Events

The Company has evaluated subsequent events through September 18, 2020, the date of issuance of the financial statements, and has determined there are no subsequent events that require disclosure.

F-23

W.S. Badcock LLC

(f/k/a W.S. Badcock Corporation)

Financial Statements for the

Fiscal year ended December 31, 2022 (Successor),

Transition Period from November 22, 2021 through December 25, 2021 (Successor) and from July 1, 2021 through November 21, 2021 (Predecessor), and

Fiscal year ended June 30, 2021, (Predecessor)

And Independent Auditors’ Report

F-24

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Financial Statements for the

Fiscal year ended December 31, 2022 (Successor),

Transition Period from November 22, 2021 through December 25, 2021 (Successor) and from July 1, 2021 through November 21, 2021 (Predecessor), and

Fiscal year ended June 30, 2021, (Predecessor)

And Independent Auditor’s Report

F-25

INDEPENDENT AUDITOR’S REPORT

W.S. Badcock LLC

Mulberry, Florida

Opinion

We have audited the financial statements of W.S. Badcock LLC (the “Company”), which comprise the balance sheets as of December 31, 2022 and December 25, 2021, and the related statements of operations, other comprehensive income, stockholders’ equity, and cash flows for the fiscal year ended December 31, 2022 (Successor), and for the transition periods from November 22, 2021 to December 25, 2021 (Successor), and July 1, 2021 to November 21, 2021 (Predecessor), and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 (Successor) and December 25, 2021 (Successor), and the results of its operations, other comprehensive income and its cash flows for the fiscal year ended December 31, 2022 (Successor), and for the transition periods from November 22, 2021 to December 25, 2021 (Successor), and July 1, 2021 to November 21, 2021 (Predecessor), in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matters

Acquisition by Franchise Group, Inc. and Change in Fiscal Year-End

As discussed in Notes 1 and 2 to the financial statements, Franchise Group, Inc. acquired the Company on November 22, 2021. After being acquired by Franchise Group, Inc., the Company changed its fiscal year end from June 30 to the Saturday closest to December 31 of each year. As a result of this acquisition, the financial statements include a six-month transition period which began on July 1, 2021 and ended on December 25, 2021. This transition period includes a predecessor period prior to acquisition and a successor period after the acquisition. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

F-26

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Richmond, Virginia
March 4, 2024

F-27

Independent Auditors’ Report

The Stockholders

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation):

Report on the Financial Statements

We have audited the accompanying financial statements of W.S. Badcock LLC (f/k/a W.S. Badcock Corporation), which comprise the statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended June 30, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of W.S. Badcock LLC’s (f/k/a W.S. Corporation) operations and its cash flows for the year ended June 30, 2021 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

W.S. Badcock LLC (k/n/a W.S. Badcock Corporation) adopted Financial Accounting Standards Board Accounting Standard Update 2014-09, Revenue from Contracts with Customers (ASC 606), as amended, during 2021. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

August 31, 2021

F-28

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Statements of Operations and Other Comprehensive Income

	Successor		Predecessor
		Six-month Transition Period
	Year Ended December 31, 2022	Period from November 22 through December 25, 2021	Period from July 1 through November 21, 2021	Year Ended June 30, 2021
(In thousands)
Revenues:
Product	$628,170	$67,353	$279,761	$704,936
Service and other	290,887	34,704	77,878	196,986

Total revenues	919,057	102,057	357,639	901,922

Product cost of revenue	353,051	38,443	158,896	389,397
Selling, general, and administrative expenses	271,201	23,874	100,478	215,764
Dealer commissions	168,068	17,346	71,925	179,120

Total operating expenses	792,320	79,663	331,299	784,281
Income from operations	126,737	22,394	26,340	117,641
Other income and expense:
Gain on sale-leaseback transactions, net	59,772	—	—	—
Other income, net	—	—	15,130	10,309
Interest expense, net	(239,908)	(16,223)	(15,396)	(12,904)

(Loss)/income from operations before income taxes	(53,399)	6,171	26,074	115,046
Income tax (benefit)/expense	(17,868)	2,370	3,140	28,460

Net (loss)/income	(35,531)	3,801	22,934	86,586

Other comprehensive income, before tax:
Cash flow hedges:
Net derivative gains (losses)	—	—	2,220	3,974
Reclassification adjustments to earnings	—	—	—	3,912
Other comprehensive income (loss), before deferred taxes:	—	—	2,220	7,886
Deferred taxes (benefits) related to items of other comprehensive income (loss)	—	—	—	1,971
Other comprehensive income	—	—	2,220	5,915

Comprehensive (loss)/income	$(35,531)	$3,801	$25,154	$92,501

See accompanying notes to financial statements.

F-29

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Balance Sheets

For the fiscal years ended December 31, 2022 and December 25, 2021

	Successor
(In thousands)	December 31, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$11,358	$203,556
Current receivables, net	60,066	15,664
Current securitized receivables, net	292,913	369,567
Inventories	136,748	133,917
Current assets held for sale	8,528	—
Other current assets	4,192	4,440

Total current assets	513,805	727,144
Property, plant, and equipment, net	18,365	232,990
Non-current receivables, net	2,263	849
Non-current securitized receivables, net	39,527	47,251
Operating lease right-of-use assets	225,816	50,671
Non-current deferred tax assets	19,361	—
Other non-current assets	2,460	3,404

Total assets	$821,597	$1,062,309

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term obligations, net	$4,503	$182,520
Current installments of debt secured by accounts receivable, net	340,021	302,246
Current operating lease liabilities	16,742	12,077
Accounts payable and accrued expenses	58,123	70,475
Other current liabilities	8,822	18,793

Total current liabilities	428,211	586,111
Long-term obligations, excluding current installments	2,310	177,710
Non-current liabilities debt secured by accounts receivable, net	107,448	105,256
Non-current operating lease liabilities	204,911	38,622
Non-current deferred tax liabilities	—	14,627
Other non-current liabilities	11,057	15,996

Total liabilities	753,937	938,322

Stockholders’ equity:
Common stock Class A, voting, $100 par value. Authorized 5,000 shares; issued and outstanding 4,400 shares	440	440
Common stock Class B, non-voting, $1 par value Authorized 350,000 shares; issued and outstanding 168,896 shares	169	169
Additional paid-in capital	175,843	131,434
Retained earnings (deficit)	(108,792)	(8,056)

Total stockholders’ equity	67,660	123,987

Total liabilities and stockholders’ equity	$821,597	$1,062,309

See accompanying notes to financial statements.

F-30

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Statements of Stockholders’ Equity

Year ended December 31, 2022

(In thousands)	Class A common stock	Class B common stock	Additional paid-in capital	Retained earnings / (deficit)	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at December 25, 2021	$440	$169	$131,434	$(8,056)	$—	$123,987
Net income (loss)	—	—	—	(35,531)	—	(35,531)
Effect of Franchise Group Acquisition	—	—	3,514	—	—	3,514
Contributions by Parent	—	—	40,895	—	—	40,895
Cash dividend	—	—	—	(65,205)	—	(65,205)

Balance at December 31, 2022	$440	$169	$175,843	$(108,792)	$—	$67,660

Statements of Stockholders’ Equity

Period from November 22 through December 25, 2021

(In thousands)	Class A common stock	Class B common stock	Additional paid-in capital	Retained earnings / (deficit)	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at November 21, 2021	$440	$169	$—	$485,506	$—	$486,115
Effect of Franchise Group Acquisition	—	—	131,434	(485,506)	—	(354,072)

Successor: Balance at November 22, 2021	440	169	131,434	—	—	132,043
Net income (loss)	—	—	—	3,801	—	3,801
Cash dividend	—	—	—	(11,857)	—	(11,857)

Balance at December 25, 2021	$440	$169	$131,434	$(8,056)	$—	$123,987

F-31

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Statements of Stockholders’ Equity

Period from July 1 through November 21, 2021

(In thousands)	Class A common stock	Class B common stock	Additional paid-in capital	Retained earnings / (deficit)	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at June 30, 2021	$440	$190	$—	$474,541	$(10,572)	$464,599
Net income (loss)	—	—	—	22,934	—	22,934
Contributions by Parent	—	—	—	7,807	—	7,807
Change in fair value of derivatives, net	—	—	—	—	2,220	2,220
Cancellation of derivative	—	—	—	—	8,352	8,352
Cash dividend	—	—	—	(5,026)	—	(5,026)
Purchase and cancellation of shares	—	(21)	—	(14,750)	—	(14,771)

Balance at November 21, 2021	$440	$169	$—	$485,506	$—	$486,115

Statements of Stockholders’ Equity

Year ended June 30, 2021

(In thousands)	Class A common stock	Class B common stock	Additional paid-in capital	Retained earnings/ (deficit)	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at June 30, 2020	$440	$191	$—	$393,922	$(16,487)	$378,066
Net income (loss)	—	—	—	86,586	—	86,586
Change in fair value of derivatives, net	—	—	—	—	5,915	5,915
Cash dividend	—	—	—	(3,515)	—	(3,515)
Special dividend				(1,952)		(1,952)
Purchase and cancellation of shares	—	(1)	—	(500)	—	(501)

Balance at June 30, 2021	$440	$190	$—	$474,541	$(10,572)	$464,599

See accompanying notes to financial statements.

F-32

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Statements of Cash Flows

	Successor		Predecessor
		Six-month Transition Period
(In thousands)	Year Ended December 31, 2022	Period from November 22 through December 25, 2021	Period from July 1 through November 21, 2021	Year Ended June 30, 2021
Operating Activities
Net (loss)/income	$(35,531)	$3,801	$22,934	$86,586
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for credit losses for accounts receivable	140,457	5,309	27,291	59,241
Depreciation and amortization	8,013	1,285	4,424	12,264
Amortization of deferred financing costs	7,888	5,700	278	—
Securitized financing costs	103,208	4,413	—	—
Settlement of interest rate swap	—	—	10,572	—
Gain on sale-leaseback and sale of property, plant and equipment	(59,739)	(6)	—	—
Deferred income taxes	(36,414)	17,334	(3,956)	3,351
Other non-cash items	—	—	(18,277)	3,941
Changes in operating assets and liabilities and other, net
Accounts, notes, and securitized receivables	(105,221)	(30,021)	(13,506)	7,096
Income taxes receivable	3,327	1,240	(4,104)	—
Interest payable on secured borrowing	(70,657)	3,089	—	—
Other assets	1,112	(2,741)	(2,019)	1,424
Accounts payable and accrued expenses (and deferred revenue and other liabilities)	(28,913)	1,990	(13,875)	19,262
Inventory	(2,831)	(3,872)	(14,208)	(3,557)

Net cash (used in)/provided by operating activities	(75,301)	7,521	(4,446)	189,608
Investing Activities
Purchases of property, plant, and equipment	(2,279)	(128)	(2,275)	(5,415)
Proceeds from sale of property, plant, and equipment	266,525	6	4,365	159
Payments received on company owned life insurance policies	—	—	14,778	—
Payments received on operating loans to dealers	—	—	—	2,233

Net cash provided by (used in) investing activities	264,246	(122)	16,868	(3,023)
Financing Activities
Contributions from parent	40,895	3,615	7,807	—
Dividends paid	(68,149)	(11,857)	(5,026)	(7,127)
Issuance of long-term debt and other obligations	—	—	—	287,062
Repayment of long-term debt and other obligations	(361,305)	(219,014)	(85,760)	(359,205)
Proceeds from secured debt obligations	382,133	400,000	—	—
Repayment of secured debt obligations	(374,717)	—	—	—
Payments for repurchase of common stock	—	—	(14,750)	(500)

Net cash (used in)/provided by financing activities	(381,143)	172,744	(97,729)	(79,770)

Net (decrease)/increase in cash, cash equivalents	(192,198)	180,143	(85,307)	106,815
Cash, cash equivalents at beginning of period	203,556	23,413	108,720	1,905

Cash, cash equivalents at end of period	$11,358	$203,556	$23,413	$108,720

Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$—	$—	$—	$30,485
Cash paid for interest	$6,523	$905	$—	$14,021
Cash paid for interest on secured debt	$91,994	$—	$—	$—
Accrued capital expenditures	$—	$208	$—	$—
Supplemental schedule of non-cash financing activities
Impact of pushdown accounting	$3,514	$132,043	$—	$—

See accompanying notes to financial statements.

F-33

W.S. Badcock LLC (f/k/a W.S. Badcock Corporation)

Notes to Financial Statements

(1) Organization and Significant Accounting Policies

Description of Business. On December 8, 2023, W.S. Badcock Corporation converted from a corporation to a limited liability company and was thereby renamed W.S. Badcock LLC (the “Company”, “Badcock”, or “our”). The Company is a retailer of furniture, appliances, bedding, electronics, home office equipment, accessories and seasonal items in a showroom format. Additionally, Badcock offers multiple and flexible payment solutions and credit options through third parties and its consumer financing services. On November 21, 2021, Franchise Group Inc. (“FRG” or “Parent”) purchased 100% of the Class A common stock and Class B common stock from the former owners of W.S. Badcock Corporation (the “Badcock Acquisition”).

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Badcock Acquisition. The assets acquired and the liabilities assumed in the Badcock acquisition above are recorded at fair value in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” The Company elected the accounting policy option as allowed under ASC 805 to apply pushdown accounting after this change-in-control event. Acquisition-related costs are expensed as incurred. The purchase price is allocated to the various tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values. In the case where there is an excess of aggregate net fair value of assets acquired and liabilities assumed over the fair value of consideration transferred, the purchase price will be recorded as a bargain purchase gain. Determining the fair value of certain assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions, which are inherently uncertain. In addition, the judgments made in determining the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations.

During the measurement period, the Parent recorded adjustments to the acquired assets and liabilities assumed or the preliminary purchase price, with a corresponding offset to Additional Paid-In Capital, to reflect new information obtained about facts and circumstances that existed as of the acquisition dates.

Fiscal Year End. For the period ended December 25, 2021, our fiscal year ended on the Saturday in December closest to December 31st. On February 22, 2022, the FRG Board of Directors approved a change in our fiscal year-end from the last Saturday in December closest to December 31st to the Saturday closest to December 31st whether in December or January. Fiscal year 2022 ended on December 31, 2022 and included 53 weeks, with the 53rd week falling in the fourth fiscal quarter. Prior to its acquisition by FRG on November 21, 2021, the Company had a June 30th fiscal year end. As a result of the Badcock acquisition, the Company has a Transition Period from November 22, 2021 through December 25, 2021 (Successor) and Period from July 1, 2021 through November 21, 2021 (Predecessor).

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Operations Classification. Revenues have been classified into product, service and other as further discussed in “Note 6 - Revenue.” Costs of sales for product includes the cost of merchandise, transportation and warehousing costs including corresponding depreciation and amortization on our distribution centers. Other operating expenses, including employee costs, occupancy costs, depreciation and amortization, and advertising expenses have been classified in selling, general and administrative expenses. For the year ended December 31, 2022, periods ended December 25, 2021 and November 21, 2021 and the year ended June 30, 2021, total advertising expense was $22.2 million, $2.0 million, $13.7 million, and $32.7 million, respectively.

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Cash and Cash Equivalents. The Company considers all highly liquid instruments with maturities of three months or less at the time of purchase, as well as credit card receivables for sales to customers in its stores that generally settle within two to five business days, to be cash equivalents. The Company maintains cash and cash equivalent balances with financial institutions that exceed federally-insured limits. The Company has not experienced any losses related to these balances, and the Company believes credit risk to be minimal.

Securitization of Receivables. Sales of beneficial interests in customer revolving lines of credit are recorded as cash and an equivalent amount is recorded as “Debt secured by accounts receivable, net” on the Company’s Balance Sheets. The accounts receivable, which have been securitized, are recorded as “Securitized accounts receivable” on the Balance Sheets. The net securitized accounts receivable on the balance sheet include the current and non-current portions, net of allowance for bad debt and an unamortized purchase discount recorded in purchase accounting related to the Badcock Acquisition.

Inventories. Inventory for the Company after the Badcock Acquisition is comprised of finished goods and is valued at the lower of cost or market value, with cost determined by the first-in, first-out method. Inventory includes the purchase price of the inventory plus costs of freight for moving merchandise from vendors to distribution centers as well as from distribution centers to stores. An obsolescence reserve is estimated based on the amount of inventory on hand, its age, and its condition.

Inventory for the Company prior to the Badcock Acquisition is comprised of finished goods and are stated at the lower of cost or market. Cost was determined by the last-in, first-out (LIFO) method for furniture, appliances and accessories. Cost was determined by the first-in, first-out (FIFO) method for electronics. In total, approximately 92% of inventories were valued using the LIFO method as of June 30, 2021. To properly state the necessary LIFO reserve, the predecessor Company has recorded additional provisions of $3.6 million during the year ended June 30, 2021, which is included in the costs of product sales. No additional LIFO provision was recorded in the transition period from July 1, 2021 to November 21, 2021.

Receivables and Allowance for Doubtful Accounts. Accounts receivable consist primarily of customer receivables from revolving credit sales originated at the time of delivery of the product and service. The Company records the amount of principal and accrued interest on customer receivables in the balance sheet based on contractual terms.

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance for doubtful accounts based on the overall aging and quality of total customer accounts receivable, historical write-off experience, existing economic conditions and management judgment. The Company reviews its allowance for doubtful accounts periodically. All balances are reviewed on a pooled basis and are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Assets Held for Sale. As of December 31, 2022, Badcock was negotiating sale transactions for certain non-operating properties that it expects to sell within one year. The properties were recorded at the lesser of carrying value or fair value less costs to sell of $8.5 million which is classified as “Current assets held for sale” on the Balance Sheets.

Property, Plant, and Equipment. Property, plant, and equipment are stated at cost less accumulated depreciation and amortization. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, twenty to thirty years for buildings and building improvements. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the assets. Furniture, fixtures, and equipment are amortized three to ten years. Certain allowable costs of software acquired, developed, or obtained for internal use are capitalized and typically amortized over the estimated useful life of the software.

F-35

Revenue Recognition. The following is a description of the principal activities from which the Company generates its revenues. For more detailed information refer to “Note 6 - Revenue.”

Product revenues: These include sales of merchandise at the stores and online. Revenue is measured based on the amount of fixed consideration that the Company expects to receive, reduced by estimates for variable consideration such as returns. Revenue also excludes any amounts collected from customers and remitted or payable to governmental authorities. In arrangements where the Company has multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. The Company recognizes revenue for retail store and online transactions when it transfers control of the goods to the customer.

Service and other revenues is comprised primarily of:

•

Interest income: Interest income is related to our customer accounts receivable and are included in revenue as earned and finance charges applicable to customer accounts receivable are calculated on the outstanding average daily balance using the effective interest rate method. For our no-interest option programs, as a practical expedient acceptable under ASC 606, we do not adjust for the time value of money.

•

Warranty and insurance revenue: We sell appliance warranty, furniture protection and credit insurance contracts on behalf of unrelated third parties. The Company has a single performance obligation associated with these contracts: the delivery of the product to the customer, at which point control transfers. Warranty commissions are recognized upon delivery of the product. Insurance commissions are calculated as a percentage of premiums and the premiums are calculated on outstanding average daily balances of customer accounts receivable using the effective interest rate method. We receive retrospective commissions from the third-party providers of the warranty and insurance programs. These commissions are paid if claims are less than an agreed amount of earned premiums and are recognized when earned.

Leases. The Company adopted Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)”on the Badcock Acquisition date to align with accounting standards of its Parent. The guidance in ASU 2016-02 (as subsequently amended by ASU 2018-01, ASU 2018-10, ASU 2018-11 and ASU 2018-20) requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, permitted the Company to carry forward the historical lease classification for leases that commenced before the effective date of the new standard. The Company elected to not separate non-lease components from lease components for all classes of underlying assets. The Company did not elect the hindsight practical expedient, which permits the use of hindsight when determining lease term and impairment of right-of-use assets. Adoption of the standard resulted in the recognition of operating lease right-of-use assets and lease liability of $51.7 million on the Company’s balance sheets. The adoption of the standard did not have a material impact on the Company’s statements of operations or statements of cash flows. Refer to “Note 8 - Leases” for additional information related to the Company’s accounting for leases.

Predecessor accounting under ASC 840

The Company has non-cancelable operating leases, primarily for buildings, that generally expire over the next ten years. These leases generally require the Company to pay all executory costs such as maintenance and insurance. Certain building leases contain escalation clauses for increased rent, taxes and operating expenses. Lease expense is recognized on a straight-line basis over the life of the lease and is recognized in selling, general and administrative expenses in the accompanying Statements of Operations.

F-36

Successor accounting under ASC 842

The Company’s lease portfolio primarily consists of leases for its retail store locations, office space and distribution centers, as well as in the operation of certain of our dealer-owned stores. The Company also leases tractors and trucks, local delivery trucks, and leases certain office equipment under finance leases. The finance lease right of use assets are included in property, plant, and equipment (“PP&E”) and the finance lease liabilities are included in current and non-current installments of long-term obligations. The Company determines if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. Operating leases with an initial term of 12 months or less are not recorded on the Balance Sheets, and the Company recognizes rent expense for these leases on a straight-line basis over the lease term. For leases with an initial term in excess of 12 months, lease right-of-use assets and lease liabilities are recognized based on the present value of the future lease payments over the committed lease term at the lease commencement date. The Company’s leases do not provide an implicit rate; therefore, the Company uses its incremental borrowing rate and the information available at the lease commencement date in determining the present value of future lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis over a similar term, an amount equal to the lease payments in a similar economic environment. Most leases include one or more options to renew and the exercise of renewal options is at the Company’s sole discretion. The Company does not include renewal options in its determination of the lease term unless the renewals are deemed to be reasonably certain at lease commencement. The Company uses the long-lived assets impairment guidance in ASC 360-10, “Property, Plant, and Equipment—Overall,” to determine whether a right-of-use asset is impaired, and if so, the amount of the impairment loss to recognize.

The Company subleases some of its real estate leases. The lessor and sublease portfolio primarily consists of stores that have been leased to dealers. For leases where the Company is a lessor, rent income and related operating lease expense for lease payments is recognized on a straight-line basis over the lease term.

For operating leases, lease costs are recorded within selling, general, and administrative expenses (“SG&A”) within the statements of operations as follows: (1) rental expense related to leases for retail stores, and (2) rental expense for leased properties that are subsequently subleased to dealers, offset by rental income from sublease agreements with dealers. For finance leases where the Company is the lessee, lease cost includes the amortization of the right-of-use (“ROU”) asset, which is amortized on a straight-line basis and recorded to “SG&A” and interest expense on the finance lease liabilities is recorded to “Interest expense, net.” Finance lease ROU assets are amortized over the shorter of their estimated useful lives or the terms of the respective leases. The Company’s subleases and leases for which the Company is a lessor are all classified as operating leases, for which the Company accounts for the lease and non-lease components as one lease component, as discussed below.

The Company has lease agreements with lease and non-lease components, which the Company elects to combine as one lease component for all classes of underlying assets. Non-lease components include variable costs based on actual costs incurred by the lessor related to the payment of real estate taxes, common area maintenance, and insurance. These variable payments are expensed as incurred as variable lease costs.

Fair Value of Financial Instruments. As required, financial assets and liabilities are classified in the fair value hierarchy in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The carrying value of Cash and cash equivalents, restricted cash, accounts receivable and accounts payable as reported in the accompanying balance sheets approximate fair value due to their short-term maturities. The carrying amount of Long-term debt approximates fair value because the interest rate paid has a variable component.

F-37

ASC 820-10, Fair Value Measurements and Disclosures defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 also establishes a framework for measuring fair value and expands disclosures about fair value measurements on a recurring and non-recurring basis.

The derivative assets and liabilities resulting from interest rate swaps are reflected in the balance sheet at fair market value and are based on estimates obtained from financial institutions (other observable inputs (Level 2)).

Derivative Instruments and Hedging Activities. The predecessor Company accounted for derivatives and hedging activities in accordance with Accounting Standards Codification (ASC) 815-10, Derivative and Hedging, as amended, and applied the simplified hedge accounting approach for receive-variable, pay-fixed interest rate swaps. In accordance with ASC 815-10, the Company recorded all derivative instruments on the balance sheet at their respective settlement value. Herein, references to fair value of derivative instruments were their settlement value. The predecessor Company terminated all interest rate swaps by November 21, 2021.

Changes in the fair value of derivatives that are highly effective and are designated and qualify as cash-flow hedges were recorded as a component of other comprehensive income, until earnings were affected by the variability in cash flows of the designated hedged item. Changes in the fair value of derivatives that were not designated and do not qualify as cash-flow hedges were reported in current period earnings. The Company would discontinue hedge accounting prospectively if it determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated or exercised, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

Deferred Income Taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities, which are recorded within “Non-current deferred tax assets” and “Non-current deferred tax liabilities” within the balance sheets, are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. In accordance with accounting standards, the Company assesses the likelihood that its deferred tax assets will be realized. Deferred tax assets are reduced by a valuation allowance when, after considering all available positive and negative evidence, it is determined that it is more likely than not that some portion, or all, of the deferred tax asset will not be realized. The Company will analyze its position in subsequent reporting periods, considering all available positive and negative evidence, in determining the expected realization of its deferred tax assets. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has elected to classify interest charged on a tax settlement in interest expense, and accrued penalties, if any, in selling, general, and administrative expenses.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items. The Company records unrecognized tax benefit liabilities for known or anticipated tax issues based on an analysis of whether, and the extent to which, additional taxes will be due.

Accounting Pronouncements

Certain prior year amounts within the financial statements and footnotes have been reclassified to conform to the current year presentation.

In June 2016, the ASU No. 2016-13, “Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC 326”), which changes how companies measure credit losses for most financial assets and

F-38

certain other instruments that aren’t measured at fair value through net income. The standard replaces the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost (which generally will result in the earlier recognition of allowances for losses) and requires companies to record allowances for available-for-sale debt securities, rather than reduce the carrying amount. In addition, companies will have to disclose significantly more information, including information used to track credit quality by year of origination, for most financing receivables.

Effective January 1, 2023, the Company adopted ASC 326 and applied a cumulative-effect adjustment to retained earnings. The Company has reviewed its entire portfolio of assets recognized on the balance sheet as of December 31, 2022 and identified customer receivables and securitized receivables as the materially impacted assets within the scope of ASC 326. Upon adoption of ASC 326 the Company recorded a net decrease of $10.0 million to retained earnings as of January 1, 2023.

(2) Acquisition & Pushdown Accounting

On November 22, 2021, the Parent completed the acquisition of the Company. The fair value of the consideration transferred at the acquisition date was $548.8 million. The following table summarizes the final allocation of the fair values of the identifiable assets acquired and liabilities assumed in the Badcock Acquisition on November 22, 2021.

(In thousands)	November 22, 2021
Cash and cash equivalents	$23,413
Inventories	130,045
Accounts receivable	411,268
Other current assets	5,023
Property, plant, and equipment	238,865
Operating lease right-of-use assets	55,626
Other non-current assets	2,506

Total assets	866,746
Current operating lease liabilities	12,070
Accounts payable and accrued expenses	71,436
Other current liabilities	18,942
Current installments of long-term obligations	5,261
Long-term obligations, excluding current installments	7,247
Non-current operating lease liabilities	39,599
Other long-term liabilities	27,849

Total liabilities	182,404

Total fair value of assets	681,397

Long-term debt pushed down from Parent	(545,840)

Impact of pushdown accounting	$135,557

In accordance with ASC 805, the Parent recognized a bargain purchase gain on the Badcock Acquisition and the Parent pushed down the long-term debt entered into and for which the Company is legally obligated, which has been recorded as an “Effect of Franchise Group Acquisition” to Additional Paid-in Capital in the Statements of Stockholders’ Equity.

Operating lease right-of-use assets of $55.6 million and operating lease liabilities of $51.7 million, consist of leases for retail store locations, warehouses and office equipment. The right-of use assets include a $3.9 million favorable lease intangible asset.

F-39

Property, plant and equipment consists of fixtures and equipment of $93.0 million, buildings and building improvements of $98.0 million, land and land improvements of $33.4 million, leasehold improvements of $23.7 million, and construction in progress of $1.4 million.

During the year ended December 31, 2022, the preliminary estimates of the fair value of identifiable assets acquired and liabilities assumed were finalized, which resulted in a $3.5 million increase to the bargain purchase gain for a cumulative bargain purchase gain of $135.6 million. The adjustment is classified as “Effect of Franchise Group Acquisition” on the Statements of Stockholders’ Equity. The Company believes the seller in the Badcock Acquisition was willing to accept a bargain purchase price in return for the Parent’s ability to act more quickly, partially due to the Parent’s access to capital to complete the transaction, and with greater certainty than any other prospective acquirer. Additionally, the Parent believes the seller was motivated to complete the transaction as part of an overall repositioning of its business. Upon completion of this reassessment, the Parent concluded that recording a bargain purchase gain with respect to the Badcock Acquisition was appropriate and required under GAAP.

(3) Accounts and Notes Receivable

Current and non-current receivables as of December 31, 2022 and December 25, 2021 are presented in the Balance Sheets as follows:

	Successor
(In thousands)	December 31, 2022	December 25, 2021
Customer and dealer accounts receivable	$60,859	$13,020
Notes and interest receivable	1,305	433
Income tax receivable	(214)	3,114
Allowance for credit losses	(1,884)	(903)

Current receivables, net	60,066	15,664

Notes receivable, non-current	3,022	849
Allowance for credit losses, non-current	(759)	—

Non-current receivables, net	2,263	849

Total receivables	$62,329	$16,513

Allowance for Credit Losses

The adequacy of the allowance for credit losses is assessed on a quarterly basis and adjusted as deemed necessary. Activity in the allowance for credit losses for the years ended December 31, 2022 and the transition period from November 22, 2021 to December 25, 2021 was as follows:

(In thousands)	December 31, 2022	November 22, 2021 through December 25, 2021
Balance at beginning of period	$903	$—
Provision for credit losses	981	903
Write-offs, net of recoveries	—	—

Balance at end of year	$1,884	$903

The non-current allowance for credit losses was deemed immaterial for both periods presented.

(4) Securitized Accounts Receivable

In order to monetize its customer credit receivables portfolio, Badcock sells beneficial interests in customer revolving lines of credit pursuant to securitization transactions. On December 20, 2021, Badcock securitized its

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existing consumer credit receivables portfolio of $534.0 million for a purchase price of $400.0 million in cash. During the fiscal year ended December 31, 2022, the Company securitized an additional $444.9 million of its customer credit receivables portfolio for $382.1 million of cash. As tranches of customer credit receivables are securitized, proceeds received are recorded as “Cash” and an equivalent amount is recorded as “Debt secured by accounts receivable, net” on the Balance Sheets, which includes the face amount of current and non-current receivables, net of the unamortized discount. The securitizations do not qualify as a sale under ASC 860—“Transfers and Servicing,” even though the underlying receivables are deemed to be legally sold. The accounts receivable, which have been securitized, are recorded as “Current securitized accounts receivable, net” and “Non-current securitized accounts receivable, net” on the Company’s Balance Sheets. The accounts include the current and non-current portions, net of allowance for bad debt and an unamortized purchase discount recorded in purchase accounting related to the Badcock Acquisition.

The Company records the income earned on the customer revolving lines of credit as interest income in “Service and other revenues” with a corresponding amount recorded in “Interest expense, net” on the Statements of Operations as a result of the securitization. Amortization of the secured debt discount is also recorded in “Interest expense, net” on the Statements of Operations. In connection with the securitization of the receivables, Badcock has entered into a receivables servicing agreement with lenders pursuant to which Badcock will provide certain customary servicing and account management services. During the year ended December 31, 2022 and during the transition period November 22, 2021 to December 25, 2021, Badcock earned $10.2 million and $459 thousand, respectively, pursuant to this agreement, recorded in “Service and other revenues” on the Statements of Operations.

The debt secured by accounts receivable is non-recourse to the Company. Lenders must rely on payments received from the Company’s customers to service the secured debt, unless the Company has breached its representations or warranties in the loan agreements. The lenders assume the credit risk of the customer and their only recourse, upon default by the customer, is against the customer.

The non-current portion of secured debt matures generally within two to three years of the Company’s Balance Sheet date.

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The components of securitized accounts receivable and debt secured by accounts receivables at December 31, 2022 and December 25, 2021 were as follows:

(In thousands)	12/31/2022	12/25/2021
Current securitized accounts receivable	$374,179	$476,071
Unamortized purchase price discount	(24,171)	(106,504)
Allowance for doubtful securitized accounts, current	(57,095)	—

Current securitized accounts receivable, net	292,913	369,567

Non-current securitized accounts receivable	50,494	60,869
Unamortized purchase price discount	(3,262)	(13,617)
Allowance for doubtful securitized accounts, non-current	(7,705)	—

Non-current securitized accounts receivable, net	39,527	47,252
Total securitized assets, net	$332,440	$416,819

Current installments of debt secured by accounts receivable	$374,879	$421,935
Unamortized debt discount	(34,858)	(119,689)

Current debt secured by accounts receivable, net	340,021	302,246

Non-current installments of debt secured by accounts receivable	119,240	111,671
Unamortized debt discount	(11,792)	(6,415)

Non-current debt secured by accounts receivable, net	107,448	105,256
Total debt secured by accounts receivable, net	$447,469	$407,502

When securitized receivables are delinquent for approximately one year, the estimated uncollectible amount from the customer is written off and the corresponding securitized accounts receivable is reduced. Due to their non-recourse nature, the Company will record a gain on extinguishment for any debt secured by uncollectible accounts receivable in the future when the debt meets the extinguishment requirements in accordance with ASC 470, “Debt”. Activity in the allowance for doubtful accounts for the year ended December 31, 2022 was as follows:

(In thousands)	12/31/2022
Balance at beginning of year	$—
Provision for doubtful accounts	139,300
Write-offs, net of recoveries	(74,500)

Balance at end of year	$64,800

Activity in the allowance for doubtful accounts for the transition period November 22, 2021 through December 25, 2021 was immaterial.

The components of interest income and interest expense generated from securitized receivables for the years ended December 31, 2022 and the transition period November 22, 2021 through December 25, 2021 were as follows:

(In thousands)	December 31, 2022	November 22, 2021 through December 25, 2021
Total interest income from securitization[1]	$193,860	$25,508
Total interest expense, debt secured by accounts receivables:	(227,962)	(7,502)

[1]	Includes interest income from Badcock owned receivables (refer to “Note 3 – Accounts and Notes Receivable”) and securitized receivables.

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(5) Property, Plant, and Equipment, Net

Property, plant, and equipment at December 31, 2022 and December 25, 2021 was as follows:

	Successor
(In thousands)	December 31, 2022	December 25, 2021
Land and land improvements	$998	$36,306
Buildings and building improvements	749	176,188
Leasehold improvements	1,550	1,602
Furniture, fixtures, and equipment	18,181	17,221
Construction in progress	1,167	1,339
Finance lease asset	1,619	1,619

Property, plant, and equipment, gross	24,264	234,275

Less accumulated depreciation and amortization	5,899	1,285

Property, plant, and equipment, net	$18,365	$232,990

Total depreciation and amortization expense on property, plant, and equipment was $7.1 million for the successor year ended December 31, 2022, $1.2 million for the successor transition period November 22, 2021 to December 25, 2021, and $4.4 million for the predecessor period July 1, 2021 to November 21, 2021, and approximately $11.6 million, for the predecessor year ended June 30, 2021, respectively.

Sale-Leaseback Transactions

In the year ended December 31, 2022, the Company sold a number of its retail locations, distribution centers, and its corporate headquarters for a total of $260.6 million, resulting in a net gain of $59.8 million, comprised of $65.3 million of gains and $5.5 million of losses. Contemporaneously with these sales, the Company entered into lease agreements pursuant to which the Company leased back the retail locations, distribution centers, and corporate headquarters, all of which are being accounted for as operating leases. The net gain has been recognized as “Gain on sale-leaseback transactions, net” on the Statements of Operations for the year ended December 31, 2022.

(6) Revenue

For details regarding the principal activities from which the Company generates its revenue, refer to “Note 1 – Organization and Significant Accounting Policies “. The following represents the disaggregated revenue for the year ended December 31, 2022, Transition period from November 22, 2021 to December 25, 2021 and July 1, 2021 to November 21, 2021 and the year ended June 30, 2021:

	Successor		Predecessor
		Transition Period
(In thousands)	Year ended December 31, 2022	November 22, 2021 through December 25, 2021	July 1, 2021 through November 21, 2021	Year ended June 30, 2021
Total product revenue	$628,170	$67,353	$279,761	$704,936

Financing revenue	1,289	—	—	—
Interest income	101,172	8,712	42,197	141,341
Interest income from amortization of original purchase discount	92,688	16,796	—	—
Warranty and damage revenue	52,437	5,389	21,720	26,212
Other revenues	43,301	3,807	13,961	29,433

Total service revenue	290,887	34,704	77,878	196,986

Total revenue	$919,057	$102,057	$357,639	$901,922

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Contract Balances

The following table provides information about receivables and contract liabilities (deferred revenue) from contracts with customers as of December 31, 2022 and December 25, 2021:

(In thousands)	December 31, 2022	December 25, 2021
Accounts receivable	$60,859	$13,020
Notes receivable	4,327	1,282
Customer deposits	$6,694	$16,397
Gift cards	73	88
Other deferred revenue	2,794	1,855

Total deferred revenue	$9,561	$18,340

Deferred revenue consists of (1) amounts received for merchandise of which customers have not yet taken possession, and (2) gift card or store credits outstanding, which are primarily recognized within one year following the revenue deferral.

(7) Long-Term Obligations

Long-term obligations at December 31, 2022 and December 25, 2021 were as follows:

	Successor
(In thousands)	December 31, 2022	December 25, 2021
Term loans, net of debt issuance costs
Badcock first lien term loan	$—	$201,911
Badcock second lien term loan	—	146,235

Total term loans, net of debt issuance costs	—	348,146
Other long-term obligations	6,145	10,537
Finance lease liabilities	668	1,547

Total long-term obligations	6,813	360,230
Less: current installments	4,503	182,520

Total long-term obligations, net	$2,310	$177,710

Badcock First Lien Credit Agreement and First Lien Badcock Term Loan

On November 22, 2021 (the “Badcock Closing Date”), the Company entered into a First Lien Credit Agreement (the “First Lien Badcock Credit Agreement”) with various lenders. The First Lien Badcock Credit Agreement provides for a $425.0 million senior secured term loan (the “First Lien Badcock Term Loan”), made by the First Lien Badcock Lenders to the Company.

The First Lien Badcock Term Loan, at the option of the Borrowers, bore interest at either (i) a rate per annum based on Term Secured Overnight Financing Rate (“SOFR”) for an interest period of one, three or six months (or under certain circumstances, twelve months or less than one month), plus an interest rate margin of 4.75% (each, a “Badcock First Lien SOFR Loan”), or (ii) an alternate base rate determined as provided in the First Lien Credit Agreement, plus an interest rate margin of 3.75% (each, a “Badcock First Lien ABR Loan”), with an effective 1.00% alternate base rate floor. Interest on Badcock First Lien SOFR Loans was payable in arrears at the end of each applicable interest period (and, with respect to an interest period of longer than three months, at three-month intervals during such interest period), and interest on Badcock First Lien ABR Loans was payable in arrears on the last business day of each calendar quarter.

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The proceeds of the First Lien Badcock Term Loan, together with the proceeds of the Second Lien Badcock Term Loan and certain cash on hand of the Parent and its subsidiaries, were used to consummate the Badcock Acquisition and to pay fees and expenses incurred in connection therewith and with certain related transactions, including the entry into the Credit Agreement.

On December 23, 2021, the Company repaid $219.0 million of principal of the First Lien Badcock Term Loan using cash proceeds from the Receivables Purchase Agreement. The early repayment resulted in additional interest expense of $5.0 million for the write-off of deferred financing costs.

During the year ended December 31, 2022, the Badcock First Lien Term Loan was fully repaid using cash proceeds from the sales of certain parcels of land on which Badcock operates its distribution centers and corporate headquarters as discussed in “Note 5 – Property, Plant and Equipment, Net” and from the securitization of its existing consumer credit receivables portfolio as discussed in “Note 4 - Securitized Accounts Receivable.” Upon the repayment of the First Lien Term the Company wrote off $3.4 million of related deferred financing costs.

Badcock Second Lien Credit Agreement and Term Loan

On the Badcock Closing Date, the Company entered into a Second Lien Credit Agreement (the “Second Lien Badcock Credit Agreement” and together with the First Lien Badcock Credit Agreement, the “Badcock Credit Agreements”) with the various lenders from time-to-time party thereto (the “Second Lien Badcock Lenders”) and Alter Domus (US) LLC, as administrative agent and collateral agent (“Second Lien Badcock Agent” and together with the First Lien Badcock Agent, the “Badcock Agents”). The Second Lien Badcock Credit Agreement provides for a $150.0 million senior secured term loan (the “Second Lien Badcock Term Loan” and together with the First Lien Badcock Term Loan, the “Badcock Term Loans”), made by the Second Lien Badcock Lenders to one or more of the Borrowers.

The Second Lien Badcock Term Loan, at the option of the Borrowers, bore interest at either (i) a rate per annum based on Term SOFR for an interest period of one, three or six months (or under certain circumstances, twelve months or less than one month), plus an interest rate margin of 7.50% (each, a “Second Lien SOFR Loan”), or (ii) an alternate base rate determined as provided in the Second Lien Badcock Credit Agreement, plus an interest rate margin of 6.50% (each, a “Second Lien Badcock ABR Loan”), with an effective 1.00% SOFR floor and a 2.00% alternate base rate floor. Interest on Second Lien Badcock SOFR Loans was payable in arrears at the end of each applicable interest period (and, with respect to an interest period of longer than three months, at three-month intervals during such interest period), and interest on Second Lien Badcock ABR Loans was payable in arrears on the last business day of each calendar quarter.

The proceeds of the Second Lien Badcock Term Loan, together with the proceeds of the First Lien Badcock Term Loan and certain cash on hand of the Parent and its subsidiaries, were used to consummate the Acquisition and to pay fees and expenses incurred in connection therewith and with certain related transactions, including the entry into the Credit Agreement Amendments.

During the year ended December 31, 2022, the Badcock Second Lien Term Loan was fully repaid using cash proceeds from the sales of certain parcels of land on which Badcock operates its distribution centers and corporate headquarters as discussed in “Note 5 – Property, Plant and Equipment, Net” and from the securitization of its existing consumer credit receivables portfolio as discussed in “Note 4 - Securitized Accounts Receivable.” Upon the repayment of the Badcock Second Lien Term the Company wrote off $3.1 million of related deferred financing costs.

Parent Debt

The Franchise Group (“FRG”), the parent Company of Badcock, has entered into certain secured term loan arrangements which are secured by the direct and indirect subsidiaries (“Subsidiaries”) of FRG. These

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obligations are secured on a first priority basis by substantially all of the assets of its Subsidiaries and on a second priority basis by credit card receivables, accounts receivable, deposit accounts, security accounts, commodity accounts, inventory and goods (other than equipment) of FRG and its Subsidiaries.

Additionally, FRG has entered into a Third Amendment (the “Third ABL Amendment”) to the FRG ABL Revolver Agreement with various lenders. The borrowing base of the ABL Revolver Agreement is determined based upon a percentage of qualified accounts receivable, credit card receivables, and inventory with a maximum commitment of $400 million. The ABL Revolver Agreement is secured by substantially all of the assets of FRG and its subsidiaries, including Badcock.

The Company believes that a default event that would trigger the Company’s assets as collateral is remote.

(8)	Leases

Refer to “Leases” under “Note 1—Organization and Significant Accounting Policies” for a discussion of our accounting policies. The finance lease right of use assets and lease liabilities are included in PP&E, current installments of long-term debt and long-term debt respectively. These leases are immaterial to the Financial Statements.

Company as Lessee

The components of lease costs under ASC 842 for leases that were recognized in the accompanying Statements of Operations for the successor fiscal year ended December 31, 2022, and period November 22, 2021 to December 25, 2021, were as follows:

	Successor
(In Thousands)	Year Ended December 31, 2022	November 22, 2021 to December 25, 2021
Operating lease cost	$27,026	$1,251
Short-term operating lease costs	401	54
Variable operating lease costs	2,600	168
Sublease income	(7,957)	(664)

Total operating lease cost	$22,070	$809

For the predecessor period July 1, 2021 to November 21, 2021, and the fiscal year ended June 30, 2021, under ASC 840, the Company recorded rent expense in selling, general and administrative expenses in the accompanying Statement of Operations of $5.9 million and $15.2 million respectively, and sublease income of $3.7 million and $9.5 million respectively.

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As of December 31, 2022, maturities of lease liabilities were as follows:

Fiscal Year	Operating leases (In thousands)
2023	$31,526
2024	28,717
2025	27,167
2026	25,473
2027	22,962
Thereafter	214,935

Total undiscounted lease payments	350,780
Less interest	129,127

Present value of lease liabilities	$221,653

The following represents other information pertaining to the Company’s lease arrangements for the years ended December 31, 2022 and December 25, 2021:

	Operating
(In thousands)	December 31, 2022	December 25, 2021
Right-of-use assets obtained in exchange for lease obligations(1)	$179,819	$—
Cash paid for amounts included in the measurement of lease liabilities	24,898	1,223
Weighted average remaining lease terms (years)	13.56	4.87
Weighted average discount rates	6.93%	6.12%

(1)

As of December 31, 2022, the majority of the lease liabilities arising from right-of-use assets were a result of Badcock’s sale-leaseback transactions. For details regarding the sale-leaseback transaction, refer to “Note 5 – Property, Plant, and Equipment, Net”.

Company as Lessor

The Company subleases some of its leased locations to certain dealers for operation as Badcock stores. The terms of these leases generally match those of the lease the Company has with the lessor. The following table illustrates the Company’s maturity analysis of lease payments to be received for non-cancelable subleases as of December 31, 2022:

Operating Leases
Fiscal Year (in thousands)	Subleases
2023	$7,068
2024	5,241
2025	4,141
2026	3,076
2027	1,606
Thereafter	537

Total future minimum receipts	$21,669

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(9) Income Taxes

Components of income tax expense for the periods ended December 31, 2022, December 25, 2021, November 21, 2021, and June 30, 2021 were as follows:

	Successor		Predecessor
		Transition Period
(In thousands)	Year ended December 31, 2022	November 22, 2021 through December 25, 2021	July 1, 2021 through November 21, 2021	Year ended June 30, 2021
Current income tax expense:
Federal	$17,138	$—	$4,238	$20,599
State	16	—	1,437	4,511

Total	17,154	—	5,675	25,110

Deferred income tax (benefit) expense:
Federal	(28,388)	1,886	(2,104)	2,719
State	(6,634)	484	(431)	631

Total	(35,022)	2,370	(2,535)	3,350

Total income tax expense (benefit)	$(17,868)	$2,370	$3,140	$28,460

For the periods ended December 31, 2022, December 25, 2021, November 21, 2021, and June 30, 2021, income before taxes consisted of the following:

	Successor		Predecessor
		Transition Period
(In thousands)	Year ended December 31, 2022	November 22, 2021 through December 25, 2021	July 1, 2021 through November 21, 2021	Year ended June 30, 2021
Income (loss) before income taxes
United States	(53,399)	6,171	26,074	115,046

Total	$(53,399)	$6,171	$26,074	$115,046

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pre-tax income as a result of the following for the periods ended December 31, 2022, December 25, 2021, November 21, 2021, and June 30, 2021:

	Successor		Predecessor
		Transition Period
(In thousands)	Year ended December 31, 2022	November 22, 2021 through December 25, 2021	July 1, 2021 through November 21, 2021	Year ended June 30, 2021
Computed “expected” income tax	$(11,214)	$1,296	$5,476	$24,160
State income taxes, net of federal benefit	(5,636)	382	794	4,195
Prior year true-up	826	—	—	—
Uncertain tax positions	(1,938)	—	—	—
Corporate owned life insurance premiums	—	—	(3,153)	—
Transaction costs	—	682	—	—
Other	94	10	23	105

Reported income tax expense (benefit)	$(17,868)	$2,370	$3,140	$28,460

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The tax effect of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2022 and December 25, 2021 are as follows:

	Successor
(In thousands)	December 31, 2022	December 25, 2021
Deferred income tax assets/(liabilities):
Federal net operating loss carryforward	$—	$22,181
State net operating loss carryforward	—	4,098
Accrued expenses and reserves	25,237	276
Inventory	—	—
Transaction costs	684	779
Interest expense carryforwards	2	713
Lease liabilities	55,766	12,970

Gross deferred income tax assets	81,689	41,017
Less: valuation allowance	—	—

Total deferred income tax assets	81,689	41,017

Deferred income tax liabilities:
Property, plant and equipment	(2,744)	(36,759)
Inventory	(1,871)	(4,524)
Right-of-use assets	(56,100)	(12,961)
Debt issuance discounts	(707)	(1,400)
Prepaid expenses	(906)	—

Total deferred income tax liabilities	(62,328)	(55,644)

Net deferred income tax liabilities	$19,361	$(14,627)

In assessing the realizability of the gross deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As of December 31, 2022, the Company has not recorded any valuation allowance against deferred tax assets.

As of December 31, 2022, the Company does not have any U.S. federal or state net operating loss carryforwards.

The Company adopted the accounting and disclosure requirements for uncertain tax positions, which requires a two-step approach to evaluate tax positions. This approach involves recognizing any tax positions that are more likely than not to occur and then measuring those positions to determine the amounts to be recognized in the financial statements. The Company decreased reserves for uncertain tax positions by $1.9 million primarily due to statute expiration as of December 31, 2022. It is reasonably possible that $1.1 million of uncertain tax positions may be recognized in the coming year as a result of a lapse of the statute of limitations.

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	Successor
	Year Ended December 31, 2022	November 22, 2021 to December 25, 2021
(In Thousands)
Balance, beginning of year	$4,819	$—
Additions based on tax positions related to the current year	—	—
Acquired tax positions of prior years	—	4,819
Additions for tax positions of prior years	—	—
Reductions for tax positions of prior years	(427)	—
Settlements	—	—
Lapse of statute of limitations	(1,511)	—

Balance, end of year	$2,881	$4,819

As of December 31, 2022, the Company’s earliest open tax year for U.S. federal income tax purposes was its fiscal year ended June 30, 2019.

(10) Related Party Transactions

Successor

The successor Company had the following transactions with Parent:

Paid management fees of $2.4 million and $280 thousand for the fiscal year ended December 31, 2022 (Successor) and the transition period November 22, 2021 to December 25, 2021 (Successor), respectively. Management fees are included in selling, general and administrative expenses in the Statements of Operations.

Predecessor

The predecessor Company had made premium advances on certain insurance policies and interest-bearing loans to related parties, primarily former owners of the Company.

The predecessor Company had assigned split-dollar life insurance policies to several related parties. In exchange, the related parties have agreed to repay the premiums paid by the Company of approximately $6.0 million as of June 30, 2021. Each time the Company pays insurance premiums on behalf of these related parties, an additional promissory note is created. These promissory notes accrue interest at the “applicable federal rate” published monthly by the Internal Revenue Service. The aggregate obligations for outstanding principal and accrued interest evidenced by these notes will be satisfied from the proceeds of the policies payable upon the death of the makers. The Company recognized approximately $196,000 in interest income related to the promissory notes during the year ended June 30, 2021. All life insurance policies were terminated or transferred to the related parties at the completion of the acquisition of the Company by FRG.

The predecessor Company had also made loans to several related parties. The outstanding balances of approximately $428,000 as of June 30, 2021 was settled at the completion of the acquisition of the Company by FRG. The Company owed $1.8 million to one of the related parties as of June 30, 2021, and this balance was paid at the completion of the acquisition of the Company by FRG.

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(11) Commitments and Contingencies

In the ordinary course of operations, the Company may become a party to legal proceedings. Based upon information currently available, management believes that such legal proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s business, financial condition, cash flows, or results of operations.

The Company is party to claims and lawsuits that are considered to be ordinary, routine litigation incidental to the business, including claims and lawsuits concerning the fees charged to customers for various products and services, relationships with dealers, intellectual property disputes, employment matters, and contract disputes. Although the Company cannot provide assurance that it will ultimately prevail in each instance, it believes the amount, if any, it will be required to pay in the discharge of liabilities or settlements in these claims will not have a material adverse impact on its results of operations, financial position, or cash flows.

(12) Unaudited Transition Period Comparative Data

As discussed in “Note 1 - Organization and Significant Accounting Policies”, the Company’s change in fiscal year end in 2021 resulted in a six-month transition period ended December 25, 2021. The following table presents certain unaudited financial information for the six-months ended December 31, 2020, for comparability with the transition period presented in the Statements of Operations.

(in thousands)	For the six-months ended December 31, 2020 (Unaudited)
Total revenue	$454,692

Product cost of revenue	194,377
Selling, general, and administrative expenses	119,871
Dealer commissions	87,751

Income from operations	52,693
Interest expense, net	6,928
Income from operations before income taxes	45,765
Income tax expense	11,442

Net income	$34,323

(13) Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including March 4, 2024, which is the date the accompanying financial statements were available to be issued.

Franchise Group, Inc. Merger

On August 21, 2023, Franchise Group, Inc. completed certain transactions, including being acquired by Freedom VCM Holdings, LLC, contemplated by an Agreement and Plan of Merger, dated as of May 10, 2023. The merger met the definition of a business combination in accordance with ASC 805, “Business Combinations”. As a result, the assets acquired and the liabilities of the Company were remeasured at fair value on August 21, 2023.

Badcock Sale

On December 18, 2023, W.S. Badcock LLC (f/k/a W.S. Badcock Corporation) was sold by Freedom VCM Holdings, LLC, and became a wholly-owned subsidiary of Conn’s Inc. (“Conn’s”) through an all-stock transaction.

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W.S. Badcock LLC

(f/k/a W.S. Badcock Corporation)

Financial Statements (Unaudited) for the

Period from August 22, 2023 through and as of September 30, 2023 (Successor),

Period from January 1, 2023 through August 21, 2023 (Predecessor), and

Period from December 26, 2021 through September 24, 2022, (Predecessor)

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W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Financial Statements (Unaudited) for the

Period from August 22, 2023 through and as of September 30, 2023 (Successor),

Period from January 1, 2023 through August 21, 2023 (Predecessor), and

Period from December 26, 2021 to September 24, 2022, (Predecessor)

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W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Statements of Operations (Unaudited)

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 26, 2021 through September 24, 2022
Revenues:
Product	$53,085	$323,455	$474,857
Service and other	29,664	128,703	224,978

Total revenues	82,749	452,158	699,835

Product cost of revenue	22,234	195,647	261,011
Selling, general, and administrative expenses	24,948	148,392	201,285
Dealer commissions	14,707	89,029	126,736

Total operating expenses	61,889	433,068	589,032
Income from operations	20,860	19,090	110,803
Other expense:
Gain on sale-leaseback transactions, net	—	—	59,225
Interest expense, net	(30,431)	(107,381)	(175,467)

Income (loss) from operations before income taxes	(9,571)	(88,291)	(5,439)
Income tax expense (benefit)	(2,392)	(23,209)	(2,100)

Net income (loss)	$(7,179)	$(65,082)	$(3,339)

See accompanying notes to financial statements.

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W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Balance Sheets (Unaudited)

	Successor	Predecessor
(In thousands)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,797	$11,358
Current receivables, net of allowance for credit losses	80,649	60,066
Current securitized receivables, net of allowance for credit losses	187,317	292,913
Inventories	104,318	136,748
Current assets held for sale	12,052	8,528
Other current assets	4,682	4,192

Total current assets	400,815	513,805
Property, plant, and equipment, net	39,739	18,365
Non-current receivables, net	1,721	2,263
Non-current securitized receivables, net	23,171	39,527
Operating lease right-of-use assets	174,944	225,816
Non-current deferred tax assets	19,361	19,361
Other non-current assets	2,082	2,460

Total assets	$661,833	$821,597

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term obligations, net	$2,983	$4,503
Current installments of debt secured by accounts receivable, at fair value	182,334	—
Current installments of debt secured by accounts receivable, net	—	340,021
Current operating lease liabilities	11,452	16,742
Accounts payable and accrued expenses	58,186	58,123
Other current liabilities	7,977	8,822

Total current liabilities	262,932	428,211
Long-term obligations, excluding current installments	307	2,310
Non-current liabilities debt secured by accounts receivable, at fair value	42,935	—
Non-current liabilities debt secured by accounts receivable, net	—	107,448
Non-current operating lease liabilities	159,016	204,911
Other non-current liabilities	10,794	11,057

Total liabilities	475,984	753,937
Stockholders’ equity:
Common stock Class A, voting, $100 par value. Authorized 5,000 shares; issued and outstanding 4,400 shares	440	440
Common stock Class B, non-voting, $1 par value. Authorized 350,000 shares; issued and outstanding 168,896 shares	169	169
Additional paid-in capital	336,545	173,167
Retained earnings (deficit)	(151,305)	(106,116)

Total stockholders’ equity	185,849	67,660

Total liabilities and stockholders’ equity	$661,833	$821,597

See accompanying notes to financial statements.

F-55

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Statements of Stockholders’ Equity (Unaudited)

Period from August 22 through September 30, 2023

(In thousands)	Class A common stock	Class B common stock	Additional paid-in-capital	Retained earnings / (deficit)	Total stockholders’ equity
Balance at August 21, 2023	$440	$169	$357,987	$(181,176)	$177,420
Effect of Freedom Acquisition	—	—	(21,442)	181,176	159,734

Successor: Balance at August 22, 2023	$440	$169	$336,545	$—	$337,154
Net income (loss)	—	—	—	(7,179)	(7,179)
Cash dividend	—	—	—	(144,126)	(144,126)

Balance at September 30, 2023	$440	$169	$336,545	$(151,305)	$185,849

Statements of Stockholders’ Equity (Unaudited)

Period from January 1 through August 21, 2023

(In thousands)	Class A common stock	Class B common stock	Additional paid-in-capital	Retained earnings / (deficit)	Total stockholders’ equity
Balance at December 31, 2022	$440	$169	$173,167	$(106,116)	$67,660
Cumulative impact of adoption of ASC 326	—	—	—	(9,978)	(9,978)
Net income (loss)	—	—	—	(65,082)	(65,082)
Contributions from Parent	—	—	184,820	—	184,820

Balance at August 21, 2023	$440	$169	$357,987	$(181,176)	$177,420

Statements of Stockholders’ Equity (Unaudited)

Period from December 26, 2021 through September 24, 2022

(In thousands)	Class A common stock	Class B common stock	Additional paid-in-capital	Retained earnings / (deficit)	Total stockholders’ equity
Balance at December 25, 2021	$440	$169	$131,434	$(8,056)	$123,987
Net income (loss)	—	—	—	(3,339)	(3,339)
Effect of Franchise Group Acquisition	—	—	3,514	—	3,514
Cash dividend	—	—	—	(93,237)	(93,237)

Balance at September 24, 2022	$440	$169	$134,948	$(104,632)	$30,925

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W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Statements of Cash Flows (Unaudited)

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 26, 2021 through September 24, 2022
Operating Activities
Net income (loss)	$(7,179)	$(65,082)	$(3,339)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses for accounts receivable	9,209	61,713	97,383
Depreciation and amortization	527	2,788	6,720
Amortization of deferred financing costs	2	17	7,935
Securitized financing costs	23,039	53,674	71,446
Gain on sale of property, plant and equipment	—	—	(4,017)
Gain on sale-leaseback	—	—	(59,225)
Other non-cash items	—	723	1
Changes in operating assets and liabilities
Accounts, notes, and securitized receivables	4,842	(25,168)	(79,483)
Income taxes receivable	—	(546)	(1,494)
Inventory	(8,068)	4,955	(28,557)
Other assets	1,641	(1,700)	(3,118)
Accounts payable and accrued expenses, deferred revenue (and other liabilities)	(20,309)	(54,025)	(48,923)

Net cash provided by (used in) operating activities	3,704	(22,651)	(44,671)
Investing Activities
Purchases of property, plant, and equipment	(257)	(1,434)	(2,279)
Proceeds from sale of property, plant, and equipment	—	265	260,426
Payments received on operating loans to franchisees and dealers	—	1,201	3,647

Net cash provided by (used in) investing activities	(257)	32	261,794
Financing Activities
Contributions from parent	—	194,190	—
Dividends paid	(153,638)	—	(92,608)
Repayment of long-term debt and other obligations	—	—	(355,374)
Proceeds from secured debt obligations	113,465	133,398	298,919
Repayment of secured debt obligations	(52,490)	(215,314)	(262,796)
Net cash provided by (used in) financing activities	(92,663)	112,274	(411,859)

Net increase (decrease) in cash equivalents and restricted cash	(89,216)	89,655	(194,736)

Cash, cash equivalents and restricted cash at beginning of period	101,013	11,358	203,556

Cash, cash equivalents and restricted cash at end of period	$11,797	$101,013	$8,820

Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$—	$567	$—
Cash paid for interest	$18	$192	$6,021
Cash paid for interest on secured debt	$7,439	$53,665	$63,668
Supplemental schedule of non-cash financing activities
Impact of pushdown accounting	$(21,442)	$—	$3,514

See accompanying notes to financial statements.

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W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Notes to Unaudited Financial Statements

(1) Organization and Significant Accounting Policies

Description of Business. On December 8, 2023, W.S. Badcock Corporation converted from a corporation to a limited liability company and was thereby renamed W.S. Badcock LLC (the “Company”, “Badcock”, or “our”). The Company is a retailer of furniture, appliances, bedding, electronics, home office equipment, accessories and seasonal items in a showroom format. Additionally, Badcock offers multiple and flexible payment solutions and credit options through third parties and its consumer financing services. On November 21, 2021, Franchise Group Inc. (“FRG” or “Parent”) purchased 100% of the Class A common stock and Class B common stock from the former owners of W.S. Badcock Corporation (the “Badcock Acquisition”).

In the opinion of management, all adjustments (including those of a normal recurring nature) necessary for a fair presentation of such financial statements in accordance with GAAP have been recorded. The December 31, 2022 balance sheet information was derived from the audited financial statements as of that date.

Franchise Group, Inc. Merger

On August 21, 2023, Franchise Group, Inc. completed certain transactions, including being acquired by Freedom VCM Holdings, LLC, contemplated by an Agreement and Plan of Merger, dated as of May 10, 2023. The merger met the definition of a business combination in accordance with ASC 805, “Business Combinations”. As a result, the assets acquired and the liabilities of the Company were remeasured at fair value on August 21, 2023 (the “Freedom Acquisition”). The Company elected the accounting policy option as allowed under ASC 805 to apply pushdown accounting in their separate financial statements after this change-in-control event.

Fair value option (FVO)—Successor Period Election

ASC 825-10, Financial Instruments, provides FVO election that allows companies an irrevocable election to use fair value as the initial and subsequent accounting measurement attribute for certain financial assets and liabilities. ASC 825-10 permits entities to elect to measure eligible financial assets and liabilities at fair value on an ongoing basis. Unrealized gains and losses on items for which the FVO has been elected are reported in earnings. The decision to elect the FVO is determined on an instrument-by-instrument basis, must be applied to an entire instrument and is irrevocable once elected. Assets and liabilities measured at fair value pursuant to ASC 825-10 are required to be reported separately from those instruments measured using another accounting method. In accordance with the options presented in ASC 825-10, the Company elected to present its current and non-current liabilities debt secured by accounts receivable beginning on August 21, 2023 when the Company’s assets and liabilities were remeasured as part of the Freedom Acquisition. The Freedom Acquisition was a remeasurement event which created an election date for the FVO as discussed in paragraph 825-10-25-4(e). Management believes the reporting of these liabilities at fair value method closely approximates the true economics of the agreement. The Company will record the gains or losses from the changes in fair value of the liabilities within Interest expense, net in the Statements of Operations.

See “Note 1 - Organization and Significant Accounting Policies” in the financial statements for the fiscal year ended December 31, 2022 for accounting policy of the measurement of the current and non-current liabilities debt secured by accounts receivable for the Predecessor period when FVO was not elected.

Sale-Leaseback Transactions

In the nine months ended September 24, 2022, the Company sold a number of its retail locations, distribution centers, and its corporate headquarters for a total of $265.8 million, resulting in a net gain of $59.2 million, comprised of $64.7 million of gains and $5.5 million of losses. Contemporaneously with these sales, the

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Company entered into lease agreements pursuant to which the Company leased back the retail locations, distribution centers, and corporate headquarters, all of which are being accounted for as operating leases. The net gain has been recognized as “Gain on sale-leaseback transactions, net” on the Statements of Operations for the nine months ended September 24, 2022.

Recent Accounting Pronouncements Adopted

In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2016-13, “Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” (“ASC 326”), which changes how companies measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The standard replaces the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost (which generally will result in the earlier recognition of allowances for losses) and requires companies to record allowances for available-for-sale debt securities, rather than reduce the carrying amount. In addition, companies will have to disclose significantly more information, including information used to track credit quality by year of origination, for most financing receivables.

Effective January 1, 2023, the Company adopted ASU 2016-13 and applied a cumulative-effect adjustment to retained earnings. The Company has reviewed its entire portfolio of assets recognized on the balance sheet as of December 31, 2022 and identified customer receivables and securitized receivables as the materially impacted assets within the scope of ASC 326. Upon adoption of ASC 326 the Company recorded a net decrease to retained earnings of $10.0 million as of January 1, 2023. Prior period amounts were not adjusted and will continue to be reported under the previous accounting standards.

The cumulative effect of the changes made to the Company’s Balance Sheet as a result of the adoption of ASC 326 were as follows:

	Impact of Adoption of ASC 326
(In thousands)	Balance at December 31, 2022	Adjustments due to ASC 326	Balance at January 1, 2023
Assets
Current receivables, net	$60,066	$(654)	$59,412
Current securitized receivables, net	292,913	(11,619)	281,294
Non-current securitized receivables, net	39,527	(1,568)	37,959
Deferred income taxes	38,528	3,863	42,391
Stockholders’ Equity
Retained earnings	(106,116)	(9,978)	(116,094)

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(2) Acquisition and Pushdown Accounting

The following table summarizes the preliminary estimates of the Badcock fair values of the identifiable assets acquired and liabilities assumed in the Freedom Acquisition discussed in “Note 1—Organization and Significant Accounting Policies”, on August 21, 2023. The preliminary estimates of the fair value of identifiable assets acquired and liabilities assumed are subject to revisions, which may result in an adjustment to the preliminary values presented below.

(In thousands)	Preliminary 8/21/2023
Cash and cash equivalents	$101,012
Inventories	96,250
Accounts receivable, net	194,406
Securitized accounts receivable, net	112,578
Other current assets	18,299
Property, plant, and equipment	40,015
Operating lease right-of-use assets	173,655
Other non-current assets	2,082

Total assets	738,297
Current installments of long-term obligations, net	3,205
Current installments of debt secured by accounts receivable, net	132,106
Current operating lease liabilities	11,225
Accounts payable and accrued expenses	60,967
Other current liabilities	6,865
Long-term obligations, excluding current installments	430
Non-current liabilities debt secured by accounts receivable, net	18,566
Non-current operating lease liabilities	158,637
Non-current deferred tax liabilities	—
Other non-current liabilities	9,142

Total liabilities	401,143

Total fair value of assets	337,154

Carrying value of assets recorded	(177,420)

Impact of pushdown accounting	$159,734

In accordance with ASC 805, and the Company’s election of push down accounting, the difference in carrying value and fair value has been recorded as an “Effect of Freedom Acquisition” to Additional Paid-in Capital in the Statements of Stockholders’ Equity. The consideration allocated to Badcock as part of the Freedom Acquisition equals the fair value of the net assets above.

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(3) Accounts and Notes Receivable

Current and non-current receivables as of September 30, 2023 and December 31, 2022 are presented in the Balance Sheets as follows:

(In thousands)	September 30, 2023	December 31, 2022
Customer and dealer accounts receivable	$83,187	$60,859
Notes and interest receivable	641	1,305
Income tax receivable	332	(214)
Allowance for credit losses	(3,511)	(1,884)

Current receivables, net	80,649	60,066

Notes receivable, non-current	2,551	3,022
Allowance for credit losses, non-current	(830)	(759)

Non-current receivables, net	1,721	2,263

Total receivables	$82,370	$62,329

Allowance for Credit Losses

The adequacy of the allowance for credit losses is assessed on a quarterly basis and adjusted as deemed necessary.

Activity in the allowance for credit losses for trade, customer, and dealer accounts receivable and notes receivable for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), were as follows:

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Balance at beginning of period	$11,728	$1,884	$903
Cumulative effect of adopted accounting standards	—	654	—
Provision for credit loss expense (benefit)	(8,217)	9,190	(660)
Write-offs, net of recoveries	—	—	—

Balance at end of period	$3,511	$11,728	$243

The non-current allowance for credit losses was deemed immaterial for both periods presented.

(4) Securitized Accounts Receivable

In order to monetize its customer credit receivables portfolio, Badcock sells beneficial interests in customer revolving lines of credit pursuant to securitization transactions. The Company securitized $346.2 million of its customer credit receivables portfolio for cash of $298.9 million during the nine months ended September 24, 2022. The Company securitized $161.1 million of its customer credit receivables portfolio for cash of $133.4 million during the period January 1, 2023 through August 21, 2023. The Company securitized an additional $162.1 million of its customer credit receivables portfolio for cash of $113.5 million with a related party, B. Riley Receivables II LLC (a wholly-owned subsidiary of Freedom VCM Holdings, LLC), during the period August 22, 2023 through September 30, 2023.

F-61

When securitized receivables are delinquent for approximately one year, the estimated uncollectible amount from the customer is written off and the corresponding securitized accounts receivable is reduced. Financial instruments that could potentially subject the Company to concentrations of credit risk consist of accounts receivable with its customers. The Company manages such risk by managing the customer accounts receivable portfolio using delinquency as a key credit quality indicator. Management believes the allowance is adequate to cover the Company’s credit loss exposure. Prior to electing the fair value option, due to their non-recourse nature, the Company would record a gain on extinguishment for any debt secured by uncollectible accounts receivable in the future when the debt meets the extinguishment requirements in accordance with ASC 470, “Debt”.

Activity in the allowance for credit losses on securitized accounts for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), was as follows:

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Balance at beginning of period	$67,836	$64,800	$—
Cumulative effect of adopted accounting standards	—	13,187	—
Effect of purchase adjustment	11,451	—	—
Provision for credit loss expense	17,464	52,368	99,120
Write-offs, net of recoveries	(8,329)	(62,519)	(53,858)

Balance at end of period	$88,422	$67,836	$45,262

Current amounts include receivables for customers who have made a payment in the past 30 days. Any customers who have not made a required payment within the last 30 days are considered past due. The following table presents the delinquency distribution of the gross value of customer accounts receivable by year of origination as of September 30, 2023:

Delinquency Bucket	2023	2022	2021	Prior	Total
(in thousands)
Current	$157,114	$76,526	$9,468	$3,044	$246,152
1-30	6,892	6,054	1,548	516	15,010
31-60	5,205	4,916	1,398	451	11,970
61-90	3,579	4,206	1,184	383	9,352
91+	8,523	36,311	12,153	3,425	60,412

Total	$181,313	$128,013	$25,751	$7,819	$342,896

Servicing revenue, interest income and interest expense generated from securitized receivables for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), were as follows:

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Securitization servicing revenue	$1,756	$7,698	$6,636
Interest income from securitization[1]	8,636	53,466	75,882
Interest expense, debt secured by accounts receivable	(30,426)	(107,339)	(163,557)

(1)	Includes interest income from Badcock customer receivables (refer to “Note 3 – Accounts and Notes Receivable”) and securitized receivables.

F-62

(5) Revenue

For details regarding the principal activities from which the Company generates its revenue, refer to “Note 1 – Organization and Significant Accounting Policies” in the financial statements for the fiscal year ended December 31, 2022. The following represents the disaggregated revenue for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor):

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Total product revenue	$53,085	$323,455	$474,857
Financing revenue	242	1,470	394
Interest income	8,636	53,466	75,882
Interest income from amortization of account receivable discount	11,016	15,982	78,603
Warranty and damage revenue	4,708	30,173	39,187
Other revenues	5,062	27,612	30,912

Total service revenue	29,664	128,703	224,978

Total revenue	$82,749	$452,158	$699,835

Contract Balances

The following table provides information about receivables and contract liabilities (deferred revenue) from contracts with customers as of September 30, 2023 and December 31, 2022:

(In thousands)	September 30, 2023	December 31, 2022
Accounts receivable	$83,187	$60,859
Notes receivable	3,192	4,327
Customer deposits	4,588	6,694
Gift cards	70	73
Other deferred revenue	4,772	2,794

Total deferred revenue	$9,430	$9,561

Deferred revenue consists of (1) amounts received for merchandise of which customers have not yet taken possession, (2) gift card or store credits outstanding, which are primarily recognized within one year following the revenue deferral.

(6) Income Taxes

Overview

For the period ended September 30, 2023 (Successor) and August 21, 2023 (Predecessor), the Company had an effective tax rate of 25.0% and 26.3%, respectively. For the nine months ended September 24, 2022 (Predecessor), the Company had an effective tax rate of 38.6%. The changes in the effective tax rate compared to the prior year are due to discrete items related to prior year true ups and statute lapses related to prior year accruals on uncertain tax positions.

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(7) Related Party Transactions

The Company paid management fees of $146 thousand, $728 thousand and $1.8 million for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), respectively. Management fees are included in selling, general and administrative expenses in the Statements of Operations.

See Note 4 “Securitized Accounts Receivable” for disclosure of certain related party securitized receivable and secured borrowing transactions with B. Riley Receivables II, LLC, a wholly-owned subsidiary of the Company’s ultimate Parent.

(8) Commitments and Contingencies

In the ordinary course of operations, the Company may become a party to legal proceedings. Based upon information currently available, management believes that such legal proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s business, financial condition, cash flows, or results of operations.

The Company is party to claims and lawsuits that are considered to be ordinary, routine litigation incidental to the business, including claims and lawsuits concerning the fees charged to customers for various products and services, relationships with dealers, intellectual property disputes, employment matters, and contract disputes. Although the Company cannot provide assurance that it will ultimately prevail in each instance, it believes the amount, if any, it will be required to pay in the discharge of liabilities or settlements in these claims will not have a material adverse impact on its results of operations, financial position, or cash flows.

(9) Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including March 4, 2024, which is the date the accompanying financial statements were available to be issued.

Badcock Sale

On December 18, 2023, W.S. Badcock LLC (f/k/a W.S. Badcock Corporation) was sold by Freedom VCM Holdings, LLC and became a wholly-owned subsidiary of Conn’s Inc. through an all-stock transaction.

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ANNEX A

INVESTMENT AGREEMENT

Annex A-1

i

(CONTINUED)

ii

(CONTINUED)

iii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (“Agreement”) is made and entered into as of December 18, 2023, by and among: (i) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“Newco BHF”); (ii) W.S. Badcock LLC (f/k/a W.S. Badcock Corporation), a Florida limited liability company (the “Company”); (iii) Freedom VCM Interco Holdings, Inc., a Delaware corporation (“Freedom VCM”); (iv) Franchise Group, Inc., a Delaware corporation (“Parent”); and (v) Conn’s, Inc., a Delaware corporation (“Issuer”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

W I T N E S E T H:

WHEREAS, Parent indirectly holds, beneficially and of record, 100% of the issued and outstanding equity interests of Newco BHF;

WHEREAS, Newco BHF holds, beneficially and of record, 100% of the issued and outstanding equity interests of the Company (the “Badcock Units”);

WHEREAS, Freedom VCM holds, beneficially and of record, 100% of the issued and outstanding equity interests of B. Riley Receivables II, LLC, a Delaware limited liability company (“BRR2”);

WHEREAS, BRR2 has acquired certain Consumer Credit Receivables due and owing from certain customers of the Company that purchased products and services from the Company (collectively, the “BRR2 Receivables”), with a list of such BRR2 Receivables as of December 2, 2023 being set forth on Schedule A hereto (the BRR2 Receivables set forth on such schedule under the heading “Tranche 2” being referred to herein as the “Tranche 2 Receivables”);

WHEREAS, on the terms and subject to the conditions of this Agreement, (a) Issuer desires to accept from Newco BHF, and Newco BHF desires to contribute to Issuer, all of the Badcock Units, and (b) Issuer desires to accept from BRR2, and Freedom VCM desires to cause BRR2 to contribute to Issuer, the Residual Tranche 2 Receivables (collectively, the “Contemplated Transactions”);

WHEREAS, substantially contemporaneously with the execution and delivery of this Agreement by the parties hereto, Issuer is filing a Certificate of Designation, in the form attached hereto as Exhibit F, setting forth the rights and preferences of the Issuer Preferred Stock with the office of the Secretary of State of the State of Delaware (the “Certificate of Designation”);

WHEREAS, the board of directors, board of managers or other applicable governing body of each of Newco BHF, Freedom VCM, the Company, Parent and Issuer have each approved, adopted and declared advisable and in the best interests of the each of Newco BHF, Freedom VCM, the Company, Parent and Issuer, respectively, this Agreement and the Contemplated Transactions in accordance with the DLLCA and the DGCL, and upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and the consummation of the Contemplated Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and agreements contained herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I

DESCRIPTION OF TRANSACTIONS

Section 1.1 Contribution and Investment. On the terms and subject to the conditions hereof, (a) at the Equity Closing, Newco BHF shall contribute and deliver, or cause to be contributed and delivered, to Issuer, free and clear of any Encumbrances (other than those arising out of post-Closing acts of Issuer), and Issuer shall accept from Newco BHF, the Badcock Units, and (b) at the Receivables Closing, Freedom VCM shall cause BRR2 assign, or cause to be assigned, to Issuer, free and clear of any Encumbrances (other than Encumbrances created or arising solely out of acts of Issuer from and after the Receivables Closing Date), and Issuer shall accept from BRR2, the Residual Tranche 2 Receivables, and in exchange for the contributions and deliveries (or commitments in respect thereof) referred to in the immediately preceding clauses (a) and (b), at the Equity Closing, Issuer shall effect the Closing Issuance to Newco BHF and Freedom VCM in the proportions and to the designees delivered in writing by Parent to Issuer prior to the date hereof in accordance with the terms hereinafter set forth.

Section 1.2 Closing.

(a) The closing of the contribution and delivery of the Badcock Units and the consummation of the other transactions contemplated hereby that are related thereto (the “Equity Closing”) shall take place at 10:00 a.m. Eastern Standard Time virtually via the electronic exchange of documents simultaneously with the execution and delivery of this Agreement. The date on which the Equity Closing occurs is referred to herein as the “Equity Closing Date”. To the extent permitted by applicable law, the Equity Closing shall be deemed effective as of 12:01 a.m. Eastern Standard Time on the Equity Closing Date.

(b) The closing of the contribution and delivery of the Residual Tranche 2 Receivables and the consummation of the other transactions contemplated hereby that are related thereto (the “Receivables Closing”) shall take place virtually via the electronic exchange of documents on the date that is five (5) Business Days following the Obligation Satisfaction Date. The date on which the Receivables Closing occurs is referred to herein as the “Receivables Closing Date”. To the extent permitted by applicable law, the Receivables Closing shall be deemed effective as of 12:01 a.m. Eastern Standard Time on the Receivables Closing Date.

Section 1.3 Transactions To Be Effected at the Equity Closing. At the Equity Closing:

(a) Parent, Newco BHF, Freedom VCM or the Company shall deliver or cause to be delivered to Issuer:

(i) a “good standing” certificate for the Company, and a copy of the articles of organization and all amendments thereto (or comparable document) of the Company, in each case certified by the Secretary of State of the jurisdiction of organization of such entity, each dated as of a date within ten (10) Business Days before the Equity Closing Date;

(ii) a certificate of the secretary of Parent, Newco BHF, Freedom VCM and the Company, as applicable, in a form and substance reasonably acceptable to Issuer certifying as to (A) the resolutions of the board of directors, board of managers or other applicable governing body of each of Parent, Newco BHF, Freedom VCM and the Company, authorizing the entry into this Agreement and the consummation of the Contemplated Transactions, (B) in the case of the Company, the effective limited liability company agreement of the Company and (C) the incumbency of the individuals signing this Agreement and all Transaction Documents being delivered at the Equity Closing on behalf of Parent, Newco BHF, Freedom VCM and the Company;

(iii) each Transaction Document that is listed on Section 1.3(a)(iii) of the Company Disclosure Schedule, duly executed by Parent or the Affiliate thereof party thereto;

(iv) written resignations of such officers and directors of the Company as set forth on Section 1.3(a)(iv) of the Company Disclosure Schedule, effective as of the Equity Closing (which resignations shall not, if applicable, constitute a termination of employment);

(v) one or more release agreements or similar documents specifying the automatic and immediate termination, discharge, and release (in each case after giving effect to the Contemplated Transactions) of (A) any and all guaranties by the Company and (B) all security interests and liens granted by the Company other than Permitted Encumbrances; and

(vi) a duly executed and completed IRS Form W-9 for each of Parent, Newco BHF and Freedom VCM (or if any such Party is a disregarded entity for U.S. federal income tax purposes, such Party’s regarded owner).

(b) Issuer shall deliver or cause to be delivered:

(i) to Newco BHF and Freedom VCM (or any designee(s) thereof pursuant to Section 1.1), the Closing Issuances pursuant to Section 1.4;

(ii) to Parent, a copy of the executed Certificate of Designation as certified by the office of the Secretary of State of the State of Delaware;

(iii) to Parent and Newco BHF, a certificate of the secretary of Issuer in a form and substance reasonably acceptable to Parent certifying as to (A) the resolutions of the board of directors of Issuer authorizing the entry into this Agreement and the consummation of the Contemplated Transactions and (B) the incumbency of the individuals signing all Transaction Documents on behalf of Issuer;

(iv) to Parent, a “good standing” certificate for Issuer and a copy of the certificate of incorporation, as applicable, and all amendments thereto (or comparable document) of Issuer (the “Issuer Certificate of Incorporation”), in each case certified by the Secretary of State of Delaware, dated as of a date within ten (10) Business Days before the Equity Closing Date;

(v) to Parent or the applicable Affiliate(s) thereof party thereto, each Transaction Document that is listed on Section 1.3(a)(iv) of the Company Disclosure Schedule, duly executed by Issuer or the Affiliate thereof party thereto; and

(vi) to Parent, executed copies of the Voting and Support Agreement, duly executed by each stockholder of the Issuer whose name is set forth on Section 1.3(b)(vi) of the Issuer Disclosure Schedule hereto.

Section 1.4 Closing Consideration. In exchange for the Badcock Units and the commitment to effect the Receivables Closing in accordance with the terms set forth herein, at the Equity Closing, Issuer shall issue or cause to be issued (the “Closing Issuance”) to (a) Newco BHF (or any designee(s) thereof pursuant to Section 1.1), 656,847.95 shares of Issuer Preferred Stock, which Issuer Preferred Stock shall, immediately following the Equity Closing but subject to the terms set forth in the Certificate of Designation, be convertible into 16,119,242.40 shares of Issuer Non-Voting Common Stock, representing 32.84% of the issued and outstanding shares of Issuer Common Stock outstanding immediately following the Equity Closing after giving effect to the issuance of the Issuer Preferred Stock pursuant to the terms of this Section 1.4 and assuming the conversion thereof into Issuer Non-Voting Common Stock, and (b) Freedom VCM (or any designee(s) thereof pursuant to Section 1.1), 343,152.05 shares of Issuer Preferred Stock, which Issuer Preferred Stock shall, immediately following the Equity Closing but subject to the terms set forth in the Certificate of Designation, be convertible into 8,421,052.60 shares of Issuer Non-Voting Common Stock, representing 17.15% of the issued and outstanding shares of Issuer Common Stock outstanding immediately following the Equity Closing on a Fully Diluted Basis and after giving effect to the issuance of the Issuer Preferred Stock pursuant to this Section 1.4 and assuming the conversion thereof into Issuer Non-Voting Common Stock.

Section 1.5 Post-Closing Company Accounts Receivable Adjustment.

(a) Within 60 days after the Equity Closing, Issuer shall prepare and deliver to Parent a statement (the “Statement”) based upon the books and records of the Company setting forth Issuer’s calculation of the Consumer Credit Receivables of the Company as of 12:01 a.m. Eastern Standard Time on the Equity Closing Date (the “Closing Date A/R”).

(b) During the 30-day period following Parent’s receipt of the Statement, Parent shall be permitted to review the working papers of the Company relating to the Statement and have reasonable access during normal business hours to the personnel of Issuer and its Subsidiaries. The Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless Parent gives written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Issuer before such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Issuer in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Parent and Issuer on the earlier of (A) the date Parent and Issuer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm. During the 30-day period following the delivery of a Notice of Disagreement, Parent and Issuer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement.

(c) If at the end of such 30-day period, the Parties have not resolved all of the differences set forth in the Notice of Disagreement, then any unresolved differences shall be submitted by Parent and Issuer to an independent accounting firm (the “Accounting Firm”) for resolution. The Accounting Firm shall not consider any issues not raised in the Statement or the Notice of Disagreement. The Accounting Firm shall be a nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. Parent and Issuer shall jointly request that the Accounting Firm render a decision resolving only the matters submitted to the Accounting Firm within 30 days after such submission. The Accounting Firm shall have full authority to resolve all issues relating to the matters submitted to it for resolution pursuant to this Section 1.5(c) (including procedural, legal, factual and accounting issues). The Accounting Firm shall set forth its determination of all such issues in a written opinion. The Closing Date A/R shall be determined by the Accounting Firm as of 12:01 a.m. Eastern Standard Time on the Equity Closing Date and shall not take into account any events or facts occurring thereafter (including any payment, default or writedown) and shall be determined using the calculations and methodologies of the Company in the ordinary course prior to the Equity Closing Date.

(d) The cost of the fees and expenses of the Accounting Firm and reasonable and documented attorney fees and expenses of the parties pursuant to this Section 1.5 shall be borne by Issuer and Parent in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time its determination is rendered on the merits of the matters submitted. All other fees and expenses incurred in connection with the preparation, review or certification of the Statement, the Notice of Disagreement shall be borne by the party incurring such fees and expenses.

(e) Within 10 Business Days upon final determination of the Closing Date A/R in accordance with this Section 1.5, to the extent that the Closing Date A/R is less than $105,000,000 (such difference, the “Adjustment Amount”), Parent shall pay the Adjustment Amount to the Issuer through any of the following means determined in Parent’s sole election (except for clause (iii), which shall require written consent of the Issuer prior to any such cancellation (such consent not to be unreasonably withheld, conditioned or delayed)): (i) pay, or shall cause to be paid, to the Company an amount of cash that equals the Adjustment Amount, (ii) deliver to Issuer Consumer Credit Receivables generated by the Company following October 31, 2023 and selected at random with an aggregate face value equal to the Adjustment Amount, pursuant to a purchase agreement substantially similar to the Receivables Purchase Agreement, or (iii) deliver to Issuer a written notice of election (the “Cancellation Notice”) providing that in full satisfaction of the Adjustment Amount, Issuer shall cancel a number of shares of Issuer Preferred Stock, Issuer Non-Voting Common Stock or Issuer Common Stock (as applicable) held by Parent with an aggregate value (determine based on the VWAP (as defined in the Certificate of Designation) for the 20 full trading days immediately prior to the delivery of the Cancellation Notice) equal to the Adjustment Amount.

Section 1.6 Transactions To Be Effected at the Receivables Closing. At the Receivables Closing:

(a) Parent, Newco BHF or Freedom VCM shall deliver or cause to be delivered to Issuer the Receivables Purchase Agreement and each other document listed on Section 1.6(a) of the Company Disclosure Schedule, duly executed by Parent or the applicable Affiliate thereof party thereto.

(b) Issuer or the Company shall deliver or cause to be delivered the Receivables Purchase Agreement and each other document listed on Section 1.6(a) of the Company Disclosure Schedule, duly executed by Issuer, the Company or the applicable Affiliate thereof party thereto.

Section 1.7 Withholding. Notwithstanding anything herein to the contrary, if Parent, Newco BHF or Freedom VCM fails to deliver the applicable Form W-9 required in Section 1.3(a)(vii), Issuer and the respective Subsidiaries of Issuer (and any other Person that has any withholding obligation with respect to any payment made by Issuer pursuant to this Agreement) shall be entitled to deduct and withhold from any consideration or other amounts payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld from such consideration or payment under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and paid to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 1.8 Further Action. From time to time, as and when requested by Issuer, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as Issuer may reasonably deem necessary or desirable to consummate the Contemplated Transactions, including, in the case of Parent or Newco BHF, executing and delivering to Issuer such assignments, deeds, bills of sale, consents and other instruments as Issuer or its counsel may reasonably request as necessary or desirable for such purpose.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Each of Parent, Freedom VCM, Newco BHF and the Company hereby represents and warrants to Issuer, as of the Equity Closing Date (unless the particular representation or warranty speaks expressly as of another date, in which case, such representation or warranty is made as of such other date), as follows (it being understood that each representation or warranty contained in this Article II is subject to Section 7.9 and the exceptions and disclosures set forth in the Company Disclosure Schedule):

Section 2.1 Organization and Good Standing.

(a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Florida and is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties and assets requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to result in a Company Material Adverse Effect. The Company has all requisite power and authority to own, operate and lease the assets and properties that it purports to own, operate or lease and to carry on the Business as it is currently conducted.

(b) The Company has made available to Issuer copies of its Organizational Documents and such Organizational Documents are true, accurate and complete in all respects and reflect all amendments made through the date hereof.

Section 2.2 Authorization; Execution; Enforceability. The Company has the requisite limited liability power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which the Company is a party, and each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of the Company and no other act or proceeding on the part of the Company is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any Transaction Document to which the Company is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement and each other Transaction Document to which the Company is a party have been duly and validly executed and delivered by the Company and, assuming the due and valid execution and delivery of this Agreement and the other applicable Transaction Documents by the other parties hereto and thereto, constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements affecting the enforcement of creditors’ rights generally and (b) the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity) (collectively, the “General Enforceability Exceptions”).

Section 2.3 Non-Contravention; Consents.

(a) Neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time, or both):

(i) contravene, conflict with or result in a violation of any of the provisions of the articles of organization, limited liability company operating agreement, or Organizational Documents of the Company;

(ii) contravene, conflict with or result in a violation of, in any material respect, any Legal Requirement or any Order to which the Company or any material asset of the Company is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the Business or to any of the material assets of the Company;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (1) declare a default or exercise any remedy or relief under any such Material Contract; (2) accelerate the maturity or performance of any such Material Contract; or (3) cancel, terminate or modify any right, benefit, obligation or other term of such Material Contract; or

(v) result in the imposition, creation or continuance of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset of the Company;

except, with respect to clauses (i), (iv) and (v), where any such failure would not reasonably be expected to result in a Company Material Adverse Effect.

(b) Except as set forth on Section 2.3(b) of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any third-party or Governmental Body in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Contemplated Transactions, except where any such failure would not reasonably be expected to result in a Company Material Adverse Effect.

Section 2.4 Capitalization of the Company.

(a) Newco BHF collectively owns beneficially and of record 100% of the issued and outstanding Equity Interests of the Company. All of the issued and outstanding Badcock Units have been duly authorized, are validly issued, and no such Badcock Units were issued in violation of the Organizational Documents of the Company, any applicable Legal Requirements, or any applicable preemptive right, purchase option, call or right of first refusal or offer or similar right, or restriction on transfer on the Badcock Units.

(b) Except as set forth on Section 2.4(b) of the Company Disclosure Schedule, (i) no outstanding Badcock Unit is entitled or subject to any preemptive right, right of repurchase, redemption or forfeiture, right of participation, right of maintenance or any similar right; (ii) no outstanding Badcock Unit is subject to any right of first refusal; and (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to) any Badcock Units. The Company is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Badcock Units.

(c) There are no outstanding options, stock appreciation, performance units, phantom stock or phantom stock rights, profit participation, conversion, or similar rights or other equity appreciation or other equity or equity-based compensation rights or arrangements with respect to any of the Badcock Units.

(d) There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Equity Interests of the Company; (ii) outstanding security, bond, debenture, instrument or obligation that is or may become convertible into or exchangeable for any Equity Interests of the Company or that has the right to vote on any matter on which the members of the Company have the right to vote; or (iii) Contract under which the Company is or would become obligated to sell or otherwise issue any Equity Interests.

(e) After giving effect to the Contemplated Transaction, there will be no outstanding indebtedness for borrowed money (or guarantees thereof) of the Company and all existing intercompany notes and balances between the Company and Parent or any of its Subsidiaries have been indefeasibly paid in full or otherwise settled.

(f) The Company does not sponsor or maintain any option plan, equity plan, restricted stock plan or any other plan or agreement providing for equity compensation or profit participation features (whether contingent or otherwise) to any Person. There are no officers, employees, independent contractors or directors with an offer letter or other Contract or employee plan that contemplates a grant of, or right to purchase or receive options or other equity awards with respect to any Equity Interests or other securities of the Company.

Section 2.5 Subsidiaries. The Company does not have any Subsidiaries and does not, directly or indirectly, hold beneficially or of record any Equity Interests of any other Person.

Section 2.6 Financial Statements.

(a) Parent, Freedom VCM, Newco BHF and the Company have made available copies of the unaudited consolidated balance sheet and the related unaudited consolidated statement of income of the Company (the “Badcock Financial Statements”) dated as of October 31, 2023 (the “Balance Sheet Date”). The Badcock Financial Statements present fairly in all material respects the consolidated financial position of the Company as of the dates thereof and for the periods covered thereby (except, as otherwise noted therein, and subject to the absence of footnotes and normal and recurring year-end audit adjustments). For the avoidance of doubt, (i) the Badcock Financial Statements and the foregoing representations and warranties are qualified by the fact that the Business has operated as a part of a consolidated group of Parent entity and the Business has received certain allocated charges and credits which do not necessarily reflect amounts that would have resulted from arm’s-length transactions or that the Business would incur on a standalone basis or on an integrated basis within another organization, and (ii) the Financial Statements are not pro forma financial statements giving effect to the transactions contemplated by this Agreement.

(b) Parent maintains a system of internal accounting controls over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and preparation of the Badcock Financial Statements in accordance with GAAP.

(c) The Company does not have any liability or obligation of the type required to be reflected in financial statements prepared in accordance with GAAP, other than any such liabilities or obligations (i) reflected or reserved against on the Badcock Financial Statements or (ii) incurred since the Balance Sheet Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement or misappropriation by the Company).

(d) The Company is not a party to, and does not have any commitment to become a party to, any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission).

(e) All Accounts Receivable outstanding as of the date of this Agreement (i) resulted from bona fide sales in the ordinary course of business, and (ii) represent the genuine, valid and legally enforceable obligations of the account debtor, payable on trade terms granted in the ordinary course of business. Except as would not result in a Company Material Adverse Effect, no portion of the Accounts Receivable is delinquent or subject to any valid defense, set off or counterclaim. There is no material contest, claim or right of set-off under any contract with any obligor of any Accounts Receivable related to the amount or validity of such Accounts Receivable, and no bankruptcy, insolvency or similar actions have been commenced by or against any such obligor. Except as set forth on Section 2.6(e) of the Company Disclosure Schedule and other than the Consumer Credit Receivables, no Account Receivable of the Company is delinquent by 90 days or more and, to the Knowledge of Parent, no written communications of default have been received by the Company with respect to any such Accounts Receivable.

(f) Without limiting the generality of the foregoing Section 2.6(e), all Consumer Credit Receivables outstanding as of the date of this Agreement have been originated, serviced, and collected in compliance in all material respects with the Company’s underwriting, servicing and collection policies, true, complete and correct copies of which have been made available by the Company to Issuer. All Consumer Credit Receivables originated by the Company outstanding as of the date of this Agreement were, to the Knowledge of Parent, originated based on true and accurate underwriting information in all material respects, including information submitted by Dealers. Each finance charge disclosed, billed, charged or received by the Company and each Dealer in connection with all Consumer Credit Receivables is calculated in all material respects in accordance with the methodology for determining such finance charge contained in the Contract between the account debtor, on the one hand, and the Company, on the other hand, under which such account debtor is obligated to make a payment therefor to the Company.

(g) All Inventory is new at the time of acquisition of such Inventory, except for customer returned Inventory which is resold, and salable in the ordinary course of business and is not excessive, but is reasonable in the present circumstances of the Company, except to the extent the value of such inventory is the subject of allowances in accordance with GAAP, if any, to the extent expressly reflected in the Badcock Financial Statements for obsolete, damaged, defective, excess or slow-moving items. The reserve for such obsolete, damaged, defective, excess of slow-moving Inventory is in all material respects adequate and calculated consistently with past practices of the Company. Except as set forth on Section 2.6(g) of the Company Disclosure Schedules: (i) all such Inventory is owned by the Company free and clear of all Encumbrances, other than Permitted Encumbrances, (ii) all Inventory is located at premises owned or leased by the Company or at premises owned or leased by the Company’s Dealers or in transit to any such premises, (iii) no Inventory is held by the Company on a consignment basis and (iv) all Inventory was purchased for use in the Business in the ordinary course of business.

Section 2.7 Absence of Changes.

Except as set forth on Section 2.7 of the Company Disclosure Schedule:

(a) Since the Balance Sheet Date, except for discussions, negotiations and transactions related to this Agreement or the other Transaction Documents, the Company has conducted the Business in the ordinary course of business consistent with past practice in all material respects.

(b) Since the Balance Sheet Date and through the date of this Agreement, no Effect has occurred or exists that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(c) Since the Balance Sheet Date, the Company has not declared or paid any dividends or made any other distribution to its equityholders other than in the ordinary course of business consistent with past practice;

(d) Since the Balance Sheet Date, the Company has not made any material change in any method of accounting or accounting practice or policy other than as required by changes in any applicable Legal Requirement or GAAP;

(e) Since the Balance Sheet Date, the Company has not sold, leased, licensed or otherwise disposed of any material assets, except (i) Inventory sold in the ordinary course of business consistent with past practice, and (ii) non-exclusive licenses granted in the ordinary course of business; and

(f) Since the Balance Sheet Date, the Company has not made or incurred any material capital expenditure other than planned capital expenditures for fiscal year 2023.

Section 2.8 Assets.

(a) The Company has good and valid title to, or a valid and enforceable leasehold interest in, license to or valid right to use, all of the material assets, properties and rights of the Company and any other material assets, properties and rights owned or purported to be owned by the Company. All of said assets, properties and rights are owned by the Company free and clear of any Encumbrances, except Permitted Encumbrances.

(b) The assets, properties and rights of the Company, taken together with the services made available from Parent or Newco BHF, as applicable, to Issuer and its Subsidiaries under the Transition Services Agreement and the arrangements under the other Transaction Documents, will constitute all of the assets, properties and rights necessary and sufficient in all material respects for Issuer and its Subsidiaries to operate the Business immediately following the Equity Closing as it is currently conducted.

Section 2.9 Real Property; Leasehold.

(a) Section 2.9(a) of the Company Disclosure Schedule sets forth a complete, current and correct list of all of the Owned Real Property owned by the Company as of the date hereof (the “Company Owned Real Property”). Except as set forth on Section 2.9(b) of the Company Disclosure Schedule, the Company is not obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire such Company Owned Real Property or any other real property. Except as disclosed in Section 2.9(a) of the Company Disclosure Schedule, the Company Owned Real Property is owned free and clear of any Encumbrances, except Permitted Encumbrances.

(b) Except as set forth on Section 2.9(b) of the Company Disclosure Schedule, with respect to each parcel of Company Owned Real Property, there are no outstanding Contracts to sell, lease or otherwise transfer such Company Owned Real Property.

(c) With respect to each lease, sublease, license or similar use or occupancy agreement (each a “Company Lease”) pursuant to which the Company leases or otherwise uses or occupies real property (all such real property that is the subject of any Company Lease, the “Company Leased Real Property”), (i) each Company Lease is the legal, valid and binding obligation of the applicable entity that is lessee, sublessee or occupant thereunder subject to the General Enforceability Exceptions, and (ii) the applicable lessee, sublessee or occupant entity is not in default, and no other party to such Company Lease is in default beyond any applicable notice and cure period, under such Company Lease, except, in each case of (i) and (ii), as would not reasonably be expected to have a Company Material Adverse Effect. Section 2.9(c) of the Company Disclosure Schedule sets forth a complete, current and correct list of all Company Leases with respect to the Company Leased Real Property.

(d) With respect to the Company Owned Real Property, all material buildings, structures, fixtures and improvements are in satisfactory condition (reasonable wear and tear excepted) sufficient to support the operations of the Business as presently conducted. Except as set forth on Section 2.9(d) of the Company Disclosure Schedule, there are no leases, subleases, licenses or occupancy agreements by the Company granting to any Person the right of use or occupancy of any portion of the Company Real Property (except under the Company Leases). As of the date of this Agreement, the Company has not received any written notice of any pending or threatened condemnation or other Legal Proceedings relating to the Company Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.10 Intellectual Property; Data Privacy.

(a) Section 2.10(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of (i) each item of Registered IP owned or purported to be owned by the Company (the “Company Registered IP”) and includes, where applicable, the jurisdiction, record owner, issuance, registration and application number and date, and (ii) material proprietary Software owned or purported to be owned by the Company from which the Company derives material revenue. For the avoidance of doubt and notwithstanding anything to the contrary, no social media account names or handles shall be required to be set forth on Section 2.10(a) of the Company Disclosure Schedules. Except as would not reasonably be expected to result in a Company Material Adverse Effect, the Company Registered IP is subsisting, and none of the registrations included in the Company Registered IP is invalid or unenforceable, and all applications for registrations for the Company Registered IP are pending and in good standing.

(b) Except as would not reasonably be expected to result in a Company Material Adverse Effect, the Company exclusively owns all right, title and interest to and in the Company Owned IP free and clear of any Encumbrances other than Permitted Encumbrances, and to the Knowledge of Parent, the Company has a valid right or license or other right to use all other material IP Rights used or held for use in or otherwise necessary for the conduct of the Business (collectively, the “Company IP Rights”). Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) the Company IP Rights owned by the Company immediately prior to the Equity Closing Date will be owned by the Company immediately after the Equity Closing Date on substantially identical terms and conditions as immediately prior to the Equity Closing Date and (ii) the consummation of the Contemplated Transactions will not cause or require the Company to grant, or cause to be granted, to any third party any right to or with respect to any Company Owned IP.

(c) Except as would not reasonably be expected to result in a Company Material Adverse Effect, the Company has taken all commercially reasonable efforts to protect, preserve and maintain the confidentiality of all Trade Secrets owned, used or held for use by the Company or with respect to the Business (“Company Trade Secrets”). Except as would not reasonably be expected to result in a Company Material Adverse Effect, there has been no unauthorized disclosure or use of any Company Trade Secrets or other material confidential information of the Company or with respect to the Business.

(d) Except as would not reasonably be expected to result in a Company Material Adverse Effect, to the Knowledge of Parent, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned IP.

(e) Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) to the Knowledge of Parent, since the Look-Back Period the conduct of the Business has not and does not infringe, misappropriate, dilute or otherwise violate any IP Right of any third party and (ii) as of the date of this Agreement, no claim (including any offers to license) or Legal Proceeding is pending or has, since the Look-

Back Period, been threatened in writing against the Company by any other Person either (A) involving or alleging any of the foregoing, or (B) challenging the ownership, use, validity, registration or enforceability of any Company Owned IP.

(f) Since the Look-Back Period, Parent and its Subsidiaries, with respect to the Business, the Company and, with respect to the Processing of Company Data, its Data Processors (i) comply and has complied at all times with Privacy Requirements applicable to the Company; (ii) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries, with respect to the Business, nor the Company has received a written notice (including any enforcement notice), letter, or complaint from a Governmental Body or any Person alleging noncompliance or potential noncompliance with any Privacy Requirements nor has the Company been subject to litigation relating to compliance with Privacy Requirements or the Processing of Personal Data; and (iii) the Company has not been subject to any regulatory inquiries or Action from any Governmental Body regarding any noncompliance or potential noncompliance with Privacy Requirements.

(g) Since the Look-Back Period, Parent and its Subsidiaries, with respect to the Business, and the Company have established, maintained and complied at all times in all material respects with an Information Security Program that complies with applicable Privacy Requirements and: (i) includes policies and procedures regarding the Processing of Personal Data with respect to the Business and the Company, (ii) includes administrative, technical and physical safeguards that are commercially reasonable to protect the security, confidentiality, integrity and availability of any Personal Data owned, controlled, maintained, held, or Processed by or on behalf of the Company or any third party operating at the direction of the Company; (iii) includes commercially reasonable disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (iv) protects against Security Incidents, Malicious Code, and unauthorized access to, and disruption of, the Processing of Personal Data held by or on behalf of the Company, Company Data, and the Company’s IT Systems. Since the Look-Back Period, there have been no material violations of Parent’s or any of its Subsidiaries’, with respect to the Business, or the Company’s Information Security Program, and as of the date of this Agreement, neither Parent nor any of its Subsidiaries, with respect to the Business, nor the Company is in breach or default of any Contracts relating to the protection of its IT Systems or Company Data.

(h) During the Look-Back Period, except as set forth in Section 2.10(h) of the Company Disclosure Schedule, the Company has not suffered and are not suffering a Security Incident, has not been and are not required to notify any Person or Governmental Body of any Security Incident, and have not been or are not adversely affected by any Malicious Code, ransomware or malware attack, or denial-of-service attacks on any IT System used by the Company. Neither the Company nor any third party acting at the direction or authorization of the Company has paid any perpetrator of any actual or threatened Security Incident or cyber-attack, including but not limited to a ransomware attack or a denial-of-service attack. The Company maintains, and has maintained, cyber liability insurance with reasonable coverage limits.

(i) Since the Look-Back Period, the IT Systems used by the Company (or Parent or its Subsidiaries, with respect to the Business) operate and perform as is necessary to conduct the Business in the manner in which it is currently being conducted and are sufficient for the current needs and operations of the Business and the Company. Since the Look-Back Period, the IT Systems of the Company (or Parent or its Subsidiaries, with respect to the Business) are free of and does not contain any material defects or Malicious Code. The Company (or Parent or its Subsidiaries, with respect to the Business) has assessed and tested the Information Security Program on no less than an annual basis, mitigated or remediated all critical and high risks and vulnerabilities and the Information Security Program has proven adequate and compliant with Privacy Requirements in all material respects.

Section 2.11 Contracts.

(a) Section 2.11(a) of the Company Disclosure Schedule sets forth, under the appropriate subsection, complete, current and correct list of all of the Material Contracts as of the date hereof. For purposes of this

Agreement, “Material Contract” shall mean the following Contracts to which the Company is a party or by which any of its assets are bound:

(i) (A) any material joint venture, partnership or other similar Contract and (B) any shareholders, investors rights, registration rights or similar agreement or arrangement relating to the Company;

(ii) each Contract relating to the acquisition or disposition of any material business of the Company (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company has or would reasonably be expected to have material continuing rights or obligations following the date of this Agreement, including pursuant to any “earn-out” or indemnity;

(iii) any Contract (A) granting any Person a license, covenant not to sue or similar right to any material Company Owned IP, other than (1) non-exclusive licenses granted to customers or resellers in the ordinary course of business, (2) non-disclosure agreements entered into in the ordinary course of business, and (3) non-exclusive licenses that are merely incidental to the transaction contemplated by the agreement in which such license is included; or (B) pursuant to which any Person has granted to the Company a license, covenant not to sue or similar right to any IP Rights material to the Company or the operation of the Business as currently conducted, except (1) licenses to commercially available, off-the-shelf Software that are licensed under “shrink-wrap,” “click-through,” or other standard, non-discriminatory terms for an annual or aggregate fee of no more than $100,000, (2) non-exclusive licenses that are merely incidental to the transaction contemplated by the agreement in which such license is included and (3) non-disclosure agreements entered into in the ordinary course of business;

(iv) each Contract that limits the freedom of the Company to compete in any line of business or geographic region (including any Contract that requires the Company to work exclusively with any Person in any line of business or geographic region, or which by its terms would so limit the freedom of Issuer or its Subsidiaries after the Closing), or with any Person, or otherwise restricts the research, development, extraction, manufacture, marketing, distribution or sale of any product by the Company, in each case, in a manner that is material to the Business as currently conducted;

(v) each Contract involving the settlement of any Legal Proceeding or threatened Legal Proceeding (or series of related Legal Proceedings) (A) which (x) would reasonably be expected to involve payments after the date hereof in excess of $1,000,000 or (y) would reasonably be expected to impose or currently imposes material monitoring or reporting obligations to any other Person outside the ordinary course of business or material restrictions on the Company or (B) which is material to the Company and with respect to which material conditions precedent to the settlement have not been satisfied as of the date hereof;

(vi) any collective bargaining agreement or other Contract with any labor union or similar organization; and

(vii) (A) each loan Contract, promissory note, letter of credit (to the extent drawn) and other evidence of indebtedness for borrowed money in excess of $1,000,000, (B) any mortgages, pledges and other evidences of Encumbrances securing such obligations on any real or other property that is material to the Company, and (C) any guarantees provided for the benefit of any Person that is material to the Company other than performance guarantees to any customer or supplier in the ordinary course of business, in each case, only to the extent that the Company would be obligated in respect thereof following the Closing.

(b) Each Material Contract is valid and binding on the Company and, to the Knowledge of Parent, is in full force and effect and is enforceable by the Company, in accordance with its terms. The Company has performed all material obligations required to be performed by it under the Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder and, to the Knowledge of Parent, no other party to any Material Contract is (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder. The Company has not received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any

Material Contract. To the Knowledge of the Parent, no circumstances exist that (with or without notice or lapse of time, or both) would contravene, conflict with, or result in a material violation or material breach of, or give Parent or its Subsidiaries (including the Company) or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract. The Company has not received any written notice of the intention of any party to materially modify, terminate or not renew (which includes proposing to renew on terms materially less favorable to the Company) any Material Contract. True and complete copies of all Material Contracts, together with all amendments, supplements and modifications thereto, have been made available to Issuer.

Section 2.12 Compliance with Legal Requirements; Regulatory Matters. Except as set forth on Section 2.12 of the Company Disclosure Schedule, the Company is, and since November 22, 2021 (the “Look-Back Period”) has been, in compliance in all material respects with all Legal Requirements and Orders applicable to the Business, the Company and the assets and properties thereof. Since the beginning of the Look-Back Period, the Company has not received any written notice from, and no Actions have been filed, or, to the Knowledge of the Parent, threatened against the Company by any Governmental Body or any other Person (a) regarding any actual, alleged, possible, or potential material breach or violation of, or material failure to comply with, any Legal Requirement or Order to which the Company is subject or alleging that the Company has otherwise engaged in any unlawful business practice, (b) regarding any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature, (c) requiring the Company to enter into a cease and desist order, agreement, or memorandum of understanding, (d) restricting or disqualifying the activities of the Company in any material respect, or (e) regarding any investigation into the Company, the subject of which notice has not been resolved.

Section 2.13 Anti-Corruption Compliance; Export Control and Sanctions Compliance.

(a) During the Look-Back Period, except as would not have a Company Material Adverse Effect, neither Parent nor any of its Subsidiaries (with respect to the Business), nor, to the Knowledge of Parent, any of their officers or employees, nor Newco BHF, nor the Company, nor any of their respective agents, distributors or representatives with respect to the Business (i) has directly or indirectly, offered, paid, promised, or authorized, any money gift, or other thing of value unlawfully, to any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), or to any person while knowing or having reason to know that such person had or would offer, pay, promise, or authorize the payment, promising or offering of any money, gift, or other thing of value to any director, officer, employee, or agent of a Governmental Body or to any foreign official (as such term is defined in the FCPA); (ii) is or has otherwise been in violation of any applicable anti-bribery, anti-corruption or similar Legal Requirements, including the FCPA or the UK Bribery Act 2010; and (iii) has received any notice from, or voluntarily provided any notice to, a Governmental Body or other Person with respect to the Business or the Company that alleges any of the foregoing.

(b) During the Look-Back Period, Parent and its Subsidiaries (including the Company) have conducted the Business in compliance with applicable provisions of U.S. economic or financial sanctions or trade embargoes, export controls, and anti- boycott laws and regulations imposed, administered or enforced from time to time by relevant Governmental Bodies, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce’s Bureau of Industry and Security, except where such non-compliance would not be material to the Parent or its Subsidiaries. During the Look-Back Period, neither Parent nor any of its Subsidiaries (with respect to the Business) nor the Company has had any transactions, business or financial dealings that directly or, to the best of the Parent’s or any Subsidiary’s knowledge indirectly, benefited or involved any person or entity located, organized, or ordinarily resident in a U.S.-embargoed country or territory (currently Cuba, Iran, North Korea, Syria or the Crimea, Luhansk, and Donetsk regions of Ukraine).

Section 2.14 Governmental Authorizations. The Company holds all material Governmental Authorizations necessary to enable the conduct of the Business in the manner in which such Business is currently being conducted. To the Knowledge of the Parent, all such Governmental Authorizations are valid and in full force and effect, except where such failure would not reasonably be expected to result in a Company Material Adverse Effect. The Company is, and, at all times during the Look-Back Period, has been in material compliance with the terms and requirements of such Governmental Authorizations, except where such failure would not reasonably be expected to result in a Company Material Adverse Effect.

Section 2.15 Tax Matters.

(a) All Taxes (whether or not shown on any Tax Return) for which the Company may be liable (or imposed with respect to the assets or operations of the Company) have been timely paid. All Tax Returns required to have been filed by or with respect to the assets or operations of the Company have been timely filed (taking into account any extensions), and all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by or with respect to the assets or operations of the Company for the periods covered thereby. No extension of time within which to file any such Tax Return is in effect. No waiver of any statute of limitations relating to Taxes for which the Company may be liable (or imposed with respect to the assets or operations of the Company) is in effect, and no written request for such a waiver is outstanding. All Taxes which the Company is required by Legal Requirement to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Taxing Authority.

(b) There is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes for which the Company may be liable (or imposed with respect to the assets or operations of the Company). No issue has been raised by a Taxing Authority in any prior examination of the Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. The Company has not been informed in writing by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed or was required to pay any Tax that was not paid. All deficiencies asserted or assessments made as a result of any examination of the Tax Returns filed by or on behalf of the Company have been paid in full or otherwise finally resolved.

(c) The charges, accruals and reserves for Taxes with respect to the Company reflected on the books of the Company (excluding any provision for deferred income taxes) are adequate to cover tax liabilities accruing through the end of the last period for which the Company has recorded items on its respective books.

(d) There are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which the Company may be liable (or imposed with respect to the assets or operations of the Company) that could affect the Company’s (or, in the case of Taxes imposed with respect to the assets or operations of the Company, Issuer’s) liability for Taxes for any taxable period ending after the Equity Closing Date. The Company (i) has not granted any Person any power of attorney that is currently in force with respect to any material Tax matter, (ii) will not be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after Closing, as a result of any change in method of accounting, closing agreement, election, intercompany transaction, installment sale, or the receipt of any prepaid amount.

(e) The Company is not party to or bound by any Tax sharing agreement, Tax indemnity or similar agreement in favor of any Person with respect to Taxes, other than commercial agreements, the primary purpose of which does not relate to Taxes.

(f) There are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due.

(g) Since the Look-Back Period, the Company (i) has not been a member of any company group other than each company group of which it is presently a member (the “Parent Group”), (ii) does not have and has not had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity (other than the Subsidiaries) and (iii) does not have any liability for Taxes of another Person, other than the Parent Group, under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), under any agreement or arrangement, as a transferee or successor, or by contract or otherwise.

(h) The Company (i) does not have and has not ever had a permanent establishment in any country other than the country of its organization, (ii) has not engaged in a trade or business in any country other than the country in which it is organized that subjected it to Tax in such country or (iii) is not, or has not ever been, subject to Tax in a jurisdiction outside the country in which it is organized.

(i) The Company (i) is not, or during the past 12 month period has not been, a United States shareholder (within the meaning of Section 951(b) of the Code) of a controlled foreign corporation (within the meaning of Section 957 of the Code), or (ii) does not own any interest in any passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company.

(j) Since December 7, 2023, the Company has been properly classified as a disregarded entity for U.S. federal Income Tax purposes.

(k) To the Knowledge of Parent, there are no facts that would cause the transactions set forth in this Agreement to be treated for Tax purposes other than as described in Section 5.5(e)(i) hereof.

Section 2.16 Employee and Labor Matters; Benefit Plans.

(a) (i) There is not, and during the Look-Back Period there has not been, any labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of Parent, threatened against or affecting the Company; (ii) to the Knowledge of Parent, no union organizational campaign is in progress with respect to the Badcock Employees and no question concerning representation of such Badcock Employees exists; (iii) the Company is not engaged in any unfair labor practice; (iv) there are not any unfair labor practice charges or complaints against the Company pending, or, to the Knowledge of Parent, threatened, before the National Labor Relations Board; (v) there are not any pending, or, to the Knowledge of Parent, threatened, union grievances against the Company as to which there is a reasonable possibility of adverse determination; (vi) there are not any pending, or, to the Knowledge of Parent, threatened, charges against the Company or any of its current or former Badcock Employees before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (vii) none of Newco BHF, Parent or the Company has received any communication during the Look-Back Period of the intent of any Governmental Body responsible for the enforcement of labor or employment Legal Requirements to conduct an investigation of the Company and, to the Knowledge of Parent, no such investigation is in progress; and (viii) the Company is in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, worker classification, wages, hours of work, withholding and occupational safety and health.

(b) No Badcock Employee is, to the Knowledge of Parent, a party to or bound by any Contract, or subject to any Order, that may interfere with the use of such Person’s best efforts to promote the interests of the Company, may conflict with the Company or the Contemplated Transactions or that has had or would reasonably be expected to have a Company Material Adverse Effect.

(c) To the Knowledge of Parent, the Company does not currently employ, nor since the Look-Back Date has the Company employed, any Person who has not submitted to the Company facially adequate evidence of their right to work in the jurisdiction in which such Person was employed.

(d) The Company is, and during the Look-Back Period has been, in compliance with the federal Workers Adjustment and Retraining Notification Act and all similar state or local Legal Requirements (“WARN”) and has no liabilities pursuant thereto.

(e) Section 2.16(e) of the Company Disclosure Schedule contains a list of each material Badcock Benefit Plan. With respect to each material Badcock Benefit Plan, the Company has made available to Issuer true and complete copies, to the extent applicable, of: (i) the governing plan document and any amendments thereto in respect of each such Badcock Benefit Plan (or, in the case of any such Badcock Benefit Plan that is unwritten, a description thereof), (ii) the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the IRS, (iii) the most recent summary plan description (or similar document) and any summaries of material modifications thereto, (iv) any related trust agreements, insurance or annuity contracts or other funding or financing arrangements, (v) the most recent determination, opinion or advisory letter from the IRS and any legal opinions issued thereafter with respect to such Badcock Benefit Plan’s continued qualification; and (vi) any material and non-routine notices, letters or other correspondence during the Look-Back Period with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Body.

(f) Each Badcock Benefit Plan has been established, administered and maintained in all material respects in accordance with its terms and applicable Legal Requirements, including ERISA and the Code. There are no pending, or to the Knowledge of Parent, threatened Legal Proceedings or Actions (except routine claims for benefits) against or involving any Badcock Benefit Plan that could give rise to any material liability, and, to the Knowledge of Parent, there are not any facts or circumstances that could give rise to any material liability in the event of any such Legal Proceeding or Action.

(g) Each Badcock Benefit Plan that is intended to be a tax-qualified plan under Section 401(a) of the Code is so qualified, and is the subject of a favorable determination letter, opinion letter or advisory letter, as applicable, from the IRS to the effect that such Badcock Benefit Plan and related trust is so qualified. To the Knowledge of Parent, no event has occurred and no circumstances exist that would reasonably be expected to materially and adversely affect the tax-qualification of such Badcock Benefit Plan.

(h) The Company has not engaged in, and to the Knowledge of Parent, no other “party in interest” or “disqualified person” with respect to any Badcock Benefit Plan has engaged in any non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that could, directly or indirectly (whether through indemnification or otherwise), subject the Company to any material Tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA.

(i) Neither the Company, nor any of its ERISA Affiliates, has during the Look-Back Period, contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any material liability, directly or indirectly (contingent or otherwise), with respect to (i) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063, 4064 or 4069 of ERISA or Section 413(c) of the Code; (ii) any “multiple employer plan” (within the meaning of Section 413(c) of the Code) or “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; or (iii) except as set forth on Section 2.16(i) of the Company Disclosure Schedule, any plan or arrangement that provides post-employment medical, life insurance or other welfare-type benefits to any current or former Badcock Employee (other than health continuation coverage required by Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA or otherwise as required by Legal Requirement).

(j) Each Badcock Benefit Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code is in compliance in material respects with the applicable terms of the Patient Protection and Affordable Care Act of 2010, as amended. Since the Look-Back Date, the Company has complied in all material respects with the annual health insurance coverage reporting requirements under Sections 6055 and 6056 of the Code. Except as would not reasonably be expected to result in any material liability to Issuer, neither of the Company or, to the Knowledge of Parent, any ERISA Affiliate has incurred, and to the Knowledge of Parent, (i) no event has occurred, and (ii) no condition or circumstances exists, that could subject the Company to any material penalty or excise Tax under Sections 4980D and 4980H of the Code.

(k) Neither the execution nor delivery of this Agreement nor the consummation of the Contemplated Transactions would, whether alone or in combination with any other event(s), (i) entitle any Badcock Employee, individual independent contractor or other individual service provider of the Company to, or result in any increase in the amount or enhancement to the terms of, any severance pay, unemployment compensation or any other payment or benefit, (ii) trigger any increased or accelerated contributions to any Badcock Benefit Plan or trigger funding of any Badcock Benefit Plan, (iii) accelerate the time of payment, vesting or funding or increase the amount or enhance the terms of compensation or benefits due to any Badcock Employee or individual independent contractor or other individual service provider of the Company, or (iv) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other payment, constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). The Company is not obligated in any way to pay any gross up or other payment or indemnification amount relating to any Tax that could be imposed under Sections 280G, 409A or 4999 of the Code to any Badcock Employee or other individual service provider of the Company.

Section 2.17 Environmental Matters. Except as would not, individually or in the aggregate, be material to the Company: (i) the Company is and at all times during the Look-Back Period has been in compliance in all respects with all applicable Environmental Laws, (ii) the Company holds all Environmental Permits that are necessary for the conduct of the Business as currently conducted, all such Environmental Permits are valid and in full force and effect, the Company is and at all times during the Look-Back Period has been in compliance in all material respects with all such Environmental Permits and there is no Legal Proceeding pending or, to the Knowledge of Parent, threatened that seeks the revocation, cancellation, suspension or adverse modification of any such Environmental Permit. The Company has not received any written notice, demand, citation, request for information, claim or Order alleging any material violation of or material liability under any Environmental Laws or relating to Hazardous Materials with respect to the Company or any assets owned or used by the Company. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against the Company or any assets owned or used by the Company under Environmental Laws. Except as would not, individually or in the aggregate, be material to the Company, there has been no Release of, or exposure to, any Hazardous Materials on, at, under or from any Company Owned Real Property, Company Leased Real Property, any real property formerly owned, leased or occupied by the Company or, to the Knowledge of Parent, at any other location that could reasonably be expected to give rise to material liability on the part of the Company under Environmental Laws. Except as set forth on Section 2.17 of the Company Disclosure Schedule, the Company has not provided an indemnity with respect to, expressly assumed or undertaken any liability, including any corrective, investigatory or remedial obligation of any other Person relating to any Environmental Laws, except for customary indemnities entered into in the ordinary course of business. The Company has made available to Issuer true, complete and accurate copies of all material site assessment reports, studies, and audits prepared since November 22, 2021 relating to the Business, the Company Owned Real Property, the Company Leased Real Property and any real property formerly owned, leased or occupied by the Company that are in the reasonable control and possession of the Company.

Section 2.18 Legal Proceedings; Orders. Except as set forth on Section 2.18 of the Company Disclosure Schedule, there is no pending material Legal Proceeding affecting the Company and, to the Knowledge of Parent, no Person has threatened to commence any such material Legal Proceeding. There is no material Order to which the Company is subject. There are no material settlement, consent, non-assertion or other similar agreements to which the Company is a party pursuant to which the Company has any outstanding liabilities, obligations or limitations.

Section 2.19 Rental Contracts; Inventory.

(a) The Company has no lease or rent-to-own Contract currently used by the Company or in the Business.

(b) During the Look-Back Period, all Inventory was, in all material respects, ordered new or factory refurbished, purchased new or factory refurbished, or acquired in the ordinary course of business pursuant to acquisitions and consistent with the regular inventory practices of the Company.

Section 2.20 Key Business Relationships.

(a) Section 2.20(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of (i) the top 10 Dealer locations of the Business based on revenue generated by Dealers at such locations for the twelve months December 31, 2022 (each such Dealer referred to as a “Key Dealer”) and, in each case, the amount of such revenue generated with respect to each Key Dealer, and (ii) the top 10 vendors or suppliers of the Business based on expenses for the twelve months ended December 31, 2022 (and, together with Snap Finance LLC and its Affiliates, each, a “Key Vendor”) and the amount of such expenses incurred with respect to each Key Vendor (including, for the avoidance of doubt, Snap Finance LLC and its Affiliates).

(b) The Company has not at any time delivered to, or received from, any Key Dealer or Key Vendor any written notice or written allegation of a material default or material breach with respect to any Contract. None of the Key Dealers or Key Vendors has (i) terminated or failed to renew or given written, or to the Knowledge of Parent, verbal notice to the Company evidencing its intention to terminate or fail to renew its relationship with such entity, (ii) been in a material dispute with Parent or its Subsidiaries, with respect to the Business or the Company, (iii) with respect to the Key Dealers, given written, or to the Knowledge of Parent, verbal notice to the Company, with respect to the Business or the Company evidencing that it plans to materially reduce the quantity of products or services that it purchases from such entity or otherwise materially alter the terms of its commercial relationship in a manner that would be detrimental to the Company, or (iv) with respect to the Key Vendors, given written, or to the Knowledge of Parent, verbal notice to the Company, evidencing that it plans to materially reduce the quantity of products or services that it provides to such entity or otherwise materially alter the terms of its commercial relationship in a manner that would be detrimental to the Company.

Section 2.21 Product Warranty and Product Liability.

(a) During the Look-Back Period, the Company has not manufactured or designed (other than with respect to packaging or branding) any goods, products or Inventory that it sells or distributes.

(b) Sections 2.21(b)(i) and (ii) of the Company Disclosure Schedule set forth a true, complete and correct list of (i) each Action related to the Company warranty, product liability or guaranty that has, or would reasonably be expected to involve, a cost to the Company in excess of $1,000,000 individually or $5,000,000 in the aggregate, and (ii) each recall required to be taken by the Company, in each case of clauses (i) and (ii), with respect to any goods, products or Inventory sold or distributed by or any service provided by the Company at any time during the Look-Back Period. All Actions and recalls related to the Company warranty, product liability or guaranty listed on Sections 2.21(b)(i) or (ii) of the Company Disclosure Schedule have been resolved and the Company does not have any further material liability with respect thereto. Except as listed on Section 2.21(b)(iii) of the Company Disclosure Schedule, no Action or series of Actions related to the Company warranty, product liability or guaranty with respect to goods, products or Inventory sold or distributed by, or services provided by the Company has resulted in a cost or liability to the Company in excess of $1,000,000 individually or $5,000,000 in the aggregate in any calendar year during the Look-Back Period.

(c) During the Look-Back Period, the Company has not received any written notice of any recalls ordered by any Governmental Body or any other Person with respect to any goods, products or Inventory sold or distributed by, or services provided by the Company or the Business. Except as listed on Section 2.21(c) of the Company Disclosure Schedule, during the Look-Back Period, there has not been any written Order or Action declaring or alleging any of the goods, products or Inventory sold or distributed by, or services provided by the Company to be materially defective or unsafe. To the Knowledge of Parent, no goods, products or Inventory sold, made or distributed by the Company contains, or during the Look-Back Period, contained, asbestos.

Section 2.22 Dealer Matters.

(a) Section 2.22(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of (i) all Dealer Agreements (including, for the avoidance of doubt, each amendment thereto), (ii) the exact legal name of each Dealer party to such Dealer Agreement, as such name appears in its respective certificate of incorporation, formation or such other applicable organizational document, in all material respects, (iii) the jurisdiction of organization or formation, as applicable, for each Dealer party to such Dealer Agreement, in all material respects, (iv) the business address of the Designated Premises under such Dealer Agreement, in all material respects and (v) the effective date and expiration date of such Dealer Agreement, in all material respects. No Dealer Agreement varies in any material respect from the form of Dealer Agreement provided to the Issuer except as set forth on Section 2.22(a) of the Company Disclosure Schedule. The Company has delivered to Issuer true and complete copies, including all material amendments, exhibits and schedules thereto, of the Dealer Agreements, it being understood that amendments related to the consignment and ownership of the merchandise, the Company’s (or its designee’s or any third party beneficiaries’) access to the premises, the obligations of a Dealer to keep the merchandise lien free or payment or the deposit and collection of monies from the sale of merchandise are material.

(b) To the Knowledge of Parent, each Person who is (i) operating a retail business identified by any Trademarks included in the Company Owned IP, including “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” or (ii) selling home furnishings, appliances or other durable goods consigned by the Company to such Person, is a party to a Dealer Agreement,

(c) Except for the Dealer Agreements, the Company is not bound by any other Contract granting a right to any Person to (i) develop or operate a retail business identified by any Trademarks included in the Company Owned IP, including “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” or (ii) sell home furnishings, appliances or other durable goods consigned by the Company to such Person.

(d) No Dealer Agreement prohibits or restricts the Business or the Company from offering or selling competitive merchandise through any channel of distribution under any Trademarks that are not licensed to the applicable Dealer under such Dealer Agreement.

(e) During the Look-Back Period, the Company has not operated (i) a franchise system subject to the FTC Rule in connection with its retail operation of the Business, or (ii) any network or system of dealers or retailers to sell goods or services anywhere in the United States other than the Badcock Dealer Network.

(f) The Company has complied with all applicable Franchise and Dealer Relationship Laws in all material respects, except where such failure would not result in a Company Material Adverse Effect or is otherwise not subject to them or is otherwise exempt therefrom.

(g) To the Knowledge of Parent, none of the terms or provisions of any Dealer Agreement violates any applicable Legal Requirement in any material respect, and none of the policies or practices of the Company in connection with its relationship with any Dealer violates any applicable Legal Requirement in any material respect. Without limiting the foregoing, no changes in the Dealer commission structure or rates implemented by the Company since the beginning of the Look-Back Period has, to the Knowledge of Parent, breached or violated the rights of any Dealer under its Dealer Agreement or under applicable Legal Requirement in any material respect.

(h) Since the beginning of the Look-Back Period, the Company has not received any written, or to the Knowledge of Parent, verbal notice, demand or claim from a Dealer that the Company has violated any Legal Requirements in connection with its relationship with such Dealer in any material respect or that its Dealer Agreement constitutes a Franchise under applicable Franchise Sales Laws.

(i) Except as set forth on Section 2.22(i) of the Company Disclosure Schedule and, in the case of clause (ii), after giving effect to the assignment of such financing statements attached to any release agreement delivered pursuant to Section 1.3(a)(v), the Company has (i) a duly perfected, first priority security interest in all furniture, merchandise, and other goods owned by the Company and delivered by the Company to Dealer pursuant to the applicable Dealer Agreement and (ii) not assigned any such security interest or financing statement that lists the Company as a secured party filed in respect of a Dealer Agreement.

(j) Section 2.22(j) of the Company Disclosure Schedule sets forth a true, complete and correct list of all of the banks that the Company currently has deposit account, and identifies each of the Company’s deposit accounts at such bank (including those that are used solely for receiving store receipts from (x) a retail store location of the Company or (y) any store owned or leased and operated by a Dealer).

(k) Section 2.22(k) of the Company Disclosure Schedule sets forth a true, complete and correct list of all Credit Card Processing Agreements as of the Equity Closing Date. The Company has delivered to Issuer true and complete copies, including all exhibits, schedules and amendments thereto, of such Credit Card Processing Agreements.

(l) Since the beginning of the Look-Back Period, the Company has not received any written notice of, or to the Knowledge of Parent, verbal notice, that the relationship between such party and any Dealer under the terms of the Dealer Agreement constitutes a Franchise or a business opportunity under any Franchise Sales Laws or any state business opportunity laws.

Section 2.23 Insurance. Except as has not had, and would not reasonably be expected to result in a Company Material Adverse Effect, (a) all current, insurance policies (or replacements thereof) and Contracts of insurance of the Company are in full force and effect and are valid and binding and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. The Company has not received written notice of cancellation or termination with respect to any current third party insurance policies or Contracts of insurance (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to result in a Company Material Adverse Effect.

Section 2.24 Accounts.

(a) During the Look-Back Period, the Company has not issued any Credit Cards or partnered with a third-party bank in issuance of any private label Credit Cards.

(b) Each Company Account that is currently in effect (i) is a valid and binding obligation of the Company and, to the Knowledge of Parent, each Borrower party thereto, (ii) is, to the Knowledge of Parent, enforceable against such Borrowers in accordance with its terms, subject to (A) any claims and defenses asserted by such Borrower with respect to disputed transactions, (B) the Servicemembers Civil Relief Act and (C) the General Enforceability Exceptions, (iii) is, to the Knowledge of Parent, not subject to any claim of usury against the Company or of fraud or offset, recoupment, adjustment, rescission or any other valid and cognizable claim or defense of a Borrower, and (iv) was originated in accordance with, and has at all times been serviced in accordance with, and otherwise complies with all Legal Requirement, including all Consumer Credit Laws, in each case as would materially and adversely affect the validity, enforceability or collectability of such Account.

(c) The Company has established and maintained a compliance management system designed to ensure compliance with all Consumer Credit Laws and has made available a copy of such system to Issuer.

(d) Each Account that is currently in effect is governed by an Account Agreement. Representative forms of Account Agreements used since January 1, 2023 have been made available to Issuer. The terms of the Account Agreements currently in effect have not been materially waived, impaired, altered or modified. During the Look-Back Period, each of the Charged Off Accounts has been charged off by the Company in accordance with the policies and procedures of the Company and any applicable Legal Requirements.

Section 2.25 Company Affiliated Transactions. Section 2.25 of the Company Disclosure Schedule sets forth a true, complete and correct list of all Contracts and transactions currently in effect between the Company, on the one hand, and any officer, director, member, manager, direct or indirect equity holder or Affiliate of the Company (except for any employment arrangements (including compensation) entered into in the ordinary course of business or indemnification or exculpation obligations). Such transactions or arrangements described in the immediately preceding sentence are referred to herein collectively as “Company Affiliated Transactions”. To the Knowledge of Parent, no Affiliate, director, officer, partner, member, manager or direct or indirect equity holder of the Company, or any affiliate of any of the foregoing or any entity in which any of the foregoing Persons owns Equity Interests, (a) owns or has any other interest in any material assets or properties, tangible or intangible, which is used by the Company in the conduct of the Business, (b) has any material commercial relationship (including as landlord, tenant, vendor, distributor, customer, consultant, lender, creditor, borrower, supplier, licensee, licensor, competitor, representative or other business relationship) with the Company, (c) has any ownership or other interest in or has made any loan to, or is a director (or applicable equivalent), officer or employee of any Key Vendor or Key Dealer or competitor of the Company, or (d) is a party to any Action that is pending or, to the Knowledge of Parent, threatened, against the Company.

Section 2.26 Acknowledgement by the Company. The Company is neither relying nor has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in this Agreement and the Transaction Documents. The representations and warranties by Issuer contained in this Agreement and the Transaction Documents constitute the sole and exclusive representations and warranties of Issuer, the other Issuer Companies and their respective Representatives in connection with the Contemplated Transactions, and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature, whether express, implied or statutory, are specifically disclaimed by Issuer. The Company acknowledges that, except for the representations and warranties of Issuer contained in Article IV, no representations or warranties are made by Issuer or its Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by the Company or any of its Representatives) or any management presentations that have been or shall hereafter be provided to the Company or its Representatives.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT, FREEDOM VCM AND NEWCO BHF

Each of Parent, Freedom VCM and Newco BHF hereby represents and warrants to Issuer, as of the Equity Closing Date (unless the particular representation or warranty speaks expressly as of another date, in which case, such representation or warranty is made as of such other date), as to itself only as follows (it being understood that each representation or warranty contained in this Article III is subject to Section 7.9 and the exceptions and disclosures set forth in the Company Disclosure Schedule):

Section 3.1 Organization and Good Standing. Each of Parent, Freedom VCM and Newco BHF is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties and assets requires such qualification or authorization, except where the failure to be so qualified, authorized, or in good standing would not reasonably be expected to result in a Company Material Adverse Effect. Each of Parent, Freedom VCM and Newco BHF has all requisite power and authority to own, operate and lease the assets and properties that it purports to own, operate or lease and to carry on its business as it is currently conducted.

Section 3.2 Authorization; Execution; Enforceability. Each of Parent, Freedom VCM and Newco BHF has the requisite power and authority to execute and deliver this Agreement and each of the other Transaction

Documents to which it is a party. The execution, delivery and performance by each of Parent, Freedom VCM and Newco BHF of this Agreement, the other Transaction Documents to which it is a party, and each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of such party and no other act or proceeding on the part of such party is necessary to authorize the execution, delivery or performance by such party of this Agreement or any Transaction Document to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement, and each other Transaction Document to which Parent, Freedom VCM or Newco BHF is a party have been duly and validly executed and delivered by each such party and, assuming the due and valid execution and delivery of this Agreement and the other applicable Transaction Documents by the other parties hereto and thereto, constitute a valid, legal and binding obligation of such party, enforceable against such party in accordance with its terms, except as the enforceability hereof or thereof may be limited by the General Enforceability Exceptions.

Section 3.3 Non-Contravention; Consents.

(a) Neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time, or both):

(i) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, certificate of formation, bylaws, limited liability company operating agreement, or Organizational Documents of Parent, Freedom VCM and Newco BHF;

(ii) contravene, conflict with or result in a violation of, in any material respect, any Legal Requirement or any Order to which Parent, Freedom VCM or Newco BHF or any material asset of such party is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Newco BHF or that otherwise relates to the Business or to any of the material assets of the Company;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (1) declare a default or exercise any remedy or relief under any such Material Contract; (2) accelerate the maturity or performance of any such Material Contract; or (3) cancel, terminate or modify any right, benefit, obligation or other term of such Material Contract; or

(v) result in the imposition, creation or continuance of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset of the Company;

except, with respect to clauses (i), (iv) and (v), where any such failure would not reasonably be expected to result in a Company Material Adverse Effect.

(b) Except as set forth on Section 3.3(b) of the Company Disclosure Schedule, neither Parent, Freedom VCM or Newco BHF is making, nor will any such party be required to make, any filing with or give any notice to, or to obtain any Consent from, any third-party or Governmental Body in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Contemplated Transactions, except where any such failure would not reasonably be expected to result in a Company Material Adverse Effect.

Section 3.4 Brokers or Finders. No agent, broker, finder, investment banker, Person or firm acting on behalf of Parent, Freedom VCM or Newco BHF or any of their respective Subsidiaries (including the Company) is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions as a result of arrangements made by or on behalf of the Company, other than any broker, finder or investment banker whose fees will be paid by Parent, Freedom VCM or Newco BHF.

Section 3.5 Badcock Units. Newco BHF has good and valid title to the Badcock Units, free and clear of all Encumbrances, other than Permitted Encumbrances or restrictions on securities under applicable Legal

Requirements. Other than this Agreement and the Organizational Documents of the Company, the Badcock Units are not subject to any voting trust agreement or other Contract, restricting the voting, dividend rights or disposition of the Badcock Units.

Section 3.6 Taxes. To the Knowledge of Parent, there are no facts that would cause the transactions set forth in this Agreement to be treated for Tax purposes other than as described in Section 5.5(e)(i) hereof.

Section 3.7 Acknowledgement by Parent, Freedom VCM and Newco BHF. Each of Parent, Freedom VCM and Newco BHF is neither relying nor has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in this Agreement and the Transaction Documents. The representations and warranties by Issuer contained in this Agreement and the Transaction Documents constitute the sole and exclusive representations and warranties of Issuer, the other Issuer Companies and their respective Representatives in connection with the Contemplated Transactions, and each of Parent, Freedom VCM and Newco BHF understands, acknowledges and agrees that all other representations and warranties of any kind or nature, whether express, implied or statutory, are specifically disclaimed by Issuer. Each of Parent, Freedom VCM and Newco BHF acknowledges that, except for the representations and warranties of Issuer contained in Article IV, no representations or warranties are made by Issuer or its respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by Parent, Freedom VCM, and Newco BHF or any of their respective Representatives) or any management presentations that have been or shall hereafter be provided to Parent, Freedom VCM, Newco BHF or their respective Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING ISSUER

Issuer hereby represents and warrants to Parent, Freedom VCM and Newco BHF, as of the Equity Closing Date (unless the particular representation or warranty speaks expressly as of another date, in which case, such representation or warranty is made as of such other date), as follows (it being understood that each representation or warranty contained in this Article IV is subject to (i) Section 7.9, (ii) the exceptions and disclosures set forth in the Issuer Disclosure Schedule and (iii) any information set forth in the documents filed on the SEC’s EDGAR database and publicly available prior to the date of this Agreement (but excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed prior to the date hereof), other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature):

Section 4.1 Organization and Good Standing.

(a) Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties and assets requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to result in an Issuer Material Adverse Effect. Issuer has all requisite power and authority to own, operate and lease the assets and properties that it purports to own, operate or lease and to carry on its business as it is currently conducted.

(b) Issuer has made available to Parent, Freedom VCM and Newco BHF copies of its Organizational Documents and such Organizational Documents are true, accurate and complete in all respects and reflect all amendments made through the date hereof.

Section 4.2 Authorization, Execution; Enforceability. Issuer has the requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party. The execution, delivery and performance by Issuer of this Agreement, the other Transaction Documents to which Issuer is a party, and each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of Issuer and no other act or proceeding on the part of Issuer is necessary to authorize the execution, delivery or performance by Issuer of this Agreement or any Transaction Document to which Issuer is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement and each other Transaction Document to which Issuer is a party have been duly and validly executed and delivered by Issuer and, assuming the due and valid execution and delivery of this Agreement and the other applicable Transaction Documents by the other parties hereto and thereto, constitute a valid, legal and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as the enforceability hereof or thereof may be limited by the General Enforceability Exceptions.

Section 4.3 Non-Contravention; Consents.

(a) Neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time, or both):

(i) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws, or Organizational Documents of any Issuer Company;

(ii) contravene, conflict with or result in a violation of, in any material respect, any Legal Requirement or any Order to which any Issuer Company or any material asset of any Issuer Company is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any Issuer Company or that otherwise relates to the business of any Issuer Company or to any of the material assets of any Issuer Company;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Issuer Material Contract, or give any Person the right to: (1) declare a default or exercise any remedy or relief under any such Issuer Material Contract; (2) accelerate the maturity or performance of any such Issuer Material Contract; or (3) cancel, terminate or modify any right, benefit, obligation or other term of such Issuer Material Contracts; or

(v) result in the imposition, creation or continuance of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset of any Issuer Company;

except, with respect to clauses (i), (iv) and (v), where any such failure would not reasonably be expected to result in an Issuer Material Adverse Effect.

(b) Except as set forth on Section 4.3(b) of the Issuer Disclosure Schedule, no Issuer Company is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any third-party or Governmental Body in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Contemplated Transactions, except where any such failure would not reasonably be expected to result in an Issuer Material Adverse Effect.

Section 4.4 Capitalization of Issuer.

(a) Issuer Stockholders collectively own beneficially and of record 100% of the issued and outstanding Equity Interests of Issuer. The authorized capital stock of Issuer consists solely of 100,000,000 authorized shares of Issuer Common Stock and 1,000,000 authorized shares of Issuer Preferred Stock. As of December 11, 2023 (i) 24,550,113 shares of Issuer Common Stock are issued and outstanding, (ii) 1,000,000 shares of Issuer Preferred

Stock are issued and outstanding, (iii) 9,405,000 shares of Issuer Common Stock are held in the treasury of Issuer, (iv) 600,000 shares underlying outstanding options to purchase shares of Issuer Common Stock granted under the Issuer Equity Plan with a weighted average exercise price of $30.12, (v) 1,975,551 shares of Issuer Common Stock underlying outstanding restricted stock units granted under the Issuer Equity Plan, (vi) 397,621 shares of Issuer Common Stock underlying performance vesting restricted stock units granted under the Issuer Equity Plan assuming maximum performance, and (vii) 949,836 shares of Issuer Common Stock reserved and available for issuance under the Issuer Equity Plan. The Issuer Preferred Stock issued pursuant to the terms of this Agreement is duly authorized, is validly issued, has the rights, preferences and privileges specified in Issuer’s Organizational Documents, as amended, is free of any Encumbrances, and is not issued in violation of any preemptive or similar purchase rights or any purchase option, right of first refusal, call right or other similar rights or other restrictions on transfer, other than (i) restrictions on transfer under applicable state and federal securities Legal Requirements, (ii) those as are created by or related to Newco BHF and its Subsidiaries and (iii) those arising under this Agreement and the other Transaction Documents.

(b) Issuer or one or more wholly owned Subsidiaries of Issuer collectively own beneficially and of record 100% of the issued and outstanding Equity Interests of each of Issuer’s Subsidiaries. All of the issued and outstanding Equity Interests of each of Issuer’s Subsidiaries have been duly authorized, are validly issued, and no such Equity Interests were issued in violation of the Organizational Documents of Issuer and such Issuer’s Subsidiaries, any applicable Legal Requirements, or any applicable preemptive right, purchase option, call or right of first refusal or offer or similar right, or restriction on transfer on the Equity Interests of the Issuer’s Subsidiaries.

(c) Except as set forth on Section 4.4(c) of the Issuer Disclosure Schedule, (i) no Issuer Preferred Stock issued pursuant to the terms of this Agreement or any other Transaction Document is entitled or subject to any preemptive right, right of repurchase, redemption or forfeiture, right of participation, right of maintenance or any similar rights; (ii) no Issuer Preferred Stock issued pursuant to the terms of this Agreement or any other Transaction Document is subject to any right of first refusal; and (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to) any Issuer Preferred Stock issued pursuant to the terms of this Agreement or any other Transaction Document. Issuer is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any Issuer Preferred Stock issued pursuant to the terms of this Agreement or any other Transaction Document.

(d) As of the date of this Agreement, there is no outstanding indebtedness for borrowed money (or guarantees thereof) of Issuer and its Subsidiaries other than indebtedness for borrowed money reflected on the consolidated balance sheet of Issuer and its Subsidiaries set forth in the Issuer Financial Statements.

(e) There are no outstanding options, stock appreciation, performance units, phantom stock or phantom stock rights, profit participation, conversion, or similar rights or other equity appreciation or other equity or equity-based compensation rights or arrangements with respect to any of the Issuer Preferred Stock issued pursuant to the terms of this Agreement and/or any other Transaction Document.

(f) Other than as described in Section 4.4(a) and except as set forth on Section 4.4(f) of the Issuer Disclosure Schedule, there is no (i) outstanding security of Issuer convertible into, exchangeable or exercisable for any Equity Interests of Issuer, (ii) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Equity Interests of Issuer, including securities convertible into or exchangeable for Equity Interests of Issuer; (iii) equity equivalent, interest in the ownership or earnings, or other similar right of or with respect to Issuer; (iv) outstanding security, bond, debenture, instrument or obligation that is or may become convertible into or exchangeable for any Equity Interests of Issuer or that has the right to vote on any matter on which the Issuer Stockholders have the right to vote; or (v) Contract under which Issuer is or would become obligated to sell or otherwise issue any Equity Interests.

(g) Issuer is not party to any agreement with any holder of Issuer Equity Interests that (i) allows such holder to include such Equity Interests in any registration; (ii) allows such holder to initiate a demand for registration of any securities held by such holder or prospective holder; or (iii) otherwise conflicts with the rights granted to any of Parent, Newco BHF and Freedom VCM under this Agreement or any of the other Transaction Documents

Section 4.5 Subsidiaries.

(a) Except as set forth on Section 4.5(a) of the Issuer Disclosure Schedule, Issuer does not have any Subsidiaries and does not, directly or indirectly, hold beneficially or of record any Equity Interests of any other Person.

(b) Each Subsidiary of Issuer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under the laws of the jurisdiction of its organization) and is duly qualified or authorized to do business and is in good standing (or the equivalent thereof, if applicable) under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties and assets requires such qualification or authorization, except where the failure to be so qualified, authorized, or in good standing would not reasonably be expected to result in an Issuer Material Adverse Effect. Each Subsidiary of Issuer has all requisite power and authority to own and lease its properties and assets and carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to result in an Issuer Material Adverse Effect.

(c) Section 4.5(c) of the Issuer Disclosure Schedule sets forth for each Subsidiary of the Issuer (i) its name and jurisdiction of organization and (ii) its form of organization. Each outstanding partnership or limited liability company unit or share of capital stock of each Subsidiary of Issuer is duly authorized, validly issued, (in the case of shares of capital stock) fully paid and nonassessable and is not subject to and was not issued in violation of any preemptive rights. Issuer is the sole direct or indirect beneficial and record owner of the outstanding Equity Interests in each of its Subsidiaries.

Section 4.6 SEC Documents; Financial Statements; Controls; Listing.

(a) Except as set forth on Section 4.6(a) of the Issuer Disclosure Schedule, Issuer has timely filed or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2020 (all such documents, collectively, the “Issuer SEC Documents”). Issuer has made available copies of the unaudited consolidated balance sheet of Issuer dated as at December 31, 2022, the related unaudited consolidated statement of income of Issuer, and any notes thereto or schedules included therein (the “Issuer Financial Statements”). The Issuer SEC Documents, at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Issuer SEC Document filed or furnished prior to the date hereof), (i) complied, and currently comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable and (ii) complied, and currently comply, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Issuer Financial Statements present fairly in all material respects the consolidated financial position of the Issuer Companies as of the dates thereof and for the periods covered thereby (except as otherwise noted therein or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and subject to the absence of footnotes and normal and recurring year-end audit adjustments). For the avoidance of doubt, (i) the Issuer Financial Statements and the foregoing representations and warranties are qualified by the fact that the business of Issuer Companies has operated as a part of a consolidated group of Issuer entity and the business of Issuer Companies has received certain allocated charges and credits which do not necessarily reflect amounts that would have resulted from arm’s-length transactions or that the business of Issuer Companies would incur on a standalone basis or on an integrated basis within another organization, and (ii) the Financial Statements are not pro forma financial statements giving effect to the transactions contemplated by this Agreement.

(b) Issuer and its Subsidiaries (i) maintain a system of internal accounting controls over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and preparation of the Issuer Financial Statements in accordance with GAAP (except as may be indicated in the notes therein or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (ii) have not identified any significant deficiencies or material weakness in the design or operation of its internal accounting controls.

(c) Issuer does not have any liability or obligation of the type required to be reflected in financial statements prepared in accordance with GAAP, other than any such liabilities or obligations (i) reflected or reserved against on the Issuer Financial Statements or (ii) incurred since August 30, 2023 in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement or misappropriation by Issuer or any of its Subsidiaries).

(d) No Issuer Company is a party to, or has any commitment to become a party to, any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission).

(e) All Accounts Receivable outstanding as of the date of this Agreement (i) resulted from bona fide sales in the ordinary course of business, and (ii) represent the genuine, valid and legally enforceable obligations of the account debtor, payable on trade terms granted in the ordinary course of business. Except as would not result in an Issuer Material Adverse Effect, no portion of the Accounts Receivable is delinquent or subject to any valid defense, set off or counterclaim. There is no material contest, claim or right of set-off under any Issuer Material Contract with any obligor of any Accounts Receivable related to the amount or validity of such Accounts Receivable, and no bankruptcy, insolvency or similar actions have been commenced by or against any such obligor. Except as set forth on Section 4.6(e) of the Issuer Disclosure Schedule and other than the Consumer Credit Receivables, no Account Receivable of Issuer is delinquent by 90 days or more and, to the Knowledge of Issuer, no written communications of default have been received by any Issuer Company with respect to such Accounts Receivable.

(f) Without limiting the generality of the foregoing Section 4.6(e), all consumer credit receivables outstanding as of the date of this Agreement have been originated, serviced, and collected in compliance in all material respects with the Issuer’s underwriting, servicing and collection policies, true, complete and correct copies of which have been made available by the Company to Issuer. All consumer credit receivables originated by an Issuer Company outstanding as of the date of this Agreement were, to the Knowledge of Issuer, originated based on true and accurate underwriting information in all material respects. Each finance charge disclosed, billed, charged or received by an Issuer Company in connection with all such consumer credit receivables is calculated in all material respects in accordance with the methodology for determining such finance charge contained in the Contract between the account debtor, on the one hand, and such Issuer Company, on the other hand, under which such account debtor is obligated to make a payment therefor to such Issuer Company.

(g) All Inventory consists of a quality and quantity usable and salable in the ordinary course of business and is not excessive, but is reasonable in the present circumstances of Issuer, subject to allowances in accordance with GAAP, if any, to the extent expressly reflected in the Issuer Financial Statements for obsolete, damaged, defective, excess or slow-moving items. The reserve for such obsolete, damaged, defective, excess of slow-moving Inventory is in all material respects adequate and calculated consistently with past practices of Issuer. Except as set forth on Section 4.6(g) of the Purchaser Disclosure Schedule, (i) all such Inventory is owned by Issuer free and clear of all Encumbrances, other than Permitted Encumbrances, (ii) all Inventory is located at premises leased by Issuer or one of its Subsidiaries, (iii) no Inventory is held by Issuer or any of its Subsidiaries on a consignment basis and (iv) all Inventory was purchased for use in the business of the Issuer Company in the ordinary course of business.

(h) Issuer has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to give reasonable assurance that information relating to Issuer required to be disclosed in the Issuer SEC Documents is recorded, summarized and reported within the time periods specified by the SEC and that such information is communicated to Issuer’s management. There are no material weaknesses in the design or operation of the internal control over financial reporting of Issuer and its Subsidiaries.

(i) The Issuer Common Stock is listed on Nasdaq Global Select Market, and Issuer has not received any notice of delisting. Issuer has taken no action that is designed to terminate the registration of the Issuer Common Stock under the Exchange Act.

Section 4.7 Absence of Changes.

Except as set forth on Section 4.7 of the Issuer Disclosure Schedule:

(a) Since August 30, 2023, except for discussions, negotiations and transactions related to this Agreement or the other Transaction Documents, the Issuer Companies have conducted its business in the ordinary course of business consistent with past practice in all material respects.

(b) Since August 30, 2023 and through the date of this Agreement, no Effect has occurred or exists that, individually or in the aggregate, has had, or would reasonably be expected to have, an Issuer Material Adverse Effect.

(c) Since August 30, 2023, Issuer has not declared or paid any dividends or made any other distribution to its equityholders other than in the ordinary course of business consistent with past practice in all material respects;

(d) Since August 30, 2023, Issuer has not made any material change in any method of accounting or accounting practice or policy other than as required by changes in any applicable Legal Requirement or GAAP; and

(e) Since August 30, 2023, Purchaser has not sold, leased, licensed or otherwise disposed of any material assets, except (i) Inventory sold in the ordinary course of business consistent with past practice, and (ii) non-exclusive licenses granted in the ordinary course of business; Since August 30, 2023, Issuer has not made or incurred any material capital expenditure, other than planned capital expenditures for fiscal year 2023.

Section 4.8 Assets. The Issuer Companies have good and valid title to, or a valid and enforceable leasehold interest in, license to or valid right to use, all of the material assets, properties and rights of the Issuer Companies and any other material assets, properties and rights owned or purported to be owned by the Issuer Companies. All of said assets, properties and rights are owned by an Issuer Company free and clear of any Encumbrances, except Permitted Encumbrances.

Section 4.9 Real Property; Leasehold.

(a) No Issuer Company owns or has ever owned any real property.

(b) With respect to each lease, sublease, license, or similar use or occupancy agreement (each a “Issuer Lease”) pursuant to which any Issuer Company leases or otherwise uses or occupies real property (all such real property that is the subject of any Issuer Lease, the “Issuer Leased Real Property”), (i) each Issuer Lease is the legal, valid and binding obligation of the applicable entity that is lessee, sublessee or occupant thereunder subject to the General Enforceability Exceptions, and (ii) the applicable lessee, sublessee or occupant entity is not in default, and no other party to such Issuer Lease is in default beyond any applicable notice and cure period, under such Issuer Lease, except, in each case of (i) and (ii), as would not reasonably be expected to have an Issuer Material Adverse Effect. Section 4.9(b) of the Issuer Disclosure Schedule sets forth a complete, current and correct list of all Issuer Leases with respect to the Issuer Leased Real Property.

(c) With respect to the Issuer Leased Real Property, all material buildings, structures, fixtures and improvements are in satisfactory condition (reasonable wear and tear excepted) sufficient to support the operations of the Issuer Companies’ business as presently conducted. Except as set forth on Section 4.9(c) of the Issuer Disclosure Schedule, there are no leases, subleases, licenses or occupancy agreements by any Issuer Company granting to any Person the right of use or occupancy of any portion of the Issuer Leased Real Property (except under the Issuer Leases). As of the date of this Agreement, no Issuer Company has received any written notice of any pending or threatened condemnation or other Legal Proceedings relating to the Issuer Leased Real Property, except as would not reasonably be expected to have an Issuer Material Adverse Effect.

Section 4.10 Intellectual Property; Data Privacy.

(a) Section 4.10(a) of the Issuer Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of (i) each item of Registered IP owned or purported to be owned by any Issuer Company (the “Issuer Registered IP”) and includes, where applicable, the jurisdiction, record owner, issuance, registration and application number and date and (ii) material proprietary Software owned or purported to be owned by any Issuer Company from which any Issuer Company derives material revenue. For the avoidance of doubt and notwithstanding anything to the contrary, no social media account names or handles shall be required to be set forth on Section 4.10(a) of the Issuer Disclosure Schedules. Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, the Issuer Registered IP is subsisting, and none of the registrations included in the Issuer Registered IP is invalid or unenforceable, and all applications for registrations for the Issuer Registered IP are pending and in good standing.

(b) Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, the Issuer Companies exclusively own all right, title and interest to and in the Issuer Owned IP free and clear of any Encumbrances other than Permitted Encumbrances, and the Issuer Companies have a valid right or license or other right to use all other material IP Rights used or held for use in or otherwise necessary for the conduct of the business of the Issuer Companies, (collectively, the “Issuer IP Rights”). Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, (i) the Issuer IP Rights owned by the Issuer Companies immediately prior to the Equity Closing Date will be owned by the Issuer Companies immediately after the Equity Closing Date on substantially identical terms and conditions as immediately prior to the Equity Closing Date and (ii) the consummation of the Contemplated Transactions will not cause or require any Issuer Company to grant, or cause to be granted, to any third party any right to or with respect to any Issuer Owned IP.

(c) Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, each Issuer Company has taken all commercially reasonable efforts to protect, preserve and maintain the confidentiality of all Trade Secrets owned, used or held for use by the Issuer Companies or with respect to the business of the Issuer Companies (“Issuer Trade Secrets”). Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, there has been no unauthorized disclosure or use of any Issuer Trade Secrets or other material confidential information of the Issuer Companies or with respect to the business of the Issuer Companies.

(d) Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, to the Knowledge of Issuer, no Person is infringing, misappropriating, diluting or otherwise violating any Issuer Owned IP.

(e) Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, (i) to the Knowledge of Issuer, since the Look-Back Period, the conduct of the business of any Issuer Company has not and does not infringe, misappropriate, dilute or otherwise violate any IP Right of any third party and (ii) as of the date of this Agreement, no claim (including any offers to license) or Legal Proceeding is pending or has, since the Look-Back Period, been threatened in writing against Issuer or its Subsidiaries by any other Person either (A) involving or alleging any of the foregoing, or (B) challenging the ownership, use, validity, registration or enforceability of any Issuer Owned IP.

(f) Since the Look-Back Period, each Issuer Company, with respect to the business of the Issuer Companies and, with respect to the Processing of Issuer Data, its Data Processors (i) comply and has complied at all times with Privacy Requirements applicable to each Issuer Company; (ii) to the Knowledge of Issuer, with respect to the business of the Issuer Companies, each Issuer Company has not received a written notice (including any enforcement notice), letter, or complaint from a Governmental Body or any Person alleging noncompliance or potential noncompliance with any Privacy Requirements nor has any Issuer Company been subject to litigation relating to compliance with Privacy Requirements or the Processing of Personal Data; and (iii) each Issuer Company has not been subject to any regulatory inquiries or Action from any Governmental Body regarding any noncompliance or potential noncompliance with Privacy Requirements.

(g) Since the Look-Back Period, the Issuer Companies, with respect to the business of the Issuer Companies, have established, maintained and complied at all times in all material respects with an Information Security Program that complies with applicable Privacy Requirements and: (i) includes policies and procedures regarding the Processing of Personal Data with respect to the business of each Issuer Company, (ii) includes administrative, technical and physical safeguards that are commercially reasonable to protect the security, confidentiality, integrity and availability of any Personal Data owned, controlled, maintained, held, or Processed by or on behalf of any Issuer Company or any third party operating at the direction of any Issuer Company; (iii) includes commercially reasonable disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (iv) protects against Security Incidents, Malicious Code, and unauthorized access to, and disruption of, the Processing of Personal Data held by or on behalf of the Issuer, Issuer Data, and the Issuer Companies’ IT Systems. Since the Look-Back Period, there have been no material violations of the Issuer Companies’, with respect to the business of the Issuer Companies, Information Security Program, and as of the date of this Agreement, the Issuer Companies, with respect to the business of the Issuer Companies, are not in breach or default of any Contracts relating to the protection of its IT Systems or Issuer Data.

(h) During the Look-Back Period, except as set forth in Section 4.10(h) of the Issuer Disclosure Schedule, the Issuer Companies have not suffered and are not suffering a Security Incident, have not been and are not required to notify any Person or Governmental Body of any Security Incident, and have not been and are not adversely affected by any Malicious Code, ransomware or malware attack, or denial-of-service attacks on any IT System used by any Issuer Company. Neither the Issuer Companies nor any third party acting at the direction or authorization of any Issuer Company have paid any perpetrator of any actual or threatened Security Incident or cyber-attack, including but not limited to a ransomware attack or a denial-of-service attack. The Issuer Companies maintain, and have maintained, cyber liability insurance with reasonable coverage limits.

(i) Since the Look-Back Period, the IT Systems used by each Issuer Company operate and perform as is necessary to conduct the business of such Issuer Company in the manner in which it is currently being conducted, and are sufficient for the current needs and operations of the business of such Issuer Company. Since the Look-Back Period, the IT Systems of each Issuer Company are free of and do not contain any material defects or Malicious Code. Each Issuer Company has assessed and tested their Information Security Program on no less than an annual basis, mitigated or remediated all critical and high risks and vulnerabilities, and the Issuer Information Security Program has proven adequate and compliant with Privacy Requirements in all material respects.

Section 4.11 Contracts.

(a) Section 4.11(a) of the Issuer Disclosure Schedule sets forth, under the appropriate subsection, complete, current and correct list of all of the Issuer Material Contracts as of the date hereof. For purposes of this Agreement, “Issuer Material Contract” shall mean the following Contracts to which any Issuer Company is a party or by which any of its assets are bound:

(i) (A) any material joint venture, partnership or other similar Contract and (B) any shareholders, investors rights, registration rights or similar agreement or arrangement relating to any Issuer Company;

(ii) each Contract relating to the acquisition or disposition of any material business of any Issuer Company (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which any Issuer Company has or would reasonably be expected to have material continuing rights or obligations following the date of this Agreement, including pursuant to any “earn-out” or indemnity;

(iii) any Contract (A) granting any Person a license, covenant not to sue or similar right to any material Issuer Owned IP, other than (1) non-exclusive licenses granted to customers or resellers in the ordinary course of business, (2) non-disclosure agreements entered into in the ordinary course of business and (3) non-exclusive licenses that are merely incidental to the transaction contemplated by the agreement in which such license is included; or (B) pursuant to which any Person has granted to any Issuer Company a license, covenant not to sue or similar right to any IP Rights material to any of the Issuer Companies or the operation of their business as currently conducted, except (1) licenses to commercially available, off-the-shelf Software that are licensed under “shrink-wrap,” “click-through,” or other standard, non-discriminatory terms for an annual or aggregate fee of no more than $100,000, (2) non-exclusive licenses that are merely incidental to the transaction contemplated by the agreement in which such license is included and (3) non-disclosure agreements entered into in the ordinary course of business;

(iv) each Contract that limits the freedom of any Issuer Company to compete in any line of business or geographic region (including any Contract that requires any Issuer Company to work exclusively with any Person in any line of business or geographic region, or which by its terms would so limit the freedom of Newco BHF or the Company after the Closing), or with any Person, or otherwise restricts the research, development, extraction, manufacture, marketing, distribution or sale of any product by any Issuer Company, in each case, in a manner that is material to the business of such Issuer Company, taken as a whole, as currently conducted;

(v) each Contract involving the settlement of any Legal Proceeding or threatened Legal Proceeding (or series of related Legal Proceedings) (A) which (x) would reasonably be expected to involve payments after the date hereof in excess of $1,000,000 or (y) would reasonably be expected to impose or currently imposes material monitoring or reporting obligations to any other Person outside the ordinary course of business or material restrictions on any Issuer Company or (B) which is material to the Issuer Companies, taken as a whole, and with respect to which material conditions precedent to the settlement have not been satisfied as of the date hereof;

(vi) any collective bargaining agreement or other Contract with any labor union or similar organization; and

(vii) (A) each loan Contract, promissory note, letter of credit (to the extent drawn) and other evidence of indebtedness for borrowed money in excess of $1,000,000, (B) any mortgages, pledges and other evidences of Encumbrances securing such obligations on any real or other property that is material to the Issuer Companies, taken as a whole, and (C) any guarantees provided for the benefit of any Person that is material to the Issuer Companies, taken as a whole, other than performance guarantees to any customer or supplier in the ordinary course of business, in each case, only to the extent that an Issuer Company would be obligated in respect thereof following the Closing.

(b) Each Issuer Material Contract is valid and binding on the applicable Issuer Company and, to the Knowledge of Issuer, is in full force and effect and is enforceable by the applicable Issuer Company, in accordance with its terms. The applicable Issuer Company has performed all material obligations required to be performed by it under the Issuer Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder and, to the Knowledge of Issuer, no other party to any Issuer Material Contract is (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder. The Issuer has not received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Issuer Material Contract. To the Knowledge of Issuer, no circumstances exist that (with or without notice or lapse of time, or both) would contravene, conflict with, or result in a material violation or material breach of, or give Issuer or its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Issuer Material Contract. The Issuer has not received any written notice of the intention of any party to materially modify, terminate or not renew (which includes proposing to renew on terms materially less favorable to the applicable Issuer Company) any Issuer Material Contract. True and complete copies of all Issuer Material Contracts, together with all amendments, supplements and modifications thereto, have been made available to the other parties hereto.

Section 4.12 Compliance with Legal Requirements; Regulatory Matters. Except as set forth on Section 4.12 of the Issuer Disclosure Schedule, each Issuer Company is, and since the Look-Back Period has been, in compliance in all material respects with all Legal Requirements and Orders applicable to the business of such Issuer Company and the assets and properties thereof. Since the beginning of the Look-Back Period, no Issuer Company has received any written notice from, and no Actions have been filed, or, to the Knowledge of Issuer, threatened against, any Issuer Company by, any Governmental Body or any other Person (a) regarding any actual, alleged, possible, or potential material breach or violation of, or material failure to comply with, any Legal Requirement or Order to which any Issuer Company is subject, or alleging that any Issuer Company has otherwise engaged in any unlawful business practice, (b) regarding any actual, alleged, possible, or potential obligation on the part of any Issuer Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature, (c) requiring any Issuer Company to enter into a cease and desist order, agreement, or memorandum of understanding, (d) restricting or disqualifying the activities of any Issuer Company in any material respect, or (e) regarding any investigation into any Issuer Company, the subject of which notice has not been resolved.

Section 4.13 Anti-Corruption Compliance; Export Control and Sanctions Compliance.

(a) During the Look-Back Period, except as would not have an Issuer Material Adverse Effect, no Issuer Company, nor, to the Knowledge of Issuer, any of their respective agents, distributors or representatives (i) has directly or indirectly, offered, paid, promised, or authorized, any money gift, or other thing of value unlawfully, to any foreign official (as such term is defined in the FCPA), or to any person while knowing or having reason to know that such person had or would offer, pay, promise, or authorize the payment, promising or offering of any money, gift, or other thing of value to any director, officer, employee, or agent of a Governmental Body or to any foreign official (as such term is defined in the FCPA); (ii) is or has otherwise been in violation of any applicable anti-bribery, anti-corruption or similar Legal Requirements, including the FCPA or the UK Bribery Act 2010; and (iii) has received any notice from, or voluntarily provided any notice to, a Governmental Body or other Person with respect to any Issuer Company that alleges any of the foregoing.

(b) During the Look-Back Period, the Issuer Companies have conducted their business in compliance with applicable provisions of U.S. economic or financial sanctions or trade embargoes, export controls, and anti-boycott laws and regulations imposed, administered or enforced from time to time by relevant Governmental Bodies, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce’s Bureau of Industry and Security, except where such non-compliance would not be material to the Issuer Companies. During the Look-Back Period, no Issuer Company has had any transactions, business or financial dealings that directly or, to the best of the knowledge of the Issuer Companies indirectly, benefited or involved any person or entity located, organized, or ordinarily resident in a U.S.-embargoed country or territory (currently Cuba, Iran, North Korea, Syria or the Crimea, Luhansk, and Donetsk regions of Ukraine).

Section 4.14 Governmental Authorizations. The applicable Issuer Company holds all material Governmental Authorizations necessary to enable the conduct of such Issuer Company’s business in the manner in which such business is currently being conducted. To the Knowledge of Issuer, all such Governmental Authorizations are valid and in full force and effect, except where such failure would not reasonably be expected to result in an Issuer Material Adverse Effect. Each Issuer Company is, and, at all times during the Look-Back Period, has been in material compliance with the terms and requirements of such Governmental Authorizations, except where such failure would not reasonably be expected to result in a Company Material Adverse Effect.

Section 4.15 Taxes of Issuer.

(a) All material Taxes (whether or not shown on any Tax Return) for which any Issuer Company may be liable have been timely paid. All material Tax Returns required to have been filed by any Issuer Company have been timely filed (taking into account any extensions), and all such Tax Returns are complete and accurate in all material respects. No extension of time within which to file any such Tax Return is in effect. No waiver of any statute of limitations relating to Taxes for which any Issuer Company may be liable is in effect, and no written request for such a waiver is outstanding. All material Taxes which any Issuer Company is required by Legal Requirement to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Taxing Authority.

(b) There is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes for which any Issuer Company may be liable. No Issuer Company has been informed in writing by any jurisdiction that the jurisdiction believes that any such person was required to file any Tax Return that was not filed or was required to pay any Tax that was not paid. All deficiencies asserted or assessments made as a result of any examination of the Tax Returns filed by or on behalf of each Issuer Company have been paid in full or otherwise finally resolved.

(c) The charges, accruals and reserves for Taxes with respect to each Issuer Company reflected on the books of the Issuer (excluding any provision for deferred income taxes) are adequate to cover tax liabilities accruing through the end of the last period for which the Issuer has recorded items on its respective books.

(d) No Issuer Company is party to or bound by any Tax sharing agreement, Tax indemnity or similar agreement in favor of any Person with respect to Taxes, other than commercial agreements, the primary purpose of which does not relate to Taxes.

(e) There are no liens for Taxes upon the assets of any Issuer Company except liens relating to current Taxes not yet due.

(f) No Issuer Company (i) has been a member of any company group other than each company group of which it is presently a member (the “Consolidated Group”), (ii) has or has had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity (other than the Subsidiaries) or (iii) has any liability for Taxes of another Person, other than the Consolidated Group, under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), under any agreement or arrangement, as a transferee or successor, or by contract or otherwise.

(g) No Issuer Company (i) has or has ever had a permanent establishment in any country other than the country of its organization, (ii) has engaged in a trade or business in any country other than the country in which it is organized that subjected it to Tax in such country or (iii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized.

(h) To the Knowledge of Issuer, of any facts that would cause the transactions set forth in this Agreement to be treated for Tax purposes other than as described in Section 5.5(e)(i) hereof.

Section 4.16 Employee and Labor Matters; Benefit Plans.

(a) (i) There is not, and during the Look-Back Period there has not been, any labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of Issuer, threatened against or affecting any Issuer Company; (ii) to the Knowledge of Issuer, no union organizational campaign is in progress with respect to the employees of any Issuer Company and no question concerning representation of such employees exists; (iii) no Issuer Company is engaged in any unfair labor practice; (iv) there are not any unfair labor practice charges or complaints against any Issuer Company pending, or, to the Knowledge of Issuer, threatened, before the National

Labor Relations Board; (v) there are not any pending, or, to the Knowledge of Issuer, threatened, union grievances against any Issuer Company as to which there is a reasonable possibility of adverse determination; (vi) there are not any pending, or, to the Knowledge of Issuer, threatened, charges against any Issuer Company or any of their current or former employees before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (vii) no Issuer Company has received any communication during the Look-Back Period of the intent of any Governmental Body responsible for the enforcement of labor or employment Legal Requirements to conduct an investigation of any Issuer Company and, to the Knowledge of Issuer, no such investigation is in progress; and (viii) each Issuer Company is in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, worker classification, wages, hours of work, withholding and occupational safety and health.

(b) No employee of any Issuer Company is, to the Knowledge of Issuer, a party to or bound by any Contract, or subject to any Order, that may interfere with the use of such Person’s best efforts to promote the interests of the Issuer Companies, may conflict with any Issuer Company or the Contemplated Transactions or that has had or would reasonably be expected to have an Issuer Material Adverse Effect.

(c) To the Knowledge of Issuer, no Issuer Company currently employs, nor since the Look-Back Date has any Issuer Company employed, any Person who has not submitted to the Issuer Company facially adequate evidence of their right to work in the jurisdiction in which such Person was employed.

(d) Each Issuer Company is, and during the Look-Back Period has been, in compliance with WARN and has no liabilities pursuant thereto.

(e) Section 4.16(e) of the Issuer Disclosure Schedule contains a list of each material Issuer Benefit Plan. With respect to each material Issuer Benefit Plan, Issuer has made available to Parent true and complete copies, to the extent applicable, of: (i) the governing plan document and any amendments thereto in respect of each such Issuer Benefit Plan (or, in the case of any such Issuer Benefit Plan that is unwritten, a description thereof), (ii) the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the IRS, (iii) the most recent summary plan description (or similar document) and any summaries of material modifications thereto, (iv) any related trust agreements, insurance or annuity contracts or other funding or financing arrangements, (v) the most recent determination, opinion or advisory letter from the IRS and any legal opinions issued thereafter with respect to such Issuer Benefit Plan’s continued qualification; and (vi) any material and non-routine notices, letters or other correspondence during the Look Back Period with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Body.

(f) Each Issuer Benefit Plan has been established, administered and maintained in all material respects in accordance with its terms and applicable Legal Requirements, including ERISA and the Code. There are no pending, or to the Knowledge of Issuer, threatened Legal Proceedings or Actions (except routine claims for benefits) against or involving any Issuer Benefit Plan that could give rise to any material liability, and, to the Knowledge of Issuer, there are not any facts or circumstances that could give rise to any material liability in the event of any such Legal Proceeding or Action.

(g) Each Issuer Benefit Plan that is intended to be a tax-qualified plan under Section 401(a) of the Code is so qualified, and is the subject of a favorable determination letter, opinion letter or advisory letter, as applicable, from the IRS to the effect that such Issuer Benefit Plan and related trust is so qualified. To the Knowledge of Issuer, no event has occurred and no circumstances exist that would reasonably be expected to materially and adversely affect the tax-qualification of such Issuer Benefit Plan.

(h) No Issuer Company has engaged in, and to the Knowledge of Issuer, no other “party in interest” or “disqualified person” with respect to any Issuer Benefit Plan has engaged in any non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that could, directly or indirectly (whether through indemnification or otherwise), subject any Issuer Company to any material Tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA.

(i) Neither any Issuer Company, nor any of their ERISA Affiliates, has during the Look-Back Period, contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any material liability, directly or indirectly (contingent or otherwise), with respect to (i) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063, 4064 or 4069 of ERISA or Section 413(c) of the Code; (ii) any “multiple employer plan” (within the meaning of Section 413(c) of the Code) or “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; or (iii) except as set forth on Section 4.16(i) of the Issuer Disclosure Schedule, any plan or arrangement that provides for post-employment medical, life insurance or other welfare-type benefits to any current or former employee of an Issuer Company (other than health continuation coverage required by Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA or otherwise as required by Legal Requirement).

(j) Each Issuer Benefit Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code is in compliance in material respects with the applicable terms of the Patient Protection and Affordable Care Act of 2010, as amended. Since the Look-Back Date, each Issuer Company has complied in all material respects with the annual health insurance coverage reporting requirements under Sections 6055 and 6056 of the Code. Except as would not reasonably be expected to result in any material liability to Parent, none of the Issuer Companies or, to the Knowledge of the Issuer, any ERISA Affiliate has incurred, and to the Knowledge of Issuer, (i) no event has occurred, and (ii) no condition or circumstances exists, that could subject any Issuer Company to any material penalty or excise Tax under Sections 4980D and 4980H of the Code.

(k) Neither the execution nor delivery of this Agreement nor the consummation of the Contemplated Transactions would, whether alone or in combination with any other event(s), (i) entitle any employee, individual independent contractor or other individual service provider of any Issuer Company to, or result in any increase in the amount or enhancement to the terms of, any severance pay, unemployment compensation or any other payment or benefit, (ii) trigger any increased or accelerated contributions to any Issuer Benefit Plan or trigger funding of any Issuer Benefit Plan, (iii) accelerate the time of payment, vesting or funding or increase the amount or enhance the terms of compensation or benefits due to any such employee or individual independent contractor or other individual service provider of any Issuer Company, or (iv) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other payment, constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). No Issuer Company is obligated in any way to pay any gross up or other payment or indemnification amount relating to any Tax that could be imposed under Sections 280G, 409A or 4999 of the Code to any employee or other individual service provider of an Issuer Company.

Section 4.17 Environmental Matters. Except as would not result in an Issuer Material Adverse Effect, each Issuer Company is and at all times during the Look-Back Period has been in compliance in all respects with all applicable Environmental Laws. Except as would not result in an Issuer Material Adverse Effect, each Issuer Company holds all Environmental Permits that are necessary for the conduct of its business as currently conducted, all such Environmental Permits are valid and in full force and effect, each Issuer Company is and at all times during the Look-Back Period has been in compliance in all material respects with all such Environmental Permits and there is no Legal Proceeding pending or, to the Knowledge of Issuer, threatened that seeks the revocation, cancellation, suspension or adverse modification of any such Environmental Permit. No Issuer Company has received any written notice, demand, citation, request for information, claim or Order alleging any material violation of or material liability under any Environmental Laws or relating to Hazardous Materials with respect to any Issuer Company or any assets owned or used by any of them. There are no Legal Proceedings pending, or to the Knowledge of Issuer, threatened against any Issuer Company or any assets owned or used by any of them under Environmental Laws. Except as would not result in an Issuer Material Adverse Effect, there has been no Release of, or exposure to, any Hazardous Materials on, at, under or from any Issuer Leased Real Property, any real property formerly owned, leased or occupied by any Issuer Company or, to the Knowledge of Issuer, at any other location that could reasonably be expected to give rise to material liability on the part of any Issuer Company under Environmental Laws. Except as set forth on Section 4.17 of the Issuer Disclosure Schedule, the Issuer has not provided an indemnity with respect to, expressly assumed or undertaken any liability, including any corrective, investigatory or remedial obligation of any other Person relating to any Environmental Laws, except for customary indemnities entered into in the ordinary course of business. Issuer has made available to Parent true, complete and accurate copies of all material site assessment reports, studies, and audits prepared since November 22, 2021 relating to Issuer’s business, the Issuer Leased Real Property and any real property formerly owned, leased or occupied by any Issuer Company that are in the reasonable control and possession of the Company.

Section 4.18 Legal Proceedings; Orders. Except as set forth on Section 4.18 of the Issuer Disclosure Schedule, there is no pending material Legal Proceeding affecting any Issuer Company and, to the Knowledge of Issuer, no Person has threatened to commence any such material Legal Proceeding. There is no material Order to which any Issuer Company is subject. There are no material settlement, consent, non-assertion or other similar agreements to which any Issuer Company is a party pursuant to which any Issuer Company has any outstanding liabilities, obligations or limitations.

Section 4.19 Rental Contracts; Inventory.

(a) Issuer has made available true and correct copies of each form of lease or rent-to-own Contract currently used by the Issuer Companies or in the business of the Issuer Companies, in each case, since January 1, 2023.

(b) During the Look-Back Period, all Inventory was, in all material respects, ordered new or factory refurbished, purchased new or factory refurbished, or acquired in the ordinary course of business pursuant to acquisitions and consistent with the regular inventory practices of the Issuer Companies.

Section 4.20 Key Business Relationships.

(a) Section 4.20(a) of the Issuer Disclosure Schedule sets forth a true, complete and correct list of the top 10 vendors or suppliers of the business of the Issuer Companies based on expenses for the six months ended June 30, 2023 (each, a “Key Issuer Supplier”) and the amount of such expenses incurred with respect to each Key Issuer Supplier.

(b) No Issuer Company has at any time delivered to, or received from, any Key Issuer Supplier any written notice or written allegation of a material default or material breach with respect to any Contract. None of the Key Issuer Suppliers has (i) terminated or failed to renew or given written, or to the Knowledge of Issuer, verbal notice to any Issuer Company evidencing its intention to terminate or fail to renew its relationship with such entity, (ii) been in a material dispute with any Issuer Company, with respect to the business of any Issuer Company, or (iii) with respect to the Key Issuer Suppliers, given written, or to the Knowledge of Issuer, verbal notice to any Issuer Company, evidencing that it plans to materially reduce the quantity of products or services that it provides to such entity or otherwise materially alter the terms of its commercial relationship in a manner that would be detrimental to any Issuer Company.

Section 4.21 Product Warranty and Product Liability.

(a) During the Look-Back Period, no Issuer Company has manufactured or designed (other than with respect to packaging or branding) any goods, products or Inventory that it sells or distributes.

(b) Sections 4.21(b)(i) and (ii) of the Issuer Disclosure Schedule set forth a true, complete and correct list of (i) each Action related to any Issuer Company warranty, product liability or guaranty that has, or would reasonably be expected to involve, a cost to any Issuer Company in excess of $1,000,000 individually or $5,000,000 in the aggregate, and (ii) each recall required to be taken by the applicable Issuer Company, in each case of clauses (i) and (ii), with respect to any goods, products or Inventory sold or distributed by or any service provided by, any Issuer Company at any time during the Look-Back Period. All Actions and recalls related to any Issuer Company warranty, product liability or guaranty listed on Sections 4.21(b)(i) or (ii) of the Issuer Disclosure Schedule have been resolved and no Issuer Company has any further material liability with respect thereto. Except as listed on Section 4.21(b)(iii) of the Issuer Disclosure Schedule, no Action or series of Actions related to any Issuer Company warranty, product liability or guaranty with respect to goods, products or Inventory sold or distributed by, or services provided by, any Issuer Company has resulted in a cost or liability to any Issuer Company in excess of $1,000,000 individually or $5,000,000 in the aggregate in any calendar year during the Look-Back Period.

(c) During the Look-Back Period, no Issuer Company has received any written notice of any recalls ordered by any Governmental Body or any other Person with respect to any goods, products or Inventory sold or distributed by, or services provided by, an Issuer Company or the business of any Issuer Company. Except as listed on Section 4.21(c) of the Issuer Disclosure Schedule, during the Look-Back Period, there has not been any written Order or Action declaring or alleging any of the goods, products or Inventory sold or distributed by, or services provided by, any Issuer Company to be materially defective or unsafe. To the Knowledge of Issuer, no goods, products or Inventory sold, made or distributed by any Issuer Company contains, or, during the Look-Back Period, contained, asbestos.

Section 4.22 Insurance. Except as has not had, and would not reasonably be expected to result in an Issuer Material Adverse Effect, (a) all current, insurance policies (or replacements thereof) and Contracts of insurance of the Issuer Companies are in full force and effect and are valid and binding and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. No Issuer Company has received written notice of cancellation or termination with respect to any current third party insurance policies or Contracts of insurance (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to result in an Issuer Material Adverse Effect.

Section 4.23 Accounts.

(a) During the Look-Back Period, no Issuer Company has issued any Credit Cards or partnered with a third-party bank in issuance of any private label Credit Cards.

(b) Each Issuer Account that is currently in effect (i) is a valid and binding obligation of Issuer and to the Knowledge of Issuer, each Borrower party thereto, (ii) is, to the Knowledge of Issuer, enforceable against such Borrowers in accordance with its terms, subject to (A) any claims and defenses asserted by such Borrower with respect to disputed transactions, (B) the Servicemembers Civil Relief Act and (C) the General Enforceability Exceptions, (iii) is, to the Knowledge of Issuer, not subject to any claim of usury against Issuer or any of its Subsidiaries or of fraud or offset, recoupment, adjustment, rescission or any other valid and cognizable claim or defense of a Borrower, and (iv) was originated in accordance with, and has at all times been serviced in accordance with, and otherwise complies with all Legal Requirement, including all Consumer Credit Laws, in each case as would materially and adversely affect the validity, enforceability or collectability of such Account.

(c) Issuer has established and maintained a compliance management system designed to ensure compliance with all Consumer Credit Laws and has made available a copy of such system to Parent, Freedom VCM and Newco BHF.

(d) Each Account that is currently in effect is governed by an Account Agreement. Representative forms of Account Agreements used since January 1, 2023 have been made available to Parent. The terms of the Account

Agreements currently in effect have not been materially waived, impaired, altered or modified. During the Look-Back Period, each of the Charged Off Accounts has been charged off by Issuer or its applicable Subsidiary in accordance with the policies and procedures of Issuer and any applicable Legal Requirements.

Section 4.24 Issuer Affiliated Transactions. Section 4.24 of the Issuer Disclosure Schedule sets forth a true, complete and correct list of all Contracts and transactions currently in effect between an Issuer Company, on the one hand, and any officer, director, member, manager, direct or indirect equity holder or Affiliate of Issuer Companies, on the other hand (except for any employment arrangements (including compensation) entered into in the ordinary course of business or indemnification or exculpation obligations). Such transactions or arrangements described in the immediately preceding sentence are referred to herein collectively as “Issuer Affiliated Transactions.” To the Knowledge of Issuer, no Affiliate, director, officer, partner, member, manager or direct or indirect equity holder of Issuer Companies, or any affiliate of any of the foregoing or any entity in which any of the foregoing Persons owns Equity Interests, (a) owns or has any other interest in any material assets or properties, tangible or intangible, which is used by an Issuer Company in the conduct of its business or (b) has any material commercial relationship (including as landlord, tenant, vendor, distributor, customer, consultant, lender, creditor, borrower, supplier, licensee, licensor, competitor, representative or other business relationship) with Issuer, (c) has any ownership or other interest in or has made any loan to, or is a director (or applicable equivalent), officer or employee of any Key Issuer Supplier or competitor of the Issuer, or (d) is a party to any Action that is pending or, to the Knowledge of Issuer, threatened, against the Issuer Companies.

Section 4.25 Existing Issuer Credit Agreements.

(a) Issuer has delivered to Parent, Freedom VCM and Newco BHF true and complete copies, including all exhibits, schedules and amendments thereto, of the Issuer Credit Facility Amendments which amend the applicable Existing Issuer Credit Agreements to permit the Contemplated Transactions. As of the date hereof, each of the Issuer Credit Facility Amendments is valid, binding and in full force and effect and is enforceable by Issuer in accordance with its terms.

(b) Neither (i) the execution, delivery or performance of this Agreement, nor (ii) the consummation of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time, or both) conflict with or result in a violation of any of the provisions of each Existing Issuer Credit Agreement, as amended by the applicable Issuer Credit Facility Amendments.

Section 4.26 Brokers or Finders(a) . Other than as set forth on Section 4.26 of Issuer Disclosure Schedule, no agent, broker, finder, investment banker, Person or firm acting on behalf of Issuer or any of its Subsidiaries is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions as a result of arrangements made by or on behalf of Issuer or any of its Subsidiaries, other than any broker, finder or investment banker whose fees will be paid by Issuer.

Section 4.27 Section 203. The Issuer Board has taken all necessary action to approve, and has approved, for purposes of Section 203 of the DGCL, Newco BHF and Freedom VCM becoming, together with their respective affiliates and associates, an “interested stockholder” within the meaning of Section 203 of the DGCL, such that, as of the date hereof and from and after the Equity Closing, Section 203 of the DGCL will not be applicable to any “business combination” within the meaning of Section 203 of the DGCL that may take place between one or more of the Newco BHF or Freedom VCM or their respective affiliates or associates, on the one hand, and the Issuer or its affiliates or associates, on the other, as a result of the transactions contemplated by this Agreement or otherwise.

Section 4.28 Acknowledgement by Issuer. Issuer is neither relying nor has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in this Agreement and the Transaction Documents. The representations and warranties by Parent, Freedom VCM, Newco BHF and the Company, as applicable, contained in this Agreement and the Transaction Documents constitute the sole and exclusive representations and warranties of Parent, Freedom VCM, Newco BHF and the Company, as applicable, and their respective Representatives in connection with the Contemplated Transactions, and Issuer understands, acknowledges and agrees that all other representations and warranties of any kind or nature, whether express, implied or statutory, are specifically disclaimed by Parent, Freedom VCM, Newco BHF and the Company. Issuer acknowledges that, except for the representations and warranties of Parent, Freedom VCM, Newco BHF and the Company, as applicable, contained in Articles II and III, no representations or warranties are made by Parent, Freedom VCM, Newco BHF and the Company, as applicable, or their respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by the Issuer, as applicable, or any of their respective Representatives) or any management presentations that have been or shall hereafter be provided to the Issuer, as applicable, and its Representatives.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

Section 5.1 Disclosure. Each of the parties hereto shall consult with each other and mutually agree before issuing any press release or other public statement regarding this Agreement or the Contemplated Transactions. Notwithstanding the foregoing: (i) each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party); and (ii) each party may, without the prior consent of any other party hereto, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement, in which case such party shall use its reasonable best efforts to consult in good faith with the other parties hereto prior to issuing any such press release or making any such public announcement or statement.

Section 5.2 D&O Indemnification.

(a) For a period of six (6) years after the Equity Closing Date, Issuer shall cause the Company to not adversely modify or amend, or to repeal, and to maintain in effect and continue to provide to the fullest extent permitted by applicable Legal Requirement all rights to indemnification, advancement of expenses, exculpation and other limitations on liability as in effect on the date hereof in the Organizational Documents of the Company in favor of any current or former director or officer that benefits from such indemnification, advancement of expenses, exculpation and other limitations on liability as set forth in such Organizational Documents (each such director or officer, a “D&O Indemnitee”). Without liming the foregoing, from and after the Closing, Issuer shall, and shall cause the Company to, (i) indemnify and hold harmless each D&O Indemnitee who at the Equity Closing is a D&O Indemnitee against all judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that a D&O Indemnitee was a director or officer of, or otherwise entitled to indemnification from, the Company at or prior to the Equity Closing, in each case, whether asserted or claimed prior to, at or after the Equity Closing (the “D&O Indemnifiable Claims”), and (ii) pay or, if requested by any D&O Indemnitee advance, to such D&O Indemnitee all costs, charges and expense, including attorneys’ fees paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, in each case to the fullest extent that Parent, Newco BHF or any of their respective Subsidiaries (including the Company), as the case may be, would have been permitted under the applicable Legal Requirements to indemnify such Person (including promptly advancing expenses as incurred to the fullest extent permitted under applicable Legal Requirements).

(b) Notwithstanding anything contained in this Agreement to the contrary, this Section 5.2 shall survive the consummation of the Contemplated Transactions and shall be binding, jointly and severally, on all successors and assigns of Issuer and are intended to be for the benefit of, and will be enforceable by, each D&O Indemnitee and each of their heirs and representatives. In the event that Issuer or any of its respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Issuer shall succeed to the obligations set forth in this Section 5.2.

Section 5.3 Preparation and Mailing of Proxy.

(a) As promptly as reasonably practicable, and in any event within 20 days following the date Issuer receives the audited financial statements of the Company required to be delivered pursuant to Section 5.6, Issuer shall prepare a proxy statement/prospectus/consent solicitation statement in respect of the Required Issuer Stockholder Approval (in such context, together with all amendments and supplements thereto, the “Proxy Statement”). Issuer shall use commercially reasonable efforts to cause the Proxy Statement, when filed with the SEC, to comply, in all material respects, with all Legal Requirements applicable thereto. Parent shall furnish all information concerning Parent, Newco BHF or the Company to Issuer that is required to be included in the Proxy Statement, and provide such other assistance, as may be reasonably requested by Issuer in connection with the preparation, filing, and distribution of the Proxy Statement. All filings or other communications by Issuer with the SEC in connection with the Contemplated Transactions, and all mailings or other communications to the holders of Issuer Common Stock (“Issuer Stockholders”) in connection with such transactions, shall be subject to the reasonable prior review by and comment of Parent prior to any filings or dissemination thereof to the SEC or such stockholders, as applicable.

(b) Issuer, with the reasonable assistance of Parent, shall use commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after its filing.

(c) Each of Issuer and Parent shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments and advise each other of any oral comments with respect to the Proxy Statement from the SEC. Issuer shall provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing the same with the SEC.

Section 5.4 Issuer Stockholder Meeting.

(a) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, Issuer shall, in accordance with applicable Legal Requirements and Issuer’s Organizational Documents, (i) establish a record date for and duly call and give notice of a special meeting of the Issuer Stockholders (the “Issuer Stockholders Meeting”) for the purpose of obtaining the Required Issuer Stockholder Approval, (ii) cause the Proxy Statement (and all other proxy materials for the Issuer Stockholders Meeting) to be mailed to the Issuer Stockholders, and (iii) duly convene and hold the Issuer Stockholders Meeting. Issuer shall use commercially reasonable efforts to solicit proxies from the Issuer Stockholders to obtain the Required Issuer Stockholder Approval. Issuer shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (A) adjourn or postpone the Issuer Stockholders Meeting, or (B) once the Issuer has established a record date for the Issuer Stockholders Meeting, change or establish a different record date for the Issuer Stockholders Meeting; provided, that Issuer may, notwithstanding the foregoing, without the prior written consent of Parent, adjourn or postpone the Issuer Stockholders Meeting if, after consultation with Parent, (x) Issuer believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to distribute any supplement or amendment to the Proxy Statement that the Issuer Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Legal Requirements and for such supplement or amendment to be reviewed by Issuer Stockholders prior to the Issuer Stockholders Meeting, or (y) such adjournment or postponement is required due to an absence of a quorum. Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Conversion and the Amendment shall be the only matter

(other than matters of procedure and matters required by applicable Legal Requirements to be voted on by Issuer Stockholders in connection with this Agreement and the Contemplated Transactions, including any adjournment proposal) that Issuer shall propose to be acted on by the Issuer Stockholders at the Issuer Stockholders Meeting.

(b) The Proxy Statement shall include the Issuer Recommendation, and neither the Issuer Board nor any committee thereof, shall (i) withdraw or qualify (or amend or modify in a manner adverse to Parent or Newco BHF) or (ii) publicly propose to withdraw or qualify (or amend or modify in a manner adverse to Parent or Newco BHF), the Issuer Recommendation.

(c) If Issuer does not receive the Required Issuer Stockholder Approval at the Issuer Stockholders Meeting, then, for so long as any Issuer Preferred Stock remains outstanding, Issuer shall continue to use its reasonable best efforts to obtain the Required Issuer Stockholder Approval at each annual meeting of Issuer Stockholders thereafter until the Required Issuer Stockholder Approval is obtained.

(d) Upon Parent’s request, Issuer agrees to reasonably promptly following such request provide Parent a reasonably detailed update concerning proxy solicitation results (including, if requested, promptly providing daily voting reports to the extent reasonably practicable).

Section 5.5 Tax Matters.

(a) Preparation and Filing of Income Tax Returns; Payment of Income Taxes. Parent, at its sole cost and expense, shall (A) prepare and timely file all Income Tax Returns of the Company for any Pre-Closing Tax Period (including Form 966 and the final Form 1120 of W.S. Badcock Corporation), and (B) shall timely pay all Income Taxes that are shown as payable with respect to any such Income Tax Return. Each such Income Tax Return shall be prepared on a basis consistent with existing procedures and practices of the Company except as otherwise required by applicable Legal Requirement. Each such Income Tax Return filed after the Equity Closing Date shall be submitted to Issuer for Issuer’s review and comment at least 30 days prior to filing such Income Tax Return. Parent shall incorporate any reasonable comments made by Issuer in such Income Tax Return prior to filing. No Income Tax Return filed pursuant to this Section 5.5(a)(i) may be amended after the Equity Closing without the prior written consent of Issuer (such consent no to be unreasonably conditioned, withheld or delayed). Notwithstanding the foregoing, the provisions of this Section 5.5(a) shall not apply to any Parent Tax Return.

(b) Cooperation on Tax Matters. Parent and Issuer shall provide reasonable cooperation, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Income Tax Return and any audit, litigation or other action with respect to Taxes of the Company for Pre-Closing Tax Periods. Such cooperation shall include cooperating in order to retain and provide records and information that are reasonably relevant to any such Income Tax Return, audit, litigation or other action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) Tax Contests.

(i) If any Taxing Authority issues to the Company (A) a written notice of its intent to audit or conduct another action with respect to Income Taxes of the Company for any Pre-Closing Tax Period or (B) a written notice of deficiency for such Taxes, Issuer shall notify Parent of its receipt of such communication from the Taxing Authority within 30 days of receipt. Notwithstanding anything herein to the contrary, no failure or delay of Issuer in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of Parent pursuant to this Agreement, except to the extent Parent is actually prejudiced thereby. Parent, at its sole cost and expense, shall be responsible for controlling all audits and other proceedings relating to Taxes or Tax Returns with respect to Income Taxes of the Company for any Pre-Closing Tax Period and shall be responsible for paying any amounts due as a result of any such audit or proceeding.

(ii) Issuer shall control any audit or other action in respect of any Tax Return or Taxes of the Company not addressed by Section 5.5(c)(i).

(d) Transfer Taxes. Any sales and transfer Taxes, real property Taxes, transfer Taxes, stamp duties, recording charges and similar Taxes, fees or charges imposed as a result of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne equally by Issuer and Parent. Issuer and Parent shall reasonably cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Legal Requirements in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Legal Requirements, the amount of any such Transfer Taxes payable in connection herewith.

(e) Tax Treatment; Allocation.

(i) For U.S. federal and applicable state Income Tax purposes, the parties hereto agree that the transaction contemplated by this Agreement is intended to be treated as the purchase by Issuer, and the sale by Newco BHF, of all of the assets of the Company in a transaction governed by Section 1001 of the Code (or similar provision of state law).

(ii) Within 60 days of the Equity Closing Date, Issuer shall provide to Parent a schedule allocating the total consideration paid by Issuer for the Transaction as finally determined pursuant to the terms of this Agreement among the assets of the Company (the “Purchase Price Allocation Schedule”), which will be prepared in accordance with the applicable provisions of the Code. If, within 10 days following delivery of the Purchase Price Allocation Schedule, Parent does not notify Issuer in writing of its disagreement with the Purchase Price Allocation Schedule, the Purchase Price Allocation Schedule shall be final and binding. If within such 10-day period Parent so notifies Issuer, Parent and Issuer shall endeavor to resolve such disagreement, and if they are able to do so shall make such revisions to the Purchase Price Allocation Schedule to reflect such resolution, which shall be final and binding. If, within 30 days following delivery of the Purchase Price Allocation Schedule by Issuer to Parent, Parent and Issuer are unable to resolve such disagreement, from and after such time either Parent or Issuer may submit the remaining disputed items to an internationally recognized independent public accountant (or, if none is available, an internationally recognized consulting or valuation firm) that is mutually agreeable to Parent and Issuer (the “Independent Accounting Firm”) for resolution.

(A) If any items in dispute are submitted to the Independent Accounting Firm for resolution, (1) Issuer and Parent shall use their respective reasonable efforts to cause the Independent Accounting Firm to resolve all remaining disagreements (only to the extent such disagreements remain in dispute) as soon as practicable but in any event shall direct the Independent Accounting Firm to render a determination within 30 days after its retention, (2) Issuer and Parent shall cooperate with the Independent Accounting Firm during its engagement and furnish to the Independent Accounting Firm and each other such work papers and other documents and information (subject to customary non-reliance letters, confidentiality agreements, or similar agreements that may be requested by third parties) relating solely to the disputed issues as the Independent Accounting Firm may reasonably request and are available to that party, and shall be afforded the opportunity to present to the Independent Accounting Firm any materials relating to the determination and to discuss the determination with the Independent Accounting Firm; provided, however, that copies of all such materials are promptly provided to the other party and that discussions may only occur in the presence (including by telephone) of the other party; provided, further, however, that the Independent Accounting Firm shall consider only those items and amounts which are identified as being in dispute, and (3) the determination by the Independent Accounting Firm of the disputed items, as shall be set forth in a notice delivered to both parties by the Independent Accounting Firm, shall be final and binding on Issuer and Parent on the date the Independent Accounting Firm delivers its final resolution in writing to Issuer and Parent.

(B) The Independent Accounting Firm shall have full authority to resolve all issues relating to the disputed items; provided, however, that the Independent Accounting Firm shall not have the authority to resolve issues relating to (1) breaches of representations, warranties, or covenants, or (2) other claims that are not primarily within the scope of the disputed items. The Independent Accounting Firm shall set forth its determination of all issues in a written opinion. In resolving any disputed item, the Independent Accounting Firm shall render a decision choosing an amount no higher than the higher of Issuer’s position or Parent’s position and no lower than the lower of Issuer’s position or Parent’s position, in each case, with respect to each item or amount that is identified as being in dispute. The Independent Accounting Firm shall make its determination based solely on presentations by Issuer and Parent and not on the basis of independent review. The final decision of the Independent Accounting Firm may be entered into any court having jurisdiction over the issues addressed in the decision.

(C) The parties and the Independent Accounting Firm will keep confidential, and will not disclose to any Person, except to their legal counsel, investors, and Representatives or as may be required by Legal Requirement or in connection with enforcing the decision of the Independent Accounting Firm, the existence of any dispute, claim, or controversy under this Section 5.5, the referral of any such dispute, claim, or controversy to arbitration or the status or resolution thereof. The fees of the Independent Accounting Firm for such determination shall be borne by Issuer, on the one hand, and Parent, on the other hand, in proportion to the portion of the aggregate amount in dispute that is finally resolved by the Independent Accounting Firm in a manner adverse to such party.

(f) Issuer, Parent and the Company will not take any position inconsistent with the intended Tax treatment set forth in Section 5.5(e)(i) in notices to or filings with any Governmental Body, in audit or other actions with respect to Taxes, or in other documents or notices relating to the transactions contemplated by this Agreement unless required to do so by a final determination as defined in Section 1313 of the Code.

Section 5.6 Preparation and Delivery of Additional Financial Statements. As soon as reasonably practicable following the date hereof (but in any event within 30 Business Days after the date hereof), Parent shall deliver to Issuer the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flows and changes in temporary and permanent equity of the Company for the fiscal years ended December 31, 2022 and December 31, 2021, together with the unaudited consolidated balance sheets and statements of operations and comprehensive loss, cash flows and changes in temporary and permanent equity of the Company for the nine month period ended September 30, 2023, in each case, as may be necessary or required by any accounting rules and regulations of the SEC to be included in Issuer’s Proxy Statement, together (in the case of audited financial statements) with the auditor’s reports thereon (the “Financial Statements”). The Financial Statements shall comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act as required for inclusion of the Financial Statements into the Proxy Statement.

Section 5.7 401(k) Plan. As soon as practicable following the Equity Closing Date, Issuer shall, or shall cause an Affiliate to, make available to each Badcock Employee a tax-qualified defined contribution plan in which such Badcock Employees shall, subject to the eligibility provisions of such plan and applicable law, be eligible to participate (the “Issuer 401(k) Plan”). Subject to the terms of the Issuer 401(k) Plan and applicable law, (a) Issuer shall permit, and shall cause the Issuer 401(k) Plan to permit, any Badcock Employee entitled to an “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code) from a tax-qualified plan maintained by Parent or its Affiliates (the “Parent 401(k) Plan”) to elect to transfer such “eligible rollover distribution” (to the extent consisting of cash and, as applicable and subject to the plan loan policy of the Issuer 401(k) Plan, notes relating to outstanding plan participant loans) in a direct rollover to the Issuer 401(k) Plan, and (b) in the case of any such outstanding plan participant loans, Parent or its Affiliates and Issuer shall cooperate with each other and use commercially reasonable efforts to, subject to the plan loan policy of the Issuer 401(k) Plan, enable rollovers of such loans to occur before such loans default. Prior to the Equity Closing, Parent shall, or shall cause its applicable Affiliate (i) to amend the Parent 401(k) Plan, effective immediately prior to the Equity Closing Date and subject to consummation of the Contemplated Transactions in this Agreement, to the extent necessary to remove the Company and its Subsidiaries as employers or related employers for purposes of such Parent 401(k) Plan, and (ii) to take all actions that are necessary or advisable to ensure that such Parent 401(k) Plan shall not be deemed as a “multiple employer plan” (within the meaning of Section 413(c) of the Code) with respect to the Company and its Subsidiaries.

Section 5.8 Relevant Lease Agreements.

(a) Following the Equity Closing, Parent shall not terminate the Existing FRG Guarantees.

(b) Following the Equity Closing, if Issuer or any Subsidiary or parent company thereof shall satisfy the Replacement Guarantee Requirements in respect of any Relevant Lease Agreement, then Issuer shall promptly notify the Parent thereof and shall thereafter take (or cause to be taken) any and all actions that are reasonably required to enter into a replacement guarantee as contemplated by and pursuant to the Relevant Lease Agreement and, in connection therewith, shall take such further action as may be required to cause the termination, release and extinguishment of any Existing FRG Guarantee such that neither Parent nor any Affiliate shall have any continuing obligations or liability thereunder. Without limiting the foregoing, Issuer and the Company shall, jointly and severally, indemnify and hold harmless Parent and its Affiliates for and against any and all Losses, liabilities or claims arising from or incurred pursuant to any Existing FRG Guarantee following the Equity Closing, including any such Losses, liabilities or claims arising from or incurred in connection with any payment made by Parent or any of its Affiliates pursuant to any Existing FRG Guarantee following the Equity Closing.

(c) So long as any Existing FRG Guarantee remains outstanding or in effect, Issuer and the Company shall not, and shall not permit any Affiliate thereof to, (i) knowingly and intentionally take any action (or knowingly and intentionally fail to take any action) that would cause any breach of the terms of, or non-compliance with the terms of, any of the Relevant Lease Agreements, or (ii) amend, modify, extend or renegotiate any material term of any obligation that is covered by an Existing FRG Guarantee in any manner that increases or extends the potential exposure of Parent or any of its Affiliates under any Existing FRG Guarantee.

Section 5.9 Termination of Insurance Coverage. From and after the Equity Closing, the Company and the Business and operations thereof shall cease to be insured by the insurance policies of Parent and its Affiliates.

Section 5.10 Post-Closing Access to Information. Without limiting the terms of any other Transaction Document, from and after the Equity Closing Date, Issuer shall, and shall cause the Company to, (i) maintain the books and records of the business of the Company for the period prior to Equity Closing (the “Pre-Closing Books and Records”) for a period of six (6) years following the Equity Closing, and (ii) upon reasonable written notice and during working hours, so long as such access does not unreasonably interfere with the normal business operations of Issuer or the Company, afford to the Parent, its Affiliates and their respective agents and representatives reasonable access to the Pre-Closing Books and Records. Notwithstanding the foregoing, neither Issuer nor the Company shall have any obligation to provide such access or information to the extent such access would be restricted or prohibited by any Legal Requirement or to the extent that Issuer or the Company determines such disclosure or access would result in the loss of attorney-client or similar privilege.

Section 5.11 Certain BRR2 Related Covenants.

(a) From and after the Equity Closing and until the occurrence of the Receivables Closing, except as otherwise contemplated by this Agreement or required by applicable law, (i) Freedom VCM shall use commercially reasonable efforts to cause BRR2 to conduct its business in the ordinary course, and (ii) without limiting the generality of the foregoing, Freedom VCM shall cause BRR2 not to (A) sell, assign, transfer, convey, or otherwise dispose of any of the Tranche 2 Receivables other than pursuant to the A&R B. Riley Funding Agreement or in connection with the release or settlement of any Tranche 2 Receivables in the ordinary course of business, (B) amend or modify the A&R B. Riley Funding Agreement in any manner that relates to or otherwise materially and adversely impacts the Tranche 2 Receivables or the right of BRR2 to retain the proceeds of the Tranche 2 Receivables.

(b) From and after the Equity Closing, the Company shall, and Issuer shall direct the Company to, comply in all material respects with the servicing and related agreements described on Schedule 5.10(b) (collectively, the “Servicing Agreement”), and the Company shall, and Issuer shall direct the Company to, continue to provide the scope and quality of services under the Servicing Agreement substantially consistently with the scope and manner in which such services are provided as of the Equity Closing Date.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Nonsurvival. Subject to the terms of the next sentence, none of the representations, warranties, covenant or agreements of any party hereto in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Equity Closing, and as a result thereof, none of the parties hereto (or any Affiliates thereof) shall have any obligation or liability of any kind to any other party hereto or any other Person for any breach or alleged breach of or non-compliance with any such representation, warranty, covenant or agreement following the Equity Closing. Notwithstanding the foregoing, (a) this Section 6.1 shall not limit any covenant or agreement of the parties hereto set forth in this Agreement that by its terms contemplates performance after the Equity Closing or any rights or remedies of any party in respect of any breach or alleged breach of or non-compliance with any such covenant or agreement, or (b) nothing in this Agreement shall limit the common law liability of any Person in the event that such Person committed actual and intentional fraud in connection with the negotiation, execution, delivery or performance of this Agreement.

Section 6.2 Indemnification.

(a) Parent, Newco BHF and Freedom VCM (each, a “Parent Indemnifying Party”) shall, jointly and severally, indemnify Issuer, its officers, directors, and Affiliates (including the Company after the Equity Closing), successors and permitted assigns (collectively, the “Issuer Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse such Issuer Parties in respect of any Loss which any such Issuer Party suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of: (i) the Parent Taxes; (ii) the breach of any covenant or agreement following the Equity Closing by Parent, Newco BHF or Freedom VCM that is set forth in this Agreement and that, in accordance with the terms set forth herein expressly survives (and requires performance following) the Equity Closing and (iii) the matters set forth on Section 6.2(a)(iii) of the Issuer Disclosure Schedule.

(b) Issuer and the Company (each, a “Issuer Indemnifying Party” and, together with the Parent Indemnifying Parties, the “Indemnifying Parties”) shall, jointly and severally, indemnify Parent, its officers, directors, and Affiliates, successors and permitted assigns (collectively, the “Parent Parties” and, together with the Issuer Parties, the “Indemnified Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse such Parent Parties in respect of any Loss which any such Issuer Party suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of the breach of any covenant or agreement following the Equity Closing by Issuer or the Company that is set forth in this Agreement and that, in accordance with the terms set forth herein expressly survives (and requires performance following) the Equity Closing.

(c) Any Indemnified Party making a claim for indemnification under this Article VI shall notify the Indemnifying Parties of the claim in writing promptly after receiving written notice of the applicable Action against it (if by a third party) or discovering a potential liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties of their obligations hereunder, except to the extent (and only to the extent) such failure shall have materially prejudiced any of the Indemnifying Parties. The Indemnifying Parties shall be entitled to assume the defense and control of a third party claim so long as (i) such third party claim involves solely claims for monetary relief and any non-monetary relief that is immaterial in nature and no criminal Action is threatened by such third party claim, and (ii) counsel to the Indemnified Party shall not have reasonably concluded that there is a conflict of interest between the Indemnified Party and any Indemnifying Party in the conduct of the defense of such third party claim such that the conduct of the defense of such third party claim by the Indemnifying Party would not be appropriate. In the event that an Indemnified Party assumes the defense of any third party claim, (A) the Indemnifying Parties shall have the right to participate in such defense, (B) such Indemnified Party shall keep the applicable Indemnifying Parties reasonably apprised of all material developments in such third party claim and shall consult with the Indemnifying Party with respect thereto, and (C) such Indemnified Party shall obtain the prior written consent of the applicable Indemnifying Parties (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement or compromise of such third party claim; provided, that in the event that the applicable Indemnifying Parties do not consent to such settlement or compromise, the amount of such proposed settlement or compromise shall not be dispositive of the amount of indemnifiable Losses, if any, under this Section 6.2. If the Indemnifying Parties shall assume the control of the defense of any third party claim in accordance with the provisions of this Section 6.2(c), such Indemnifying Parties shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement or compromise of such third party claim, if (x) the settlement or compromise does not expressly release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to, or involve the dismissal with prejudice of all claims asserted in, such third party claim or (y) the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates other than any of the foregoing that is immaterial in nature. The applicable Indemnified Party shall be entitled to participate in the defense of any such third party claim with respect to which an Indemnifying Party has assumed control and to employ separate counsel of its choice for such purpose; provided, that the cost of such counsel shall be at the Indemnified Party sole cost. Notwithstanding anything herein to the contrary, the Indemnifying Parties shall lose their right to contest, defend, litigate and settle a third party claim if the applicable Indemnifying Parties fail to promptly accept a tender of the defense of the third party claim or thereafter at all relevant times conduct a good faith and diligent defense of such third party claim. In such event, the Indemnified Party will have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third party claim, subject to the other conditions set forth in this Section 6.2(c). For the avoidance of doubt, this Section 6.2(c) shall not apply to the any consolidated, combined, unity or similar Tax Return of the Parent (a “Parent Tax Return”), and the Parent shall control any matters related to any Parent Tax Returns in its sole and absolute discretion. None of the Issuer, nor any of its Affiliates, shall have the right to review any Parent Tax Returns or any audits or similar matters related thereto.

(d) Any indemnification payments to be made by the Indemnifying Parties pursuant to Section 6.2(a) or 6.2(b) shall be paid by the Indemnifying Parties in cash by wire transfer of immediately available funds to the account or accounts designated by the Indemnified Party within five (5) Business Days after the final and conclusive determination that the Indemnifying Party owes the applicable amount to the Indemnified Party either through the written agreement of the Indemnifying Party and Indemnified Party or through a final and non-appealable judgment of a court of competent jurisdiction. If, solely with respect to indemnification payments to be made by the Indemnifying Parties pursuant to Section 6.2(a)(iii), the applicable Indemnifying Party has not made the payment due to Issuer in accordance with the immediately preceding sentence, Issuer shall be entitled to cancel a number of shares of Issuer Preferred Stock, Issuer Non-Voting Common Stock or Issuer Common Stock held by such Indemnifying Party with an aggregate value, calculated using the weighted average closing price of the Issuer Common Stock, as applicable, during the 10 trading days immediately cancellation thereof, equal to the amount owed by such Indemnifying Parties; provided, that prior to effecting any such cancellation, Issuer shall provide at least 10 Business Days’ notice thereof to the Indemnifying Parties and such cancellation may only be effected in accordance with the terms hereof with respect to the portion, if any, of any indemnification payment owing hereunder that has not been made at the end of such 10 Business Day period.

(e) For purposes of calculating the amount of Loss incurred by an Indemnified Party under this Agreement, such amount shall be reduced by (i) the amount of any insurance proceeds actually recoverable by such Indemnified Party in respect of such Loss, net of any deductible amounts, any increase in premiums related thereto and any costs associated with obtaining such insurance proceeds, (ii) the amount of any indemnification, contribution, and other similar payment proceeds actually recoverable from a third party by such Indemnified Party in respect of such Loss, net of any costs associated with obtaining such proceeds and (iii) the amount of any Tax benefit arising out of such Loss that is realized within 24 months of the Equity Closing Date, net of any Taxes imposed upon the receipt of the indemnification payment related to such Loss. If any Indemnified Party receives any insurance or other third-party payment in connection with any claim for Losses for which it has already been indemnified pursuant to this Article VI, the Indemnified Party shall pay to the applicable Indemnifying Party such recovery (or, if less, the amount previously received from the Indemnifying Party) within 30 days after such payment is actually received.

(f) Any Loss under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty, covenant or agreement.

(g) In no event will any Indemnifying Party be liable for any other Indemnifying Party’s breach of such other Indemnifying Party’s representations, warranties, covenants or agreements contained in any Transaction Document to which such other Indemnifying Party is a party.

(h) Notwithstanding anything contained herein to the contrary, from and after the Equity Closing, the right to indemnification of the Indemnified Parties pursuant to this Article VI shall constitute the sole and exclusive remedy of the Indemnified Parties for any and all Losses, rights, Actions or other obligations or liabilities incurred or allegedly incurred from any breach of any representation, warranty, covenant or agreement set forth in this Agreement or otherwise arising from or out of this Agreement or the Contemplated Transactions, but without limitation of the rights and remedies of any party pursuant to any Transaction Document other than this Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by an authorized representative of each of the parties hereto. For the avoidance of doubt, this Section 7.1 shall survive the Equity Closing.

Section 7.2 Waiver.

(a) Except as expressly set forth herein to the contrary, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 7.3 Entire Agreement; Counterparts; Electronic Exchanges. This Agreement, the other Transaction Documents and the Confidentiality Agreement including the schedules, exhibits and amendments hereto and thereto shall together constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that no provision in the Confidentiality Agreement shall limit any party’s rights or remedies in the case of fraud). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 7.4 Governing Law; Jurisdiction; Specific Performance; Remedies. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Newco BHF, Freedom VCM, the Company or Issuer in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or (solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts within the State of Delaware) and any appellate court from any thereof; and (b) each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (i) that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement, the other Transaction Documents, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 7.7 will be effective service of process for any claim, action, suit or other Legal Proceeding in the Court of Chancery of the State of Delaware or, to the extent required by Legal Requirements, any state or federal court in the State of Delaware, with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. Except as expressly set forth herein to the contrary, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.5 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

Section 7.6 Assignability; No Third-Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights, interests or obligations hereunder may be assigned or delegated by any such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as otherwise expressly provided for herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two Business Days after mailing; (c) if sent by e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Issuer or the Company:

2445 Technology Forest Blvd., Suite 800

The Woodlands, TX 77381

Attn: General Counsel

Email: Mark.Prior@conns.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attn: Kevin Lewis

Email: klewis@sidley.com

and

Sidley Austin LLP

2021 McKinney Ave., Suite 2000

Dallas, TX 75201

Attn: Bill Howell and Ryan Scofield

Email: bhowell@sidley.com and rscofield@sidley.com

if to Parent, Newco BHF or Freedom VCM:

c/o Franchise Group, Inc.

109 Innovation Court, Suite J,

Delaware, Ohio 43015

Attn: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Russell L. Leaf and Jared N. Fertman

Email: rleaf@willkie.com and jfertman@willkie.com

Section 7.8 Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 7.9 Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, including the other Transaction Documents, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) The inclusion of any information in the Company Disclosure Schedule or the Issuer Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule or the Issuer Disclosure Schedule, as applicable, that such information is required to be listed in the Company Disclosure Schedule or the Issuer Disclosure Schedule, as applicable, that such items are material to Parent, Newco BHF, Freedom VCM and their respective Subsidiaries (including the Company), taken as a whole, or Issuer, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect, Issuer Material Adverse Effect or materially impair the ability of any party hereto to consummate the Contemplated Transactions. The headings, if any, of the individual sections of each of the Company Disclosure Schedule or the Issuer Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Schedule or the Issuer Disclosure Schedule are arranged in sections corresponding to the Sections of this Agreement merely for convenience. Notwithstanding anything to the contrary contained in the Agreement or the Company Disclosure Schedule or the Issuer Disclosure Schedule, as applicable, the information and disclosures contained in the Company Disclosure Schedule or the Issuer Disclosure Schedule, as applicable, shall be deemed to be disclosed and incorporated by reference in any other schedule in the Company Disclosure Schedule or the Issuer Disclosure Schedule, as applicable, as though fully set forth in such disclosure schedule for which applicability of such information and disclosure is reasonably apparent on its face.

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Schedule or the Issuer Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(d) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is disjunctive but not exclusive.

(e) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement) or contract, are to the agreement or contract as amended, modified, supplemented, restated or replaced from time to time; (ii) any Governmental Body include any successor to that Governmental Body; (iii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Legal Requirement or other law include any successor to such section; and (iv) days mean calendar days.

(f) Any reference in this Agreement to “made available” or “Made Available” means a document or other item of information that was provided or made available to (i) Issuer or its representatives in the “Project Blade – Blade Due Diligence” virtual data room hosted by Datasite Diligence at least two (2) Business Days prior to the date hereof or (ii) Parent, Freedom VCM, Newco BHF, the Company or their respective representatives in the “CUTLASS Diligence” virtual data room hosted by Datasite Diligence at least two (2)  Business Day prior to the date hereof.

Section 7.10 Expenses and Obligations. Except as otherwise provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the Contemplated Transactions shall be borne solely and entirely by the party that has incurred such expenses, provided that, notwithstanding the foregoing, Issuer shall pay, or cause to be paid, all costs and expenses incurred by Parent and its Affiliates in connection with the Contemplated Transactions up to an amount equal to $7,300,000.

Section 7.11 Attorney Client Privilege.

(a) Issuer waives and will not assert, and agrees to cause the Company to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Equity Closing, of Parent, Newco BHF, Freedom VCM or any shareholder, officer, member, partner, employee or director of any of the foregoing Persons or any Affiliate thereof (any such Person, a “Designated Person”) in any matter involving this Agreement or any Contemplated Transaction, including any Action between or among Issuer or its Affiliates, the Company and any Designated Person, by Willkie Farr & Gallagher LLP or any other legal counsel currently representing the Company or Designated Person connection with this Agreement or any other Transaction Document (the “Current Representation” and such other legal counsel, the “Other Counsel”), even though the interests of such Designated Person may be directly adverse to Issuer or its Affiliates, including the Company following the Equity Closing.

(b) It is the intention of the parties hereto that all rights to any attorney-client privilege applicable to communications between Willkie Farr & Gallagher LLP and any Other Counsel currently representing any Designated Person or the Company in connection with the Current Representation (the “Attorney-Client Privilege”) shall be retained (or assigned to the Parent to the extent necessary) and controlled solely by the Parent (and not Issuer or the Company). Accordingly, neither the Issuer nor the Company shall have access to any such communications, or to the files of Willkie Farr & Gallagher LLP or any Other Counsel currently representing the Company, from and after the Equity Closing. The Attorney-Client Privilege shall survive the Equity Closing and shall remain in effect. In furtherance of the foregoing, each of the parties hereto agrees to take the steps necessary to ensure that the Attorney-Client Privilege survives Equity Closing and remains in effect and be assigned to (to the extent necessary) and controlled by the Parent. Without limiting the generality of the foregoing, upon and after the Equity Closing, (i) the Parent and its Affiliates (excluding the Company) shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and the Issuer and the Company shall not be holders thereof, (ii) to the extent that files of Willkie Farr & Gallagher LLP or any Other Counsel currently representing the Company in connection with the Current Representation constitute property of a client, only the Parent and its Affiliates (excluding the Company) shall hold such property rights and (iii) with respect to any privileged attorney-client communications (the “Privileged Communications”) between Willkie Farr & Gallagher LLP and any Other Counsel currently representing the Company in connection with the Current Representation prior to the Equity Closing Date, Issuer and the Company, together with any of their respective Affiliates, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action or claim against or involving any of the parties hereto after the Equity Closing.

Section 7.12 Third Party Rights; No Recourse Against Affiliates.

(a) Except for Section 5.2, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, the D&O Indemnitees shall be third party beneficiaries of Section 5.2 (and any related provisions of this Agreement).

(b) No past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability (whether in applicable law or in equity or in contract or in tort) for any obligations or liabilities of the parties to this Agreement arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the Contemplated Transactions.

***

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

FRANCHISE GROUP, INC.

By:	/s/ Andrew Laurence
Name:	Andrew Laurence
Title:	Executive Vice President

FRANCHISE GROUP NEWCO BHF, LLC

By:	/s/ Brian Kahn
Name:	Brian Kahn
Title:	Chief Executive Officer, President

FREEDOM VCM INTERCO HOLDINGS, INC.

By:	/s/ Andrew Laurence
Name:	Andrew Laurence
Title:	Vice President, Treasurer

W.S. BADCOCK LLC

By:	/s/ Mitchell Stiles
Name:	Mitchell Stiles
Title:	President and Chief Operations Officer

CONN’S, INC.

By:	/s/ Mark Prior
Name:	Mark Prior
Title:	Senior Vice President and General Counsel

EXHIBIT A – CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“A&R B. Riley Funding Agreement” shall mean that certain Amended and Restated B. Riley Funding Agreement, dated as of the date hereof, by and among the B. Riley Principal Investment, LLC, Klotz Family Trust, BRR2, Freedom VCM and Freedom VCM Receivables, Inc., in the form attached as Exhibit H.

“Account” means any account under which a retail installment sales contract or installment loan may be or has been made between a Borrower and Issuer or the Company, as applicable, in connection with a sale of merchandise and related repair services agreement and credit insurance.

“Account Agreement” means a promissory note or retail installment contract between Issuer or the Company, as applicable, on the one hand, and a Borrower or Borrowers, on the other hand, under which an Account is established for personal, family or household purposes.

“Accounting Firm” shall have the meaning set forth in Section 1.5(c).

“Accounts Receivable” means all accounts, notes, accounts receivable, contract rights, drafts and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise owned by either the Company, Issuer or one of Issuer’s Subsidiaries, as applicable, or in which the Company, Issuer or one of Issuer’s Subsidiaries, as applicable, has any interest, together with all guarantees, security agreements, mortgages and rights and interests securing the same, which, for the avoidance of doubt, shall not include any Sold Receivables.

“Action” means any action, proceeding, arbitration or litigation (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Body.

“Adjustment Amount” shall have the meaning set forth in Section 1.5(e).

“Affiliate” means, with respect to any Person, any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, and, for the purposes of this definition only, “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise; provided, however, with respect to the Company or Parent, Freedom VCM and Newco BHF, and other than in respect of Section 2.25, “Affiliate” shall not include B. Riley Financial, Inc. and any other institutional investor in Freedom VCM Holdings, LLC and their respective Affiliates, or any investment fund, investment vehicle, partner, manager, portfolio company, or investment thereof, in each case, other than Freedom VCM Holdings, LLC and its Subsidiaries

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in the definition of “Required Issuer Stockholder Approval”.

“Attorney-Client Privilege” shall have the meaning set forth in Section 7.11(b).

“Badcock Benefit Plans” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and each other plan, arrangement or policy relating to stock options, stock purchases, compensation, deferred compensation, severance, retention, employment, consulting, commission, change-of-control, collective bargaining, bonus, incentive, vacation, tuition reimbursement or other fringe benefits or employee benefits, in each case whether or not reduced to writing, whether funded or unfunded, whether or not tax-qualified and whether or not subject to ERISA, which is maintained or contributed to, or required to be maintained or contributed to, by the Company or any ERISA Affiliate for the benefit of any present or former officers, Badcock Employees, directors or individual independent contractors of the Company, or under which the Company has or may have any liability, contingent or otherwise.

“Badcock Dealer Network” means the Company’s network of Dealers, in each case, operating under a Dealer Agreement.

“Badcock Employee” means each employee of the Company.

“Badcock Financial Statements” shall have the meaning set forth in Section 2.6(a).

“Badcock Units” shall have the meaning set forth in the Recitals.

“Balance Sheet Date” shall have the meaning set forth in Section 2.6(a).

“Borrower” means a Person or Persons in whose name or names an Account has been established, including any guarantor, co-signor or surety.

“BRR2” shall have the meaning set forth in the Recitals.

“BRR2 Receivables” shall have the meaning set forth in the Recitals.

“Business” means the business of the Company as currently conducted as of the date hereof or at an time during the 12-month period prior to the date hereof (including, for the avoidance of doubt, the origination of consumer credit transactions and the sale of ancillary products thereto, including credit insurance and debt protection), in each case, in the ordinary course of business.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banking institutions are authorized or required by applicable Legal Requirements to be closed in the State of New York or the State of Texas.

“Cancellation Notice” shall have the meaning set forth in Section 1.5(e).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Charged Off Accounts” means any Account which would have constituted an Account had it been in effect as of the Equity Closing and that has been charged off by Issuer or the Company, as applicable, prior to the Equity Closing.

“Closing Date A/R” shall have the meaning set forth in Section 1.5(a).

“Closing Issuance” shall have the meaning set forth in Section 1.4.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Affiliated Transactions” shall have the meaning set forth in Section 2.25.

“Company Data” means all confidential data, information, and data compilations contained in the IT Systems of the Company or any databases of Parent, Freedom VCM, Newco BHF or any of their respective Subsidiaries (including the Company), including Personal Data, that are used by the Company or in the ordinary course of Business by Parent, Freedom VCM, Newco BHF or any of their respective Subsidiaries (including the Company).

“Company Disclosure Schedule” means the Company Disclosure Schedule that has been delivered by Parent, Freedom VCM, Newco BHF and the Company to Issuer concurrently with the execution of this Agreement.

“Company IP Rights” shall have the meaning set forth in Section 2.10(b).

“Company Lease” shall have the meaning set forth in Section 2.9(c).

“Company Leased Real Property” shall have the meaning set forth in Section 2.9(c).

“Company Material Adverse Effect” means any event, circumstance, change, occurrence or effect (an “Effect”) (a) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company or (b) that materially and adversely affects the ability of Parent, Freedom VCM, Newco BHF and their respective Subsidiaries or the Company to timely consummate the Contemplated Transactions and to perform its obligations under this Agreement and the other Transaction Documents.

“Company Owned IP” means all IP Rights with respect to which the Company owns or purports to have an ownership interest in.

“Company Owned Real Property” shall have the meaning set forth in Section 2.9(a).

“Company Real Property” means the Company Owned Real Property and the Company Leased Real Property.

“Company Registered IP” shall have the meaning set forth in Section 2.10(a).

“Company Trade Secrets” shall have the meaning set forth in Section 2.10(c).

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement dated as of October 25, 2022, between Parent and Issuer.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Consolidated Group” shall have the meaning set forth in Section 4.15(f).

“Consumer Credit Laws” means all Legal Requirements related to consumer protection or the extension of credit to consumers, including state usury Legal Requirements, consumer lending Legal Requirements, state adaptations of the Uniform Consumer Credit Code, Legal Requirements prohibiting unfair, deceptive and abusive acts and practices, truth-in-lending Legal Requirements, anti-money laundering Legal Requirements, know your customer Legal Requirements, debt collection Legal Requirements, and other applicable federal, state and local consumer credit, fair lending, disclosure and privacy laws, including the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, the Federal Trade Commission Act, the Electronic Fund Transfer Act, the Telephone Consumer Protection Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Servicemembers Civil Relief Act, Military Lending Act, and any guidance, bulletins, rules or regulations promulgated by a Governmental Body.

“Consumer Credit Receivables” means all outstanding Accounts Receivable arising or resulting from consumer credit, consumer financing or similar transactions or arrangement originated by the Company including any retail charge agreements with outstanding balances.

“Contemplated Transactions” shall have the meaning set forth in the Recitals.

“Contract” means any written or oral agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense or legally binding commitment or undertaking of any nature.

“Conversion” shall have the meaning set forth in the definition of “Required Issuer Stockholder Approval”.

“Copyrights” shall have the meaning set forth in the definition of “IP Rights”.

“Credit Card” means a card that may be used by the holder thereof to purchase goods and services and, if applicable, to obtain cash advances through credit, commonly known as a credit or charge card, whether or not bearing the service mark of Visa, MasterCard, American Express, Discover or any other network.

“Credit Card Processing Agreement” means all agreements now or hereafter entered into by the Company with any (a) any Person (other than the Company) who issues or whose members issue credit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards or (b) any servicing or processing agent or any financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of the Company’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Person in clause (a) hereof.

“Current Representation” shall have the meaning set forth in Section 7.11(a).

“D&O Indemnifiable Claims” shall have the meaning set forth in Section 5.2(a).

“D&O Indemnitee” shall have the meaning set forth in Section 5.2(a).

“Data Processor” shall mean a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of or at the direction of the Company or, with respect to Issuer, any of the Issuer Companies.

“Dealer” means each Person, other than the Company, who is granted a right to (a) develop or operate a retail business identified by any Trademarks included in the Company Owned IP, including “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” and (b) sell certain home furnishings, appliances and other durable goods consigned by the Company to such Person, in each case, pursuant to a Dealer Agreement.

“Dealer Agreement” means the W.S. Badcock Corporation Dealership Agreement entered into by and between the Company and each applicable Dealer (together with all exhibits, addenda, ancillary agreements and amendments thereto) pursuant to which the Company licenses such Dealers with the authority to operate a retail business identified by any Trademarks included in the Company Owned IP, including “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” and sell certain home furnishings, appliances and other durable goods consigned by the Company to such Dealer.

“Designated Person” shall have the meaning set forth in Section 7.11(a).

“Designated Premises” shall mean, with respect to each Dealer, the location of such Dealer’s retail business as set forth in the introductory paragraph of such Dealer’s Dealer Agreement.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“DLLCA” shall mean the Limited Liability Company Act of the State of Delaware.

“Effect” shall have the meaning set forth in the definition of “Company Material Adverse Effect”.

“Encumbrance” means (other than those created under applicable securities Legal Requirements) any covenant, mortgage, deed of trust, encumbrance, encroachment, restriction, lien, security interest, pledge, equitable interest, charge, easement, title or survey defect, right of first refusal, hypothecation, servitude, right of way, variance or encumbrance of any kind.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Laws” means all Legal Requirements relating to pollution or protection of the environment, human health or safety (in respect to exposure to Hazardous Materials), including Legal Requirements relating to the exposure to, or Release, threatened Release or the presence of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, handling, remediation, cleanup or reporting of Hazardous Materials, and all Legal Requirements relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

“Environmental Permits” means all Governmental Authorizations required under or issued, granted, given, authorized by or made pursuant to any Environmental Law.

“Equity Closing” shall have the meaning set forth in Section 1.2(a).

“Equity Closing Date” shall have the meaning set forth in Section 1.2(a).

“Equity Interests” means with respect to any Person, (i) shares of capital stock, voting securities, membership interests, partnership interests or other equity or similar interests or securities of such Person, including any securities convertible into or exercisable or exchangeable for any of the foregoing, or (ii) options, warrants, contracts, pledges, puts, subscription rights, calls, restricted shares, share or equity appreciation rights, phantom shares or units or other rights, agreements or commitments to which such Person is a party or which is binding upon such Person providing for the issuance, disposition or acquisition of any of its capital stock, voting securities, membership interests, partnership interests or other equity or similar interests of such Person or securities convertible into or exercisable or exchangeable for any of the foregoing (including any equity or equity-based awards).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means (a) with respect to the Company, any Person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder and (b) with respect to Issuer, each Subsidiary of Issuer and any other Person or entity under common control with Issuer or of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing FRG Guarantee” means, individually or collectively as the context requires, the NNN Guaranty and the Oak Street Guaranty.

“Existing Issuer Credit Agreements” means, collectively, (i) that certain Fifth Amended and Restated Loan and Security Agreement, dated as of March 29, 2021, among Issuer, certain Subsidiaries of the Issuer as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended through that certain Amendment No. 2 to Fifth Amendment and Restated Loan and Security Agreement, dated as of February 21, 2023, (ii) that certain Term Loan and Security Agreement, dated as of the date hereof, among Issuer, certain Subsidiaries of the Issuer as borrowers, the lenders party thereto and BRF Finance Co., LLC, as administrative agent and collateral agent and (iii) that certain Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023, among Issuer, certain Subsidiaries of the Issuer as borrowers, the lenders party thereto and Stephens Investments Holdings LLC, as administrative agent.

“FCPA” shall have the meaning set forth in Section 2.13(a).

“Financial Statements” shall have the meaning set forth in Section 5.6.

“Franchise” shall means any grant by the Company or predecessors in interest of the Company, to any Person of the right to engage in or carry on a business, or to sell or offer to sell any product or service, which constitutes a “franchise,” “business opportunity,” “seller assisted marketing plan,” or the like (a) as “franchise” or “business opportunity” is defined under the FTC Rule; or (b) as “franchise,” “business opportunity” or “seller-assisted marketing plan” is defined under any Legal Requirement.

“Franchise and Dealer Relationship Laws” means any Legal Requirements governing the relationship of the parties to a franchise or dealer agreement, including in the areas of terminating, failing to renew and transferring such arrangement or agreement.

“Franchise Sales Laws” means the following: the FTC Rule, and any other Legal Requirements governing the offer or sale of Franchises, business opportunities, seller-assisted marketing plans or similar arrangements or governing the relationships between franchisors and Franchisees.

“Freedom VCM” shall have the meaning set forth in the Preamble.

“FTC Rule” means the Federal Trade Commission trade regulation rules entitled “Disclosure Requirements and Prohibitions Concerning Franchising” and “Disclosure Requirements and Prohibitions Concerning Business Opportunities,” 16 C.F.R Parts 436.1 et seq.

“Fully Diluted Basis” shall mean, with respect to Issuer, the outstanding shares of Issuer Common Stock assuming the issuance, conversion or exchange into shares of Issuer Common Stock of all securities, instruments, rights, options or agreements that contemplate or provide for the issuance, conversion or exchange of any securities, instruments, rights, options or agreements into shares of Issuer Common Stock, excluding all existing restricted stock units, performance stock units, options and warrants issued pursuant to that certain Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023, among Issuer, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain financial institutions, as lenders, and Stephens Investments Holdings LLC, as administrative agent.

“GAAP” shall mean generally accepted accounting principles in the United States.

“General Enforceability Exceptions” shall have the meaning set forth in Section 2.2.

“Governmental Authorization” means any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, exemption or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, region, county, political subdivision, municipality, district, judiciary, executive branch, legislature or other jurisdiction of any nature; (b) federal, state, regional local, municipal, domestic, foreign, multinational, supranational or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); (d) self-regulatory organization (including the Nasdaq); or (e) any duly constituted arbitral panel, board or body, in each case, of competent jurisdiction.

“Hazardous Materials” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is defined, designated, identified or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under, or for which liability or standards of care are imposed by, any Environmental Law; and (b) any petroleum, petroleum distillate or petroleum-derived products, radon, radioactive materials or wastes, per- and polyfluoroalkyl substances, asbestos or asbestos-containing materials, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Income Tax” means any Tax that is based on, or computed with respect to, gross or net income, earnings, capital or, net worth (and any franchise Tax or other Tax in connection with doing business imposed in lieu thereof) and any related penalties or interest..

“Income Tax Return” means any Tax Return relating to Income Taxes.

“Indemnified Party” shall have the meaning set forth in Section 6.2(b).

“Indemnifying Party” shall have the meaning set forth in Section 6.2(b).

“Independent Accounting Firm” shall have the meaning set forth in Section 5.5(e)(ii).

“Information Security Program” means a written information security program that complies with Privacy Requirements, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data and the Processing thereof, and that is at least as stringent as one or more relevant industry standards.

“IP Rights” means all intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction in the world, including: (a) rights in works of authorship or other copyrightable work (including those in Software), whether or not registered or published, including exploitation rights, copyrights, moral rights, and mask works (“Copyrights”); (b) all trademark and trade name rights and similar rights, including all trademarks, service marks, logos, trade names, brand names, corporate names, Internet domain names, social media handles, trade dress, trade styles, and other similar identifiers indicating the business or source of goods or services, whether registered, arising under common law or statutory law, and all registrations and applications to register, and renewals of, and all goodwill associated with, any of the foregoing (“Trademarks”); (c) rights in Trade Secrets; (d) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and industrial property rights; and (e) all registrations, renewals, revisions, extensions, continuations, continuations-in-part, divisions, reexaminations or reissues of, and applications for issuance or registration of, any of the rights referred to in clauses (a) through (d) above.

“Inventory” means all raw materials, works in process, by-products, finished goods and production, packaging and other materials and supplies of Issuer or the Company, as applicable, including any such items consigned to others.

“Investor Rights Agreement” shall mean the Investor Rights Agreement by and among Freedom VCM, Issuer, and Newco BHF, in the form attached as Exhibit E.

“IRS” means the United States Internal Revenue Service.

“Issuer” shall have the meaning set forth in the Preamble.

“Issuer Affiliated Transactions” shall have the meaning set forth in Section 4.24.

“Issuer Benefit Plan” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and each other plan, arrangement or policy relating to stock options, stock purchases, compensation, deferred compensation, severance, retention, employment, consulting, commission, change-of-control, collective bargaining, bonus, incentive, vacation, tuition reimbursement or other fringe benefits or employee benefits, in each case whether or not reduced to writing, whether funded or unfunded, whether or not tax-qualified and whether or not subject to ERISA, which is maintained or contributed to, or required to be maintained or contributed to, by an Issuer Company or any ERISA Affiliate for the benefit of any present or former officers, employees, directors or individual independent contractors of any Issuer Company, or under which any Issuer Company has or may have any liability, contingent or otherwise.

“Issuer Board” means the board of directors of Issuer.

“Issuer Certificate of Incorporation” shall have the meaning set forth in Section 1.3(b)(iv).

“Issuer Common Stock” means the common stock, par value $0.01 per share, of Issuer.

“Issuer Companies” means: (a) Issuer and (b) each of Issuer’s Subsidiaries (each, a “Issuer Company”).

“Issuer Credit Facility Amendments” means (i) that certain Amendment No. 3 to Fifth Amended and Restated Loan and Security Agreement, dated as of the date hereof among Issuer, certain Subsidiaries of the Issuer as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (ii) Amendment No. 1 to Delayed Draw Term Loan and Security Agreement, dated as of the date hereof, among Issuer, certain Subsidiaries of the Issuer as borrowers, the lenders party thereto and Stephens Investments Holdings LLC, as administrative agent.

“Issuer Data” means all confidential data, information, and data compilations contained in the IT Systems of Issuer or any databases of the Issuer Companies, including Personal Data, that are used by any Issuer Company or in the ordinary course of business.

“Issuer Disclosure Schedule” means the Issuer Disclosure Schedule that has been delivered by Issuer to Parent, Freedom VCM, Newco BHF and the Company concurrently with the execution of this Agreement.

“Issuer Equity Plan” means the Conn’s Inc. Amended 2020 Omnibus Equity Plan.

“Issuer Financial Statements” shall have the meaning set forth in Section 4.6(a).

“Issuer Indemnifying Party” shall have the meaning set forth in Section 6.2(b).

“Issuer IP Rights” shall have the meaning set forth in Section 4.10(b).

“Issuer Lease” shall have the meaning set forth in Section 4.9(b).

“Issuer Leased Real Property” shall have the meaning set forth in Section 4.9 (b).

“Issuer Material Adverse Effect” means mean Effect (a) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Issuer, in each case, taken as a whole, or (b) that materially and adversely affects the ability of Issuer to timely consummate the Contemplated Transactions and to perform its obligations under this Agreement and the other Transaction Documents.

“Issuer Material Contract” shall have the meaning set forth in Section 4.11(a).

“Issuer Non-Voting Common Stock” shall have the meaning set forth in the definition of “Required Issuer Stockholder Approval”.

“Issuer Owned IP” means all IP Rights with respect to which any of the Issuer Companies owns or purports to have an ownership interest in.

“Issuer Parties” shall have the meaning set forth in Section 6.2(a).

“Issuer Preferred Stock” means the senior preferred convertible stock, par value $0.01 per share, of Issuer, which, subject to is convertible into a number of shares of a newly-created Issuer Non-Voting Common Stock.

“Issuer Recommendation” means a recommendation by the Issuer Board to the Issuer Stockholders that the Issuer Stockholders entitled to vote thereon approve the Conversion and the Amendment.

“Issuer Registered IP” shall have the meaning set forth in Section 4.10(a).

“Issuer SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Issuer Stockholders” shall have the meaning set forth in Section 5.3(a).

“Issuer Stockholders Meeting” shall have the meaning set forth in Section 5.4(a).

“Issuer Trade Secrets” shall have the meaning set forth in Section 4.10(c).

“Issuer 401(k) Plan” shall have the meaning set forth in Section 5.7.

“IT Systems” means the hardware, Software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and Internet-related information technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or used in the conduct of (a), with respect to the Parent and its Subsidiaries (including Company), the Business or (b) with respect to Issuer, the business of Issuer Companies as currently conducted.

“Key Dealer” shall have the meaning set forth in Section 2.20(a).

“Key Issuer Supplier” shall have the meaning set forth in Section 4.20(a).

“Key Vendor” shall have the meaning set forth in Section 2.20(a).

“Knowledge of Parent” means the knowledge, after reasonable due inquiry, of Brian Kahn, Andrew Laurence, Tiffany Mcmillan-Mcwaters, Mitchell Stiles and Shannon Collins.

“Knowledge of Issuer” means the knowledge, after reasonable due inquiry, of Norman Miller, Timothy Santo, Mark Prior and Rodney Lastinger.

“Legal Proceeding” means any action, complaint, suit, demand, claim, countersuit, litigation, subpoena, case, mediation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, review, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body, or grand jury, or mediation tribunal, or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, provincial, domestic, foreign, multinational, supranational, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, binding directives, Order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Look-Back Period” shall have the meaning set forth in Section 2.12.

“Loss” means, with respect to any Person, any losses, liabilities, demands, judgments, damages, fines, suits, actions, Taxes, reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by such Person. Notwithstanding the foregoing, Losses shall not include any amounts that would otherwise be deemed Losses hereunder (but for the terms of this sentence) to the extent that such amounts are in the nature of punitive, special, indirect, exemplary, consequential or other similar types of losses, liabilities or demands or (b) based on diminution in value, a multiple of earnings before interest, taxes, depreciation or amortization or of any other financial metric (in each case, whether trailing, forward or otherwise), except to the extent actually required to be paid pursuant to a third party claim that has been determined in a final and non-appealable judgment of a court of competent jurisdiction.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

“Material Contract” shall have the meaning set forth in Section 2.11(a).

“Nasdaq” means the NASDAQ Global Select Market.

“Newco BHF” shall have the meaning set forth in the Preamble.

“NNN Guaranty” means, individually or collectively as the context requires, those certain Lease Guaranties more particularly set forth on Section 5.8 of the Company Disclosure Schedule.

“NNN Lease” means, individually or collectively as the context requires, those certain Leases more particularly set forth on Section 5.8 of the Company Disclosure Schedule.

“NNN Replacement Guaranty Requirements” means those certain Replacement Guarantor and Substitute Guaranty (as each such term is defined in each NNN Lease) requirements set forth in Article 12 of each NNN Lease.

“Notice of Disagreement” shall have the meaning set forth in Section 1.5(b).

“Oak Street Guaranty” means, individually or collectively as the context requires, that certain (i) Guaranty, by Parent in favor of Oak Street DC Landlord, dated as of June 17, 2022 and (ii) Guaranty, by Parent in favor of Oak Street HQ Landlord, dated as of August 2, 2022.

“Oak Street DC Landlord” means BCDC Portfolio Owner LLC, a Delaware limited liability company.

“Oak Street HQ Landlord” means BCHQ Owner LLC, a Delaware limited liability company.

“Oak Street Lease” means, individually or collectively as the context requires, that certain (i) Master Lease Agreement, between Oak Street DC Landlord, and the Company, dated as of June 17, 2022, and (ii) Master Lease Agreement between Oak Street HQ Landlord, and the Company, dated as of August 2, 2022.

“Oak Street Replacement Guaranty Requirements” means those certain Substitute Guaranty (as such term is defined in each Oak Street Lease) requirements set forth in Article 22 of each Oak Street Lease.

“Obligation Satisfaction Date” means the date that is the later to occur of (i) all principal, interest, fees and other obligations (obligations or indemnification obligations, in each case for which no claim has been asserted) outstanding under the Pathlight Debt Facility has been repaid in full and all Encumbrances securing the Pathlight Debt Facility have been released, and the Pathlight Debt Facility has terminated in accordance with its terms and (ii) the date five business days following the Satisfaction Date (as defined in the A&R B. Riley Funding Agreement).

“Order” means any order, writ, injunction, judgment or decree of a Governmental Body of competent jurisdiction.

“Organizational Documents” means, with respect to any Person that is an entity, such Person’s certificate of incorporation, bylaws, stockholders agreement, limited liability company agreement, certificate of formation or other analogous documents.

“Other Counsel” shall have the meaning set forth in Section 7.11(a).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, that is owned.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Group” shall have the meaning set forth in Section 2.15(g).

“Parent Indemnifying Party” shall have the meaning set forth in Section 6.2(a).

“Parent Parties” shall have the meaning set forth in Section 6.2(b).

“Parent Tax Return” shall have the meaning set forth in Section 6.2(c).

“Parent Taxes” means any Taxes (i) payable by Parent pursuant to Section 5.5, and (ii) of, imposed upon or assessed against Parent (including to the extent attributable to income of the Company that flows through to Parent or any pre-Equity Closing Date reorganization).

“Parent 401(k) Plan” shall have the meaning set forth in Section 5.7.

“Pathlight Debt Facility” means the term loan facility extended pursuant to the terms and conditions of that certain Credit Agreement, dated as of September 23, 2022, among BRR2, as borrower, PLC Agent LLC, as administrative agent for the lenders and the lenders party thereto, as amended by Amendment No. 1 to Credit Agreement and Consent dated October 17, 2022, Amendment No. 2 to Credit Agreement and Consent dated January 12, 2023, and Amendment No. 3 to Credit Agreement and Consent dated March 31, 2023, and Amendment No. 4 to Credit Agreement and Consent dated August 21, 2023.

“Permitted Encumbrances” means (i) any Encumbrance for current Taxes, assessments or other governmental charges not yet due and payable as of the Equity Closing Date or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business with respect to amounts not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) zoning, building codes and other land use Legal Requirements regulating the use or occupancy of any Company Real Property or Issuer Leased Real Property that are not violated in any material respect by the current use or occupancy of such Company Real Property or Issuer Leased Real Property; (iv) easements, covenants, conditions, rights-of-way, restrictions and other similar nonmonetary matters and nonmonetary encumbrances of record, or matters that would be disclosed by a true and correct current title report or current survey, affecting title to any Company Real Property or Issuer Leased Real Property that do not or would not materially impair the use or occupancy of such Company Real Property or Issuer Leased Real Property in the operation of the business conducted thereon; (v) nonexclusive licenses in IP Rights granted in the ordinary course of the Business; (vi) the Encumbrances in favor of the landlord of any Company Leased Real Property or Issuer Leased Real Property arising in the ordinary course of business and not incurred in connection with the borrowing of money, to the extent the same does not affect tenant’s use and occupancy of the Company Leased Real Property or Issuer Leased Real Property and (vi) with respect to Issuer, any Encumbrance arising out of or related to an Existing Issuer Credit Agreement.

“Person” means any individual, Entity or Governmental Body.

“Personal Data” means information relating to or reasonably capable of being associated directly or indirectly with an identified or identifiable person, device, or household, including, but not limited to: (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an Internet Protocol address, a processor or device serial number, or a unique device identifier; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Laws.

“Pre-Closing Books and Records” shall have the meaning set forth in Section 5.10.

“Pre-Closing Tax Period” means any taxable period ending on or before the Equity Closing Date.

“Privacy Laws” means any and all applicable Legal Requirements relating to the Processing of Personal Data applicable to the Company or Issuer Company, including but not limited to, the Federal Trade Commission Act, 15 U.S.C. § 45; the CAN-SPAM Act of 2003, 15 U.S.C. § 7701 et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227; the Fair Credit Reporting Act, 15 U.S.C. 1681; the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. § 2701-12; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), including but not limited to its implementing rules and regulations with respect to privacy, security of health information, and transactions and code sets (“HIPAA”); and the South Carolina Privacy of Consumer Financial and Health Information Regulation, South Carolina Code § 69-58; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. 17.00; Nev. Rev. Stat. 603A; Cal. Civ. Code § 1798.82, N.Y. Gen. Bus. Law § 899-aa; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC); the General Data Protection Regulation (2016/679); and all implementing regulations and requirements of the foregoing, and other similar Legal Requirements.

“Privacy Policies” means each (a) internal or external past or present data protection, data usage, privacy and security policies of the Company or Issuer Company, as applicable, (b) public statements, representations, obligations, promises, commitments by the Company or Issuer Company, as applicable, relating to privacy, data security, or the Processing of Personal Data, and (c) policies and obligations applicable to the Company or Issuer Company as a result of any certification relating to privacy, security, or the Processing of Personal Data.

“Privacy Requirements” means, each as applicable to either (i) the Company or (ii) the Issuer Companies: (A) Privacy Laws, (B) Privacy Policies, (C) binding codes of conduct or contractual requirements related to the Processing of Personal Data, and (D) the Payment Card Industry Data Security Standard.

“Privileged Communications” shall have the meaning set forth in Section 7.11(b).

“Processing”, “Process” or “Processed” means any operation or set of operations which is performed upon Personal Data, by any means, such as collection, recording, organization, protection, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Promissory Note” means the Promissory Note, dated August 21, 2023, delivered by Freedom VCM to B. Riley Principal Investment, LLC, and Klotz Family Trust.

“Proxy Statement” shall have the meaning set forth in Section 5.3(a).

“Purchase Price Allocation Schedule” shall have the meaning set forth in Section 5.5(e)(ii).

“Receivables Closing” shall have the meaning set forth in Section 1.2(b).

“Receivables Closing Date” shall have the meaning set forth in Section 1.2(b).

“Receivables Purchase Agreement” means the Receivables Purchase Agreement by and between BRR2 and the Company, in the form attached hereto as Exhibit I.

“Registered IP” shall mean all IP Rights that are registered, filed with, or issued by or under the authority of or the subject of a pending application before any Governmental Body or Internet domain name registrar, including all patents, registered Copyrights, and registered Trademarks, Internet domain name registrations and all pending applications for any of the foregoing.

“Registration Rights Agreement” means the Registration Rights Agreement by and among Issuer, Freedom VCM and Newco BHF, in the form attached as Exhibit G.

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata or within any building, structure, facility or fixture) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

“Relevant Lease Agreement” means, individually or collectively as the context requires, the NNN Lease and the Oak Street Lease.

“Replacement Guarantee Requirements” means, individually or collectively as the context requires, the NNN Replacement Guaranty Requirements and the Oak Street Replacement Guaranty Requirements.

“Representatives” shall mean with respect to an Entity, the directors, officers, other employees, agents, attorneys, accountants, investment bankers, other advisors and representatives of such Entity.

“Required Issuer Stockholder Approval” shall mean the affirmative vote at the Issuer Stockholders Meeting or any adjournment or postponement thereof at which a quorum is present of the holders of a majority of Issuer Common Stock entitled to vote, present in person or represented by proxy, approving (a) an amendment to the Issuer Certificate of Incorporation, in the form attached hereto as Exhibit D, to create a new class of non-voting common stock of Issuer, par value $0.01 per share (the “Issuer Non-Voting Common Stock”) (the “Amendment”), and (b) the conversion of the Issuer Preferred Stock issued to Newco BHF and to Freedom VCM pursuant to this Agreement into newly authorized and issued Issuer Non-Voting Common Stock (the “Conversion”).

“Residual Tranche 2 Receivables” means the Tranche 2 Receivables that are issued, outstanding and unpaid, in whole or in part, as of 12:01 a.m. Eastern Standard Time on the Receivables Closing Date.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any unauthorized Processing of Company Data or Issuer Data (as applicable), any unauthorized access to the IT Systems of the Company or Issuer Companies (as applicable), or any incident affecting Personal Data that would in each instance require notification to a Person, Governmental Body, or any other entity under Privacy Requirements.

“Servicing Agreement” shall have the meaning set forth in Section 5.11(b).

“Software” means any and all (a) computer programs, operating systems, applications systems, firmware and software systems, including objects, modules, routines, subroutines, program architecture, libraries, tool sets, APIs, compilers, files, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces and any and all software implementations of algorithms, models and methodologies, whether in source or object code; (b) databases and compilations in any form, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including Internet websites, web content and links, source code, object code, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, and compilers, and data formats all versions, updates, corrections, enhancements and modifications thereof, and (d) all related documentation, user manuals, training materials, developer notes, comments and annotations related to any of the foregoing.

“Sold Receivables” mean any Consumer Credit Receivables sold by the Company to and currently owned by B Riley Receivables, LLC, or B Riley Receivables II, LLC.

“Statement” shall have the meaning set forth in Section 1.5(a).

“Subsidiary” means, with respect to any Person, any other Person of which such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) more than 50% of the outstanding equity, voting or financial interests in such Entity.

“Tax” means all taxes, charges, fees, duties, levies, imposts, rates or other assessments or governmental charges of any kind imposed by any U.S. federal, state, local or non-U.S. Taxing Authority, including, without limitation, income, gross receipts, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, custom duties, property, sales, use, license, capital stock, transfer, franchise, registration, payroll, withholding, social security, unemployment, disability, value added, alternative or add-on minimum or other taxes, whether disputed or not, and including any interest, penalties, charges or additions attributable thereto.

“Tax Return” means any return, report, certificate, election, form or similar statement or document (including any related supporting information or schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax) supplied to or filed with, or required to be supplied to or filed with, a Taxing Authority, or any bill for or notice related to ad valorem or other similar Taxes received from a Taxing Authority, in each case, in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi- governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Trade Secrets” means all trade secrets, confidential know-how, and rights in confidential information, including ideas, designs, algorithms, formulas, compositions, discoveries and improvement, concepts, compilations of information, methods, techniques, procedures, processes, testing information, research and development information, technology, inventions, invention disclosures, inventor’s notes, specifications, plans, proposals and technical data, business and marketing plans, market know-how, reports, data, customer lists, supplier lists, mailing lists, business plans or other proprietary information, to the extent the foregoing permits the holder to derive independent economic value, actual or potential, from it not being generally known or readily ascertainable by other Persons.

“Trademarks” shall have the meaning set forth in the definition of “IP Rights”.

“Tranche 2 Receivables” shall have the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement, the Transition Services Agreement, the Confidentiality Agreement, the Voting and Support Agreement, the Registration Rights Agreement, the Investor Rights Agreement, and the A&R B. Riley Funding Agreement and the Receivables Purchase Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 5.5(d).

“Transition Services Agreement” means the Transition Services Agreement by and between Issuer (or one of its Subsidiaries) and Newco BHF, in the form attached as Exhibit C.

“Treasury Regulations” means the regulations promulgated under the Code.

“Voting and Support Agreement” means those certain Voting and Support Agreements, in each case, by and among Issuer, Newco BHF, Freedom VCM and the stockholders of Issuer listed thereto, each in the form attached as Exhibit B.

“WARN” shall have the meaning set forth in Section 2.16(d).

SCHEDULE A

BRR2 Receivables

Reference is hereby made to that certain PDF file (Named: “Investment Agreement— Receivables Schedule”) sent by Benjamin Hubeny of Willkie Farr & Gallagher LLP to Sidley Austin LLP on December 13, 2023 at 11:22AM ET with the email subject line: “RE: Project Blade – Receivables Dividend Agreements”.

ANNEX B

CERTIFICATE OF DESIGNATIONS

Annex B-1

Execution Version

CERTIFICATE OF DESIGNATIONS

OF

NONVOTING CONVERTIBLE PREFERRED STOCK OF

CONN’S, INC.

Conn’s, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) at a meeting duly called and held on December 18, 2023:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors hereby creates a series of preferred stock, par value $0.01 per share, of the Corporation designated as Nonvoting Convertible Preferred Stock (the “Nonvoting Preferred”), and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

ARTICLE I

DEFINITIONS

As used in this Certificate of Designations, the following terms shall have the meanings set forth below:

“Accrued Dividend Amount” means with respect to any share of the Nonvoting Preferred, all declared and unpaid Participating Dividends and all accrued and unpaid Preferred Dividends.

“Accreted Share Amount” means, with respect to any share of the Nonvoting Preferred, as of any date, the Accrued Dividend Amount divided by the Reference Stock Price.

“Affiliate” of any specified Person means any other Person directly or indirectly through one or more intermediaries controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Audit Delivery Date” means the date that is six (6) months following the receipt by the Corporation of the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flows and changes in temporary and permanent equity of the Company for the fiscal years ended December 31, 2022 and December 31, 2021, together with the unaudited consolidated balance sheets and statements of operations and comprehensive loss, cash flows and changes in temporary and permanent equity of the Company for the nine month period ended September 30, 2023.

“Automatic Conversion” means a conversion of Nonvoting Preferred pursuant to Article II, Section 4.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof, (b) there is commenced against the Corporation or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Subsidiary thereof makes a general assignment for the benefit of creditors, or (e) the Corporation or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the Securities and Exchange Commission is closed.

“Common Stock” means the Voting Common Stock and Non-Voting Common Stock.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the shares of the Nonvoting Preferred, and its successors and assigns.

“Conversion Date” means, with respect to any given share of Nonvoting Preferred, the date on which such share of Nonvoting Preferred has been converted pursuant to Article II, Section 4(a).

“Converted Stock Equivalent Amount” means, for each share of Nonvoting Preferred, a number of shares of Common Stock equal to 24.540295 plus the Accreted Share Amount; provided that if, after issuance of any shares of Nonvoting Preferred, the Corporation subdivides or splits its outstanding Common Stock, including by way of a dividend or distribution of Common Stock, or combines its outstanding Common Stock into a lesser number of shares, the “Converted Stock Equivalent Amount” with respect to such issued and outstanding shares of Nonvoting Preferred shall be adjusted as if such action applied to the shares of Common Stock represented by the Converted Stock Equivalent Amount.

“Debt Maturity Date” means May 22, 2027.

“Delisting Event” means any time while shares of Nonvoting Preferred remain outstanding and the Voting Common Stock is not listed for and actively trading on the NASDAQ Stock Market or is suspended or delisted with respect to the trading of the shares of Common Stock on such market.

“DTC” shall have the meaning set forth in Article II, Section 4(b).

“Event of Default” means (i) the direct or indirect taking by the Corporation or any Subsidiary thereof of any action requiring the approval of the Nonvoting Preferred pursuant to Article II, Section 5(b), (ii) the failure by the Corporation to pay when due any amounts owed pursuant to Article II, Section 3(a)-(b), (iii) the material breach by the Corporation or any Subsidiary thereof of any material covenant or agreement relating to the Nonvoting Preferred as set forth in this Certificate of Designations and (iv) a Bankruptcy Event; provided, that, with respect to clauses (i), (ii) and (iii), immediately following the occurrence of such Event of Default, the non-defaulting party must give written notice to the defaulting party (a “Default Notice”) and, following receipt of a Default Notice, the defaulting party will be entitled to 30 days to cure any such default to the extent curable (a “Cure Period”), and no “Event of Default” shall be deemed to have occurred if such default is cured within such Cure Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Holder” means the Person in whose name shares of the Nonvoting Preferred are registered, which may be treated by the Corporation, Transfer Agent, paying agent and Conversion Agent as the absolute owner of such shares of Nonvoting Preferred for the purpose of making payment and settling the related conversions and for all other purposes.

“Liquidation Event” means the occurrence, directly or indirectly, of one of the following, whether in a single transaction or a series of transactions:

(a) the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(b) the merger or consolidation of the Corporation with or into another Person or the merger of another Person with or into the Corporation, or the sale, lease or transfer of all or substantially all of the assets of the Corporation (determined on a consolidated basis) to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than (i) a transaction following which holders of securities that represented 100% of the Common Stock immediately prior to such transaction own, directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction), at least a majority of the voting power of the common stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (ii) a sale, lease or transfer to a Subsidiary or a Person that becomes a Subsidiary of the Corporation; or

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner”, directly or indirectly, of a majority of the total voting power of the Common Stock, other than as a result of any such transaction in which the holders of securities that represented 100% of the Common Stock immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of common stock of the surviving Person or any parent entity that directly or indirectly wholly owns such surviving Person immediately after such transaction.

“Non-Voting Common Stock” means the non-voting common stock of the Corporation, par value $0.01 per share, or any other capital stock of the Corporation into which such non-voting common stock shall be reclassified or changed.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets, exchange or tender offer by the Corporation or any of its Subsidiaries, or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation and whether automatically or at their election) stock, securities or assets with respect to or in exchange for Common Stock; provided, however, that no such transaction shall constitute an Organic Change if it constitutes a Liquidation Event.

“Original Issuance Value” means with respect to each share of Nonvoting Preferred, $72.138651.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Reference Stock Price” means $2.9396.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” means any class or series of capital stock of the Corporation the terms of which expressly provide that such class or series will rank senior to or pari passu with the Nonvoting Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Shareholder Approval” means the affirmative vote at a meeting of the stockholders of the Corporation or any adjournment or postponement thereof at which a quorum is present of the holders of a majority of Voting Common Stock entitled to vote, present in person or represented by proxy, approving (a) an amendment to the Certificate of Incorporation to create the Non-Voting Common Stock and (b) the conversion of the Nonvoting Preferred into Non-Voting Common Stock.

“Subsidiary” of any Person means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transfer Agent” means Computershare acting as transfer agent, registrar, paying agent and Conversion Agent for the Nonvoting Preferred and its successors and assigns.

“Voting Common Stock” means the voting common stock of the Corporation, par value $0.01 per share, or any other capital stock of the Corporation into which such common stock shall be reclassified or changed.

“VWAP” means, as of any period of determination, the volume-weighted average price per share of Common Stock as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “CSU <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the first full trading day during the applicable period until the close of trading on the last full trading day during the applicable period.

ARTICLE II

NONVOTING PREFERRED

1. Designation and Number of Shares. There shall be a series of preferred stock designated “Nonvoting Convertible Preferred Stock.” The number of authorized shares of Nonvoting Preferred shall be 1,000,000. The Corporation shall have the authority to issue fractional shares of Nonvoting Preferred. The rights, preferences, powers, restrictions and limitations of the Nonvoting Preferred shall be as set forth herein.

2. Dividends.

(a) Participating Dividends. Each Holder shall be entitled to receive, with respect to the shares of Nonvoting Preferred held by such Holder, if, as and when declared by the Board of Directors or any duly authorized committee thereof, dividends or distributions (“Participating Dividends”) of the same amount, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of Common Stock equal to the product of the Converted Stock Equivalent Amount and the number of such shares of Nonvoting Preferred (rounding upwards or downwards any fractional shares resulting from such computation to the nearest whole number) such that no holder of Common Stock shall receive a dividend or distribution unless equivalent dividends or distributions (as described above) are also made to each share of Nonvoting Preferred, taking into account any adjustment to the Converted Stock Equivalent Amount as provided herein; provided that the foregoing shall not apply to any dividend or distribution payable in shares of Common Stock that results in an adjustment in the Converted Stock Equivalent Amount, as set forth in Article I in the definition of “Converted Stock Equivalent Amount.” The Corporation shall not declare a dividend or distribution to the holders of the Common Stock unless a dividend or distribution (as described above) is also made to the Holders in accordance with this Article II, Section 2(a). Notwithstanding anything set forth in this Article II, Section 2(a), if any dividend or distribution is payable in rights or warrants to subscribe for Common Stock or the purchase of Common Stock pursuant to a conversion feature in a debt or equity security, the corresponding dividend or distribution payable on the Nonvoting Preferred shall consist of an identical right or warrant except that such right or warrant shall be a right or warrant to subscribe for a number of shares of Nonvoting Preferred equal to the number of shares of Common Stock that would otherwise be subject to such right or warrant. Other than as expressly provided in Article II, Section 2(b) in respect of Preferred Dividends, the Nonvoting Preferred shall have no fixed dividend rate. Each declared dividend or distribution pursuant to this Article II, Section 2(a) shall be payable to the holders of record of Nonvoting Preferred at the same time as dividends or distributions are payable to the holders of record of Common Stock.

(b) Preferred Dividends.

(i) In addition to the dividends contemplated by Article II, Section 2(a), following the Audit Delivery Date, each Holder shall receive dividends accruing daily on the basis of twelve 30-day months and a 360-day year, at the rate of 8% per annum (the “Dividend Rate”) on the Original Issuance Value per share of such Nonvoting Preferred whether or not declared; provided, however, that following each Dividend Payment Date, the Dividend Rate shall increase 200 basis points, subject to a maximum Dividend Rate of 16% per annum; provided, further, that the Dividend Rate shall automatically be increased to 16% per annum for such period that an Event of Default remains in effect (the “Preferred Dividends”). The Preferred Dividends shall be cumulative and shall be paid quarterly in arrears on the last day of March, June, September and December in each year (each, a “Dividend Payment Date”) and if not so paid on such date shall compound and be added to the Original Issuance Value.

(ii) The Preferred Dividends may be paid in cash with the approval of the Holders of a majority of the Nonvoting Preferred.

(c) Priority of Dividends. The Nonvoting Preferred shall rank senior with regard to the Preferred Dividends to any class or series of capital stock of the Corporation, including the Common Stock. The Nonvoting Preferred shall have the same priority, with regard to Participating Dividends, as the Common Stock. For so long as any shares of Nonvoting Preferred remain outstanding, unless full dividends on all outstanding shares of Nonvoting Preferred have been paid in full, including any accrued and unpaid dividends on the Nonvoting Preferred that are then in arrears, the Corporation may not declare any dividend on, or make any distributions relating to any Common Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make any payment due as a result of a Liquidation Event relating to, any Common Stock, other than if approved by a majority of the Nonvoting Preferred.

3. Liquidation Rights; Optional Redemption.

(a) Liquidation. In the event of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation, the assets of the Corporation legally remaining available for distribution to the Corporation’s stockholders shall be distributed (i) first, to the Holders (with each such Holder being treated for this purpose as holding the number of whole shares of Common Stock equal to the product of the Converted Stock Equivalent Amount and the number of such shares of Nonvoting Preferred immediately prior to such Liquidation Event, excluding any fractional shares resulting from such computation) and (ii) second, the remaining balance, pro rata among (A) the holders of Common Stock and (B) the holders of any other securities of the Corporation having the right to participate in such distributions upon the occurrence of a Liquidation Event, in accordance with the respective terms thereof.

(b) Optional Redemption. At any time on or after the first anniversary of the Debt Maturity Date, upon the election of the Holders of a majority of the Nonvoting Preferred, the Corporation shall redeem (an “Optional Redemption” and the date upon which the Optional Redemption occurs, the “Optional Redemption Date”) each share of Nonvoting Preferred and shall pay the Holder thereof an amount of cash per share equal to the product of (1) Converted Stock Equivalent Amount, multiplied by (2) the VWAP for the twenty (20) consecutive full trading days immediately preceding the Optional Redemption Date.

4. Conversion.

(a) Automatic Conversion Immediately Upon Receipt of Shareholder Approval. Effective immediately upon the receipt of Shareholder Approval, all Nonvoting Preferred shall automatically be converted into a number of shares of Non-Voting Common Stock equal to the product of the number of shares of Nonvoting Preferred being converted and the Converted Stock Equivalent Amount; provided that cash will be paid in lieu of fractional shares pursuant to Article III, Section 7. Upon such conversion, all shares of Nonvoting Preferred shall no longer be deemed outstanding for any purpose, and such converting Holders shall have no rights with respect to the Nonvoting Preferred other than the right to receive the shares of Non-Voting Common Stock.

(b) Conversion Procedures. The Corporation shall promptly (but in any event no more than two (2) Business Days thereafter) issue or cause the Conversion Agent to issue the Non-Voting Common Stock issuable upon an Automatic Conversion (provided that, if the Conversion Agent for the Non-Voting Common Stock is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Holder is eligible to receive shares through DTC, such Conversion Agent shall instead credit such number of full shares of Non-Voting Common Stock to such Holder’s balance account with DTC through its Deposit/Withdrawal at Custodian system). The Corporation shall bear the cost associated with the issuance of the Non-Voting Common Stock issuable upon an Automatic Conversion. The Non-Voting Common Stock issued pursuant to an Automatic Conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Non-Voting Common Stock issuable pursuant to an Automatic Conversion shall be issued in the same name as the Holder unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws.

(c) No Responsibility of the Corporation. In connection with any conversion of any shares of Nonvoting Preferred pursuant to or as permitted by Article II, Section 4(a):

(i) The Corporation shall be under no obligation to make any investigation of facts.

(ii) Except as otherwise required by law, neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith in connection with the issuance of shares of Non-Voting Common Stock in connection with any such conversion.

(d) No Effect on Other Obligations. Nothing contained in this Article II, Section 4 shall be deemed to eliminate or otherwise modify any other requirements applicable to conversions under this Certificate of Designations or applicable law.

(e) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Non-Voting Common Stock issuable upon conversion of Nonvoting Preferred or other property issuable upon conversion of the Nonvoting Preferred on any applicable Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock immediately upon the receipt of Shareholder Approval in the case of a conversion pursuant to an Automatic Conversion.

5. Voting Rights.

(a) General. The holders of the Nonvoting Preferred shall be entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote; provided that notwithstanding any such notice, except as required by applicable law or as expressly set forth herein, the Holders shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration.

(b) Approval Rights. In addition to any approval rights that may be required by applicable law, the consent of the Holders representing a majority of the shares of Nonvoting Preferred, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (i) amend the Certificate of Incorporation or bylaws of the Corporation then in effect at such time (the “Bylaws”), if such amendment would materially and adversely affects the rights, preferences or privileges of the Nonvoting Preferred as compared to the rights of other equity securities of the Corporation; (ii) authorize, create or issue, or obligate the Corporation to authorize, create or issue, any Senior Stock; (iii) amend or waive any provision of this Certificate of Designations applicable to the Holders or the Nonvoting Preferred; (iv) grant registration rights on terms more favorable than the registration rights granted in connection with the issuance of the Nonvoting Preferred as of the date hereof; or (v) effect the occurrence of a Bankruptcy Event or a Delisting Event.

(c) Action by Written Consent. Any action, including any vote required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, that requires a separate vote of the Holders voting as a single class, may be taken by the Holders without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be given by the Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Nonvoting Preferred entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the Corporate Secretary of the Corporation at its principal executive office.

6. Subdivision; Stock Splits; Combinations. The Corporation shall not at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Nonvoting Preferred into a greater number of shares, or combine (by combination, reverse stock split or otherwise) its outstanding shares of Nonvoting Preferred into a smaller number of shares.

7. Reorganization, Reclassification, Consolidation, Merger or Sale. In the event an Organic Change occurs, each share of Nonvoting Preferred shall be treated the same as each share of Common Stock, taking into account any adjustment of the Converted Stock Equivalent Amount. In the event that holders of shares of Common Stock have the option to elect the form of consideration to be received in such Organic Change, Holders shall have the same election privileges as the holders of Common Stock.

ARTICLE III

MISCELLANEOUS

1. Unissued or Reacquired Shares. Shares of Nonvoting Preferred that have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be retired upon their acquisition, shall not be reissued as shares of Nonvoting Preferred, and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

2. No Sinking Fund. Shares of Nonvoting Preferred are not subject to the operation of a sinking fund.

3. Issuance of Non-Voting Common Stock.

(a) Free and Clear Delivery. All shares of Non-Voting Common Stock delivered upon conversion of the Nonvoting Preferred, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(b) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Nonvoting Preferred, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

4. Transfer Agent, Conversion Agent and Paying Agent. The duly appointed Transfer Agent, Conversion Agent and paying agent for the Nonvoting Preferred shall be Computershare Trust Company, N.A. The Corporation may appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment, the Corporation shall send notice thereof to the Holders.

5. Uncertificated Shares. The Nonvoting Preferred and any shares of Non-Voting Common Stock or Common Stock, as applicable, issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the Bylaws and the DGCL.

6. No Closing of Books; Cooperation. The Corporation shall not close its books against the transfer of Nonvoting Preferred or of Non-Voting Common Stock issued or issuable upon conversion of Nonvoting Preferred in any manner which interferes with the timely conversion of Nonvoting Preferred. The Corporation shall assist and cooperate with any Holder required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Nonvoting Preferred hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).

7. Cash In Lieu of Fractional Interests. If any fractional interest in a share of capital stock would, except for the provisions of this Article III, Section 7, be delivered upon any conversion of the Nonvoting Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the market value of such fractional interest as of the date of conversion.

8. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Nonvoting Preferred or shares of Non-Voting Common Stock or other securities issued on account of Nonvoting Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Nonvoting Preferred, shares of Non-Voting Common Stock or other securities in a name other than that in which the shares of Nonvoting Preferred with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Nonvoting Preferred (and on the shares of Non-Voting Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

9. Notices. All notices referred to in this Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given: (i) upon receipt, when delivered personally; (ii) one (1) Business Day after deposit with an overnight courier service; or (iii) three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, in each case addressed: (x) if to the Corporation, to its office at 2445 Technology Forest Blvd., Suite 800, The Woodlands, TX 77381 (Attention: Corporate Secretary), or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (z) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

[Remainder of page intentionally blank; Signature page follows.]

IN WITNESS WHEREOF, Conn’s, Inc. has caused this Certificate of Designations to be executed by its duly authorized officer on and as of December 18, 2023.

CONN’S, INC.

By:	/s/ Mark Prior
Name: Mark Prior
Title: Senior Vice President and General Counsel

[Signature Page to Certificate of Designation]

ANNEX C

FORM OF VOTING AGREEMENT

Annex C-1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 18, 2023, is by and among (i) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“FRG”), (ii) Freedom VCM Interco Holdings, Inc. (“FVCM” and, together with FRG, the “Investors”), (iii) Conn’s, Inc., a Delaware corporation (the “Company”), and (iv) the stockholder of the Company listed on Schedule A hereto in its capacity as record or beneficial owners of Common Shares (as defined below) (the “Stockholder”). Each of the Investors, the Company and the Stockholder are sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company, W.S. Badcock LLC, Franchise Group, Inc. and the Investors have entered into an Investment Agreement (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which the Investors agreed to contribute and deliver to the Company (or cause to be contributed and delivered to the Company), (i) all of the equity interests in W.S. Badcock LLC and (ii) the Residual Tranche 2 Receivables (as defined in the Investment Agreement), in exchange for the issuance by the Company to the Investors (or designees thereof) of senior preferred convertible stock of the Company, par value $0.01 per share (the “Senior Preferred Stock”);

B. As of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock of the Company, par value $0.01 per share (the “Common Shares”) set forth next to the Stockholder’s name on Schedule A hereto, being all of the Common Shares owned of record or beneficially by the Stockholder as of the date hereof (with respect to the Stockholder, the “Owned Shares”, and the Owned Shares together with any additional Common Shares or other equity interests of the Company that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), the Stockholder’s “Covered Shares”); and

C. As a condition and material inducement to the Investors’ willingness to enter into the Investment Agreement and consummate the transactions contemplated thereby, the Investors have required the Stockholder, and the Stockholder has agreed, to enter into this Agreement with respect to the Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Conversion” means the issuance of Issuer Non-Voting Common Stock to the Investors upon the conversion of the Senior Preferred Stock in accordance with the terms of the Certificate of Designation.

1.2. “Expiration Time” shall mean the earlier to occur of (a) the termination of this Agreement by written agreement of all of the Parties and (b) the obtaining of the Required Issuer Stockholder Approval.

2. Agreement to Vote the Covered Shares.

2.1. Voting Agreement. Until the Expiration Time, at every special or annual meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Stockholder irrevocably and unconditionally agrees to cause to be present in person or represented by proxy and to vote (including via proxy) all of the Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Stockholder’s Covered Shares) (a) in favor of any proposal to approve the Conversion and the Amendment (collectively, the “Relevant Matters”); (b) in favor of any proposal to postpone or adjourn a meeting at which there is a proposal for stockholders of the Company to approve the Relevant Matters to a later date if there are not sufficient votes to approve the Relevant Matters or if there are not sufficient Common Shares present in person or represented by proxy at such meeting to constitute a quorum, in each case, so long as such postponement or adjournment is effected in accordance with the terms of the Investment Agreement; and (c) against any agreement, transaction or other matter that is intended to, would, or would reasonably be expected to, (i) impede, postpone, materially adversely affect or interfere with the Relevant Matters or otherwise obtaining the Required Issuer Stockholder Approval, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Investment Agreement, the Certificate of Designation, the Registration Rights Agreement or the Investor Rights Agreement or of the Stockholder under this Agreement. The obligations of the Stockholder specified in this Section 2.1 shall apply whether or not the Relevant Matters or any other transactions contemplated by the Investment Agreement are recommended by the Company’s Board of Directors and irrespective, for the avoidance of doubt, of any change of recommendation by the Company’s Board of Directors or any committee thereof.

2.2. Quorum; Procedure. Until the Expiration Time, at every special or annual meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum. Any vote required to be cast hereunder shall be cast in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of establishing a quorum and for purposes of recording the results of that vote.

2.3. Return of Proxy. The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has heretofore granted with respect to the Covered Shares. The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt (but in any event no later than two (2) Business Days thereafter), any proxy card or voting instructions it or the Stockholder receive that is sent to stockholders of the Company soliciting proxies with respect to any matters described in Section 2.1, which shall be voted in the manner described in Section 2.1 (with the Investors to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

2.4. No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Shares, except to the extent permitted hereunder and (b) has not granted, and shall not grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

2.5. Acquisitions of Common Shares. Prior to the Expiration Time, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Common Shares or other voting securities with respect to the Company, such Common Shares or voting securities shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Common Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Common Shares or voting securities shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly (but in no event later than five (5) Business Days thereafter) notify the Investors of any such event.

3. Waiver of Certain Actions. The Stockholder hereby agrees that (a) it shall not commence or participate in, or facilitate, assist or encourage and (b) it shall take all actions reasonably necessary to opt out of any class in any class action with respect to, in each of cases (a) and (b), any claim, derivative or otherwise, against the Investors, the Company or any of their respective Affiliates, successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or (ii) alleging a breach of any duty of the Company’s Board of Directors in connection with the Investment Agreement, this Agreement or the transactions contemplated thereby or hereby.

4. Stockholder Capacity. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Stockholder’s Covered Shares, not in his, her or its capacity (if applicable) as a member of the Company’s Board of Directors.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Investors and the Company that:

5.1. Authorization; Execution; Enforceability . The Stockholder has the requisite power and authority to execute and deliver this Agreement. The execution, delivery and performance by the Stockholder of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Stockholder and no other act or proceeding on the part of the Stockholder is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement, constitutes a valid, legal and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforceability hereof or thereof may be limited by the General Enforceability Exceptions. If the Stockholder is a natural person and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms.

5.2. Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial and record owner of the Stockholder’s Covered Shares, free and clear of any and all Encumbrances other than those (i) created by this Agreement or (ii) arising under applicable Legal Requirements, and (b) the Stockholder has sole voting and dispositive power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any Common Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Common Shares or other voting shares of the Company) other than the Owned Shares.

5.3. No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Legal Requirements, (b) if the Stockholder is a legal entity, constitute a breach or violation of, or a default under, the certificate of incorporation, limited liability company agreement or similar organizational or governing documents of the Stockholder, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Covered Shares of the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Body or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

5.4. Legal Proceedings; Orders. There is not pending, or to the knowledge of the Stockholder, threatened any Legal Proceeding or Order that would reasonably be likely to prevent, impair or materially delay the ability of the Stockholder to perform its obligations under this Agreement.

5.6. Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Stockholder’s Covered Shares and has adequate information concerning the business and financial condition of the Company and the transactions contemplated by the Investment Agreement to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon the Investors, the Company or any Affiliate of the Investors and the Company, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder has received and reviewed a copy of this Agreement and the Investment Agreement and the Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Investment Agreement.

5.7. Reliance. The Stockholder understands and acknowledges that the Investors are entering into the Investment Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement.

5.8. No Inconsistent Agreements. The Stockholder acknowledges that the Stockholder has not entered into any agreement or knowingly taken any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect with respect to any of the Stockholder’s Covered Shares or is otherwise inconsistent with, or would interfere with, or prohibit or prevent the Stockholder from satisfying, its obligations pursuant to this Agreement.

6. Miscellaneous.

6.1. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Shares”, and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

6.2. Amendment. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by an authorized representative of each of the parties hereto.

6.3. Waiver.

(a) Except as expressly set forth herein to the contrary, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.4. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the Parties in connection with the transactions contemplated hereby shall be borne solely and entirely by the Party that has incurred such expenses.

6.5. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two (2) Business Days after mailing; (c) if sent by e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(a) if to the Stockholder, to the address for notice set forth on Schedule A hereto;

(b) if to the Investors, to:

Franchise Group, Inc.

109 Innovation Court, Suite J

Delaware, Ohio 43015

Attention: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russell L. Leaf; Jared N. Fertman

Email: rleaf@willkie.com; jfertman@willkie.com

(c) if to the Company, to:

Conn’s, Inc.

2445 Technology Forest Blvd., Suite 800

The Woodlands, TX 77381

Attention: General Counsel

Email: Mark.Prior@conns.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: Kevin Lewis

Email: klewis@sidley.com

and

Sidley Austin LLP

2021 McKinney Ave., Suite 2000

Dallas, TX 75201

Attention: Bill Howell; Ryan Scofield

Email: bhowell@sidley.com; rscofield@sidley.com

6.6. Governing Law; Jurisdiction; Specific Performance; Remedies. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of or relating to this Agreement: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, (solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts within the State of Delaware) and any appellate court from any thereof; and (b) each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (i) that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective will be effective service of process for any claim, action, suit or other Legal Proceeding in the Court of Chancery of the State of Delaware or, to the extent required by Legal Requirements, any state or federal court in the State of Delaware, with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. Except as expressly set forth herein to the contrary, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.7. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8. Entire Agreement; Counterparts; Electronic Exchanges. This Agreement, including the schedules, exhibits and amendments hereto and thereto shall together constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

6.9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Investors or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder.

6.10. Documentation and Information. No Party shall make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Legal Requirement (provided that reasonable notice of, and opportunity to comment on, any such disclosure will be provided to the Company and the Investors), and such Party will consider in good faith the reasonable comments of the other Parties with respect to such disclosure and otherwise reasonably cooperate with the other Parties in obtaining confidential treatment with respect to such disclosure. The Stockholder consents to and authorizes the publication and disclosure by the Investors and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Investment Agreement and the transactions contemplated by the Investment Agreement, and the Stockholder acknowledges that the Investors and the Company may, in their sole discretion, file this Agreement or a form hereof with the Securities and Exchange Commission (the “SEC”) or any other Governmental Body or securities exchange. The Stockholder agrees to promptly give the Company and the Investors any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify the Company and the Investors of any required corrections with respect to any information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

6.11. Further Assurances. The Stockholder agrees that it shall, from time to time, at the reasonable request of the Company and without further consideration, execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

6.12. Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is disjunctive but not exclusive.

6.13. Assignability; No Third-Party Rights; Transfers.

(a) This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights, interests or obligations hereunder may be assigned or delegated by any such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as otherwise expressly provided for herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b) Each transferee or assignee of any Covered Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to such transfer and to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering to the Company (with a copy to the Investors) an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a “Stockholder”. The Company shall not permit the transfer of Covered Shares subject to this Agreement on its books or issue a new certificate representing any such Covered Shares unless and until such transferee shall have complied with the terms of this Section 6.13(b).

6.14. Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.15. Proxy Statement. As promptly as practical following the date of the Investment Agreement but subject to the receipt of the financial statements referred to in Section 5.6 thereof, the Company (with the assistance and cooperation of the Investors as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement relating to the Required Issuer Stockholder Approval (the “Proxy Statement”). The Company, the Investors and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement. The Stockholder will provide information reasonably requested by the Company or the Investors in connection with the preparation of the Proxy Statement. To the knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

6.16. Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.12, 7.13 and this 7.16 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

FREEDOM VCM INTERCO HOLDINGS, INC.

By:
Name: Andrew Laurence
Title: Vice President, Treasurer

FRANCHISE GROUP NEWCO BHF, LLC

By:
Name: Brian Kath
Title: Chief Executive Officer, President

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

CONN’S, INC.

By:
Name: Mark Prior
Title: Senior Vice President and General Counsel

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

[STOCKHOLDER]

By:
Name: [●]
Title: [●]

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

SCHEDULE A

STOCKHOLDER

Name	Address	Owned Shares*
[●]	[●]	[●]

*

If any additional Common Shares are owned by any of the Stockholder as of the date hereof, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on      , 20 , by the undersigned (the “Holder”) pursuant to the terms of that certain Voting and Support Agreement dated as of December 18, 2023 (the “Agreement”), by and among the Company, Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc. and the stockholder listed on Schedule A thereto, as such Agreement may be amended and/or restated from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as a transferee of Common Shares from a party in such party’s capacity as an “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	CONN’S, INC.
Name and Title of Signatory

Address:	By:

Title:

ANNEX D

INVESTOR RIGHTS AGREEMENT

Annex D-1

D-1

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of December 18, 2023, by and among (i) Conn’s, Inc., a Delaware corporation (the “Company”), (ii) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“FRG Newco”) and (iii) Freedom VCM Interco Holdings, Inc., a Delaware corporation (together with FRG Newco and their respective permitted assignees, the “FRG Investors”, and each, an “FRG Investor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement (as defined below).

WHEREAS, simultaneously with the execution of this Agreement, the Company, the FRG Investors, W.S. Badcock LLC and Franchise Group, Inc. have entered into an Investment Agreement (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which the FRG Investors agreed to contribute and deliver to the Company (or cause to be contributed and delivered to the Company), (i) all of the equity interests in W.S. Badcock LLC (f/k/a W.S. Badcock Corporation) and (ii) the Residual Tranche 2 Receivables, in exchange for the issuance by the Company to the Investors (or designees thereof) of senior preferred convertible stock of the Company, par value $0.01 per share (the “Senior Preferred Stock”); and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of the rights, duties and obligations of the Company and the FRG Investors following the consummation of the Contemplated Transactions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Observer Rights. For so long as the FRG Investors continue to hold at least twenty percent (20%) of the Senior Preferred Stock or Non-Voting Common Stock received upon conversion of the Senior Preferred Stock issued at the Equity Closing, the FRG Investors shall have the right to designate one representative, subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) (the “FRG Board Observer”), who shall be shall be invited to attend all meetings of the Company’s Board of Directors (the “Board”) or any now existing or hereafter formed committee thereof in a non-voting observer capacity; provided, however, that the Board may require, in its reasonable discretion, that the FRG Board Observer be replaced by a new FRG Board Observer designated by the FRG Investors subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). The Company shall give the FRG Board Observer copies of all notices, minutes, consents, and other materials and information that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the FRG Investors shall cause the FRG Board Observer to hold in confidence all information so provided, subject to the right of the FRG Board Observer to disclose such information to the FRG Investors or Affiliates thereof; and provided further, that the Company reserves the right to withhold any information and to exclude the FRG Board Observer from any meeting of the Board or any committee thereof or portion thereof if (a) access to such information or attendance at such meeting would be reasonably likely to result in the loss of the attorney-client privilege between the Company and its counsel, or (b) such information or meeting (or portion thereof) involves the FRG Investors or Affiliates thereof. The initial FRG Board Observer shall be Andrew Laurence, and the Company hereby consents to Andrew Laurence acting as the FRG Board Observer subject to the terms set forth in the first proviso of the first sentence of this Section  1.

2. Transfer Restrictions.

(a) Restrictions.

(i) Until the two-year anniversary of the date hereof (the “Transfer Restricted Period”), no FRG Investor shall, without the approval of the Board, Transfer any Equity Securities whether now or hereinafter owned by such FRG Investor; provided, however, each FRG Investor shall be permitted to Transfer any

Equity Securities now or hereafter owned by it without the approval of the Board in connection with the following: (1) Transfers to Affiliates of such FRG Investor or in a Planning Transfer; (2) Transfers pursuant to a pledge of such Equity Securities by such FRG Investor to secure obligations of such FRG Investor or any Affiliate thereof pursuant to a bona fide financing or in connection with the exercise by any lender or agent in respect of any such financing of any rights or remedies thereunder; (3) a Change of Control; (4) Transfers between or among the FRG Investors or between or among the FRG Investors and the Significant Holders; (5) Transfers to the Company, including in connection with the conversion or exchange of any such Equity Securities into other Equity Securities; or (6) a Transfer contemplated by the terms of the immediately following sentence. Notwithstanding anything to the contrary herein, at any time following the eighteen (18) month anniversary of the date hereof, each FRG Investor may distribute any or all of the Equity Securities now or hereinafter owned thereby to the holders of the Equity Securities of such FRG Investor, and any recipient of such Equity Securities in connection with any such distribution shall be free to thereafter Transfer such Equity Securities or any portion thereof in a Qualifying Transfer or a Permitted Transfer, except that (other than as would otherwise constitute a Permitted Transfer) no Restricted Holder shall have the right to Transfer any Equity Securities received in connection with any such distribution until the expiration of the Transfer Restriction Period and, following such expiration, any such Transfer by a Restricted Holder may only be effected if it is a Qualifying Transfer or a Permitted Transfer.

(ii) Without limiting the foregoing, any Transfer of Equity Securities (other than a Permitted Transfer) by any FRG Investor must be made (1) pursuant to a registered offering under the Securities Act or (2) without registration under the Securities Act in a transaction that is exempt from registration thereunder, including pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, and, in each case, to the actual knowledge of such FRG Investor, such Transfer (excluding, for the avoidance of doubt, a Permitted Transfer or a Transfer in an open market transaction) would not result in the transferee (excluding any underwriter in any underwritten public offering or brokerage firm or similar intermediary facilitating a transaction in the Equity Securities) owning five percent (5%) or more of the outstanding Common Stock on an as-converted basis, unless such transferee files or is eligible to file a Schedule 13G (or any successor schedule) with the SEC after giving effect to such Transfer in which case such five percent (5%) limitation shall not apply (any such Transfer to any such five percent (5%) or lower holder or filer of a Schedule 13G in connection therewith, a “Qualifying Transfer”).

(iii) No Transfer of Equity Securities of the FRG Investors to a Permitted Transferee pursuant to Section 2(a)(i)(1), Section 2(a)(i)(2) (but only in connection with the exercise of remedies as set forth therein) or Section 2(a)(i)(6) shall be effective until such time as such Permitted Transferee in any such Transfer has executed and delivered to the Company, as a condition precedent to such Transfer, a joinder to this Agreement substantially in the form attached hereto as Exhibit B.

(iv) Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default the Transfer Restricted Period shall immediately terminate and this Section 2(a) shall be of no force and effect.

3. Standstill; Acquisitions of Securities and Other Matters.

(a) Acquisitions of Common Stock. For a period commencing immediately following the Equity Closing and ending on the earlier of (1) the occurrence of a Termination Event, and (2) three (3) years from the date of this Agreement (the earlier of clauses (1) and (2), the “Expiration Date”), without the prior written approval of the Company, no FRG Investor shall, nor shall any FRG Investor permit its Affiliates, to acquire or purchase any Equity Securities of the Company, other than (i) acquisitions or purchases of such Equity Securities upon the conversion or exchange of any other Equity Securities that are issued pursuant to the Investment Agreement, (ii) acquisitions or purchases of Equity Securities from the Company, including pursuant to the exercise of the preemptive rights set forth in Section 4 hereof, (iii) acquisitions or purchases of Equity Securities in a Permitted Transfer referred to in Section 2(a)(i)(1) or Section 2(a)(i)(6) hereof, (iv) acquisitions or purchases of Equity Securities in the ordinary course of business in connection with any brokerage or market making activities, or

(v) acquisitions or purchases in connection with the exercise of any remedies in its capacity as a lender to the Company or any Subsidiary thereof.

(b) Other Restrictions. For a period commencing immediately following the Equity Closing and ending on the Expiration Date, no FRG Investor shall, nor shall any FRG Investor permit its Affiliates, to:

(i) make, initiate, solicit or submit a proposal (public or otherwise) for, or offer of (with or without conditions), any merger, consolidation, business combination, tender or exchange offer of or for (i) a material portion of the assets, properties or businesses of the Company or any of its Subsidiaries or (ii) any of their respective Equity Securities (provided, that, nothing in this clause (a) shall restrict any tender of shares in any such tender or exchange);

(ii) make or in any way participate in any “solicitation” of “proxies” as a “participant” in any “election contest” (as such terms are used in the proxy rules of the Exchange Act);

(iii) propose any matter for submission to a vote of stockholders of the Company or call or seek to call a meeting of the stockholders of the Company;

(iv) grant any proxies with respect to any voting securities of the Company to any Person or deposit any voting securities of the Company in a voting trust or enter into any other agreement with respect to the voting thereof other than as recommended by the Board, including in a proxy solicitation distributed by the Company;

(v) other than as a result of this Agreement, form or join any 13D Group with respect to any voting securities of the Company with any Persons other than the FRG Investors and their Affiliates; or

(vi) take any action, alone or in concert with other Persons, to remove or oppose the election of any Directors or to seek to change the size or composition of the Board.

Notwithstanding the foregoing, and for the avoidance of doubt, none of the foregoing restrictions in this Section 3(b) shall limit or restrict the ability of an FRG Investor or any of their respective Affiliates to (A) privately respond to requests for assistance from, or privately provide advice or assistance or perspectives to, Company management from time to time, (B) act as a director of the Company or a Board observer, (C) enforce any rights or obligations or exercise any remedies in its capacity as a lender to the Company or any Subsidiary thereof, or (D) exercise any rights or remedies under this Agreement, including pursuant to Section 6 hereof.

4. Preemptive Rights.

(a) Each FRG Investor will have the preemptive rights set forth in this Section 4 with respect to any issuance of any Equity Securities that are issued after the date hereof, other than the issuance of Equity Securities (i) pursuant to the acquisition of another Person by the Company or any Subsidiary, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, provided such acquisition has been approved by the Board and the Equity Securities are being issued to the seller(s) in such acquisition and not as a means of financing such transaction, (ii) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan, employment agreement or other management equity program or arrangement approved by the Board, (iii) by reason of a dividend, stock split, subdivision, reverse split, combination or other distribution on shares of Common Stock or upon the conversion or exchange of any Equity Securities issued in accordance with the terms hereof, including the conversion of any Equity Securities issued to the FRG Investors, (iv) to employees, officers, independent directors or consultants of the Company or any of its Subsidiaries for compensation for services, (v) to any debt holders of the Company or its subsidiaries in connection with debt financing transactions or upon conversion of any duly authorized and then-existing convertible debt, warrants or debentures only to the extent issued in accordance with the terms hereof, (vi) as expressly contemplated by the Investment Agreement, or (vii) as contemplated by that certain Delayed Draw Term Loan and Security Agreement (the “DDTL”), dated as of July 31, 2023, by and among the Company, Conn Appliances, Inc., a Texas corporation, Conn Credit I, LP, a Texas limited partnership, Conn Credit Corporation,

Inc., a Texas corporation and W.S. Badcock LLC, a Florida limited liability company, the Significant Holders and the other financial institutions named therein as lenders, and the agent thereto (as amended by Amendment No. 1 to the DDTL, dated as of the date hereof, and as may be further amended, restated or modified from time to time), then, subject to the provisions set forth below, as to each FRG Investor, the Company shall provide written notice (an “Issuance Notice”):

(i) setting forth in reasonable detail (1) the designation and all of the terms and provisions of the Equity Securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity; (2) the price and other terms of the proposed issuance of such Equity Securities; (3) the amount of such Equity Securities proposed to be issued and the percentage of the Company’s outstanding Equity Securities such issuance would represent; and (4) the proposed issuance date, which shall be at least thirty (30) days from the date of such notice; and

(ii) offering to issue to each such FRG Investor a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock, calculated on an as-converted basis, owned by such Preemptive Right Holder immediately prior to such Issuance Notice, by (y) the total number of shares of Common Stock then outstanding on an as-converted basis on such date immediately prior to such Issuance Notice (such portion of Proposed Securities in respect of such FRG Investor, the “Full Allotment” thereof).

(b) Each such FRG Investor must exercise its purchase rights (which may be assigned by such FRG Investor) hereunder by delivering a written notice to the Company within ten (10) days after receipt of such notice from the Company, which notice shall state the dollar amount of Proposed Securities such FRG Investor would like to purchase up to a maximum amount equal to such Preemptive Right Holder’s Full Allotment. To the extent that the Company offers two or more securities to all prospective purchasers in a proposed issuance in units, such as convertible notes coupled with attached warrants (and only in such units), such FRG Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(c) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that such FRG Investor have not elected to purchase (the “Unclaimed Securities”) during the ninety (90) days following such expiration on terms not materially more favorable, taken as a whole, to the purchasers thereof than those offered to the FRG Investors (it being understood and agreed that the price at which such Unclaimed Securities are sold must be equal to or greater than the per share purchase price set forth in the Issuance Notice), provided that such ninety (90) day period shall be subject to extension (not to exceed ninety (90) additional days) if definitive documentation in respect of the issuance of the Proposed Securities has been entered into but such issuance has not been consummated pending the receipt of required third party or regulatory approvals. Any Proposed Securities offered or sold by the Company after such ninety (90)-day period (as it may extended as provided herein) must be reoffered to the FRG Investor pursuant to this Section 4.

(d) Except as set forth in this Section 4, the election by any FRG Investor not to exercise such Preemptive Right Holder’s preemptive rights under this Section 4 in any one instance shall not affect such Preemptive Right Holder’s right (other than in respect of a reduction in such Preemptive Right Holder’s percentage holdings) as to any subsequent proposed issuance subject to this Section 4.

5. Information Rights.

(a) The Company shall, and shall cause its Subsidiaries to, permit (i) any holder of Senior Preferred Stock and (ii) the FRG Investors for so long as any FRG Investor and/or an Affiliate thereof (and any Permitted Transferees thereof) Beneficially Own shares of Common Stock, in the aggregate, in excess of 10% of the Common Stock (on an as-converted basis) (clauses (i) and (ii) together, the “Information Rights Holders”), upon the reasonable request of any such Information Rights Holder to provide such Information Rights Holder and its authorized representatives with reasonable access during normal business hours, and upon reasonable advance written notice, to the books and records of the Company and its Subsidiaries.

(b) Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries to, deliver to the FRG Investors the following (provided that the public filing with the SEC of any of the following shall satisfy the delivery requirements to the FRG Investors set forth herein):

(i) within 90 days after the end of each fiscal year of the Company (or such later date as Form 10-K of the Company is required to be filed with the SEC), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted auditing standards and reported on by an independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or such later date as Form 10-Q of the Company), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(iii) concurrently with the delivery thereof to BRF Finance Co., LLC, a Delaware limited liability, or otherwise promptly following a request therefor by an FRG Investor, in each case, in respect of any indebtedness of the Company or any Subsidiary under that certain Term Loan and Security Agreement, dated as of December 18, 2023, by and among the Company, as parent and guarantor, Conn Appliances, Inc., a Texas corporation, Conn Credit I, LP, a Texas limited partnership, Conn Credit Corporation, Inc., a Texas corporation, and W.S. Badcock LLC, a Florida limited liability company, as borrowers, the financial institutions from time to time party thereto as lenders and BRF Finance Co., LLC, as administrative agent and collateral agent for the lenders (the “BRF Facility”), copies of all documents, reports, information or other materials provided to (or that would needed to have been provided to) such lender under the BRF Facility as in effect on the date hereof and irrespective of whether such indebtedness remains outstanding; and

(iv) promptly following a request therefor, all other documents, reports, information or other materials requested to satisfy any and all FRG Investor obligations to any bank or lender thereof.

6. Event of Default. If an Event of Default shall occur while any of the Senior Preferred Stock remains outstanding, without limitation of any other rights or remedies, the holders of at least a majority of the Senior Preferred Stock then outstanding (the “Electing Series A Holders”) may elect, by written notice to the Company (“Liquidity Transaction Notice”), to compel the Company to initiate a process to consummate a transaction (the form of which would be determined by the Company, in good faith (a “Liquidity Transaction”)), the net proceeds of which shall be used by the Company to redeem the Senior Preferred Stock in full at a price equal to that payable upon a Mandatory Redemption. The form of any such Liquidity Transaction may, subject to applicable third party and shareholder approval requirements, include, but not be limited to, (i) a sale of the Company and its Subsidiaries, including a sale of all or substantially all of the assets, or a sale of certain assets, lines of business or divisions, in each case, of the Company and its Subsidiaries and/or (ii) a refinancing of the Senior Preferred Stock. In the event that any such Liquidity Transaction is initiated, the Company shall keep the Electing Series A Holders reasonably informed of such Liquidity Transaction process. If, within twelve (12) months of receipt of a Liquidity Transaction Notice, the Company (i) fails to consummate such Liquidity Transaction or (ii) fails to redeem the Senior Preferred Stock in full at a price equal to that payable upon a Mandatory Redemption, then the holders of a majority of the Senior Preferred Stock will thereafter have the right to direct the Liquidity Transaction process and appoint a majority of the Directors of the Board and the Company shall take any and all reasonable actions to effectuate such rights, including by causing the size of the Board to expanded such that designees of the Electing Series A Holders constitute a majority of the members of the Board and thereafter designating such designees as members of the Board to fill such vacancies.

7. Miscellaneous.

(a) Amendment. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by an authorized representative of the Company and the FRG Investors that hold a majority of the outstanding shares of Common Stock on an as-converted basis that are held by all of the FRG Investors.

(b) Waiver.

(i) Except as expressly set forth herein to the contrary, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.

(ii) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(c) Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated hereby shall be borne solely and entirely by the party that has incurred such expenses.

(d) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two Business Days after mailing; (c) if sent by e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(a) if to the FRG Investors, to:

Franchise Group, Inc.

109 Innovation Court, Suite J

Delaware, Ohio 43015

Attention: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 7th Avenue

New York, NY 10019

Attention: Russell L. Leaf; Jared N. Fertman

Email: rleaf@willkie.com; jfertman@willkie.com

(c) if to the Company, to:

Conn’s, Inc.

2445 Technology Forest Blvd., Suite 800

The Woodlands, TX 77381

Attention: General Counsel

Email: Mark.Prior@conns.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: Kevin Lewis

Email: klewis@sidley.com

and

Sidley Austin LLP

2021 McKinney Ave., Suite 2000

Dallas, TX 75201

Attention: Bill Howell; Ryan Scofield

Email: bhowell@sidley.com; rscofield@sidley.com

(e) Governing Law; Jurisdiction; Specific Performance; Remedies. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of or relating to this Agreement: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, (solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts within the State of Delaware) and any appellate court from any thereof; and (b) each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (i) that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 7(d) will be effective service of process for any claim, action, suit or other Legal Proceeding in the Court of Chancery of the State of Delaware or, to the extent required by Legal Requirements, any state or federal court in the State of Delaware, with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. Except as expressly set forth herein to the contrary, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(f) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(F).

(g) Entire Agreement; Counterparts; Electronic Exchanges. This Agreement, including the schedules, exhibits and amendments hereto and thereto shall together constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(h) Construction.

(i) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(ii) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is disjunctive but not exclusive.

(iii) For purposes of this Agreement, any and all decisions or other actions made or taken by the FRG Investors shall be made by those FRG Investors that hold a majority of the Common Stock on an as converted basis held by all FRG Investors.

(iv) For purposes of this Agreement, “as converted basis” or similar references means, as it relates to the FRG Investors, the number of shares of Common Stock owned thereby assuming conversion of all Equity Securities of the Company held thereby into shares of Common Stock.

(i) Assignability; No Third-Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that, except in connection with a Transfer permitted by the terms of this Agreement, neither this Agreement nor any party’s rights, interests or obligations hereunder may be assigned or delegated by any such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as otherwise expressly provided for herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j) Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

COMPANY:

CONN’S, INC.

By:	/s/ Mark Prior
Name: Mark Prior
Title: Senior Vice President and General Counsel

FRG INVESTORS:

FRANCHISE GROUP NEWCO BHF, LLC

By:	/s/ Brian Kahn
Name: Brian Kahn
Title: President and Chief Executive Officer

FREEDOM VCM INTERCO HOLDINGS, INC.

By:	/s/ Andrew Laurence
Name: Andrew Laurence
Title: Vice President, Treasurer

[Signature Page to Investor Rights Agreement]

EXHIBIT A

DEFINITIONS

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of voting securities of the Company that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Beneficial Owner” means, as to any Person, that such Person together with such Person’s Affiliates “beneficially owns” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, however, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Senior Preferred Stock, if any, owned by such Person into Common Stock). For this purpose, any Person shall be deemed to “Beneficially Own,” to have “Beneficial Ownership” of, or to be “Beneficially Owning,” or the “Beneficial owner” of any such securities (which securities shall also be deemed “Beneficially Owned” by such Person).

“Change of Control” has the meaning set forth in the Certificate of Designations.

“Certificate of Designations” means the Certificate of Designations of Series A Convertible Preferred Stock of Conn’s, Inc.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as modified by (a) the Certificate of Amendment, dated June 3, 2004, (b) the Certificate of Amendment, dated May 30, 2012 (together with the Certificate of Correction thereto), and (c) the Certificate of Amendment, dated May 29, 2014, and as may be further amended from time to time in accordance with applicable law, its terms, the Investment Agreement and this Agreement.

“Common Stock” means the Non-Voting Common Stock and the common stock of the Company, par value $0.01 per share.

“Event of Default” has the meaning set forth in the Certificate of Designation.

“Equity Securities” of any Person means, with respect to the Company (i) the Common Stock or other securities having the right to vote generally in any election of Directors, (ii) any options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire common shares or other securities having the right to vote generally in any election of Directors, (iii) the Senior Preferred Stock or (iv) any other rights that give the holder thereof any economic interest of a nature accruing to the holders of Common Stock or other securities having the right to vote generally in any election of Directors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“FRG Investors” has the meaning set forth in the first paragraph of this Agreement.

“Incumbent Directors” means (i) the Directors who are members of the Board as of the date of this Agreement and (ii) any Person who becomes a Director subsequent to the date of this Agreement whose election, nomination for election or appointment was approved (including by approval of the proxy statement of the Company in which such Person is named as a Director nominee) by a vote of at least a majority of the Directors who are Incumbent Directors as of such date of approval.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Mandatory Redemption” means the FRG Investors’ right to require the Company to redeem shares of Senior Preferred Stock pursuant to the Certificate of Designations.

“NASDAQ” means the NASDAQ Global Select Market or its successor.

“Non-Voting Common Stock” means the non-voting common stock of the Company, par value $0.01 per share.

“Permitted Transferee” means any transferee that receives Common Stock or Senior Preferred Stock from an FRG Investor pursuant to Section 2(a)(i).

“Person” means an individual, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other legally recognized entity.

“Planning Transfer” means, with respect to any FRG Investor, as applicable thereto, (a) any executor, administrator or testamentary trustee of such FRG Investor’s estate if such FRG Investor dies, (ii) any Person receiving Equity Securities held by such FRG Investor by will, intestacy laws or the laws of descent or survivorship, or (c) any trustee of a trust of which there are no principal beneficiaries other than such FRG Investor or one or more family members of such FRG Investor or other similar estate planning vehicle.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the FRG Investors, as may be amended from time to time.

“Restricted Holders” means each of (i) the FRG Investors as of the Equity Closing, (ii) B. Riley Financial, Inc., (iii) Brian Kahn and (iv) each of their respective controlled Affiliates (except that, for purposes of this definition, the proviso in the definition of “Affiliates” in the Investment Agreement shall not apply to this definition of “Restricted Holders”).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Significant Holders” means (i) The Stephens Group, LLC and (ii) Stephens Investment Holdings, LLC and their respective permitted assignees.

“Strategic Transaction” means (i) a transaction in which a Person or any 13D Group acquires, directly or indirectly, (A) 50% or more of the voting securities of the Company, other than a transaction pursuant to which holders of voting securities of the Company immediately prior to the transaction own, directly or indirectly, 50% or more of the voting securities of the Company or any successor, surviving entity or direct or indirect parent of the Company immediately following the transaction or (B) properties or assets constituting 50% or more of the consolidated assets of the Company and its Subsidiaries or (ii) in any case not covered by clause (i), a transaction in which (A) the Company issues Equity Securities representing 50% or more of its total voting power, including by way of merger or other business combination with the Company or any of its Subsidiaries or (B) the Company engages in a merger or other business combination such that the holders of voting securities of the Company immediately prior to the transaction do not own more than 50% of the voting securities of the Company or any successor, surviving entity or direct or indirect parent immediately following the transaction.

“Subsidiary” means with respect to any Person, another Person of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Transfer” means any sale, pledge, hypothecation, assignment, encumbrance or other transfer or disposition of Equity Securities of the Company, and “Transferred”, “Transferring” and “Transferee” each have a correlative meaning.

“Termination Event” means the occurrence of any of the following events: (a) the Company enters into any definitive agreement providing for a Strategic Transaction, (ii) a tender or exchange offer which if consummated would constitute a Strategic Transaction is made for Equity Securities of the Company, (iii) the Incumbent Directors cease for any reason to constitute a majority of the Board, or (iv) the Required Purchaser Stockholder Approval is not received by the date that is thirty (30) days prior to the expiration of the nomination period for the first annual stockholder meeting of the Company following the date hereof.

EXHIBIT B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT to Investor Rights Agreement (this “IRA Joinder Agreement”), is made and entered into as of [●], by and among Conn’s, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Joining Stockholder”), and relates to that certain Investor Rights Agreement, dated as of December 18, 2023, by and among (i) the Company, (ii) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“FRG Newco”) and (iii) Freedom VCM Interco Holdings, Inc., a Delaware corporation (together with FRG Newco and their respective permitted assignees, the “FRG Investors”, and each, an “FRG Investor”) (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “IRA Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the IRA Agreement.

WHEREAS, the Joining Stockholder is acquiring shares of [●]; and

WHEREAS, the Joining Stockholder has agreed to become a party to the IRA Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to be Bound. The Joining Stockholder agrees that, upon the execution of this IRA Joinder Agreement, such Joining Stockholder shall become a party to the IRA Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of IRA Agreement, and such Joining Stockholder(s) shall be deemed an “FRG Investor” thereunder all purposes.

2. Notices. The address, facsimile number and email address to which notices delivered pursuant to the IRA Agreement may be sent to the Joining Stockholder is as follows:

Address: [●]

3. Binding Effect. This IRA Joinder Agreement shall be binding upon and shall insure to the benefit of, and be enforceable by, the Company, the FRG Investors, and the Joining Stockholder and their respective heirs, personal representatives, successors and assigns in accordance with the terms of the IRA Agreement.

4. Severability. If any provision of this IRA Joinder Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court or other judicial or administrative body of competent jurisdiction, the remainder of this Joinder agreement will remain in full force and effect.

5. Counterparts. This Joinder Agreement may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed will be deemed to be an original, and all of which taken together will constitute one of the same instrument. Faxed signatures will be valid as originals.

6. Governing Law. This Joinder Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Joinder Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the ate first set forth above.

CONN’S, INC.

By:
Name:
Title:

[●]

By:
Name:
Title:

ANNEX E

REGISTRATION RIGHTS AGREEMENT

Annex E-1

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of December 18, 2023, by and among Conn’s, Inc., a Delaware corporation (the “Company”), Freedom VCM Interco Holdings, Inc., a Delaware corporation (“Freedom VCM”) and Franchise Group Newco BHF, LLC, a Delaware limited liability company (together with Freedom VCM, the “Investors” and each, an “Investor”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A and if not defined herein then as defined in the Investment Agreement (as defined below).

Concurrently with this Agreement, the Company is entering into an Investment Agreement with the Investors, W.S. Badcock LLC (f/k/a W.S. Badcock Corporation) and Franchise Group, Inc. (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which the Company agreed, subject to the terms and conditions thereof, to the consummation of the Contemplated Transactions in exchange for certain shares of a newly-created series of shares of senior preferred convertible stock, par value $0.01 per share of the Company (the “Convertible Preferred Stock”).

As a condition to each of the parties’ obligations under the Investment Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

RESALE SHELF REGISTRATION

Section 1.1. Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to file and make effective immediately following the Issuer Stockholders Meeting (as defined in the Investment Agreement), a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof, but in any event prior to the date that is one hundred twenty (120) days after the Closing Date (as defined in the Investment Agreement).

Section 1.2. Effectiveness Period. Once declared effective, the Company shall, within two (2) Business Days thereof, file a prospectus supplement pursuant to Rule 424(b) of the Securities Act and, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3. Subsequent Shelf Registration. If (i) any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, or (ii) the Company issues additional Registrable Securities to a Holder that are not covered by any previously filed Shelf Registration, the Company shall use its reasonable best efforts to, in the case of clause (i), promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, in the case of clause (i) or (ii), file a post-effective amendment to a previously filed registration statement or file an additional registration statement (each, a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4. Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.

Section 1.5. Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6. Underwritten Offering. The Holders of Registrable Securities may on up to three (3) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company (with copy to the other Holders) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering, so long as the anticipated gross proceeds of such underwritten offering is not less than ten million dollars ($10,000,000) (unless the Holders are proposing to sell all of their remaining Registrable Securities) (the “Underwritten Offering”). The Company will not be obligated to effect more than two (2) Underwritten Offerings under this Section 1.6 during any twelve (12) month period. In the event of an Underwritten Offering:

(a) The Holders of a majority of the Registrable Securities participating in the Underwritten Offering shall select the managing underwriter or underwriters to administer the Underwritten Offering; provided, that the choice of such managing underwriter or underwriters shall be subject to the written consent of the Company, which is not to be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

Section 1.7. Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

ARTICLE II

COMPANY REGISTRATION

Section 2.1. Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its common stock, par value $0.01 per share (the “Common Stock”), whether or not for its own account (other than (i) a registration statement on Form S-4, Form S-8 or any successor forms, (ii) a registration statement relating solely to employment benefit plans, (iii) a registration statement the primary purpose of which is to register debt securities, or (iv) a registration statement on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

(a) promptly give to each Holder written notice thereof, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing or launch date (except in the case of an offering that is an “overnight offering”, in which case such notice must given no later than two (2) Business Days prior to the filing or launch date); and

(b) subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within three (3) Business Days after receipt of such written notice from the Company by any Holder (except in the case of an offering that is an “overnight offering”, in which case such notice must given no later than one (1) Business Day after receipt of such written notice from the Company).

Section 2.2. Underwriting. The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the Holders who have exercised their registration rights pursuant to Section 1.6, up to the total number of securities that such Holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3. Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

ARTICLE III

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 3.1. Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement, provided that no Holder shall be identified as an underwriter in any such registration statement without the prior written consent of such Holder;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the such underwriters may reasonably request in order to facilitate the public offering of such securities;

(e) use reasonable best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(n), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement on customary terms and in accordance with the applicable provisions of this Agreement;

(h) in connection with an underwritten public offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(i) if such securities are being sold through underwriters, (i) furnish, on the date that such Registrable Securities are delivered to the underwriters, an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and a “negative assurance letter,” dated as of such date, of the legal counsel representing the Company for purposes of such registration, in form and substance as is customarily given to underwriters and (ii) furnish, on the date of the underwriting agreement and on the date that the Registrable Securities are delivered to the underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j) use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(k) in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, subject to customary confidentiality obligations to be agreed with the Offering Persons;

(l) cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(m) as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement contemplated by Section 3.1(g) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(n) notwithstanding any other provision of this Agreement, the Company shall not be obligated to effect any Underwritten Offering or Shelf Offering within thirty (30) days prior to the Company’s good faith estimate of the date of filing of a registration statement for an underwritten public offering of the Company’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed ninety (90) days from the closing date of any such underwritten public offering and provided further that, for the avoidance of doubt, the Holders shall be entitled to the rights set forth in Section 2.1 with respect to any such underwritten offering; and

(o) notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders would be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once. From and after the date of a notice of suspension under this Section 3.1(o), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the sixtieth (60th) day of suspension, at which time the Company shall be required to lift such suspension.

Section 3.2. Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; or (iii) otherwise conflict with the rights granted to the Holders herein. As of the date of this Agreement, the Company hereby represents and warrants that it has entered into any Agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration under the terms of this Agreement unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; (ii) allow such holder to initiate a demand for registration of any securities held by such holder; or (iii) otherwise conflict with the rights granted to the Holders herein.

Section 3.3. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4. Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their respective Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their respective Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their respective Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their respective Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(m) or Section 3.1(o), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5. Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

ARTICLE IV

INDEMNIFICATION

Section 4.1. Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.2. Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if identified as a selling stockholder as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its current and former directors, officers, partners and members, and each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

Section 4.3. Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be reasonably inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4. Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TERMINATION OF REGISTRATION RIGHTS; ASSIGNMENT

Section 5.1. Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Section 5.2. Assignment. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to any Permitted Transferee in connection with any permitted transfer, assignment or other conveyance of Registrable Securities (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

ARTICLE VI

MISCELLANEOUS.

Section 6.1. Amendment . This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by an authorized representative of each of the parties hereto.

Section 6.2. Waiver.

(a) Except as expressly set forth herein to the contrary, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 6.3. Expenses and Obligations. Except as otherwise provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated hereby shall be borne solely and entirely by the party that has incurred such expenses.

Section 6.4. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two Business Days after mailing; (c) if sent by e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Conn’s, Inc.

2445 Technology Forest Blvd., Suite 800

The Woodlands, TX 77381

Attention: General Counsel

Email: Mark.Prior@conns.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: Kevin Lewis

Email: klewis@sidley.com

and

Sidley Austin LLP

2021 McKinney Ave., Suite 2000

Dallas, TX 75201

Attention: Bill Howell; Ryan Scofield

Email: bhowell@sidley.com; rscofield@sidley.com

If to the Investors, to:

Franchise Group, Inc.

109 Innovation Court, Suite J

Delaware, Ohio 43015

Attention: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russell L. Leaf; Jared N. Fertman

Email: rleaf@willkie.com; jfertman@willkie.com

Section 6.5. Governing Law; Jurisdiction; Specific Performance; Remedies. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of or relating to this Agreement or the transactions contemplated hereby: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, (solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts within the State of Delaware) and any appellate court from any thereof; and (b) each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (i) that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 6.4 will be effective service of process for any claim, action, suit or other Legal Proceeding in the Court of Chancery of the State of Delaware or, to the extent required by Legal Requirements, any state or federal court in the State of Delaware, with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. Except as expressly set forth herein to the contrary, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 6.6. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7. Entire Agreement; Counterparts; Electronic Exchanges. This Agreement, including the schedules, exhibits and amendments hereto and thereto shall together constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 6.8. Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is disjunctive but not exclusive.

(c) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement) or contract, are to the agreement or contract as amended, modified, supplemented, restated or replaced from time to time; (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Legal Requirement or other law include any successor to such section; and (iii) days mean calendar days.

Section 6.9. Assignability; No Third-Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that, other than as expressly set forth in Section 5.2, neither this Agreement nor any party’s rights, interests or obligations hereunder may be assigned or delegated by any such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as otherwise expressly provided for herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10. Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(The next page is the signature page)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

CONN’S, INC.

By:	/s/ Mark Prior
Name: Mark Prior
Title: Senior Vice President and General Counsel

INVESTORS:

FRANCHISE GROUP NEWCO BHF, LLC

By:	/s/ Brian Kahn
Name: Brian Kahn
Title: President and Chief Executive Officer

FREEDOM VCM INTERCO HOLDINGS, INC.

By:	/s/ Andrew Laurence
Name: Andrew Laurence
Title: Vice President, Treasurer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” means (a) any Investor holding Registrable Securities and (b) any Permitted Transferee to which the rights under this Agreement have been transferred in accordance with Section 5.1.

“Permitted Transferee” has the meaning given to such term in the Investors Rights Agreement, dated as of the date hereof, by and among, among other persons, the Company and the Investors (as may be amended, modified or otherwise supplemented).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Articles I and II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; and (b) the reasonable fees and expenses of any one counsel to the Holders (and one local counsel, if necessary); provided, however, that, in the case of this clause (b), such fees and expenses shall not exceed $75,000 with respect to any particular registration pursuant to Article I or II.

“Registrable Securities” means (a) any shares of non-voting common stock of the Company, par value $0.01 per share, issued upon conversion of any shares of Convertible Preferred Stock, (b) any other shares of Common Stock issued in respect of preemptive rights of the Holders or acquired by the Holders in the open market or otherwise and (c) any Common Stock or other securities issued in respect of the securities described in clauses (a) or (b) above or this clause (c) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a), (b), and (c) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 (or another transaction that constitutes a sale under the Securities Act) and the security is no longer a Restricted Security; and (iii) the date on which such security shall have ceased to be outstanding.

“Restricted Securities” means any securities of the Company (including any Registrable Securities) required to bear a legend of the type described in Article II, Section 4 of the Certificate of Designations of the Nonvoting Convertible Preferred Stock of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 4.1
Convertible Preferred Stock	Preamble
Effectiveness Period	Section 1.2
Freedom VCM	Preamble
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investment Agreement	Preamble
Investor	Preamble
Investors	Preamble
Offering Persons	Section 3.1(k)
Resale Shelf Registration	Section 1.1
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6

ANNEX F

DDTL AMENDMENT

Annex F-1

Execution Version

AMENDMENT NO. 1 TO DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 18, 2023, and is entered into by and among CONN’S, INC., a Delaware corporation, as parent and guarantor (“Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”; and together with CAI and CCI, each an “Existing Borrower” and collectively, the “Existing Borrowers”), W.S. BADCOCK LLC, a Florida limited liability company (the “New Borrower” and, together with the Existing Borrowers, the “Borrowers” and each, a “Borrower”), the undersigned Guarantors (together with Parent and the Borrowers, the “Obligors” and each, an “Obligor”), the undersigned Lenders and STEPHENS INVESTMENTS HOLDINGS LLC in its capacity as Agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Existing Borrowers, Agent and the Lenders are parties to that certain Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement” and, as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”);

WHEREAS, pursuant to that certain Investment Agreement, dated as of December 18, 2023 (the “Acquisition Agreement” and the transaction contemplated thereby, the “Blade Acquisition”), by and among Parent, as the purchaser, and Franchise Group Newco BHF, LLC (“Newco BHF”), Freedom VCM Interco Holdings, Inc. (“Freedom VCM”) and Franchise Group, Inc. (“FRG”), as the sellers, Parent will acquire, directly or indirectly, all of the issued and outstanding units representing limited liability company interests in the New Borrower from Newco BHF; and

WHEREAS, the Existing Borrowers have requested (a) that the Lenders consent to, inter alia, the Blade Acquisition and (b) certain amendments and modifications to the Existing Loan Agreement in connection with the Blade Acquisition, including, among other things, to extend the maturity date thereof and add the New Borrower as a borrower under the Loan Agreement, and, subject to the satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth herein, Agent and the Lenders are willing to so amend the Existing Loan Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the Loan Agreement.

ARTICLE II

CONSENTS, AMENDMENTS AND AGREEMENTS

Section 2.1. Consents.

(a) Agent and the Lenders consent to (i) the Blade Acquisition and the Term Loan Agreement and each Term Loan Document (in each case as defined in Exhibit A hereto) and (ii) solely in respect of the Fiscal

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Quarter ending on October 31, 2023, the financial statements (and any other obligation in respect thereof) being delivered on December 18, 2023 and such obligations shall be satisfied upon filing such financial statements with the Securities and Exchange Commission.

(b) On the Amendment No. 1 Effective Date (as defined below), Agent consents to the entry into the amendment of the Revolving Credit Agreement and each Revolving Loan Document (in each case as defined in Exhibit A hereto).

Section 2.2. Amendments to Existing Loan Agreement. Each of the parties hereto agrees and consents that, effective as of the Amendment No. 1 Effective Date, the Existing Loan Agreement (including the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) in the form attached as Exhibit A hereto.

Section 2.3 Joinder of New Borrower.

Effective immediately upon the consummation of the Blade Acquisition, the Lenders hereby agree that, from and after the Amendment No. 1 Effective Date, the New Borrower shall become a borrower under the Loan Agreement and shall constitute a “Borrower” for all purposes thereof and of the other Loan Documents, with the same force and effect as if originally named therein as a Borrower. The New Borrower agrees that, by execution of this Amendment and effective as of the Amendment No. 1 Effective Date, the New Borrower hereby assigns and transfers to Agent, and hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the Collateral of the New Borrower (other than Excluded Collateral), whether now owned or hereafter acquired, and wherever located. On the Amendment No. 1 Effective Date, Schedules 7.1(j), 8.5, 8.7.1, 9.1.4, 9.1.5, 9.1.11, 9.1.16 to the Existing Loan Agreement are hereby supplemented by Schedules 7.1(j), 8.5, 8.7.1, 9.1.4, 9.1.5, 9.1.11 and 9.1.16 attached hereto, and Schedules 1.1(g) and 10.2.17 attached hereto are hereby added to the Loan Agreement.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Signing. The effectiveness of this Amendment (other than in respect of Sections 2.2 and 2.3 hereof), is subject to satisfaction of the following condition precedent (the date on which such condition precedent is so satisfied, the “Signing Effective Date”):

(a) The Obligors (other than New Borrower) and Lenders have delivered to Agent, in such number as may be requested by Agent, executed counterparts of this Amendment.

Section 3.2 Conditions Precedent to Amendment. The effectiveness of this Amendment in respect of Sections 2.2 and 2.3 hereof, is subject to satisfaction (or waiver in accordance with Section 14.1.1 of the Loan Agreement) of the following conditions precedent (the first date on which such conditions precedent are so satisfied or waived, the “Amendment No. 1 Effective Date”):

(a) The Signing Effective Date shall have occurred and the New Borrower has delivered to Agent, in such number as may be requested by Agent, executed counterparts of this Amendment. The Guarantors shall have delivered to Agent (i) an amendment and restatement of the currently effective Security Agreement in the form attached hereto as Exhibit B and (ii) an amendment and restatement of each currently effective Equity Interest Pledge Agreement in the forms attached hereto as Exhibit C.

(b) The representations and warranties contained in Article IV hereof shall be true and correct in all material respects as of the Amendment No. 1 Effective Date as if made on the Amendment No. 1 Effective Date, except for such representations and warranties limited by their terms to a specific date and without duplication of any materiality qualifiers contained therein.

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(c) No Default or Event of Default (after giving effect to this Amendment) shall have occurred and be continuing.

(d) Agent shall have received a certificate of a Senior Officer of the Borrower Agent certifying as to the satisfaction of the conditions contained in Sections 3.2(b) and 3.2(c) hereof and as to any other factual matters as may be reasonably requested by Agent.

(e) Substantially concurrently with but after the consummation of the Blade Acquisition, the Borrowers shall have paid (i) to Agent all reasonable documented and out-of-pocket fees, costs, and expenses owed to and/or incurred by Agent arising in connection with this Amendment to the extent invoiced one (1) Business Day prior to the Amendment No. 1 Effective Date (including reasonable attorneys’ fees and costs of Holland & Knight LLP, as counsel to Agent) and (ii) to Agent and the Lenders all fees required to be paid by the Borrowers in connection with this Amendment.

(f) Substantially concurrently with but after the consummation of the Blade Acquisition, Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral of the New Borrower, as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens, and that the New Borrower has no Debt for borrowed money outstanding as of the Amendment No. 1 Effective Date.

(g) Agent shall have received a certificate from a Senior Officer of the Borrower Agent certifying that, as of the Amendment No. 1 Effective Date (after giving effect to the Blade Acquisition), the Borrowers and their Subsidiaries, taken as a whole on a consolidated basis, are Solvent.

(h) Agent shall have received a certificate of a duly authorized officer of each Obligor (and in the case of New Borrower, substantially concurrently with but after the consummation of the Blade Acquisition) certifying (i) that attached copies of such Obligor’s Organic Documents, as applicable, are true and complete, and in full force and effect, without amendment, except as shown, (ii) that an attached copy of resolutions authorizing the execution and delivery of the Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment, and (iii) to the title, name and signature of each Person authorized to sign the Amendment. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(i) Agent shall have received a customary written opinion of Sidley Austin LLP with respect to each Obligor.

(j) Agent shall have received good standing certificates for each Obligor issued as of a recent date by the Secretary of State or other appropriate official of the applicable jurisdiction of organization.

(k) Substantially concurrently herewith, the Blade Acquisition shall have been consummated, the Term Loan Facility shall have closed, and the Borrowers’ Fifth Amended and Restated Loan and Security Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as agent (the “Revolving Facility”) shall have been amended, restated, amended and restated, refinanced or replaced to, among other things, permit the Blade Acquisition and otherwise on terms acceptable to Agent and the Lenders party hereto; provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (k) shall be deemed to be satisfied.

(l) (i) Agent shall have received, at least two (2) days prior to the Amendment No. 1 Effective Date, all documentation and other information regarding the Obligors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Obligors at least ten (10) days prior to the Amendment No. 1 Effective Date, and

F-3

(ii) to the extent any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least two (2) days prior to the Amendment No. 1 Effective Date, any Lender (including the New Lender) that has requested, in a written notice to the Obligors at least ten (10) days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to each Obligor shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).

Agent is hereby authorized and directed to declare Sections 2.2 and 2.3 of this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Agent, compliance with the conditions set forth in this Section 3.2 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Loan Agreement (including as amended hereby) for all purposes. Each Lender that delivers its executed counterpart to this Amendment shall be deemed satisfied with the compliance with each condition contained herein that require the satisfaction, approval or consent of any Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to Agent and each Lender, as of the Amendment No. 1 Effective Date, as follows:

Section 4.1 Representations and Warranties. The representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects (and in all respects with respect to any representations and warranties which are expressly qualified with materiality) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

Section 4.2 No Defaults. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 4.3 Authority. The execution, delivery, and performance by each Obligor of this Amendment is within the powers and authority of each Obligor and has been duly authorized by each such Obligor (as applicable).

Section 4.4 Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

ARTICLE V

ADDITIONAL COVENANTS AND MISCELLANEOUS

Section 5.1 No Waiver; Loan Documents Unmodified; Ratification of Loan Documents. Except as expressly set forth in this Amendment, neither the execution by Agent or the Lenders of this Amendment, nor any other act or omission by Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Amendment or which may occur in the future under the Loan Agreement and/or the other Loan Documents. Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either impair, prejudice or otherwise adversely affect Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect

F-4

to any Default or Event of Default, amend or alter any provision of the Loan Agreement or the other Loan Documents (other than as expressly set forth herein), or constitute any course of dealing or other basis for altering any obligation of the Borrowers or any right, privilege, obligation or remedy of Agent or the Lenders under the Loan Agreement, the other Loan Documents or any other contract or instrument. To the extent applicable, each Obligor hereby (a) reaffirms, ratifies, and confirms its respective payment and performance obligations under the Loan Agreement and each of the other Loan Documents, in each case, to which such Person is a party, as may be amended hereby, and (b) agrees that its guarantee under the Guaranty, as applicable, shall remain in full force and effect with respect to the Obligations as amended hereby. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment, each of which as modified hereby, shall remain in full force and effect. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the Obligations. Nothing contained herein or in any other document delivered in connection with this Amendment shall constitute a novation of the Loan Agreement, any other Loan Document or the Obligations.

Section 5.2 Intercreditor Agreements. In connection with any amendment, restatement, amendment and restatement, refinancing or replacement of the Term Loan Agreement (as defined in the Existing Loan Agreement) and/or the Revolving Credit Agreement entered into in connection herewith, the Lenders hereby authorize and direct Agent to enter into (a) an amendment and restatement of the currently effective Permitted ABS Intercreditor Agreement substantially in the form attached hereto as Exhibit D and (b) an amendment and restatement of the Intercreditor Agreement in the form attached hereto as Exhibit E.

Section 5.3 Parties, Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 5.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 5.5 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

Section 5.6 Expenses of Agent. Without limiting the terms and conditions of the Loan Documents, the Borrowers, including the New Borrower, agree to pay on demand all reasonable, documented and out-of-pocket costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the reasonable, documented and out-of-pocket costs and fees of one legal counsel to Agent, in each case as contemplated by Section 3.4 of the Loan Agreement.

Section 5.7 Choice of Law; Jury Trial Waiver; Consent to Forum. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE LOAN AGREEMENT, THE TERMS OF SECTIONS 14.14, 14.15 AND 14.16 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

Section 5.8 Total Agreement. This Amendment, the Existing Loan Agreement (as amended hereby) and all of the other Loan Documents (as may be amended hereby) shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally.

F-5

Section 5.9 Effect of Amendments. The parties hereto hereby acknowledge and agree that each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Existing Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Existing Loan Agreement as amended hereby.

[Signature Pages Follow]

F-6

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

PARENT:	CONN’S, INC., a Delaware corporation

	By:	/s/ Timothy Santo
Name: Timothy Santo
Title: Interim Chief Financial Officer

EXISTING BORROWERS:	CONN APPLIANCES, INC.,
a Texas corporation

	By:	/s/ Timothy Santo
Name: Timothy Santo
Title: Interim Chief Financial Officer

CONN CREDIT I, LP,
a Texas limited partnership

	By:	CAI HOLDING, LLC
a Delaware limited liability company,
its General Partner

	By:	CONN APPLIANCES, INC.
a Texas corporation,
its Sole Member

	By:	/s/ Mark Prior
Name: Mark Prior
Title: Vice President, General Counsel and Secretary

CONN CREDIT CORPORATION, INC.,
a Texas corporation

	By:	/s/ Timothy Santo
Name: Timothy Santo
Title: Interim Chief Financial Officer

OTHER OBLIGORS:	CAI HOLDING, LLC, a Delaware limited liability company

	By:	/s/ Mark Prior
	Name:	Mark Prior
	Title:	Vice President, General Counsel and Secretary

[Conn’s – Signature Page to Amendment No. 1 to Delayed Draw Term Loan and Security Agreement]

CAI CREDIT INSURANCE AGENCY, INC., a Louisiana corporation

By:	/s/ Timothy Santo
Name:	Timothy Santo
Title:	Interim Chief Financial Officer

CONN LENDING, LLC., a Delaware limited liability company

By:	/s/ Timothy Santo
Name:	Timothy Santo
Title:	Interim Chief Financial Officer

NEW RTO, LLC
a Delaware limited liability company

By:	/s/ Timothy Santo
Name:	Timothy Santo
Title:	Interim Chief Financial Officer

NEW BORROWER:	W.S. BADCOCK LLC, a Florida limited liability company

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Interim Chief Financial Officer

STEPHENS INVESTMENTS HOLDINGS LLC, as Agent and a Lender

	By:	/s/ Jackson Farrow, Jr.
	Name:	Jackson Farrow, Jr.
	Title:	Senior Vice President

STEPHENS GROUP, LLC, as a Lender

	By:	/s/ Ronald M. Clark
	Name:	Ronal M. Clark
	Title:	Chief Operating Officer

[Conn’s – Signature Page to Amendment No. 1 to Delayed Draw Term Loan and Security Agreement]

Exhibit A

Conformed Loan Agreement

[attached]

Exhibit A to Amendment No. 1

~~Execution Version~~

The Obligors, Agent and the other Secured Parties acknowledge that the exercise of certain of Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall control. Agent, on behalf of itself and the other Secured Parties, acknowledges and agrees that it and the other Secured Parties shall be bound by the terms and conditions of the Intercreditor Agreement.

DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT

Dated as of July 31, 2023

CONN’S, INC.,

as Parent and Guarantor

and

CONN APPLIANCES, INC.,

CONN CREDIT I, LP,

~~and~~

CONN CREDIT CORPORATION, INC.,

and

W.S. BADCOCK LLC,

as Borrowers

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

and

STEPHENS INVESTMENTS HOLDINGS LLC,

as Administrative Agent

Page

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	11
1.1	Definitions	11
1.2	Accounting Terms	~~42~~50
1.3	Uniform Commercial Code	~~42~~50
1.4	Certain Matters of Construction	~~42~~50
1.5	Payment and Performance	~~43~~51
1.6	Compliance with this Agreement	~~43~~51
1.7	Classification	~~43~~51
1.8	Certain Calculations	~~43~~51
1.9	Interest Rates; Benchmark Notification	~~44~~52
1.10	Divisions	~~44~~52

SECTION 2.	CREDIT FACILITIES	~~44~~52
2.1	Delayed Draw Term Loans	~~44~~52

SECTION 3.	INTEREST, FEES AND CHARGES	~~45~~53
3.1	Interest	~~45~~53
3.2	Fees	~~46~~53
3.3	Computation of Interest and Fees	~~46~~54
3.4	Reimbursement Obligations	~~46~~54
3.5	Illegality	~~47~~54
3.6	Alternate Rate of Interest	~~47~~54
3.7	Increased Costs; Capital Adequacy	~~48~~56
3.8	Mitigation	~~49~~ 56
3.9	Funding Losses	~~49~~57
3.10	Maximum Interest	~~49~~57

SECTION 4.	LOAN ADMINISTRATION	~~50~~57
4.1	Manner of Borrowing and Funding Delayed Draw Term Loans	~~50~~57
4.2	[Reserved]	~~50~~57
4.3	[Reserved]	~~50~~57
4.4	Borrower Agent	~~50~~58
4.5	One Obligation	~~50~~58
4.6	Effect of Termination	~~50~~58

SECTION 5.	PAYMENTS	~~51~~58
5.1	General Payment Provisions	~~51~~58
5.2	Repayment of Obligations	~~51~~58
5.3	[Reserved]	~~51~~58
5.4	[Reserved]	~~51~~58
5.5	Marshaling; Payments Set Aside	~~51~~58
5.6	Application and Allocation of Payments	~~51~~59
5.7	[Reserved]	~~52~~60
5.8	Account Stated	~~52~~60
5.9	Taxes	~~52~~60
5.10	Lender Tax Information	~~54~~62
5.11	Nature and Extent of Each Borrower’s Liability	~~56~~63

SECTION 6.	CONDITIONS PRECEDENT	~~58~~65
6.1	Conditions Precedent	~~58~~65

- i -

Page

SECTION 7.	COLLATERAL	~~59~~66
7.1	Grant of Security Interest	~~59~~66
7.2	~~[Reserved]~~Deposit Accounts	~~61~~67
7.3	~~[Reserved]~~Badcock Store Accounts	~~61~~ 68
7.4	[Reserved]	~~61~~68
7.5	Other Collateral	~~61~~68

SECTION 8.	WARRANTS	~~61~~69
8.1	Warrants	~~61~~69
8.2	Beneficial Ownership Limitation	~~62~~69
8.3	19.99% Cap Limitation	~~62~~69
8.4	PIK Amounts	~~62~~70
8.5	Authorization of Non-Voting Parent Stock	70

SECTION 9.	REPRESENTATIONS AND WARRANTIES	~~62~~70
9.1	General Representations and Warranties	~~62~~70
9.2	Complete Disclosure	~~66~~73

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	~~66~~74
10.1	Affirmative Covenants	~~66~~74
10.2	Negative Covenants	~~70~~77
10.3	Financial Covenants	~~81~~87
10.4	Curative Equity	~~81~~88
10.5	[Reserved]	~~82~~88

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~82~~88
11.1	Events of Default	~~82~~88
11.2	Remedies upon Default	~~84~~90
11.3	License	~~84~~91
11.4	Setoff	~~85~~91
11.5	Remedies Cumulative; No Waiver	~~85~~91

SECTION 12.	AGENT	~~85~~92
12.1	Appointment, Authority and Duties of Agent	~~85~~92
12.2	Agreements Regarding Collateral	~~86~~93
12.3	Reliance By Agent	~~87~~93
12.4	Action Upon Default	~~87~~93
12.5	Ratable Sharing	~~87~~93
12.6	Indemnification	~~87~~94
12.7	Limitation on Responsibilities of Agent	~~87~~94
12.8	Successor Agent	~~88~~94
12.9	Acknowledgments of Lenders and Secured Parties	~~88~~94
12.10	Remittance of Payments and Collections	~~89~~95
12.11	Individual Capacities	~~90~~96
12.12	[Reserved]	~~90~~96
12.13	[Reserved]	~~90~~96
12.14	No Third Party Beneficiaries	~~90~~96

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	~~90~~96

13.1	Successors and Assigns	~~90~~96
13.2	Participations	~~90~~ 97
13.3	Assignments	~~91~~97

- ii -

Page
13.4	Replacement of Certain Lenders	~~92~~98
13.5	Assignments/Participations with Respect to Securities Laws	~~92~~98

SECTION 14.	MISCELLANEOUS	~~93~~99

14.1	Consents, Amendments and Waivers	~~93~~99
14.2	Indemnity	~~94~~100
14.3	Notices and Communications	~~95~~101
14.4	[Reserved]	~~96~~102
14.5	[Reserved]	~~96~~102
14.6	Severability	~~97~~102
14.7	Cumulative Effect; Conflict of Terms	~~97~~102
14.8	Counterparts; Electronic Execution	~~97~~103
14.9	Entire Agreement	~~98~~103
14.10	Relationship with Lenders	~~98~~103
14.11	No Advisory or Fiduciary Responsibility	~~98~~104
14.12	Confidentiality	~~98~~104
14.13	[Reserved]	~~99~~105
14.14	GOVERNING LAW	~~99~~105
14.15	Consent to Forum; Bail-In of Affected Financial Institutions	~~99~~105
14.16	Waivers by Borrowers	~~100~~106
14.17	Patriot Act Notice	~~100~~106
14.18	NO ORAL AGREEMENT	~~101~~106
14.19	INTERCREDITOR AGREEMENT	~~101~~106
14.20	Existing Loan Agreement, No Novation	107

- iii -

LIST OF EXHIBITS AND SCHEDULES

Exhibits to Delayed Draw Term Loan and Security Agreement

Exhibit A	Delayed Draw Term Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Compliance Certificate
Exhibit E	Form of Warrant
Exhibit F	Notice of Borrowing

Schedules to Delayed Draw Term Loan and Security Agreement

Schedule 1.1	Delayed Draw Term Loan Commitments of Lenders
Schedule 1.1(c)	Cares Act Tax Refund Claim
Schedule 1.1(g)	Badcock Securitization Arrangements
Schedule 7.1(j)	Equity Interests
Schedule 8.5	Deposit Accounts
Schedule 8.7.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.16	Litigation
Schedule 9.1.20	Labor Contracts
Schedule 10.1.16	Post-Closing Actions
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Restricted Investments
Schedule 10.2.17	Affiliate Transactions

- iv -

DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT

THIS DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of July 31, 2023, by and among CONN’S, INC., a Delaware corporation, as parent and guarantor (“Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), ~~and~~ CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”), W.S. BADCOCK LLC, a Florida limited liability company (“Badcock”, and together with CAI ~~and~~, CCI and CCCI, each, a “Borrower” and collectively, the “Borrowers”), the Lenders, and Stephens Investments Holdings LLC, in its capacity as administrative agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

WHEREAS, Borrowers have requested that Lenders make available to Borrowers a delayed draw term loan credit facility (the “DDTL Facility”) in an aggregate amount not to exceed $50,000,000, the proceeds of which Borrowers will use for the purposes permitted hereunder.

WHEREAS, Lenders have agreed to provide the DDTL Facility in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

ABL Intercreditor Agreement: that certain Intercreditor Agreement, dated as of ~~February 21, 2023~~the First Amendment Effective Date, between Term Loan Agent and Revolving Agent, and acknowledged by the Obligors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

ABS Excluded Leverage Ratio: the ratio, determined as of the end of any Fiscal Quarter for Parent and its Subsidiaries, on a consolidated basis, of (a) the result of (x) all items that would be included as liabilities on a balance sheet in accordance with GAAP (but excluding, for avoidance of doubt, any lease which is not treated as a Capital Lease in accordance with the definition of “Capital Lease”, which exclusion shall be made by reducing the amount of such liabilities on the balance sheet by an amount equal to the remainder of (1) the sum of current and long term “operating leases” minus (2) deferred rent) as of the last day of such Fiscal Quarter (excluding Debt resulting from the Existing Securitization Facility and any other Permitted ABS Transaction), minus (y) Qualified Cash as of such date of measurement, to (b) Tangible Net Worth as of the last day of such Fiscal Quarter.

ABS Qualified Cash: as of any date of determination, the aggregate amount of cash of Parent and its Subsidiaries that is restricted pursuant to the Existing Securitization Facility or any other Permitted ABS Transaction as required under the applicable documents setting forth the terms of the Existing Securitization Facility or any other Permitted ABS Transaction.

Acquisition: a transaction or series of transactions resulting in (a) the acquisition of a business, division or substantially all assets of a Person; (b) the acquisition of record or beneficial ownership of 50% or more of the Equity Interests of a Person (including, in any event, any Investment in (x) any Subsidiary which increases Parent’s interest, directly or indirectly, in such Subsidiary or (y) any joint venture for the purpose of increasing Parent’s interest (directly or indirectly) in such joint venture); or (c) the merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Adjusted Tangible Assets: all assets of Parent and Borrowers on a consolidated basis, except (a) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) assets constituting intercompany Accounts; (c) assets located and notes and receivables due from obligors domiciled outside the United States of America or Canada; and (d) fixed assets to the extent of any write-up in the book value thereof.

Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the specified Person; provided, that, subject to Section 10.2.17, none of Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc., any dealers or any of their respective affiliates shall be an Affiliate of Parent or any of its Subsidiaries.

Agent: as defined in the Preamble to this Agreement.

Agent Indemnitees: Agent and its Affiliates and its and their respective officers, directors, employees, ~~Affiliates,~~ agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants~~,~~ and other professionals and experts retained by Agent.

Agreed Tenor: with respect to any Benchmark Replacement, a tenor or an interest payment period of (a) approximately three months or (b) in the absence of such three-month tenor or an interest payment period, such other tenor or interest payment period agreed to by Agent and the Borrower Agent.

Agreement: as defined in the Preamble to this Agreement.

Allocable Amount: as defined in Section 5.11.3(b).

Amendment No. 1: that certain Amendment No. 1 to Delayed Draw Term Loan and Security Agreement, dated as of December 18, 2023, by and among Parent, the Borrowers, the other Obligors party thereto, Agent and the Lenders party thereto.

Ancillary Document: as defined in Section 14.8.2.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and binding governmental guidelines applicable to the Person or matter in question, including all applicable statutory law, common law and equitable principles, as well as applicable provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities and all Consumer Finance Laws.

Applicable Margin: a rate of interest per annum equal to 10.00%.

Applicable Reference Rate: an interest rate per annum equal to the then current Benchmark; provided, however, that during any Benchmark Unavailability Period, the Applicable Reference Rate shall mean an interest rate per annum equal to the Base Rate. The Applicable Reference Rate will be determined and adjusted monthly (as of the beginning of each month) as to all Delayed Draw Term Loans then outstanding ((x) initially as provided in the definition of the Term SOFR Rate and (y) thereafter, for any Benchmark Replacement (subject to any Benchmark Replacement Conforming Changes)). If the Applicable Reference Rate would be less than the Floor, the Applicable Reference Rate will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Applicable Parent Common Stock: prior to the authorization of the Non-Voting Parent Common Stock, the Parent Common Stock, and from and after the authorization of the Non-Voting Parent Common Stock, the Non-Voting Parent Common Stock.

Approved Fund: any entity that is owned or Controlled by a Lender or Affiliate of a Lender, and is engaged in making or investing in commercial loans in its ordinary course of activities.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B or otherwise satisfactory to Agent and, to the extent the Borrowers’ consent in respect of the applicable assignment is necessary, the Borrower Agent.

Availability: the Revolving Borrowing Base minus Revolving Outstandings.

Badcock : as defined in the Preamble to this Agreement.

Badcock Purchase Agreement: that certain Investment Agreement by and among Franchise Group Newco BHF, LLC, Badcock, Freedom VCM Interco Holdings, Inc., Franchise Group, Inc. and Parent.

Badcock Store Accounts: all Deposit Accounts and Securities Accounts established, maintained and identified by Badcock that are used solely for receiving store receipts from any store owned or leased and operated by a dealer (together with any other Deposit Accounts at any time established or used by Badcock for receiving such store receipts from any such dealer-operated store location).

Badcock Transaction Documents: all documents and instruments executed and delivered in connection with the Badcock Purchase Agreement.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) 1% plus the greater of (i) the Term SOFR Rate, and (ii) the Floor. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.6 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.6(b)), then the Base Rate shall be determined without reference to clause (c)(i) above.

Benchmark: initially, with respect to any Delayed Draw Term Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date has occurred with respect to the

Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.6.

Benchmark Replacement: the sum of: (a) the alternate benchmark rate that has been selected by Agent and the Borrower Agent as the replacement for the then-current Benchmark with an Agreed Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment for an Agreed Tenor with respect to such Unadjusted Benchmark Replacement, (which may be a positive or negative value or zero) that has been selected by Agent and the Borrower Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities in the United States at such time.

Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement Delayed Draw Term Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Agreed Tenor”, “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides, in consultation with the Borrower Agent, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as Agent decides, in consultation with the Borrower Agent, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Benchmark Replacement Date: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) ~~(1)~~ in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide an Agreed Tenor of such Benchmark (or such component thereof); or

(2) ~~(2)~~ in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if an Agreed Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the Agreed Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Agreed Tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Agreed Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide an Agreed Tenor of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide an Agreed Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that an Agreed Tenor of such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the Agreed Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Unavailability Period: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Benefit Plan: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

Blade Acquisition: has the meaning assigned to such term in Amendment No. 1.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt of the type set forth in clause (a) of the definition of Debt; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) Debt of the type set forth in clause (b) of the definition of Debt in respect of Debt described in clauses (a), (b) and (c) of this definition of Borrowed Money, in each case other than obligations owing to any Flooring Lender.

Borrower: as defined in the Preamble to this Agreement.

Borrower Agent: as defined in Section 4.4.

Business Day: means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Houston, Texas; provided that, in addition to the foregoing, a Business Day shall be in relation to Delayed Draw Term Loans referencing the Term SOFR Rate and any interest rate settings or payments of any such Delayed Draw Term Loans referencing the Term SOFR Rate or any other dealings of such Delayed Draw Term Loans referencing the Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

CAI: as defined in the Preamble to this Agreement.

CAIC: CAI Credit Insurance Agency, Inc., a Louisiana corporation.

CAIH: CAI Holding, LLC, a Delaware limited liability company.

Capital Expenditures: for any period of calculation with respect to Parent and its Subsidiaries, the aggregate of all expenditures incurred by Parent and its Subsidiaries during such period that, in accordance with GAAP, are required to be classified as capital expenditures, including Capital Leases incurred; provided that the following items shall be excluded:

(a) the purchase price of fixed or capital assets made with the proceeds of any combination of (A) used or surplus fixed or capital assets traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus fixed or capital assets;

(b) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;

(c) the purchase price of assets that are purchased simultaneously with the trade-in of existing assets to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such property for the property being traded in at such time;

(d) the purchase price of property, plant or equipment or software in an amount equal to the identifiable proceeds of Asset Dispositions of fixed or capital assets;

(e) expenditures that are accounted for as capital expenditures by Parent and its Subsidiaries that are actually paid for, or reimbursed to Parent and its Subsidiaries in cash or cash equivalents, by a Person other than Parent and its Subsidiaries;

(f) expenditures to the extent constituting any portion of an Acquisition (or Investment permitted hereunder);

(g) any capitalized interest expense reflected on a consolidated balance sheet of Parent and its Subsidiaries;

(h) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than Parent and its Subsidiaries during the same Fiscal Year in which such expenditures were made pursuant to a sale and leaseback transaction to the extent of the cash proceeds received by Parent and its Subsidiaries pursuant to such Sale and Leaseback Transaction; or

(i) expenditures financed with the proceeds of an issuance of Equity Interests of Parent so long as the proceeds of such issuance are received within 60 days of the applicable expenditure.

Capital Lease: any lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding anything to the contrary contained herein, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018, such lease shall not be considered a capital lease for purposes of any financial ratios, covenants and similar calculations and deliverables (other than, for the avoidance of doubt, financial statements, which shall be prepared in accordance with GAAP as in effect from time to time) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (and, for the avoidance of doubt, such adjustment shall be effected as set forth in the definitions of ABS Excluded Leverage Ratio and Leverage Ratio in the manner set forth therein).

CARES Act Tax Refund Claim: ~~means,~~ at any time of determination, the aggregate amount of refund claims of one or more of the Obligors resulting from (a) the application of 2020 Fiscal Year tax credits and net operating loss carrybacks to the taxable years ending January 31 of 2014, 2015, 2016, and/or 2019 as permitted pursuant to the Code and any similar rule of state or local law and (b) any claims for refunds of alternative minimum tax related to such net operating loss carrybacks, in each case, as further described on Schedule 1.1(c).

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 24 months of the date of acquisition, and overnight bank deposits, in each case which are issued by JPM or a commercial bank organized under the laws of the United States or any state or district thereof, rated A 1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by JPM or rated A 1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within 24 months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

CCCI: as defined in the Preamble to this Agreement.

CCI: as defined in the Preamble to this Agreement.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: ~~means~~ (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of Equity Interests of Parent representing aggregate voting power for the election of directors of Parent (without regard to the happening of any contingency) representing more than the greater of (i) 40% of such Equity Interests and (ii) the percentage of such Equity Interests owned by the Permitted Holders; (b) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in CAI; (c) CAI ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of CCI ~~and~~, CCCI or Badcock; (d) Persons who were (i) directors of Parent on the Closing Date, (ii) nominated, appointed or approved for consideration for election by the board of directors of Parent or (iii) appointed or elected by directors who were directors of Parent on the Closing Date or were nominated, appointed, or approved as provided in clause (ii) above, cease to occupy a majority of the seats (excluding vacant seats) on the board of directors of Parent; or (e) all or substantially all of a Borrower’s assets are sold or transferred, other than as permitted pursuant to Section 10.2.9~~.~~; provided that any acquisition by (i) Franchise Group Newco BHF, LLC, (ii) Freedom VCM Interco Holdings, Inc., (iii) any Affiliates of the foregoing or (iv) any “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act of 1934) of which any of the foregoing are members, of the direct or indirect beneficial ownership of Equity Interests of Parent representing aggregate voting power for the election of directors of Parent (without regard to the happening of any contingency) representing more than 49% of such Equity Interests shall be deemed a Change of Control.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of one lead firm of counsel to Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent and, in the case of an actual or potential conflict of interest, one (1) additional firm of lead counsel to all affected Indemnitees, taken as a whole and, in each case, without duplication of attorneys’ fees and expenses included in the definition of Claims)) at any time (including after Full Payment of the Obligations, or replacement of Agent, or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person in any way relating to (a) any Delayed Draw Term Loans, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, including the payment of principal, interest and fees, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) the exercise of any rights or remedies under any Loan Documents or Applicable Law, (e) the failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto, or (f) failure by any Obligor (directly or indirectly), Credit and Collection Guideline, Contract or Third Party Contract to comply with or otherwise satisfy any Consumer Finance Law in any respect.

Class C Retained Notes: any (a) series of “Class C” notes issued, pursuant to a Permitted ABS Transaction, by a Securitization Subsidiary in favor of another Securitization Subsidiary (the “Purchasing Securitization Subsidiary”) which shall (i) be subsequently transferred, through a contribution, dividend, distribution or otherwise, by such Purchasing Securitization Subsidiary to an Obligor (with no requirement for any cash consideration to be paid by such Obligor for such Class C Retained Notes, except to the extent any cash consideration is contemporaneously redistributed or contributed to such Obligor upon the payment of such cash consideration), (ii) have not been further subsequently sold or otherwise transferred by such Obligor to any other Person (other than an Obligor), and (iii) represent Debt of the issuing Securitization Subsidiary pursuant to the terms of the applicable Permitted ABS Transaction or (b) other note ~~otherwise acceptable to each of Revolving Agent and~~constituting a “Class C Retained Note” under the Term Loan ~~Agent in its sole discretion~~Agreement.

CLL: Conn Lending, LLC, a Delaware limited liability company.

Closing Date: as defined in Section 6.1.

CME Term SOFR Administrator: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations; provided that “Collateral” shall not include any Excluded Collateral.

Compliance Certificate: a certificate in the form of Exhibit D in which Borrowers certify compliance with Sections 10.2.3 and 10.3.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Confidential Information: as defined in Section 10.1.1(c).

Consumer Finance Laws: all laws, rules, regulations, and binding governmental guidelines of any kind relating to the extension, securing or administration of consumer credit, whether relating to secured or unsecured credit, real or personal security, advertising, solicitation, marketing, underwriting, origination, documentation, brokering, purchase, assignment, administration, servicing, collection or other activities relating thereto, in each case applicable to the Person, including any of the foregoing relating to consumer protection, usury, privacy, discriminatory or predatory practices, or unfair, deceptive or abusive acts or practices, and specifically including the Federal Consumer Credit Protection Act, Federal Fair Credit Reporting Act, Fair and Accurate Credit Transactions Act, Equal Credit Opportunity Act, Fair Debt Collections Practices Act, Real Estate Settlement Procedures Act, Magnuson-Moss Warranty Act, Servicemember’s Civil Relief Act, Gramm-Leach-Bliley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act, Federal Trade Commission Act, Consumer Financial Protection Bureau Regulations B, M, N, O P, V, X and Z, and Federal Reserve Board Regulations B and Z.

Contingent Obligation: any obligation of a Person (without duplication) guaranteeing or having the economic effect of guaranteeing any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any transaction permitted or not restricted by this Agreement (other than such obligations with respect to Debt). The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Contract Debtor: each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

Contracts: all of each Borrower’s now owned and hereafter acquired loan agreements, accounts, revolving credit agreements, retail installment sale contracts, consumer loans, Instruments, notes, documents, chattel paper, and all other forms of obligations owing to such Borrower, including any collateral for any of the foregoing, including all rights under any and all security documents and merchandise returned to or repossessed by such Borrower, in each case excluding any Third Party Contract.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Covenant Relief Period: shall have the meaning ascribed to it in the Senior Credit Facilities.

Credit and Collection Guidelines: as the context requires, the guidelines applicable to the (a) Borrowers (other than Badcock) or (b) Badcock, in each case, which state the credit criteria used such Borrower in extending credit to Contract Debtors and the collection criteria used by ssuch Borrower in collection of amounts due from Contract Debtors.

Credit Card Account: Accounts and all Payment Intangibles together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Borrower resulting from charges by a retail customer of a Borrower on credit or debit cards in connection with the sale of goods by a Borrower, or services performed by a Borrower, in each case in the Ordinary Course of Business.

Credit Card Issuers: any Person (other than a Borrower) who issues or whose members issue credit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards approved by Revolving Agent in accordance with the Revolving Credit Agreement.

Credit Card Processors: with respect to each Borrower, any servicing or processing agent or any financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

Cross-Acceleration Event: the obligations of the Obligors under the Revolving Credit Agreement or Term Loan Agreement are not repaid in full at final maturity or such obligations are declared to be, or otherwise become, due and payable in full prior to its specified maturity as a result of an event of default (however described).

Curative Equity: common equity contributions made to Parent which Parent contributes as additional common equity contributions to any Borrower and which is designated “Curative Equity” by Borrower Agent under Section 10.4 at the time it is contributed.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

DDTL Facility: as defined in the Recitals.

Debt: as to any Person at a particular time, without duplication, all of the following, to the extent included as indebtedness or liabilities (excluding footnotes) in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) the maximum amount of all Contingent Obligations of such Person in respect of the Debt of any other Person of the type set forth in clauses (a), (c), (d) and (f) of this definition of “Debt” which are monetary obligations once they become primary obligations;

(c) net obligations of such Person under any Hedging Agreement;

(d) all obligations of such Person to pay the deferred purchase price of property (other than (i) trade accounts payable and accrued liabilities, in each case in the Ordinary Course of Business and (ii) earn out obligations until such obligations appear in the liabilities section of the balance sheet and have not been paid within 60 days of the date when due);

(e) Debt of the type set forth in clauses (a), (c), (d) and (f) of this definition of “Debt” (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse but, in the case of limited recourse indebtedness, the amount of such Debt shall be deemed equal to the lesser of the aggregate unpaid amount of such Debt and the fair market value (as reasonably estimated by the Borrower Agent) of the encumbered property;

(f) all obligations of such Person in respect of Capital Leases; and

(g) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock).

For all purposes hereof, (i) the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person and (ii) Debt shall not include (A) amounts owed to Flooring Lenders on account of flooring arrangements paid in the Ordinary Course of Business, (B) Permitted Convertible Notes Hedging Agreements, (C) the endorsement of negotiable instruments for collection in the ordinary course of business, (D) prepaid or deferred revenue in the ordinary course of business and (E) any obligations that have been defeased in accordance with the agreements or instruments governing such obligations or where an amount in cash and cash equivalents equal to the aggregate principal amount of such obligations has been deposited with (or pledged for the benefit of) the holders of such obligations (or any trustee or agent acting on their behalf). The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the swap termination value thereof as of such date.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two (2) Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under other credit facilities, or has made a public statement to that effect; (c) has failed, within three (3) Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its prospective funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate, disavow, disaffirm or otherwise to reject any contracts or agreements made with such Lender.

Default Rate: means (a) when used with respect to any Delayed Draw Term Loan, (i) an interest rate equal to the Applicable Reference Rate (plus the Applicable Margin) otherwise applicable to such Delayed Draw Term

Loan plus (ii) two percent (2.00%) per annum, and (b) with respect to all other Obligations, a rate equal to (i) the Base Rate, plus (ii) the Applicable Margin, plus two percent (2.00%) per annum.

Delayed Draw Term Loan Commitment: for any Lender, its obligation to make Delayed Draw Term Loans up to the maximum principal amount shown on Schedule 1.1, or as set forth in any Assignment and Acceptance to which it is a party. “Delayed Draw Term Loan Commitments” means the aggregate amount of such commitments of all Lenders which, as of the Closing Date, is $50,000,000.

Delayed Draw Term Loan Commitment Period: means the period commencing on the Closing Date and ending on the Delayed Draw Term Loan Commitment Termination Date.

Delayed Draw Term Loan Commitment Termination Date: means the earliest to occur of (a) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Section 2.1, (b) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 11.2 and (c) the date that is ninety (90) days prior to the Delayed Draw Term Loan Termination Date.

Delayed Draw Term Loan: any loan made pursuant to Section 2.1.

Delayed Draw Term Loan Termination Date: ~~February  20~~May 22, ~~2026~~2027, provided that if such day is not a Business Day, the Term Loan Termination Date shall be the immediately preceding Business Day.

Delayed Draw Term Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Delayed Draw Term Loan(s) and shall evidence the Delayed Draw Term Loan(s) made by such Lender.

Designated Jurisdiction: a country or territory that is the target of a Sanction.

Discharge of ABL Obligations: as defined in the ABL Intercreditor Agreement.

Disqualified Stock: means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control ~~or~~, asset or similar event sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Full Payment of the Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Delayed Draw Term Loan Termination Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrowers or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by any Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

Distribution: (a) any payment of a distribution, interest or dividend on any Equity Interest and (b) any purchase, redemption, or other acquisition or retirement for value of any Equity Interest, excluding any distribution related to equity compensation plans of Parent and its Subsidiaries.

Dollars: lawful money of the United States.

Dominion Trigger Period: shall have the meaning ascribed to it in the Senior Credit Facilities.

EBITDA: for any period of measurement, determined on a consolidated basis for Parent and its Subsidiaries derived from financial statements prepared in accordance with GAAP, net income, calculated before

(a) interest expense,

(b) provision for taxes, including, without limitation, foreign, federal, state, local, franchise, excise and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations, and including pursuant to any tax sharing arrangements),

(c) depreciation and amortization expense,

(d) stock based compensation,

(e) gains or losses arising from the sale of assets (other than the bulk sale of Contracts) outside the Ordinary Course of Business,

(f) any extraordinary, unusual or non-recurring gains or losses (in each case, to the extent included in determining net income and including any book loss reserve with respect to Contracts),

(g) any non-cash asset write-offs relating to construction in process,

(h) any other non-cash charges, losses or expenses (other than the book loss reserve with respect to Contracts),

(i) [reserved],

(j) [reserved],

(k) any increases in loss reserve resulting solely from a Borrower’s repurchase of Contracts subject to a Permitted ABS Transaction occurring after such Permitted ABS Transaction has been deconsolidated from Parent and its Subsidiaries financial statements prepared in accordance with GAAP,

(l) any gain or loss from the Ordinary Course of Business sale of residual interests of cash flows subject to a Permitted ABS Transaction,

(m) business optimization expenses and restructuring charges and reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs (including future lease commitments) and costs to consolidate facilities and relocate employees); provided that with respect to each business optimization expense or restructuring charge or reserve, Borrower Agent shall have delivered to Agent a certificate of a Senior Officer of Borrower Agent specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or restructuring charge or reserve, as the case may be; provided further that the aggregate amount added back to EBITDA pursuant to this clause (m), in any period shall not exceed 20% of the EBITDA for such period (prior to giving effect to any such add back),

(n) fees, costs and expenses incurred directly in connection with any transaction, including any equity issuance or offering, Investment, acquisition, ~~disposition~~Asset Disposition, recapitalization or incurrence, repayment, amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extension and refinancing of Debt, including such fees, costs and expenses related to this Agreement, the Revolving Credit Agreement, the Term Loan Agreement, the Blade Acquisition, any Existing Securitization Facility, any other Permitted ABS Transaction, any Permitted HY Notes, any Permitted Convertible Notes or any Refinancing Debt (in each case, (A) not prohibited under this Agreement and (B) whether or not consummated) during such period,

(o) to the extent reimbursable by third parties pursuant to indemnification provisions, insurance or similar contract, other transaction fees, costs and expenses, provided that Borrower Agent in good faith expects to receive reimbursement for such fees, costs and expenses within the next 4 Fiscal Quarters,

(p) costs of legal settlement, fines, judgments or orders,

(q) any unrealized losses in the fair market value of any Hedging Agreements,

(r) (A) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management, in each case under this clause (B), to the extent such charges, costs, expenses, accruals or reserves are funded with the net cash proceeds of any issuance of Equity Interests, and

(s) the proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace; provided that the Borrowers in good faith expect to receive such business interruption proceeds within the next 4 Fiscal Quarters.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses (a) or (b) and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic Signature: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Electronic System: any electronic system, including e-mail, e-fax, web portal access for such Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

Eligible Assignee: (a) a Lender, an Affiliate of a Lender or an Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed) and Agent; or (c) during an Event of Default ~~under Section 11.1(j)~~, any assignee of a Lender.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health in respect of exposure to hazardous materials (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

Equity Interest Pledge Agreement: a pledge agreement in the form executed by Parent, CAIH ~~and~~, CLL and/or any other Obligor in favor of Agent on the Closing Date or otherwise in form and substance (including pursuant to a joinder) reasonably acceptable to Agent, in each case, granting a security interest in the Equity Interests in each of such grantor’s Subsidiaries in favor of Agent for the benefit of the Secured Parties.

ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event:

(a) Reportable Event with respect to a Pension Plan;

(b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;

(c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;

(d) filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution of proceedings by the PBGC to terminate a Pension Plan;

(e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA;

(f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan;

(g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or

(h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.1.

Excluded Accounts: any Deposit Account or Securities Account ~~(i) containing Excluded Cash or (ii) otherwise constituting an “Excluded Account” under and as defined in the Senior Credit Facilities (as in effect on the Closing Date).~~that is (i) a Badcock Store Account (ii) exclusively used for Tax and Trust Funds or to hold funds constituting collateral for Permitted Liens of the type described in Section 10.2.2, (iii) used to service Third Party Contracts or to hold the proceeds of Third Party Contracts or (iv) containing not more than $10,000 at any time.

Excluded Assets: (i) motor vehicles subject to certificate-of-title statutes; (ii) Excluded Accounts; (iii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” (or equivalents thereof) with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, and (iv) any property to the extent that such grant of a security interest of the type otherwise created hereby (A) is prohibited by any Applicable Law, (B) requires a consent not obtained of any Governmental Authority pursuant to such Law or (C) is prohibited by a negative pledge or anti-assignment provision or gives rise to any type of right of termination or default remedy under any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except, in each case, to the extent that such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law (including Sections 9-406, 9-407, 9-408 or 9 409 of the UCC) ~~and (v) cash (including, for the avoidance of doubt, all monies) and Cash Equivalents of Parent and the Borrowers solely as is necessary for any such cash or Cash Equivalents to be included in the calculation of “Liquidity” (as defined in the Senior Credit Facilities) (“Excluded Cash”); provided, that upon a Cross-Acceleration Event, cash and Cash Equivalents shall automatically and without further action cease to constitute Excluded Collateral.~~.

~~Excluded Cash: as defined in the definition of “Excluded Assets”.~~

Excluded Collateral: (i) any Excluded Assets, (ii) the Equity Interests of any Foreign Subsidiary to the extent such Equity Interests exceed 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote and (iii) the Equity Interests of a Subsidiary of a Foreign Subsidiary; provided that no asset shall constitute Excluded Collateral to the extent a Lien or security interest therein is granted to secure the Debt under the Revolving Credit Facility.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Delayed Draw Term Loan or Delayed Draw Term Loan Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Exercise Price: the lower of (a) the closing price per share of Parent Common Stock as of the close of market on the trading day immediately preceding the date of an advance of a Delayed Draw Term Loan or (b) the Minimum Price.

Existing Securitization Facilities: (a) the transaction established pursuant to that certain Note Purchase Agreement, dated October 9, 2020, by and among Conn Appliances, Inc., Conn’s Receivables Funding 2020-A, LLC, Conn Appliances Receivables Funding, LLC, Conn’s, Inc. and the Initial Purchasers (as defined therein); (b) the transaction established pursuant to that certain Note Purchase Agreement, dated November 17, 2021, by and among Conn Appliances, Inc., Conn’s Receivables Funding 2021-A, LLC, Conn Appliances Receivables Funding, LLC, Conn’s, Inc. and the Initial Purchasers (as defined therein); and (c) the transaction established pursuant to that Note Purchase Agreement, dated July 14, 2022, by and among the Initial Purchasers (as defined therein), Conn Appliances, Inc., Conn’s Inc., Conn Appliances Receivables Funding, LLC, and Conn’s Receivables Funding 2022-A, LLC and (d) the transaction established pursuant to that Note Purchase Agreement, dated August 7, 2023, by and among the Initial Purchasers (as defined therein), Conn Appliances, Inc., Conn’s Inc., Conn Appliances Receivables Funding, LLC, and Conn’s Receivables Funding 2023-A, LLC; provided that any reference in this Agreement to “the Existing Securitization Facility” shall be a reference to any of the foregoing.

Extraordinary Expenses: all reasonable and documented out-of-pocket costs, expenses or advances that Agent may incur during the existence an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor in accordance with the terms of this Agreement and the other applicable Loan Documents, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) [reserved]. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses; provided, that, notwithstanding the foregoing or anything to the contrary contained herein attorneys’ fees and expenses shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one lead firm of counsel to Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent and, in the case of any actual or potential conflict of interest, one (1) additional counsel to all Lenders, taken as a whole and Extraordinary Expenses shall be subject to the limitations set forth herein.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practice adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Effective Rate: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

Fee Letter: that certain Fee Letter between the Lenders and Borrowers dated as of even date herewith.

First Amendment Effective Date: December 18, 2023.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on January 31 of each year.

Floor: 5.00%.

Flooring Intercreditor Agreement: each intercreditor agreement entered into by Revolving Agent and a Flooring Lender prior to the Closing Date and, following the Closing Date, each intercreditor agreement entered into by a Flooring Lender, Agent and Revolving Agent, in form and substance reasonably satisfactory to Revolving Agent (or Agent to the extent there is a Discharge of ABL Obligations).

Flooring Lender: any lender which provides financing for the purchase of Inventory by a Borrower.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or its Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or its Subsidiary.

Foreign Subsidiary: a Subsidiary of Parent that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Full Payment: with respect to any Obligation (a) the full cash payment thereof (other than contingent obligations for which no claim or demand has been made), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are contingent in nature (other than contingent obligations for which no claim or demand has been made), cash collateralization thereof in an amount equal 100% of the reasonably estimated liabilities in respect thereof, as Agent (acting at the direction of the Required Lenders) determines in its reasonable discretion (such cash collateral to be applied to the reimbursement of the applicable Obligations as and when they become due and payable and, once paid in full, to be remitted to the Borrowers).

GAAP: generally accepted accounting principles in effect in the United States from time to time. If Borrower Agent notifies Agent that it is required to report under the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (“IFRS”) or has elected to do so through an early adoption policy, upon the execution and effectiveness of an amendment hereof in accordance therewith to accommodate such change in accordance with Section 1.2, “GAAP” means international financial reporting standards pursuant to IFRS, it being understood and agreed that all financial statements shall be prepared in accordance with IFRS.

Governmental Approval: any authorization, consent, approval, license or exemption of, or any registration or filing with, any Governmental Authority.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, or regulatory authority (including the Consumer Financial Protection Bureau, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.11.3(b).

Guarantors: Parent, CAIH, CAIC, CLL, RTO and each other Person who guarantees payment or performance of the Obligations pursuant to the Guaranty.

Guaranty: a guaranty agreement in the form executed by the Guarantors in favor of Agent on the Closing Date or otherwise in form and substance (including pursuant to a joinder) reasonably acceptable to Agent.

Hedging Agreement: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case whether or not exchange traded; provided that no phantom stock or other employee benefit or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management or consultants of Parent, Borrowers or any of their Subsidiaries shall be a Hedging Agreement.

IFRS: as defined in the definition of “GAAP”.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees and Lender Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all Licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Security Agreements: means one or more intellectual property security agreements contemplated to be executed and delivered pursuant to the applicable Security Documents.

Intercreditor Agreement: that certain Amended and Restated Third Lien Intercreditor Agreement, dated as of the ~~July 31, 2023~~First Amendment Effective Date, between Term Loan Agent, Revolving Agent and Agent, and acknowledged by the Obligors~~, as amended, restated, amended and restated, supplemented or otherwise modified from time to time~~.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or its Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Coverage Ratio: ~~the ratio, determined as of the end of any Fiscal Quarter on a consolidated basis for Parent and its Subsidiaries (including EBITDA and Interest Expense under the Existing Securitization Facility and any other Permitted ABS Transactions whether or not consolidated in Parent’s financial statements), of (a) EBITDA divided by 2 in the case of Section 10.3.1(a) and 4 in the case of Section 10.3.1(b) to (b) Interest Expense.~~shall have the meaning ascribed to it in the Senior Credit Facilities.

Interest Expense: with respect to Parent and its Subsidiaries on a consolidated basis, for any period of measurement, the interest expense (net of interest income to the extent not included in the calculation of EBITDA) for such period in each case paid or payable in cash (excluding (i) the amortization of debt discounts, (ii) the amortization of all closing fees incurred with respect to the initial closing of, any amendment to, or redemption or termination of (a) an Existing Securitization Facility or any other Permitted ABS Transaction, (b) any Permitted HY Notes or any Permitted Convertible Notes, (c) the Loan Documents and (d) any other documents evidencing Debt payable in connection with the incurrence of Debt to the extent included in interest expense, and (iii) backup servicing fees, field exam and other non-interest expenses but only if such expenses are otherwise deducted from ordinary operating expenses or the definition of EBITDA for covenant calculation purposes, and including (x) commissions, discounts and other fees and charges incurred in respect of letters of credit, (y) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (z) net payments and receipts (if any) pursuant to interest rate Hedging Agreements).

Interest Payment Date: (a) the first day of each month, (b) the date of any repayment or prepayment of any Delayed Draw Term Loan, with respect to the portion of the Delayed Draw Term Loan so repaid or prepaid, and (c) the Delayed Draw Term Loan Termination Date.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Investment: as to any Person, an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of another Person, or a loan or advance of money, or capital contribution to, another Person.

IRS: the United States Internal Revenue Service.

JPM: JPMorgan Chase Bank, N.A., a national banking association.

Junior Lien Debt: Debt (other than the Obligations, Term Loan Obligations or the Revolving Obligations) secured by Liens that are contractually subordinated to the Liens securing the Obligations pursuant to the terms of a customary intercreditor agreement or other lien subordination agreement in form and substance reasonably satisfactory to Revolving Agent (or Agent to the extent there is a Discharge of ABL Obligations).

LCT Election: as defined in Section 1.8.

LCT Test Time: as defined in Section 1.8.

Legal Action: any judicial action, suit, or proceeding at law, in equity, or before any Governmental Authority.

Lender Indemnitees: ~~Lenders~~each Lender and its Affiliates and its and their respective officers, directors, employees, ~~Affiliates,~~ agents and attorneys.

Lenders: Stephens Investments Holdings LLC and Stephens Group, LLC, and any Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent or a Lender by notice to Borrower Agent and, if applicable, Agent.

Leverage Ratio: the ratio, determined as of the end of any Fiscal Quarter for Parent and its Subsidiaries, on a consolidated basis, of (a) the result of (i) all items that would be included as liabilities on a balance sheet in accordance with GAAP (but excluding, for avoidance of doubt, any lease which is not treated as a Capital Lease in accordance with the definition of “Capital Lease”, which exclusion shall be made by reducing the amount of such liabilities on the balance sheet by an amount equal to the remainder of (1) the sum of current and long term “operating leases” minus (2) deferred rent) as of the last day of such Fiscal Quarter (including debt under the Existing Securitization Facility and any other Permitted ABS Transactions whether or not included as a liability on the balance sheet), minus (ii) the sum of Qualified Cash and ABS Qualified Cash as of such date of measurement to (b) Tangible Net Worth as of the last day of such Fiscal Quarter.

License: any written license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or ~~disposition~~Asset Disposition of Collateral, any use of Property or any other conduct of its business.

Lien: with respect to any asset, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as the foregoing)), in each case, relating to such asset and in the nature of security.

Limited Condition Transaction: means (a) any Permitted Acquisition that the Parent or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Parent’s or its Subsidiary’s, as applicable, obligations to close such Permitted Acquisition on the availability of third-party financing and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

Limited Repurchase Obligations: any obligation of a Person that is a seller of Contracts directly or indirectly to a Securitization Subsidiary to repurchase such Contracts arising as a result of a breach of a representation, warranty or covenant, including as a result of a Contract or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

Loan Account: the loan account established by Agent on its books pursuant to Section 5.8.

Loan Documents: this Agreement, the Fee Letter, the Intercreditor Agreement, Security Documents, and each other agreement or instrument designated by the Borrowing Agent and Agent as a “Loan Document”.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: (a) a material adverse effect on the business, operations, Properties or financial condition of Obligors, taken as a whole; (b) a material adverse effect on the validity or enforceability of the Loan Documents or the rights or remedies of Agent and the Lenders thereunder, taken as a whole; or (c) a material adverse impairment of the ability of the Obligors, collectively, to perform any obligations under the Loan Documents, including repayment of any Obligations, or on the ability of any Lender to enforce or collect any Obligations under the Loan Documents or to realize upon any Collateral.

Material Contract: any agreement or arrangement to which any Obligor is a party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Debt with an aggregate outstanding principal amount of $43,750,000 or more.

Minimum Price: the lesser of (a) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the Parent Common Stock immediately preceding the ~~date of this Agreement~~First Amendment Effective Date or (b) the average Nasdaq Official Closing Price of the Parent Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the ~~date of this Agreement~~First Amendment Effective Date.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or any of its Subsidiaries in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Non-Consenting Lender: any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.1.1 and (ii) has been approved by the Required Lenders.

Non-Voting Parent Common Stock: non-voting common stock, par value $0.01 per share, of Parent, authorization for the creation of which the Company is agreeing to pursue from its shareholders pursuant to the Badcock Transaction Documents and Section 8.5 hereof.

Notice of Borrowing: a request by Borrower Agent for a borrowing of Delayed Draw Term Loans, in the form of Exhibit F attached hereto.

NYFRB: the Federal Reserve Bank of New York.

NYFRB Rate: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

NYFRB’s Website: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

Obligations: all (a) principal of and premium, if any, on the Delayed Draw Term Loans, (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under the Loan Documents and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Borrower or any of its Subsidiaries or consistent with past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Delayed Draw Term Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overnight Bank Funding Rate: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

Parent: as defined in the Preamble to this Agreement.

Parent Common Stock: common stock, par value $0.01 per share, of Parent.

Participant: as defined in Section 13.2.1.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment: as defined in Section 12.9.2.

Payment Conditions: with respect to (a) any Permitted Distribution, incurrence of Debt, payment of Debt, Permitted Acquisition or other Investment permitted hereunder, so long as immediately before and after giving effect thereto, (i) no Event of Default exists and (ii) the sum of (A) Qualified Cash plus (B) Availability is greater than 25% of the sum of (x) Qualified Cash plus (y) the Revolving Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) and (b) in the case of a Permitted Distribution, so long as (i) immediately before and after giving effect thereto, no Event of Default exists and (ii) financial statements and Compliance Certificates delivered by Parent to Agent pursuant to Section 10.1.2 for the most recent Fiscal Quarter ended reflect that Parent has achieved, on a Pro Forma Basis, an Interest Coverage Ratio of greater than or equal to 1.75:1.00 for the trailing two (2) Fiscal Quarters ending immediately prior to giving effect to such Distribution or payment.

Payment Notice: as defined in Section 12.9.2.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted ABS Agent: with respect to a Permitted ABS Transaction, the entity acting as trustee, collateral agent or other secured party or pledgee under such Permitted ABS Transaction.

Permitted ABS Documents: the Permitted ABS Financing Agreements, the Permitted ABS Purchase Agreements and all documents, instruments and agreements executed in connection therewith.

Permitted ABS Financing Agreement: an agreement entered into in connection with a Permitted ABS Transaction, including an indenture, by and between a Securitization Subsidiary and a Permitted ABS Agent, whereby a Securitization Subsidiary grants a security interest in, or deposits into trust, Contracts.

Permitted ABS Intercreditor Agreement: an intercreditor agreement by and among Permitted ABS Agent, Revolving Agent and Agent.

Permitted ABS Purchase Agreement: any agreement by and between one or more Borrowers and a Securitization Subsidiary in connection with a Permitted ABS Transaction for the purpose of effecting one or more transfers of Contracts.

Permitted ABS Transaction: (A) any Existing Securitization Facility or (B) any other transaction pursuant to which a direct or indirect Subsidiary of Parent acquires or has the right to acquire, by capital contribution or sale, Contracts originated or acquired by one or more Borrowers or other direct or indirect Subsidiaries of Parent or a Borrower, which such Subsidiary acquires or has the right to acquire either (i) from time to time or (ii) in one or more contemporaneous transfers that taken together constitute one transaction, in either case for the purpose of pooling such assets and pledging or granting a security interest in such pool to secure indebtedness (whether in the form of a term or revolving loan or the issuance of securities, certificates or notes, including term notes or variable funding notes) or depositing such pool with a trustee for the purpose of issuing certificates or other instruments representing a beneficial interest in the assets of a trust, in each case so long as:

(a) on each day on which a Borrower transfers a pool of Contracts thereunder, after giving effect to such transfer and any prepayment of the aggregate principal amount of Revolving Obligations, the Revolving Outstandings shall not exceed the Revolving Borrowing Base;

(b) such transactions are entered into without recourse to any Obligor, other than Limited Repurchase Obligations and customary representations, warranties, covenants and indemnities made in connection with such transactions;

(c) such transaction is on current market terms for facilities of such type (as reasonably determined by Borrowers);

(d) upon the closing of such transaction or within 10 days (or such later date as shall be reasonably acceptable to Revolving Agent) thereafter, Agent has received all of the material documentation related to such transaction; and

(e) in the case of any Permitted ABS Transaction entered into after the Closing Date:

(i) if (and only if) a Dominion Trigger Period exists before or would exist, after giving effect to any transfer of a pool of Contracts under such transaction, the net cash proceeds of such Permitted ABS Transaction payable to the Borrowers shall be used to repay an aggregate principal amount of Revolving Obligations in an amount equal to the net cash proceeds of such Permitted ABS Transaction received by the Borrowers;

(ii) if such Permitted ABS Transaction is a “revolving” transaction, for each transfer of a pool of Contracts thereunder, Agent has received copies of (x) evidence delivered to Revolving Agent and reasonably acceptable to Revolving Agent demonstrating that such pool of Contracts is randomly selected as of the related Cut-Off Date from the Contracts owned by the Obligors that are eligible to be advanced against under such Permitted ABS Transaction at such time (it being understood that, for purposes of determining whether such pool of Contracts is randomly selected, any Securitized Contracts with respect to any other Permitted ABS Transaction that are assigned and transferred to a Borrower upon the termination of such Permitted ABS Transaction shall be disregarded) and (y) a pro forma Borrowing Base Report; and

(iii) if such Permitted ABS Transaction is not a “revolving” transaction, (x) if fewer than 85% of the eligible Contracts owned by the Obligors at such time that are eligible to be contributed or sold to a Securitization Subsidiary as part of such Permitted ABS Transaction are contributed or sold to a Securitization Subsidiary as part of such Permitted ABS Transaction, Agent has received copies of evidence delivered to Revolving Agent and reasonably acceptable to Revolving Agent demonstrating that (A) the pool of Contracts to be transferred pursuant to such Permitted ABS Transaction is randomly selected as of the related Cut-Off Date from the Contracts owned by the Obligors that are eligible to be advanced against under such Permitted ABS Transaction (it being understood that, for purposes of determining whether such pool of Contracts is randomly selected, any Securitized Contracts with respect to any other Permitted ABS Transaction that are assigned and transferred to a Borrower upon the termination of such Permitted ABS Transaction shall be disregarded) or (B) immediately after giving effect to such Permitted ABS Transaction the characteristics of the pool of Contracts (excluding delinquent and charged-off Contracts and Contracts that are not eligible to be advanced against under the terms of such Permitted ABS Transaction) that remain part of the Collateral shall, in Revolving Agent’s reasonable determination, remain consistent in all material respects with the pool of Contracts (excluding delinquent and charged-off Contracts and Contracts that are not eligible to be advanced against under the terms of such Permitted ABS Transaction) that was part of the Collateral as it existed immediately prior to such Permitted ABS Transaction and (y) Borrower Agent shall deliver to Agent a pro forma Borrowing Base Report.

Permitted Acquisition: any Acquisition as long as:

(a) the assets, business or Person being acquired is located or organized within the United States;

(b) the Acquisition is consensual;

(c) the Payment Conditions are satisfied with respect to such Acquisition;

(d) Obligors are in compliance with the financial covenants set forth in Section 10.3 after giving effect to such Acquisition on a Pro Forma Basis; and

(e) Parent delivers to Agent a certificate stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition: an Asset Disposition that is:

(a) a sale of Inventory in the Ordinary Course of Business;

(b) ~~a disposition~~an Asset Disposition of Equipment (other than those set forth in clause (e) below), that, in the aggregate during any 12-month period, has a book value of $25,000,000 or less;

(c) ~~a disposition~~an Asset Disposition of Inventory or Property that is obsolete, worn out, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(d) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business;

(e) ~~a disposition~~an Asset Disposition of any Borrower’s Real Estate and related Equipment affixed thereto in connection with a sale or sale-leaseback transaction;

(f) a Permitted Contract Transfer;

(g) an exchange of like property for use in a similar business of Parent and its Subsidiaries;

(h) a sale, lease, assignment, sublease, license or sublicense of any real or personal property in the Ordinary Course of Business;

(i) exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(j) the grant in the Ordinary Course of Business of any licenses or sublicenses of Intellectual Property (including, for avoidance of doubt, licenses or sublicenses of Intellectual Property to dealers in the Ordinary Course of Business);

(k) a discount of Inventory or notes receivable or the conversion of accounts receivable to notes receivable in the Ordinary Course of Business;

(l) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(m) a disposition in connection with the outsourcing of services in the Ordinary Course of Business;

(n) termination or unwinding of Hedging Agreements not resulting in an Event of Default pursuant to Section 11.1(f);

(o) a sale or other disposition of Equity Interests under any compensation plan or agreement and other sales of Equity Interests which do not result in a Change of Control;

(p) an Asset Disposition constituting a merger, combination, consolidation, liquidation, wind-up, dissolution or the disposition of all or substantially all of the assets of any Borrower or its Subsidiaries, in each case as permitted under Section 10.2.9(a);

(q) sales of accounts receivable in connection with the collection, settlement or compromise thereof or in an Insolvency Proceeding of the relevant account debtor, in each case, in the Ordinary Course of Business;

(r) to the extent constituting ~~a disposition~~an Asset Disposition, a Permitted Distribution or Investments permitted by the definition of “Restricted Investment” (other than clause (m) of the definition of “Restricted Investment”);

(s) ~~a disposition~~an Asset Disposition of cash and Cash Equivalents in the Ordinary Course of Business; and

(t) approved in writing by the Required Lenders, such approval not to be unreasonably withheld, delayed or conditioned.

Permitted Contingent Obligations: Contingent Obligations:

(a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business;

(b) arising from Hedging Agreements permitted hereunder;

(c) existing on the Closing Date, and any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing which does not increase the amount of such Contingent Obligation except by an amount equal to accrued and unpaid interest, penalties and premiums (including tender premiums) and defeasance costs, in each case on the primary obligation, and fees, commissions and expenses related to any such amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing of the Contingent Obligation and the underlying primary obligation;

(d) incurred in the Ordinary Course of Business with respect to bids, trade contracts (other than for Borrowed Money), leases (other than Capital Leases), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including Debt in respect of letters of credit, bank guarantees or similar instruments in lieu of such items to support the issuance thereof);

(e) arising from agreements of Parent and its Subsidiaries providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including without limitation earn-out obligations), in each case, incurred or assumed in connection with any acquisition or Asset Disposition of any business or assets (including Equity Interests of Subsidiaries) of any Subsidiary of Parent permitted by Section 10.2.5 or Section 10.2.6, other than Contingent Obligations of Debt incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition;

(f) arising under the Loan Documents and the Senior Credit Facilities;

(g) relating to indemnification, guaranty or repurchase obligations arising under Permitted ABS Documents or Third Party Contract sales; and

(h) (i) all other Contingent Obligations in an aggregate amount not to exceed $37,500,000 at any time outstanding and (ii) any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing which does not increase the outstanding principal amount thereof except by an amount equal to accrued and unpaid interest, penalties and premiums (including tender premiums) and defeasance costs on the underlying obligation, and fees, commissions and expenses related to such any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing.

Permitted Contract Transfer: (a) a sale or other transfer by a Borrower to a Securitization Subsidiary of Contracts pursuant to the Permitted ABS Purchase Agreement, (b) a sale or other transfer of Contracts between Borrowers in connection with a Permitted ABS Transaction, (c) a sale or other transfer of Contracts between two (2) Securitization Subsidiaries in connection with a Permitted ABS Transaction, (d) a capital contribution of Contracts by a Borrower to a Securitization Subsidiary in connection with a Permitted ABS Transaction with the consent of Revolving Agent and (e) the granting by a Securitization Subsidiary to a Permitted ABS Agent of a security interest in Contracts subject to a Permitted ABS Transaction.

Permitted Convertible Notes: senior and/or subordinated convertible debt securities of Parent (a) that are unsecured, (b) that may be guaranteed by any or all of the Subsidiaries of Parent, including, without limitation, any Borrower, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Company, cash or a combination thereof as the Company may elect or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by Parent in good faith) and (e) have a scheduled maturity date ~~at least~~ that is at least ninety-one (91) days later than the Term Loan Termination Date (as in effect on the date of issuance of the Permitted Convertible Notes).

Permitted Convertible Notes Hedging Agreements: (a) a Hedging Agreement pursuant to which Parent acquires a call or a capped call option requiring the counterparty thereto to deliver to Parent shares of common Equity Interests of Parent, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by Parent in connection with any Hedging Agreement described in clause (a) above, a Hedging Agreement pursuant to which Parent issues to the counterparty thereto warrants to acquire common Equity Interests of Parent, in each case, entered into by Parent in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Notes; provided that the terms, conditions and covenants of each such Hedging Agreement shall be such as are typical and customary for hedging agreements of such type (as determined by Parent in good faith).

Permitted Distribution:

(a) Distributions declared and made by Parent or any of its Subsidiaries solely for the purpose of making, or permitting Parent to make, payments on account of obligations owed under any Permitted HY Notes and Permitted Convertible Notes which payments are permitted to be made under Section 10.2.8;

(b) Distributions payable solely in Equity Interests of Parent;

(c) Distributions consisting of or constituting a Permitted Tax Distribution;

(d) Distributions consisting of issuances of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(e) Distributions by Borrowers, or by Borrowers to Parent to enable Parent, to purchase or redeem fractional shares (or cash payments in lieu thereof) of Equity Interests in connection with the exercise of warrants, options, other rights to acquire Equity Interests or other securities convertible or exchangeable for Equity Interests of Parent;

(f) Distributions as shall be necessary to allow Parent to pay (i) operating expenses in the Ordinary Course of Business and other corporate overhead, legal, accounting and other professional fees and expenses (including, without limitation, those owing to third parties plus any customary indemnification claims made by directors, officers, employees, members of management or consultants of Parent), (ii) fees and expenses related to any debt or equity offering, Investment or acquisition permitted hereunder (in each case, whether or not successful), (iii) franchise or similar taxes and other fees and expenses required in connection with the maintenance of its existence and its ownership of Borrower, (iv) the consideration to finance any Investment permitted hereunder (provided that such Distribution under this clause (f)(iv) shall be made substantially concurrently with the closing of such Investment), (v) customary salary, bonus, severance, indemnification obligations and other fees, benefits or expense reimbursements payable to directors, officers, employees, members of management and consultants of Parent and any payroll, social security or similar taxes thereof, (vi) any incremental state or local income or franchise tax (net of any federal income tax benefits, as determined in good faith by Parent) payable by Parent as a result of any Permitted Distribution to such entity permitted hereby, and (vii) any amounts permitted to be paid pursuant to clauses (b), (c), (d), (e) and (g) of Section 10.2.17;

(g) Distributions made or expected to be made by Borrowers in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of Parent or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of the foregoing) and any repurchases of Equity Interests in consideration of such payments including demand repurchases in connection with the exercise of stock options;

(h) Distributions made within 60 days after the date of declaration thereof, if at the date of declaration such Distribution would have complied with the provisions of this Agreement; and

(i) Distributions made by any Subsidiary of CAI to the holders of its Equity Interests on a pro rata basis according to their interests.

Permitted Holders: (a) Franchise Group Newco BHF, LLC, (b) Freedom VCM Interco Holdings, Inc., (c) each of the respective Affiliates or any “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act of 1934) of the Persons listed in clauses (a) and (b) and (c) the shareholders of Parent that, as of the Closing Date, own more than 12.5% of the Equity Interest of Parent, in each case, including their respective Affiliates, and any Person with whom such shareholders or their Affiliates form a “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act of 1934).

Permitted HY Note Indenture: an indenture to be entered into in respect of any Permitted HY Notes between Parent and an indenture trustee.

Permitted HY Notes: senior or senior subordinated notes issued by Parent after the Closing Date with the following terms and conditions:

(a) the obligations of Parent or any other Person (including guarantees by any Obligor) to repay such Debt are unsecured; and

(b) no principal payments are required to be paid with respect thereto prior to the date which is ninety-one (91) days after the Delayed Draw Term Loan Termination Date other than principal payments which are required to be paid after acceleration of such Debt and principal payments due in connection with customary asset sale or change of control provisions

Permitted Liens: as defined in Section 10.2.2.

Permitted Originator Notes: one or more promissory notes made by a Securitization Subsidiary or a Borrower, as a purchaser of Contracts in a Permitted Contract Transfer, in favor of a Borrower or any Subsidiary of a Borrower, as a seller of Contracts in a Permitted Contract Transfer, evidencing that portion of the purchase price represented by Debt incurred by such purchaser in connection with its purchase of Contracts and related assets from such seller.

Permitted Purchase Money Debt: Purchase Money Debt and Capital Leases of Borrowers and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate outstanding principal amount does not exceed $62,500,000 at any time.

Permitted Securitization Hedging Transaction: any Hedging Agreement with respect to any series of notes issued by a Securitization Subsidiary pursuant to a Permitted ABS Transaction.

Permitted Tax Distributions: for each taxable year or portion thereof with respect to which Parent, any Borrower and/or any of its Subsidiaries are members (or constituent parts) of a consolidated, combined, unitary or similar income or franchise tax group for U.S. federal and/or applicable state or local income or franchise Tax purposes of which Parent is the common parent (a “Tax Group”), aggregate distributions to Parent to pay the portion of any consolidated, combined, unitary or similar U.S. federal, state or local income and franchise Taxes (as applicable) of such Tax Group for such taxable year that are attributable to the income of the Subsidiaries of Parent; provided that the amount of such dividends or other distributions for any taxable year or portion thereof shall not exceed the amount of such Taxes that the Subsidiaries would have paid had the Subsidiaries been a stand-alone corporate taxpayer (or a stand-alone corporate group).

Person: any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained by any Obligor or any Subsidiary of an Obligor for its employees, or to which any Obligor or any Subsidiary of an Obligor is required to contribute on behalf of its employees.

PIK Component: as defined in the Fee Letter.

PIK Interest: as defined in Section 3.1.

PIK Amounts: collectively, PIK Interest, PIK Fees and PIK Component.

PIK Fees: as defined in Section 3.2.2.

Prime Rate: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Board of Governors (as determined by Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

Pro Forma Basis: as to any calculation of the Interest Coverage Ratio, the Leverage Ratio or the ABS Excluded Leverage Ratio or other financial ratio or metric for any events as described below that occur subsequent to the commencement of any relevant measurement period (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred after giving effect thereto (it being understood and agreed that (x) unless otherwise specified for the calculation of any such financial ratio or metric, such Reference Period shall be deemed to be the relevant measurement period for such financial ratio or metric ending on the last day of the most recently ended Fiscal Quarter of Parent for which financial statements are available and such pro forma adjustments shall be excluded to the extent already accounted for in the calculation of EBITDA for such period and (y) if any Person that became a Subsidiary or was merged, amalgamated or consolidated with or into a Borrower or any Subsidiary of Parent shall have experienced any event requiring adjustments pursuant to this definition, then such calculation shall give pro forma effect thereto for such period as if such event occurred at the beginning of such period): (i) in making any determination of EBITDA, pro forma effect shall be given to any Asset Disposition of a Subsidiary of Parent or line of business, to any Acquisition, any discontinued operation or any operational change in each case that occurred during the Reference Period (or, in the case of determinations made with respect to any action the taking of which hereunder is subject to compliance on a Pro Forma Basis or otherwise with any ratio (any such action, a “Restricted Action”) occurring during the Reference Period or thereafter and through and including the date of such determination) and (ii) in making any determination on a Pro Forma Basis, (x) all Debt (including Debt incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Debt incurred for working capital purposes) incurred or permanently repaid, returned, redeemed or extinguished during the Reference Period (or, in the case of determinations made with respect to any Restricted Action, occurring during the Reference Period or thereafter and through and including the date of such determination) shall be deemed to have been incurred or repaid, returned, redeemed or extinguished at the beginning of such period (it being understood that for purposes of any calculation of any ratio and or financial metric, the use of proceeds of any such Debt shall be taken into account in such calculation) and (y) Interest Expense of such Person attributable to (A) interest on any Debt, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination as if such rate had been actually in effect during the period for which pro forma effect is being given taking into account any interest hedging arrangements applicable to such Debt, (B) any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Senior Officer of Parent or Borrower Agent to be the rate of interest implicit in such Capital Lease in accordance with GAAP and (C) interest on any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Parent or any Subsidiary may designate.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Senior Officer of Parent or Borrower Agent and, for any fiscal period ending on or prior to the date that is 12 months following the date of any such Acquisition, Asset Disposition, discontinued operation or operational change, may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Acquisition, Asset Disposition, discontinued operation or operational change and for purposes of determining compliance with the such adjustments may reflect additional operating expense reductions and other additional operating improvements and synergies that (x) would be includable in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act (other than cost savings and synergies that are only permitted under Regulation S-X as “Management’s Adjustments” by virtue of the amendments adopted on May 21, 2020 by the Securities & Exchange Commission) and (y) such other adjustments not includable in Regulation S-X under the Securities Act or which are included as “Management’s Adjustments” by virtue of the amendments adopted on May 21, 2020 by the Securities & Exchange Commission, in each case, for which substantially all of the steps necessary for the realization thereof have been taken or are reasonably anticipated by Borrower to be taken in the next 12-month period following the consummation thereof and, are estimated on a good faith basis by Parent or Borrower Agent; provided, however that the aggregate amount of any such adjustments pursuant to clause (y) shall not exceed (together with the aggregate add backs to EBITDA pursuant to clause (m) of the definition of EBITDA with respect to the applicable period) 20% of the EBITDA of Parent and its Subsidiaries for any such period (prior to giving effect to any such add backs).

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) immediately prior to the funding of the initial Delayed Draw Term Loans, by dividing the amount of such Lender’s Delayed Draw Term Loan Commitment by the aggregate outstanding Delayed Draw Term Loan Commitments of all Lenders; or (b) following the funding of the initial Delayed Draw Term Loans, by dividing the amount of such Lender’s Delayed Draw Term Loans by the aggregate amount of all outstanding Delayed Draw Term Loans.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; and (e) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as such exemption may be amended from time to time.

Purchase Money Debt: Debt incurred for the payment of the acquisition, construction, repair, replacement, additions, accessions and/or improvements (including any industrial revenue bond, industrial development bond and similar financings) incurred prior to or within two hundred seventy (270) days after the acquisition, construction, repair, replacement, addition, accession and/or improvement of the respective asset in order to finance such acquisition, construction, repair, replacement, addition, accession and/or improvement or to reimburse the costs thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed or capital assets acquired with such Debt (and any construction, repairs, replacements, additions, accessions and improvements thereto, any proceeds thereof or of the foregoing) or constituting a Capital Lease (it being understood that individual financings that constitute Purchase Money Debt or a Capital Lease provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates).

Qualified Cash: as of any date of determination, the aggregate amount of unrestricted cash of Parent and its Subsidiaries that (i) is subject to a first priority Lien in favor of Agent for the benefit of Secured Parties (subject only to the prior Liens consisting of Revolving Agent Liens and any Permitted Liens set forth in Section 10.2.2(i)) and (ii) is subject to (x) a Deposit Account Control Agreement if maintained in a Deposit Account and (y) a Securities Account Control Agreement if maintained in a Securities Account,

Qualified Equity Interests: any Equity Interest other than Disqualified Stock.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property and any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation under the Loan Documents.

Reference Period: as defined in the definition of “Pro Forma Basis”.

Reference Time: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting, or (2) if such Benchmark is not the Term SOFR Rate, the time determined by Agent in its reasonable discretion.

Refinancing Conditions: the following conditions for Refinancing Debt:

(a) the Refinancing Debt is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus an amount necessary to pay all accrued and unpaid interest, penalties, premiums (including tender premiums) thereon and defeasance costs, and the fees, commissions and expenses related to such extension, renewal or refinancing) unless (i) such excess is otherwise permitted to be incurred under Section 10.2.1 or (ii) the excess is used to repay the outstanding Revolver Loans (as defined in the Revolving Credit Agreement) and the Revolver Commitments (as defined in the Revolving Credit Agreement) are reduced by the amount of the repayment (and if no Revolver Loans are outstanding, the Revolver Commitments are reduced by the excess);

(b) in respect of Section 10.2.1(m) and Section 10.2.1(i) (as it relates to Refinancing Debt in respect of Debt incurred under Section 10.2.1(m)), it has a final maturity no sooner than and a weighted average life no less than the Debt being extended, renewed or refinanced;

(c) if the Debt being extended, renewed, or refinanced is subordinated to the Obligations such Debt being extended, renewed or refinanced is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced;

(d) the representations, covenants and defaults applicable to it are not materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced or such terms are current market terms (as determined by Borrower Agent);

(e) no additional Lien is granted to secure it except to the extent otherwise permitted by Section 10.2.2; and

(f) no additional Person is obligated on such Debt to the extent otherwise permitted under Section 10.2.1.

Refinancing Debt: Debt that is the result of an extension, renewal, refinancing or replacement of Debt permitted under Section 10.2.1(b), (c), (d), (e), (h), (k), (m) and (aa), including any expenses and premiums in connection therewith and under Section 10.2.1(i) in respect of the foregoing or any prior Refinancing Debt.

Regulatory Event: either: (a) a “Level One Regulatory Event”, which shall mean the formal commencement by written notice by any Governmental Authority of any Legal Action against any of Borrowers or any of their Subsidiaries, or to the knowledge of Borrowers, any servicer or asset manager of their respective or collective portfolios of Contracts or Third Party Contracts owned or serviced by a Borrower or its Subsidiary, denying its authority to originate, hold, own, service, collect or enforce any category or group of Contracts or such Third Party Contracts, in each case that would reasonably be expected to have a material adverse effect on the business or financial condition of Borrowers and their Subsidiaries taken as a whole, which Legal Action is not released or terminated within 180 calendar days of commencement thereof; or (b) a “Level Two Regulatory Event”, which shall mean the issuance or entering of any stay, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), against any of Borrowers or any of their Subsidiaries, or to the knowledge of Borrowers, any servicer or asset manager of their respective or collective portfolios of Contracts or Third Party Contracts owned or serviced by a Borrower or its Subsidiary, for material violations of Applicable Law regarding the originating, holding, pledging, collecting, servicing or enforcing of any Contracts or such Third Party Contracts, in each case that would reasonably be expected to have a material adverse effect on the business or financial condition of Borrowers and their Subsidiaries taken as a whole.

Related Parties: as to any Person, its officers, directors, employees, Affiliates, agent and attorneys.

Relevant Governmental Body: the Board of Governors or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB or, in each case, any successor thereto.

Replacement Facility: as defined in Section 14.1.1.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30-day notice period has been waived.

Required Lenders: Lenders holding more than 50% of the aggregate outstanding Delayed Draw Term Loans and other Obligations under the Loan Documents.

Requirement of Law: as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Action: as defined in the definition of “Pro Forma Basis”.

Restricted Investment: any Investment by Parent, a Borrower or any of their Subsidiaries, other than:

(a) Investments in its Subsidiaries to the extent existing on the Closing Date;

(b) Investments (i) by the Obligors in Subsidiaries that are Obligors, (ii) by any non-Obligor in an Obligor or any other Subsidiary and (iii) other than during the Covenant Relief Period (except with respect to Investment in any Securitization Subsidiary) by any Obligor in any non-Obligor in an outstanding amount not to exceed $12,500,000 at any time;

(c) Cash Equivalents;

(d) Permitted Originator Notes;

(e) Investments by CAI which are consistent with the corporate investment policy of CAI from time to time in effect, as approved by Revolving Agent (such approval not to be unreasonably withheld);

(f) Investments (i) in and by a Securitization Subsidiary permitted under a Permitted ABS Transaction and (ii) other Investments in a Securitization Subsidiary in the form of (x) a direct investment in cash, (y) the purchase of any securities issued by a Securitization Subsidiary (whether by tender offer or otherwise) or (z) the transfer of any pool of Contracts by any Borrower to a Securitization Subsidiary (which may be in exchange for an underperforming pool of Contracts), in each case so long as (A) immediately before and after giving effect to such other Investment, no Event of Default exists, (B) the financial statements and Compliance Certificates delivered by Parent to Agent pursuant to Section 10.1.2 for the most recent Fiscal Quarter ended reflect that Parent is in compliance with the applicable financial covenants set forth in Section 10.3 measured on a Pro Forma Basis for such Fiscal Quarter and (C) the aggregate amount of such Investments under this clause (f)(ii) (and with respect to clause (f)(ii)(z) above, following the application of the Contract Advance Rate Amount in measuring the amount of any such Investment) do not exceed $62,500,000 at any time outstanding;

(g) Investments for the purpose of funding the repurchase of Contracts which are subject to (i) a Permitted ABS Transaction from a Securitization Subsidiary or (ii) such securitization arrangements entered into by Badcock on or prior to the First Amendment Effective Date and set forth on Schedule 1.1(g), so long as immediately before and after giving effect to each such repurchase, no Event of Default exists;

(h) So long as the Covenant Relief Period is not in effect and EBITDA on a Pro Forma Basis is equal to or greater than $170,000,000, Permitted Acquisitions;

(i) Investments arising out of the receipt by Borrowers or any Subsidiary of promissory notes and other non-cash consideration for any Asset Dispositions permitted under Section 10.2.6;

(j) accounts receivable, notes receivable, security deposits and prepayments arising and trade credit granted in the Ordinary Course of Business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the Ordinary Course of Business;

(k) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 10.2.5;

(l) Investments received in connection with the bankruptcy or reorganization of any Person, or settlement of obligations of, or other disputes with or judgments against, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the Ordinary Course of Business;

(m) Investments consisting of Debt, Liens, capital expenditures, Permitted Distributions, Asset Dispositions, payments and repurchases of Debt, fundamental change transactions, and affiliate transactions permitted under Section 10.2.1 (other than Section 10.2.1(v)), 10.2.2, 10.2.3, 10.2.4, 10.2.6, 10.2.8, 10.2.9 and 10.2.17 (other than Section 10.2.17(k));

(n) Investments by Borrowers or any Subsidiary in an outstanding aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $12,500,000 at any time (plus any returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees in respect of Investments theretofore made by it pursuant to this clause (n)); provided, that during the Covenant Relief Period, Investments pursuant to this clause (n) shall be limited to $1,250,000 in the aggregate for such period;

(o) Investments in the Ordinary Course of Business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(p) Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the Ordinary Course of Business;

(q) Investments made by any Subsidiary that is not an Obligor to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by an Obligor in such Subsidiary which is permitted hereunder;

(r) any Investment upon the satisfaction the Payment Conditions with respect thereto provided that during the Covenant Relief Period this clause (r) shall not be utilized for any Acquisition;

(s) Investments in connection with Hedging Agreements, in each case entered into in the Ordinary Course of Business and not for speculative purposes (it being agreed that the Permitted Convertible Notes Hedging Agreements and any Permitted Securitization Hedging Transaction are permitted);

(t) advances to any director, officer, employee, member or management or consultant for salary, travel expenses, commissions and similar items in the Ordinary Course of Business in an aggregate amount outstanding at any time not to exceed $6,250,000;

(u) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(v) deposits with financial institutions permitted hereunder;

(w) loans made by a Borrower to a Contract Debtor pursuant to a Contract entered into in the Ordinary Course of Business;

(x) loans made pursuant to any Permitted Originator Note; and

(y) Investments in the form of payments required to be made pursuant to that certain Asset Purchase Agreement, dated as of March 11, 2022, among, inter alios, RTO, as buyer, and Tempoe, LLC, a Delaware limited liability company, as seller, in an amount not to exceed $7,500,000 in the aggregate.

Restrictive Agreement: any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Borrowers or any their respective Subsidiaries to create, incur or permit to exist any Lien upon any of its property to secure the Obligations, or (b) the ability of any Subsidiary of Borrowers to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Borrowers or any other Subsidiary.

Reuters: as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

Revolving Agent: JP Morgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Revolving Credit Agreement.

Revolving Borrowing Base: the “Borrowing Base” under and as defined in the Revolving Credit Agreement.

Revolving Credit Agreement: (a) that certain Fifth Amended and Restated Loan and Security Agreement, dated as of March 29, 2021, by and among the Borrowers, the Parent, the other Obligors party thereto, the lenders party thereto, Revolving Agent and the other agents and arrangers from time to time party thereto, as the same may from time to time be, amended, restated, amended and restated, supplemented, modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), replaced, increased, renewed or extended and (b) any Replacement Facility, in each case, in an aggregate principal amount, together with the Term Loan Agreement, not to exceed $~~750,000,000~~758,000,000.

Revolving Loan Documents: the “Loan Documents” under and as defined in the Revolving Credit Agreement.

Revolving Obligations: the “Obligations” under and as defined in the Revolving Credit Agreement.

Revolving Outstandings: the “Revolver Usage” as defined in the Revolving Credit Agreement.

Royalty: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

RTO: New RTO, LLC, a Delaware limited liability company.

Sanction: any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority in each case having jurisdiction over any Borrower or its Subsidiaries.

Secured Parties: Agent and Lenders.

Securitization Subsidiary: one or more direct or indirect Subsidiaries of Parent formed for the purposes of entering into a Permitted ABS Transaction, including Conn Appliances Receivables Funding, LLC, Conn’s Receivables Funding I, LP, Conn’s Receivables Funding I GP, LLC, Conn’s Receivables, LLC, Conn’s Receivables Warehouse, LLC, Conn’s Receivables Warehouse Trust, Conn’s Receivables Funding 2021-A, LLC, Conn’s Receivables 2021-A Trust, Conn’s Receivables Funding 2022-A, LLC, and Conn’s Receivables 2022-A Trust.

Securitized Contracts: the Contracts and related assets which are subject to a Permitted Transaction.

Security Agreement: a security agreement, in the form executed by each Guarantor on the Closing Date, pursuant to which such Guarantor shall grant to Agent a Lien (for the benefit of the Secured Parties) in all of such Guarantor’s assets, or otherwise in form and substance (including pursuant to a joinder) reasonably acceptable to Agent.

Security Documents: the Guaranty, each Security Agreement, Equity Interest Pledge Agreement, the Intellectual Property Security Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations, or otherwise in form and substance (including pursuant to a joinder) reasonably acceptable to Agent.

Senior Credit Facilities: the collective reference to the Revolving Credit Agreement and the Term Loan Agreement and related Revolving Loan Documents and Term Loan Documents.

Senior Credit Facility Default: a “Default” or “Event of Default” under and as defined in each of the Revolving Credit Agreement and Term Loan Agreement other than any such Default or Event of Default in respect of ~~Sections 10.3.4 and~~Section 10.3.5 of each of the Revolving Credit Agreement and Term Loan Agreement ~~or~~, Section 5.2.2 of the Revolving Credit Agreement or 5.2.3 of the Term Loan Agreement.

Senior Officer: the chairman of the board, president, chief executive officer, chief financial officer (or other officer holding a similar role), chief operating officer, treasurer or assistant treasurer of a Borrower or, if the context requires, an Obligor.

SOFR: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

SOFR Administrator: the NYFRB (or a successor administrator of the secured overnight financing rate).

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Financial Covenants: as defined in Section 10.4.1.

Subordinated Debt: Debt (other than the Obligations, Term Loan Obligations or the Revolving Obligations) incurred by a Borrower (other than Debt among Parent and its Subsidiaries) that is expressly subordinate and junior in right of payment to the Obligations and has a maturity no shorter than, at the time of such incurrence or issuance, ninety-one (91) days after the Delayed Draw Term Loan Termination Date and has subordination terms reasonably satisfactory to Revolving Agent (or Agent to the extent there is a Discharge of ABL Obligations).

Subordination Provisions: as defined in Section 11.1(o).

Subsidiary: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Parent.

Tangible Net Worth: at any date, an amount equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, less (ii) the amount at which such Person’s liabilities would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities, in each case, in accordance with GAAP.

Tax and Trust Funds: cash, cash equivalents or other assets comprised solely of

(a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Person’s employees in the current period (which may be monthly or quarterly, as applicable),

(b) all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)), and

(c) any other funds which such Person holds in trust or as an escrow or fiduciary for another Person (which is not an Obligor) in the ordinary course of business.

Tax Group: as defined in the definition of “Permitted Tax Distributions”.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Agent: ~~Pathlight Capital LP~~BRF Finance Co., LLC, in its capacity as administrative agent and collateral agent under the Term Loan Agreement.

Term Loan Agreement: (a) that certain Term Loan and Security Agreement, dated as of ~~February 21, 2023~~the First Amendment Effective Date, by and among the Borrowers, the Parent, the other Obligors party thereto, the lenders party thereto, Term Loan Agent and the other agents and arrangers from time to time party thereto, as the same may from time to time, in each case, be amended, restated, amended and restated, supplemented, modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), replaced, increased, renewed or extended and (b) any Replacement Facility, in each case, in an aggregate principal amount, together with the Revolving Credit Agreement, not to exceed $~~750,000,000~~758,000,000.

Term Loan Borrowing Base: the “Borrowing Base” under and as defined in the Term Loan Credit Agreement.

Term Loan Documents: the “Loan Documents” under and as defined in the Term Loan Agreement.

Term Loan Facility: the senior secured term loan facility established pursuant to the Term Loan Agreement.

Term Loan Obligations: the “Obligations” under and as defined in the Term Loan Agreement.

Term Loan Push-Down Reserve: the “Term Loan Push-Down Reserve” as defined in the Term Loan Agreement.

Term SOFR Rate: at any time of determination for any month, the greater of (a) the Floor and (b) the rate per annum equal to the Term SOFR Reference Rate two U.S. Government Securities Business Days prior to the first day of such month for Dollar deposits with a term equivalent to three months; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR Rate means the Term SOFR Reference Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case. Term SOFR shall be determined on a monthly basis as of the first day of each month.

Term SOFR Reference Rate: the forward-looking SOFR term rate administered by CME Term SOFR Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

Third Party Contracts: any loan agreement, account, revolving credit agreement, retail installment sale contract, consumer loan, Instrument, note, document, chattel paper, and all other forms of obligations owing to any Borrower or any Subsidiary of a Borrower, including any collateral for any of the foregoing, including all rights under any and all security documents, in each case which does not satisfy the credit criteria under the Credit and Collection ~~Policy~~Guidelines and is intended to be sold to a third party in the Ordinary Course of Business promptly following the execution thereof (and delivery of the product financed thereby); provided, that (x) any purchase and sale agreement related to such Third Party Contract shall provide that such Third Party Contract shall be purchased by such third party within two (2) Business Days of its origination and the applicable Borrower or Subsidiary shall take commercially reasonable efforts to consummate such sale within two (2) Business Days of origination and (y) the aggregate outstanding balance of Third Party Contracts owned by Borrowers and their Subsidiaries shall at no time exceed $1,250,000.

Threshold Amount: $31,250,000.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Financial Institutions: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unadjusted Benchmark Replacement: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

U.S. Government Securities Business Day: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

Warrant: a warrant that entitles the holder thereof to purchase shares of the Applicable Parent Common Stock in the form of Exhibit E attached hereto that may be issued from time to time to each of the Lenders or an Affiliate of such Lenders or another assignee, transferee, or designee of such Lenders, on the terms and subject to the conditions set forth in Section 8.

Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Zenith Debt: Debt incurred pursuant to that certain sale/payment agent agreement, among Zenith Group Holdings, LLC (or an Affiliate thereof) and Conn’s, Inc. (or an Affiliate thereof), and such other documents entered into in connection therewith, as each may be amended, restated, amended and restated, supplemented, modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), replaced, increased, renewed or extended.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if Borrower Agent notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Borrower Agent that Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and, if an amendment is requested by Borrower Agent or Agent, then Borrower Agent and Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to Agent or the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed).

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “General Intangibles”, “Goods”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account” and “Supporting Obligation”.

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders and the neuter form. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement (including any Loan Document and any Organic Document) include any amendments, restatements, amendments and restatements, supplements, modifications, replacements, renewals, extensions and refinancings from time to time (to the extent permitted or not restricted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and permitted assigns; and (f) time of day means Central time (daylight or standard, as applicable). All determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time (as adjusted in accordance with the terms hereof). No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or words of similar import means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained in good faith and diligent performance of his or her duties. The use of the phrase “subject to” as used in connection with Permitted Liens or otherwise and the permitted existence of any Permitted Liens or any other Liens in this Agreement or any other Loan Document shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of Agent and the other Secured Parties, expect as expressly set forth in this Agreement or such other Loan Documents.

1.5 Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

1.6 Compliance with this Agreement. For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test, such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

1.7 Classification. For purposes of determining compliance at any time with Sections 10.2.1, 10.2.2, 10.2.4, 10.2.5, 10.2.6, 10.2.8, 10.2.9, 10.2.14, and 10.2.17 (and, in each case, any definition used therein) in the event that any Debt, Lien, Distribution, Restricted Investment, Asset Disposition, payment, prepayment, redemption, repurchase, retirement, defeasance or acquisition, merger, combination, consolidation, liquidation, winding up or dissolution, Restrictive Agreement, or Affiliate transaction meets the criteria of more than one (1) of the categories of transactions or items permitted pursuant to any clause of such Sections 10.2.1, 10.2.2, 10.2.4, 10.2.5, 10.2.6, 10.2.8, 10.2.9, 10.2.14, and 10.2.17 (and, in each case, any definition used therein), the Borrowers, in their sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one (1) category.

1.8 Certain Calculations.

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(a) Subject to the immediately succeeding clauses (b) and (c) and Section 1.6 above, notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Interest Coverage Ratio, the Leverage Ratio and the ABS Excluded Leverage Ratio) pursuant to this Agreement shall be calculated in the manner prescribed by the definition of “Pro Forma Basis.”

(b) Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including the Interest Coverage Ratio, the Leverage Ratio and the ABS Excluded Leverage Ratio and the component definitions of any of the foregoing), (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) the making of any representation or warranty, in each case as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Debt), (B) the making of any Distribution and/or (C) the making of any restricted Debt payment, in each case in connection with a Limited Condition Transaction, at the election of Borrowers (the “LCT Election”), the determination of whether the relevant condition is satisfied may be made at the time (the “LCT Test Time”) of (or on the basis of the financial statements for the most recently ended fiscal period at the time of) the execution of the definitive agreement with respect to such Limited Condition Transaction. If Borrowers have made an LCT Election, then, in connection with any calculation of any financial ratio or test (other than with respect to determining actual (as opposed to pro forma) compliance with the Financial Covenants) following such LCT Test Time and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement with respect thereto is terminated, any such financial ratio or test shall be calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Transaction and other subject transactions in connection therewith have been consummated.

(c) Notwithstanding anything to the contrary contained in this Section 1.8 or otherwise, for purposes of determining actual compliance with the financial covenants set forth in Section 10.3, any such adjustments shall only include events that occurred during the relevant measurement period for such financial covenant.

1.9 Interest Rates; Benchmark Notification. The interest rate on a Term Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.6(b) provides a mechanism for determining an alternative rate of interest. Agent will promptly notify the Borrower Agent, pursuant to Section 3.6(d), of any change to the reference rate upon which the interest rate on a Term Loan is based. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability (it being understood that this sentence does not limit Agent’s obligation to make any determination or calculation of such reference rate as expressly required to be made by Agent pursuant to the terms of this Agreement). Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. Agent (acting at the direction of the Required Lenders) may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2. CREDIT FACILITIES

2.1 Delayed Draw Term Loans.

2.1.1 Delayed Draw Term Loans. Each Lender agrees, severally on a Pro Rata basis, on the terms set forth herein, to make one or more delayed draw term loans (collectively, the “Delayed Draw Term Loans”) to Borrowers during the Delayed Draw Term Loan Commitment Period in an aggregate amount not to exceed its Delayed Draw Term Loan Commitment; provided that after giving effect to the making of any Delayed Draw Loan, in no event shall the aggregate principal amount of all Delayed Draw Loans pending extension exceed the unused Delayed Draw Term Loan Commitments at such time. Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Each Lender’s Delayed Draw Term Loan Commitment shall automatically and permanently be reduced by the amount of each Delayed Draw Term Loan made hereunder.

2.1.2 Delayed Draw Term Notes. The Delayed Draw Term Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Delayed Draw Term Note to such Lender.

2.1.3 Use of Proceeds. The proceeds of the Delayed Draw Term Loans shall be used by Borrowers for working capital and other lawful corporate purposes of Borrowers and their Subsidiaries in accordance with this Agreement. No Borrower shall, directly or, to its knowledge, indirectly, use any Delayed Draw Term Loan proceeds, nor use, lend, contribute or otherwise make available any Delayed Draw Term Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of funding of the Delayed Draw Term Loan, is the target of any Sanction; or (ii) in any manner that would result in a violation of a Sanction by such Person.

2.1.4 Termination of Delayed Draw Term Loan Commitments. The Delayed Draw Term Loan Commitments shall terminate immediately and without further action on the Delayed Draw Term Loan Commitment Termination Date.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

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3.1.1 Rates and Payment of Interest.

(a) The Obligations under the Loan Documents shall bear interest at a rate per annum equal to the Applicable Reference Rate in effect from time to time, plus the Applicable Margin. Interest shall accrue from the date a Delayed Draw Term Loan is advanced or the Obligation is payable, until paid by Borrowers. If a Delayed Draw Term Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders or Agent (acting at the direction of the Required Lenders) in their discretion so elect, the Obligations under the Loan Documents shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c) Interest accrued on the Delayed Draw Term Loans shall be due and payable in cash in arrears on each Interest Payment Date; provided, however, to the extent the payment in cash of all or any portion of the interest then due and payable on the applicable Interest Payment Date would result in a “Default” or “Event of Default” under any of the Senior Credit Facilities, the Borrowers may pay such portion of the outstanding interest in kind (i.e. by adding such outstanding interest to the aggregate principal amount of the Delayed Draw Term Loans, any such capitalized interest, “PIK Interest”) as is necessary to avoid any such “Default” or “Event of Default”. On each Interest Payment Date, each Lender will be entitled to receive an amount equal to their pro rata share of the cash interest then due and owing (if any), as well as any such PIK Interest then due and owing. Amounts representing PIK Interest which are added to the outstanding principal of Loans and other Obligations accruing once capitalized and added to the principal of the Obligations shall thereafter bear interest in accordance with this Section 3.1 and otherwise be treated as Delayed Draw Term Loans for purposes of this Agreement. All accrued and unpaid interest shall be payable in full in cash in immediately available funds in Dollars on the applicable Delayed Draw Term Loan Termination Date.

3.2 Fees.

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3.2.1 Fee Letter. The Borrowers shall pay to Agent and the Lenders, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

3.2.2 Delayed Draw Commitment Fees. The Borrowers shall pay to Agent for the account of each Lender holding a Delayed Draw Term Loan Commitment in accordance with its Pro Rata share, a commitment fee equal to 5.0% per annum times the actual daily amount of the aggregate unused Delayed Draw Term Loan Commitments (the “Delayed Draw Commitment Fee”). The Delayed Draw Commitment Fee shall accrue at all times from the Closing Date until the Delayed Draw Term Loan Commitment Termination Date and shall be due and payable in arrears in cash on the first day of each month, commencing with the first full calendar month to occur after the Closing Date, and on the Delayed Draw Term Loan Commitment Termination Date; provided, however, (i) to the extent the payment in cash of all or any portion of the Delayed Draw Commitment Fee on the applicable payment date would result in a “Default” or “Event of Default” under any of the Senior Credit Facilities then, in each case, the Borrowers may pay such portion of such Delayed Draw Commitment Fee in kind (i.e. by adding such Delayed Draw Commitment Fee to the aggregate principal amount of the Delayed Draw Term Loans, any such capitalized fees, the “PIK Fees”) as is necessary to avoid any such “Default” or “Event of Default.” The commitment fee referred to in this Section 3.2.2 shall be calculated monthly in arrears.

3.3 Computation of Interest and Fees. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed (including the first day but excluding the last day), based on a year of 360 days (or 361 days in a leap year), except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are either compensation for services or liquidated damages and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate setting forth in reasonable detail the calculation of the amount or amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error; provided that such certificate from each such Lender shall contain a certification to Borrowers that such Lender is generally requiring reimbursement for the relevant amounts from similarly situated borrowers under comparable credit facilities. The Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of the certificate.

3.4 Reimbursement Obligations. The Borrowers shall pay all Extraordinary Expenses within 30 days of receipt of an invoice (in reasonable detail and accompanied by backup documentation). Without duplication of the foregoing sentence, the Borrowers shall also reimburse Agent within 30 days of receipt of an invoice (in reasonable detail and accompanied by backup documentation) for all reasonable and documented out-of-pocket legal, examination and appraisal fees and expenses (in the case of legal fees and expenses, fees and expenses of one lead firm of counsel to Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent) incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any modification thereof and (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral.

3.5 Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Delayed Draw Term Loans bearing interest by reference to the Term SOFR Rate, or to determine or charge interest based on the then applicable Benchmark, then, on written notice thereof by such Lender to Agent and Borrower Agent, all Delayed Draw Term Loans shall bear interest at the Base Rate (without reference to any Benchmark component thereof) until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.

3.6 Alternate Rate of Interest.

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(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.6:

(i) Agent reasonably determines (which determination shall be conclusive absent manifest error) in connection with the determination of the applicable rate of interest for the Delayed Draw Term Loans on any month, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis); or

(ii) Agent is advised by the Required Lenders that in connection with the determination of the applicable rate of interest for the Delayed Draw Term Loans on any month the Term SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan);

then Agent shall give notice thereof to the Borrower Agent and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which Agent agrees to deliver promptly when such circumstances cease to exist), the Delayed Draw Term Loans shall bear interest based on the Base Rate until Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which Agent agrees to deliver promptly when such circumstances cease to exist).

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Agent will promptly notify the Borrower Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any Agreed Tenor, and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent (acting at the direction of the Required Lenders) or, if applicable, or any Lender (or group of Lenders) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) an Agreed Tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent (acting at the direction of Required Lenders) in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that an Agreed Tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Agreed Tenor” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Agreed Tenor” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Delayed Draw Term Loans shall bear interest at the Base Rate until such time as a Benchmark Replacement is implemented pursuant to this Section 3.6.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Term Loan or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(b) impose on any Lender or the applicable offshore interbank market any other condition affecting this Agreement or any other Loan Document or any Term Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, any Loan (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, within 30 days of receipt of a certificate of the type specified in Section 3.3 from such Lender, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2 Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Term Loan Commitments, or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time within 30 days of receipt of a certificate of the type specified in Section 3.3, Borrowers will pay to such Lender, as the case may be, such additional amounts as will compensate it or such Lender’s holding company for the reduction suffered.

3.7.3 Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender for any increased costs or reductions suffered more than 90 days (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrower Agent of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or ~~requisite~~requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to it or unlawful. The Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9	Funding Losses.

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3.9.1 If for any reason (a) any borrowing of a Delayed Draw Term Loan does not occur on the date specified therefor in a Notice of Borrowing, or (b) Borrowers fail to repay a Delayed Draw Term Loan when required hereunder, then Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of margin). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations under the Loan Documents or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations under the Loan Documents.

SECTION 4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Delayed Draw Term Loans.

4.1.1 Notice of Borrowing. To request a Delayed Draw Term Loan, Borrower Agent shall give the Lenders a Notice of Borrowing no later than 12:00 noon, at least three (3) Business Days (or such shorter period agreed by Agent) prior to the requested funding date.

4.1.2 Funding by Lenders. Each Lender shall fund its Pro Rata share of a Delayed Draw Term Loan in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Borrower’s notice is received after the time provided above, in which case Lender shall fund by 1:00 p.m. on the next Business Day. Lenders shall disburse the proceeds of any Delayed Draw Term Loan in a manner directed by Borrower Agent.

4.1.3 Minimum Amount. Delayed Draw Term Loans shall be made in a minimum amount of Five Hundred Thousand Dollars ($500,000) and shall be in integral multiples of One Hundred Thousand Dollars ($100,000) in excess of thereof or, if the available Delayed Draw Term Loan Commitments are less than such minimum amounts, then in an amount equal to the remaining Delayed Draw Term Loan Commitments.

4.2 [Reserved].

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4.3 [Reserved].

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4.4 Borrower Agent. Each Borrower hereby designates CAI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Delayed Draw Term Loans, delivery or receipt of communications, payment of Obligations, requests for waivers, amendments or other modifications, accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.5 One Obligation. The Delayed Draw Term Loans and other Obligations constitute one general obligation, on a joint and several basis, of Borrowers and are secured by Agent’s Lien on all Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination. Until Full Payment of all Obligations under the Loan Documents, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Sections 3.4, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section and each indemnity (and related provisions (including the obligation to return any payments to which an indemnitee was not entitled to payment)) or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations subject to the limitations set forth in such Sections, if any.

SECTION 5. PAYMENTS

5.1 General Payment Provisions. All payments or prepayments of Obligations under the Loan Documents shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes (except as provided in Section 5.9), and in immediately available funds, prior to 2:00 p.m. (or such later time as Agent (acting at the direction of the Required Lenders) may agree in its reasonable discretion) on the due date or the date fixed for any prepayment hereunder. Any amounts received after such time may, at the discretion of Agent (acting at the direction of the Required Lenders), be deemed made on the next Business Day for purposes of calculating interest thereon. Except as expressly provided herein, all such payments shall be made to Lenders at their offices as set forth in Section 14.3.

5.2 Repayment of Obligations. The Borrowers shall repay the aggregate principal amount of the Delayed Draw Term Loan (giving effect to any prepayments applied thereto under Section 5.6) in full on the Delayed Draw Term Loan Termination Date. The Delayed Draw Term Loan may be prepaid at any time, or from time to time, in whole or in part, without premium or penalty.

5.3 [Reserved].

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5.4 [Reserved].

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5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person in any Insolvency Proceeding, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6 Application and Allocation of Payments.

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5.6.1 Application of Payments Generally. Subject to Section 5.6.2 and Section 5.6.3, payments made by Borrowers hereunder shall be applied (a) first, to Obligations under the Loan Documents then due and owing, if any; (b) second, to other Obligations specified by Borrowers, and (c) third, as determined by Agent (acting at the direction of the Required Lenders) in its discretion.

5.6.2 Application of Voluntary Prepayments. Subject to Section 5.6.3, any payment made by Borrowers to Agent pursuant to Section 5.2, in each case, shall be applied to prepay the remaining scheduled installments of the Delayed Draw Term Loans in inverse order of maturity.

5.6.3 Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, but subject to the terms of the Intercreditor Agreement, during the existence of an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Required Lenders or Agent (acting at the direction of the Required Lenders), monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

second, to all other amounts owing to Agent;

third, to all Obligations constituting fees, indemnification, costs or expenses owing to Lenders;

fourth, to all Obligations constituting interest;

fifth, to all Delayed Draw Term Loans;

sixth, to all remaining Obligations; and

LAST, to Borrowers.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. No Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section 5.6.3.

5.6.4 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, subject to Section 12.9.2, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7 [Reserved].

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5.8 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) (collectively the “Loan Account”) evidencing the Debt of Borrowers hereunder, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations. Any failure of Agent to record anything in a Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in a Loan Account is provided to any Person for verification (or inspected in the case of any Person other than Borrowers), the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt (or inspection, as applicable) that specific information is subject to dispute; provided that payment by Borrowers to Agent of any amounts owed hereunder which are under dispute by Borrowers shall not be deemed a waiver of Borrowers’ right to continue such dispute.

5.9 Taxes.

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5.9.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent (acting at the direction of Required Lenders) in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(b) If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2 Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3 Tax Indemnification.

(a) Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender fails for any reason to pay to Agent as required pursuant to this Section. Each Borrower shall make payment within 30 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.

5.9.4 Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request and as soon as practicable after payment, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.9.5 Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6 Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender and the repayment, satisfaction, discharge or Full Payment of any Obligations under the Loan Documents.

5.10 Lender Tax Information.

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5.10.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2 Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W 9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W 8BEN or IRS Form W 8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W 8BEN or IRS Form W 8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W 8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W 8BEN or IRS Form W 8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, however, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct or indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.11 Nature and Extent of Each Borrower’s Liability.

5.11.1 Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations under the Loan Documents, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations under the Loan Documents.

5.11.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations under the Loan Documents and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lenders would decline to make Delayed Draw Term Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) During the continuance of an Event of Default, Agent (acting at the direction of Required Lenders) and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) This Section 5.11.3 shall not limit the liability of any Borrower to pay or guarantee Delayed Draw Term Loans made directly or indirectly to it (including Delayed Draw Term Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

5.11.4 Joint Enterprise. Each Borrower has requested that Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. The Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. The Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. The Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations under the Loan Documents.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent.

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6.1.1 The obligations of the Lenders to make Delayed Draw Term Loans hereunder shall not become effective until the date (“Closing Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 14.1), in each case, in form and substance satisfactory to the Lenders:

(a) The Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor (to the extent a party thereto) shall be in compliance with all terms thereof.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral (and all filing and recordation fees shall be paid concurrently with such filing or recordation), as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received certificates from a Senior Officer of Borrower Agent certifying that, after giving effect to the making of Delayed Draw Term Loans (if any) and the transactions contemplated hereby, (i) Borrowers and their Subsidiaries, taken as a whole on a consolidated basis, are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct (in accordance with Section 6.1.2(c) below).

(d) Agent shall have received a customary written opinion of Sidley Austin LLP.

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received copies of the charter documents of each Obligor, certified as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(g) Since April 30, 2023, there has been no change in the financial condition of Parent or any of its Subsidiaries (when taken as a whole) that could reasonably be expected to have a Material Adverse Effect.

(h) The Borrowers shall have paid all fees and expenses due and payable to Lenders on the Closing Date, including, to the extent invoiced at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i) an amendment to the Permitted ABS Intercreditor Agreement, to among other things, permit the transactions contemplated by the Loan Documents.

(j) The Lenders shall have received all documentation and other information, including a duly executed W-9 tax form (or such other applicable IRS tax form) of the Obligors, required by such institution or its bank regulatory authorities under applicable economic sanctions laws, “know your customer” and other terrorism, counter-terrorism and anti-money laundering rules and regulations, including the PATRIOT Act and the United States Executive Order No. 13224 on Terrorist Financing.

(k) Each Obligor shall have obtained all Governmental Approvals and all consents of other Persons, in each case that are necessary in connection with the entering into of the Loan Documents to be delivered on the Closing Date, and each of the foregoing shall be in full force and effect.

(l) There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that (i) is related to this Agreement or the other Loan Documents or (ii) in the reasonable opinion of Agent, singly or in the aggregate, could have a Material Adverse Effect.

6.1.2 The Lenders’ obligation to fund a Delayed Draw Term Loan on or after the Closing Date is subject to the satisfaction of the following condition (unless waived in accordance with Section 14.1):

(a) Agent shall have received a Notice of Borrowing with respect to such Delayed Draw Term Loan no less than three (3) Business Days (or such shorter period agreed by Agent) prior to the requested funding date.

(b) No Default or Event of Default or Senior Credit Facility Default exists or would result from the funding of the Delayed Draw Term Loan or from the application of the proceeds thereof on the Closing Date.

(c) The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (and in all respects with respect to any representations and warranties which are expressly qualified with materiality) on the Closing Date, and upon giving effect to, the funding of the Delayed Draw Term Loans (except for representations and warranties that relate solely to an earlier date, in which case they are true in correct in all material respects (and in all respects with respect to any representations and warranties which are expressly qualified with materiality) as of such earlier date).

(d) Upon the request of any Lender, Borrower shall have executed and delivered an executed Delayed Draw Term Note.

SECTION 7. COLLATERAL

7.1 Grant of Security Interest. To secure the prompt payment and performance of ~~up to $50,000,000 in the aggregate of~~ the Obligations ~~(or such greater amount as is permitted and otherwise available to constitute secured Junior Lien Debt (as defined in each of the Senior Credit Facilities)),~~, each Borrower hereby assigns and transfers to Agent, and hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property of such Borrower (other than ~~any such property that constitutes~~ Excluded Collateral), whether now owned or hereafter acquired, and wherever located:

(a) all Contracts and all Third Party Contracts;

(b) all Accounts including Credit Card Accounts;

(c) all Chattel Paper, including electronic chattel paper;

(d) all Commercial Tort Claims, including those shown as of the Closing Date on Schedule 9.1.16;

(e) all Deposit Accounts;

(f) all Documents;

(g) all General Intangibles, including Intellectual Property and the CARES Act Tax Refund Claim;

(h) all Goods, including Inventory, Equipment and fixtures;

(i) all Instruments;

(j) all Investment Property, including the Equity Interests of each Borrower in its Subsidiaries set forth on Schedule 7.1(j) and all Class C Retained Notes;

(k) all Letter-of-Credit Rights;

(l) all Supporting Obligations;

(m) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender;

(n) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print outs and computer records) pertaining to the foregoing.

Each Contract and its related assets (other than, in each case, net distributions or other net proceeds received by an Obligor directly or indirectly from the sale of the securities in a Permitted ABS Transaction on account of such Contract becoming a Securitized Contract) shall be released from Agent’s security interest automatically upon becoming a Securitized Contract without further action by Agent or any other Person. Each Third Party Contract and its related assets (other than, in each case, net distributions or other net proceeds received by an Obligor on account of the sale thereof) shall be released from Agent’s security interest automatically upon being sold to a third party in accordance with the terms of the Loan Documents without further action by Agent or any other Person. Each Class C Retained Note and its related assets (other than, in each case, net distributions or other net proceeds received by an Obligor on account of the sale thereof) shall be released from Agent’s security interest automatically upon being sold to a third party in accordance with Section 10.2.6(b) without further action by Agent or any other Person. Agent shall execute a release evidencing the foregoing upon any Borrower’s request; provided that only Agent or its designee may file any UCC-3 financing statements in connection with the foregoing (which Agent agrees to do promptly upon Borrower Agent’s request). If a Securitized Contract is transferred from a Securitization Subsidiary back to a Borrower (other than a defaulted Securitized Contract being transferred back solely for tax rebate purposes), it shall cease being a Securitized Contract upon such transfer back and, together with its related security shall again constitute Collateral hereunder.

7.2 Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower (other than Excluded Accounts), including any sums in any blocked or lockbox accounts (if any) or in any accounts into which such sums are swept. Each Borrower authorizes and directs each bank or other depository to deliver all balances in each such Deposit Account maintained by such Borrower with such depository promptly following the receipt by such bank or other depository institution of a notice of a Dominion Trigger Period, to (a) first, the Revolving Obligations (as provided in the Revolving Credit Agreement, including the cash collateralization of any such Revolving

Obligations), (b) second, the Term Loan Obligations (as provided in the Term Loan Documents, including the cash collateralization of any such Term Loan Obligations), and (c) third such accounts directed by Agent, in its sole discretion, for application to the Obligations. Each Borrower irrevocably appoints Agent as such Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

~~Notwithstanding anything herein in to the contrary, the security interest and Lien granted to Agent and Lenders under this Section 7.1 shall only secure the Obligations up to a maximum amount of $50,000,000 in the aggregate (or such greater amount as is permitted and otherwise available to constitute secured Junior Lien Debt (as defined in each of the Senior Credit Facilities)). Any Obligations in excess of $50,000,000 (or such greater amount as is permitted and otherwise available to constitute secured Junior Lien Debt (as defined in each of the Senior Credit Facilities)) shall, for the avoidance of doubt, shall be unsecured for all purposes of the Loan Documents.~~

~~7.2~~ [Reserved]~~.~~

7.3 [Reserved].

~~.~~

7.4 [Reserved].

~~.~~

7.5 Other Collateral.

~~.~~

7.5.1 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $5,000,000) and shall take such actions as Agent deems appropriate to subject such claim to a Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders.

~~7.5.2~~ [Reserved]~~.~~

7.5.2 Certain After-Acquired Collateral. The Borrowers (a) shall promptly notify Agent if a Borrower obtains an interest in any Deposit Account (other than an Excluded Account) and (b) shall notify Agent concurrently with the delivery of any Compliance Certificate delivered pursuant to Section 10.1.1(d)(i), if, during the most recently ended Fiscal Quarter to which such Compliance Certificate relates, any Borrower obtains any interest in Collateral (other than Contracts and related assets) consisting of Intellectual Property and Investment Property and, subject to Section 7.5.4, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien (subject to other Permitted Liens and the Intercreditor Agreement) on such Collateral including obtaining any appropriate control agreement.

7.5.3 Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.5.4 Further Assurances. All Liens granted to Agent for the benefit of the Secured Parties under the Loan Documents are for the benefit of Secured Parties. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no perfection actions other than (i) obtaining appropriate control agreements on Deposit Accounts, (ii) customary filings for Intellectual Property, (iii) the filing of a Uniform Commercial Code financing statement in the jurisdiction of organization of each Obligor, and (iv) subject to Section 14.19, those satisfied by delivery of possession in respect of possessory collateral as satisfied by the terms of the Intercreditor Agreement shall be required with respect to the Collateral prior to any Default or Event of Default. Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets”, “all personal property” or “all assets of the debtor, wherever located, whether now owned or hereafter acquired or arising, and all products and proceeds of the foregoing” of such Borrower, or words to similar effect.

SECTION 8. WARRANTS

8.1 Warrants. In connection with each Delayed Draw Term Loan, Parent shall issue to each Lender (or its Affiliate or other designee) a Warrant (in the form of Exhibit E attached hereto) to purchase a number of shares of Applicable Parent Common Stock equal to (a) ~~(i)~~ 20% of the aggregate principal amount of such Delayed Draw Term Loan funded by a Lender divided by (b) the Exercise Price (as applicable from time to time, the “Warrant Shares”). Each such Warrant shall, subject to the limitations set forth in Section 8.2, be issued to (x) a Lender (or its Affiliate or other designee) on each Borrowing Date or (y) a Third Party Designee (as defined below), as promptly as practicable following the date Parent or the Borrowers ~~receives~~receive written designation of such Third Party Designee in accordance with Section 8.2 below. For the avoidance of doubt, to the extent a Warrant is issued for the purchase of Parent Common Stock prior to the Parent having issued Non-Voting Parent Common Stock, such Warrant shall automatically become exercisable for the purchase of Non-Voting Parent Common Stock from and after the authorization of such Non-Voting Parent Stock and Parent shall execute any and all amendments reasonably requested by the holder of such Warrant to evidence the same.

8.2 Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, for so long as the Applicable Parent Common Stock is the Parent Common Stock, the number of shares of Parent Common Stock subject to any Warrant shall be limited pursuant to this Section 8.2 to the extent necessary to ensure that, following exercise of such Warrant, the total number of shares of Parent Common Stock then beneficially owned by such Lender and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Lender’s for purposes of Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act” and, such Persons whose ownership would be aggregated, the “Lender Group”), does not exceed 19.99% of the total number of issued and outstanding shares of Parent Common Stock (including for such purpose the shares of Parent Common Stock issuable upon such exercise) as of the date of this Agreement (the “Beneficial Ownership Limit”). If the number of shares of Parent Common Stock that would otherwise be subject to any Warrant pursuant to Section 8.1 would cause a Lender Group to exceed the Beneficial Ownership Limit, then (a) Parent shall issue to the applicable Lender or another member of the Lender Group designated by such Lender a Warrant to purchase the maximum number of shares of Parent Common Stock as would not exceed the Beneficial Ownership Limit at the Exercise Price and (b) such Lender may designate, in writing to Parent, one or more third parties that are not part of the applicable Lender Group (a “Third Party Designee”) to whom Parent shall issue a Warrant to purchase a number of shares of Parent Common Stock equal to the number of shares calculated in accordance with Section 8.1 minus the number of shares subject to the Warrant issued pursuant to the immediately preceding clause (a) with the same Exercise Price; provided, that any such Third Party Designee shall be required to certify in writing to Parent that such Third Party Designee is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933 (the “Securities Act”) and make such other representations and certifications as Parent may reasonably request; provided, further, that any issuance of a Warrant to a Third Party Designee pursuant to the immediately preceding clause (b) shall be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities blue sky laws. For the purposes of this Section 8.2, beneficial ownership shall be determined in accordance with Section 13 of the Exchange Act and the rules and regulations promulgated thereunder.

8.3 19.99% Cap Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Applicable Parent Common Stock (but, from and after such time, if ever, as the stockholders of Parent approve the issuance of the shares of Non-Voting Parent Common Stock underlying any and all Warrants to be issued pursuant to the terms of this Agreement (for this purpose, without application of the limitations set forth in this Section 8.3) not any Non-Voting Common Stock) subject to any and all Warrants issued shall be limited pursuant to this Section 8.3 to the extent necessary to ensure that the aggregate number of shares of Parent Common Stock subject to the Warrants issued hereunder does not exceed ~~4,855,159~~4,907,567 , which equals 19.99% of the ~~24,287,942~~24,550,113 shares of Parent Common Stock issued and outstanding as of the ~~Closing~~First Amendment Effective Date.

8.4 PIK Amounts. Notwithstanding anything herein to the contrary, the aggregate amount of the PIK Amounts capitalized and added to the principal amount of the Delayed Draw Term Loans shall be disregarded for all purposes under this Section 8 and shall not factor into the calculation of the number of shares of Applicable Parent Common Stock subject to any Warrant.

8.5 Authorization of Non-Voting Parent Stock. Parent covenants and agrees to comply with its obligations set forth in the Badcock Transaction Documents with respect to soliciting the approval of its stockholders of the authorization and issuance of the Non-Voting Parent Common Stock (the “Non-Voting Stock Solicitation”) and, in connection with such solicitation, to also solicit (on the same terms and subject to the same conditions as apply to the Non-Voting Stock Solicitation pursuant to the Badcock Transaction Documents) authorization to issue the maximum amount of Non-Voting Parent Common Stock upon exercise of the maximum number of Warrants that could be issued hereunder (i.e., assuming Term Loans issued hereunder in an aggregate principal amount of $50,000,000.00 and for an Exercise Price of $0.01) (the “Warrant Stock Solicitation”). The Warrant Stock Solicitation shall be reasonably satisfactory to the Agent and Lenders in all material respects.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to provide the DDTL Facility, Parent and each Borrower represents and warrants that:

9.1.1 Organization and Qualification. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization, except where the failure to be so organized or validly existing (other than in the case of a Borrower) or in good standing could not reasonably be expected to have a Material Adverse Effect. Each Obligor is duly qualified, authorized to do business and in good standing in each other jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2 Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except, in the case of clauses (c) and (d), for any contravention, violation or imposition of a Lien as could not reasonably be expected to result in a Material Adverse Effect.

9.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium, administration or similar laws relating to, limiting or otherwise affecting creditors’ rights or by equitable principles or principles of public order relating to enforceability.

9.1.4 Capital Structure. Schedule 9.1.4 sets forth, as of the Closing Date, for each Subsidiary of Parent, its name, its jurisdiction of organization and its authorized and issued Equity Interests. Parent or its applicable Subsidiary has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. As of the Closing Date, except as set forth in Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Subsidiaries of Parent.

9.1.5 Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, neither Parent nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. As of the Closing Date, the chief executive offices and other places of business of Parent and its Subsidiaries are shown on Schedule 8.7.1.

9.1.6 Title to Properties; Priority of Liens. Each of Parent and its Subsidiaries has good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except (i) Permitted Liens, (ii) minor defects in title to its Real Estate that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purpose and (iii) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Parent and its Subsidiaries has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, in each case other than Permitted Liens. Subject to actions required to be taken by Agent, all Liens of Agent in the Collateral will be duly perfected Liens~~, subject only to Permitted Liens and solely to the extent such Lien can be perfected by the filing of a UCC-1 financing statement and the priority afforded thereby~~.

9.1.7 Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been delivered to Agent and Lenders, have been prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated, subject, in the case of certain interim statements, to the absence of footnotes and normal year-end adjustments. All projections pertaining to Parent and its Subsidiaries heretofore delivered to Agent and Lenders by or on behalf of the Obligor have been prepared in good faith, based on assumptions believed to be reasonable in light of the circumstances at such time, it being understood that (a) whether or not such projections are in fact achieved will depend upon future events which are beyond the control of Parent or any of its Subsidiaries, (b) no assurance can be given that such projections will be realized, (c) actual results may vary from the projections and such variations may be material and (d) the projections should not be regarded as a representation by Parent or any of its Subsidiaries that the projected results will be achieved. Since April 30, 2023, there has been no change in the financial condition of Parent or any of its Subsidiaries (when taken as a whole) that could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrowers and their Subsidiaries, taken as a whole on a consolidated basis, are Solvent.

9.1.8 [Reserved].

9.1.9 Taxes. Parent and each of its Subsidiaries have filed all federal and other material tax returns that it is required by Applicable Law to file, and has paid, caused to be paid or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except in each case to the extent constituting Permitted Liens.

9.1.10 [Reserved].

9.1.11 Intellectual Property. Each of Parent and its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others except for any such failure to own or have rights, conflict or infringement that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to Parent’s or any Borrower’s knowledge, Intellectual Property Claim threatened in writing with respect to Parent, any of its Subsidiaries or any of their Intellectual Property which could reasonably be expected to result in a Material Adverse Effect. All material federally registered Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries is shown on Schedule 9.1.11 (as such Schedule may be updated by Borrowers from time to time at the time of the delivery of a Compliance Certificate in accordance with Section 10.1.2). It is understood and agreed that the representation and warranty set forth in this Section 9.1.11, as it relates to items disclosed on Schedule 9.1.11, shall be deemed not to have been breached to the extent any information set forth on such Schedule changes, so long as such Schedule is updated to reflect such changes in connection with the next succeeding delivery of a quarterly Compliance Certificate.

9.1.12 Governmental Approvals. Each of Parent and its Subsidiaries have, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To each Borrowers’ knowledge, all necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, in each case except where the failure to have such license, permit or certificate or noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13 Compliance with Laws. Each of Parent and its Subsidiaries has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law (including all Consumer Finance Laws), except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There are no citations, notices or orders of material non-compliance issued to Parent or any of its Subsidiaries under any Applicable Law, except as could not reasonably be expected to result in a Material Adverse Effect.

9.1.14 Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, to Parent’s or any Borrower’s knowledge, neither Parent’s nor any of its Subsidiaries’ past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has knowledge of any facts or conditions that would reasonably be expected to result in any material contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or, to Parent’s or any Borrower’s knowledge, previously owned, leased or operated by it, in each case which could reasonably be expected to result in a Material Adverse Effect.

9.1.15 Burdensome Contracts. Neither Parent nor any of its Subsidiaries is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.

9.1.16 Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to Parent’s or any Borrower’s knowledge, threatened in writing against Parent or its Subsidiaries, or any of their businesses, operations or Properties that (a) as of the Closing Date, relate to any Loan Documents or transactions contemplated thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Parent nor its Subsidiaries are in default with respect to any order, injunction or judgment of any Governmental Authority that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

9.1.17 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

9.1.18 ERISA. Except as could not reasonably be expected, whether individually or in the aggregate, to result in a Material Adverse Effect:

(a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter has been submitted to the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. To the knowledge of the Borrowers, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60% (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC such that there remains material liability in connection therewith.

(d) With respect to any Foreign Plan, (i) all employer contributions required by law or by the terms of the Foreign Plan have been made and (ii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or its Subsidiaries and any customer or supplier, or any group of customers or suppliers, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.1.20 Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date, neither Parent nor its Subsidiaries are party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of Parent or its Subsidiaries’ employees that could reasonably be expected to have a Material Adverse Effect, or, to any Borrower’s knowledge, any asserted or threatened strikes, material work stoppages or material demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

9.1.21 Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

9.1.22 Margin Stock. No Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No proceeds of the Delayed Draw Term Loans will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose in any manner that would result in a violation of Regulations T, U or X of the Board of Governors.

9.1.23 OFAC. No Obligor or, to the knowledge of any Obligor, any director, officer, employee, agent or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

9.1.24 Benefit Plans. Parent and each Borrower represents and warrants as of the Closing Date that Parent nor any of its Subsidiaries is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans.

9.2 Complete Disclosure. As of the Closing Date only, none of the written reports, Loan Documents, financial statements, certificates or other written information (other than any projections, pro formas, budgets, and other forward-looking information and information of a general economic or industry nature) concerning Parent and its Subsidiaries furnished by or at the direction of any Obligor to the Lenders prior to the Closing Date in connection with the negotiation of this Agreement or any other Loan Document, when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which such statements were made.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. As long as any Delayed Draw Term Loan Commitments are outstanding and the Full Payment of all Obligations has not occurred, Parent and each Borrower shall, and shall cause each of their Subsidiaries to:

10.1.1 Inspections. Permit Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of the Obligors, inspect, audit and make extracts from Obligors’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Obligors’ business, financial condition, assets and results of operations (it being understood that a representative of Parent shall be allowed to be present in any discussions with independent accountants). Lenders may participate in any such visit or inspection, at their own expense. None of Agent or Lenders shall have any duty to any Obligor to make any inspection, nor shall Agent have any obligation to (but Agent may) share any results of any inspection, appraisal or report with any Obligor. The Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. Notwithstanding anything to the contrary contained in the Loan Documents, none of Parent, Borrowers and any of their Subsidiaries shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of such Person or any of its Subsidiaries or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to Agent or any Lender (or any of their respective representatives) is prohibited by any Applicable Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Parent, Borrowers or any Subsidiary owes confidentiality obligations to any third party, including dealers (information of the type set forth in clauses (i) through (iv) collectively, “Confidential Information”).

10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent (provided, that the documents required to be delivered pursuant to clauses (a), (b) and (e) below shall be deemed to have been delivered on the date on which such documents are posted on the Securities and Exchange Commission’s website at www.sec.gov):

(a) as soon as available, and in any event no later than 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Parent and its Subsidiaries, which consolidated statements shall be audited and certified by a firm of independent certified public accountants of nationally recognized standing selected by Parent or otherwise acceptable to Agent (which audit shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any such qualification pertaining to the maturity of any Debt occurring within 15 months of the relevant audit or any breach or anticipated breach of any financial covenant)), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b) as soon as available, and in any event no later than 45 days after the end of each Fiscal Quarter ~~that is not the last~~(or 60 days solely with respect to the Fiscal Quarter ~~of a Fiscal Year~~ending January 31, 2024), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and its Subsidiaries (excluding Badcock in respect of any Fiscal Quarter ending prior to April 30, 2024) , setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer (or other officer holding a similar role) of Parent as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis as of such date and for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;

(c) [reserved];

(d) within the time frame specified for the delivery of financial statements under clauses (a) and (b) above, a Compliance Certificate executed by the chief financial officer (or other officer holding a similar role) of Parent;

(e) at the request of Agent or Lenders:

(i) copies of all material notices sent under or received in respect of the Senior Credit Facilities;

(ii) a copy of the final management letters (if any) submitted to Borrowers by their accountants in connection with financial statements delivered pursuant to Section 10.1.2(a)(i), if any;

(iii) copies of any projections prepared in respect of the Senior Credit Facilities of Parent’s consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, month by month;

(iv) copies of any proxy statements, financial statements or reports that Parent or any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Borrower files with any Governmental Authority, except the Securities and Exchange Commission (which shall be deemed to have been delivered when filed), or any securities exchange; and copies of any press releases or other statements made available by Parent or a Borrower to the public concerning material changes to or developments in the business of Parent or such Borrower; and

(v) such other reports and information (financial or otherwise) as Agent may reasonably request (in its reasonable discretion or at the reasonable request of any Lender) from time to time in connection with any Collateral or the financial condition or business of any Obligor.

Information required to be delivered pursuant to this Section 10.1.2 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by Agent on SyndTrak, IntraLinks or a similar site to which Agent and the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Parent. Information required to be delivered pursuant to this Section 10.1.2 may also be delivered by electronic communications pursuant to procedures approved by Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

10.1.3 Notices. Notify Agent and Lenders in writing, promptly after a Senior Officer of Borrower Agent obtains knowledge thereof, of any of the following that affects an Obligor (a) the commencement of any proceeding or investigation which would reasonably be expected to have a Material Adverse Effect; (b) any default under or termination of a Material Contract; (c) the existence of any Default or Event of Default; (d) the occurrence of any event (including any Intellectual Property Claim, violation or asserted violation of Applicable Law (including ERISA, OSHA, FLSA and Environmental Laws), an Environmental Release, ERISA Event or Regulatory Event) that would reasonably be expected to have a Material Adverse Effect and (e) any judgment in an amount exceeding the Threshold Amount.

10.1.4 [Reserved].

10.1.5 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws with which the Borrowers and their Subsidiaries shall comply in all material respects) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if an Environmental Release which could reasonably be expected to result in a Material Adverse Effect requiring remediation under Environmental Laws occurs at or on any Properties of Parent or its Subsidiaries, Parent, the relevant Borrower or the applicable Subsidiary shall act, or shall cause the legally responsible party to act, in each case promptly and diligently to investigate and report to Agent and, as required by Environmental Laws, to all appropriate Governmental Authorities the extent of, and to undertake or cause the legally responsible party to undertake appropriate and necessary remedial action to address such Environmental Release as required by applicable Environmental Laws.

10.1.6 Taxes. Pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are not overdue by more than 30 days or (i) such Taxes are being Properly Contested or (ii) the failure to pay such Taxes could not reasonably be expected to result in a Material Adverse Effect.

10.1.7 Insurance. Maintain insurance with insurers with respect to the Properties and business of Borrowers and its Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated and operating in the same or similar locations.

10.1.8 Licenses. Except as could not reasonably be expected to result in a Material Adverse Effect: keep each License affecting any Collateral (including the manufacture, distribution or ~~disposition~~Asset Disposition of Inventory) or any other material Property of Borrowers and its Subsidiaries in full force and effect; notify Agent, upon its request, of any modification to any such License; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such License.

10.1.9 Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary of Parent and, if such Person is not a Foreign Subsidiary or a Securitization Subsidiary, cause it to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person; provided, that to the extent any Subsidiary of a Securitization Subsidiary shall be subject to the requirements of this Section 10.1.9, it is understood and agreed that no pledge by the applicable Securitization Subsidiary of the Equity Interests of such Subsidiary shall be required under the Loan Documents and such Equity Interests shall otherwise constitute Excluded Collateral.

10.1.10 [Reserved].

10.1.11 [Reserved].

10.1.12 [Reserved].

10.1.13 [Reserved].

10.1.14 Know Your Customer. Promptly following any request therefor, provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (including Beneficial Ownership certification).

10.1.15 Deposit Accounts. From time to time upon request by Agent, the Borrowers shall deliver to Agent a list of all Deposit Accounts and Securities Accounts (including Excluded Accounts) maintained by the Obligors, which list shall identify the account owner, the depositary bank, the account number and type of account and indicate whether such Deposit Account or Securities Account is subject to a control agreement in favor of Agent or an Excluded Account and the basis therefor.

10.1.16 Post-Closing Covenants.

(a) Within ninety (90) days (or such later date as agreed by Required Lenders) of the Closing Date, Agent shall have received customary certificates from Obligors’ insurance broker, evidencing that Agent, on behalf of the Lenders, is as additional insured and loss payee; and

(b) Within thirty (30) days (or such later date as agreed by Required Lenders) of the Closing Date, Obligors shall have delivered to Agent an Intellectual Property Security Agreement in form and substance substantially consistent with the corresponding agreements delivered under the Senior Credit Facilities.

10.2 Negative Covenants.

~~.~~

As long as any Delayed Draw Term Loan Commitments are outstanding and the Full Payment of all Obligations has not occurred, Parent and each Borrower shall not, and shall not permit any of its Subsidiaries to:

10.2.1 Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) (i) Subordinated Debt; and (ii) unsecured Debt of Parent or its Subsidiaries so long as (other than with respect to the Zenith Debt), in the case of this clause (b)(ii), after giving effect to such Debt, Parent shall be in Pro Forma Compliance with the covenants set forth in Section ~~10.3.1 and 10.3.2~~10.3 and such Debt shall have a maturity no earlier than the date that is ninety-one (91) days after the Delayed Draw Term Loan Termination Date;

(c) Permitted Purchase Money Debt;

(d) Debt (other than the Obligations) outstanding (or pursuant to commitments outstanding) on the (i) Closing Date or (ii) solely with respect to Badcock, the First Amendment Effective Date;

(e) Debt that is assumed or acquired in connection with any Acquisition permitted hereunder or the acquisition of any asset or group of assets so long as (i) such Debt was not incurred in contemplation of such Acquisition or acquisition of assets and (ii) either does not exceed (x) $31,250,000 in the aggregate outstanding at any time or (y) after giving effect to each such assumption or acquisition of such Debt, the Payment Conditions are satisfied;

(f) Permitted Contingent Obligations;

(g) Debt owed to a Flooring Lender; provided, that such Flooring Lender has entered into a Flooring Intercreditor Agreement with respect to such Debt;

(h) Debt incurred for the acquisition of Real Estate by an Obligor so long as the purchase price of such Real Estate does not exceed the fair market value of the Real Estate at the time of its acquisition (as determined by the Borrower Agent in good faith) and the Debt incurred in connection therewith does not exceed 100% of the purchase price (including fees, costs and expenses, prepaid interest and similar items in connection therewith) of such Real Estate; provided, that the aggregate outstanding Debt permitted under this subsection (h) does not at any time exceed $37,500,000;

(i) Refinancing Debt as long as each Refinancing Condition is satisfied with respect to such Refinancing Debt;

(j) Debt incurred by a Securitization Subsidiary pursuant to one or more Permitted ABS Transactions so long as at or prior to the initial transfer of Contracts under any such transaction, the applicable Permitted ABS Agent has entered into a Permitted ABS Intercreditor Agreement;

(k) Debt incurred under Permitted Originator Notes;

(l) [Reserved];

(m) Debt evidenced by the Permitted Convertible Notes or by the Permitted HY Notes;

(n) Debt in the form of guarantees by Parent or any of its Subsidiaries of Debt permitted under this Section 10.2.1;

(o) obligations of Parent or any of its Subsidiaries under any Hedging Agreements not entered into for speculative purposes (including any Hedging Agreement entered into by any Securitization Subsidiary in connection with a Permitted ABS Transaction and by Parent or any Subsidiary in connection with any Permitted Securitization Hedging Transaction);

(p) (i) Debt incurred in the Ordinary Course of Business in respect of netting services, overdraft protections, employee credit card programs, cash management services and otherwise in connection with Deposit Accounts and Securities Accounts and (ii) Debt incurred in connection with letters of credit, bankers’ acceptances, bank guarantees, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, warehouse receipts or similar facilities, in each case incurred or undertaken in the Ordinary Course of Business;

(q) Debt among Parent and its Subsidiaries; provided that (i) Debt of any Subsidiary that is not an Obligor owing to any Obligor shall be permitted under Section 10.2.5 (other than under clause (m) of the definition of “Restricted Investments”) and (ii) Debt of the Obligors owing to any Subsidiary that is not an Obligor shall be expressly subordinated to the Obligations under the Loan Documents on terms reasonably acceptable to Revolving Agent (or Agent to the extent there is a Discharge of ABL Obligations) (it being understood that such subordination terms shall permit the repayment of interest and/or principal with respect to such Debt in the absence of notification by Agent during the existence of an Event of Default that such payments shall no longer be made);

(r) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(s) Debt incurred by Parent and its Subsidiaries representing (i) deferred compensation to directors, officers, employees, members of management and consultants of Parent and its Subsidiaries in the Ordinary Course of Business or in connection with any Permitted Acquisition or any Investment permitted hereby and (ii) deferred purchase price or other similar arrangements in connection with any Permitted Acquisition or any Investment permitted hereby;

(t) Debt arising out of the creation of any Lien (other than for Liens securing debt for Borrowed Money) permitted under Section 10.2.2;

(u) Debt incurred in the Ordinary Course of Business in respect of obligations of Parent and its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(v) Debt incurred by Parent and its Subsidiaries representing Investments permitted under the definition of “Restricted Investment”;

(w) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the Ordinary Course of Business to the extent that they are permitted to remain unfunded under Applicable Law;

(x) Debt owed to (including obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, securing unemployment insurance and other social security laws or regulation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar obligations to Parent or any Subsidiary;

(y) Debt supported by a Letter of Credit (as defined in the Revolving Credit Agreement), in a principal amount not in excess of the face amount of such Letter of Credit;

(z) Debt in respect of any letter of credit issued in favor of any Issuing Bank or Swingline Lender (each as defined in the Revolving Credit Agreement) to support any Defaulting Lender’s (as defined in the Revolving Credit Agreement) participation in Letters of Credit (as defined in the Revolving Credit Agreement) issued, or Swingline Loans (as defined in the Revolving Credit Agreement) made under the Revolving Credit Agreement;

(aa) Debt with an aggregate principal amount not exceeding $~~93,750,000~~62,500,000 in the aggregate outstanding at any time;

(bb) the Senior Credit Facilities; and

(cc) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Debt described in paragraphs (a) through (bb) above.

10.2.2 Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) any Lien created under the Loan Documents;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being Properly Contested or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory Liens arising in the Ordinary Course of Business including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the Ordinary Course of Business and securing obligations that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being Properly Contested or (ii) are subject to a Lien Waiver, or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) (i) Liens incurred or pledges or deposits made in the Ordinary Course of Business to secure the performance of bids, trade contracts (other than for Borrowed Money), leases (other than Capital Leases), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business or arising as a result of progress payments under government contracts and (ii) obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support payment of the items set forth in clause (i) of this Section 10.2.2(e);

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against Parent or its Subsidiaries, or any Property of Parent or its Subsidiaries, not constituting an Event of Default;

(h) (i) easements, rights-of-way, restrictions, trackage rights, leases (other than in respect of Capital ~~Lease Obligations~~Leases), licenses, special assessments, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any Borrowed Money and do not materially interfere with the Ordinary Course of Business and (ii) Liens and other matters disclosed in any mortgagee title policy and any replacement, modification, extension or renewal of such Lien;

(i) (i) contractual rights of set-off (A) relating to the establishment of depository relationships with banks not given in connection with the issuance of Borrowed Money, (B) relating to pooled deposit, sweep accounts and netting arrangements of Parent and its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business, and (C) relating to purchase orders and other agreements entered into with customers of Parent and its Subsidiaries in the Ordinary Course of Business and (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights (including overdraft protection);

(j) Liens in favor of a Flooring Lender so long as such Liens do not attach to any assets of a Borrower other than the Inventory floored by such Flooring Lender (which may include Liens on all Inventory of a given manufacturer, brand or line which is floored by such Person);

(k) Liens securing only the Real Estate owned by a Borrower to secure Debt permitted under Section 10.2.1(h);

(l) existing Liens shown on Schedule 10.2.2, and any refinancing, modification, replacement, renewal or extension thereof; provided, that the Lien does not extend to any additional property other than after-acquired property that is affixed to or incorporated in the property covered by such Lien and the proceeds and products thereof;

(m) Liens on the Equity Interests of Parent which are held by Parent, to the extent such Equity Interests are deemed to be Margin Stock;

(n) Liens on the Securitized Contracts of a Securitization Subsidiary and Liens on the assets of a Securitization Subsidiary, in each case, in favor of a Permitted ABS Agent and subject to a Permitted ABS Intercreditor Agreement;

(o) Security interests as described in 9-109(a)(3) of the UCC created in connection with sales of accounts, chattel paper, payment intangibles or promissory notes permitted by or not otherwise prohibited by this Agreement or any other Loan Document;

(p) any interest or title of a lessor, sublessor, licensor or sublicensee under any leases, subleases, licenses or sublicenses entered into by Parent or any Subsidiary in the Ordinary Course of Business;

(q)(i) leases, subleases, licenses or sublicenses of property in the Ordinary Course of Business or (ii) rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent or any Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent or the Subsidiaries in the Ordinary Course of Business and (ii) arising by operation of law under Article 2 of the Uniform Commercial Code;

(t) Liens on insurance policies and the proceeds thereof securing the financing of Debt permitted pursuant to Section 10.2.1(r)(i);

(u) ground leases in the Ordinary Course of Business in respect of Real Estate on which facilities owned or leased by Parent or any Subsidiary are located;

(v) Liens securing obligations under Hedging Agreements permitted by Section 10.2.1(o) (including any Hedging Agreement entered into by any Securitization Subsidiary in connection with a Permitted ABS Transaction and by Parent or any Subsidiary in connection with any Permitted Securitization Hedging Transaction);

(w) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(x) Liens deemed to exist in connection with permitted repurchase obligations or set-off rights;

(y) Liens securing Debt permitted under Section 10.2.1(e); provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such acquisition and such Liens shall be limited to all or part of the same assets (including after acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose) that secured the obligations to which the original Liens relate (plus improvements on such Property);

(z) Liens securing obligations in respect of letters of credit, banker’s acceptances, bank guarantees or similar instruments permitted under Sections 10.2.1(p), (x) and (z);

(aa) Liens (i) solely on any cash earnest money deposits or cash equivalents in connection with any letter of intent or purchase agreement or otherwise in connection with any escrow arrangements with respect to any Permitted Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted hereunder;

(bb) Liens arising from precautionary UCC financing statements (or similar filings under Applicable Law) regarding operating leases or consignment or bailee arrangements;

(cc) other Liens with respect to property or assets of Parent or any of its Subsidiaries; provided that the aggregate principal amount of the Debt or other obligations secured by such Liens does not exceed $~~62,500,000~~37,500,000 at any time outstanding; provided, further, that if such Liens attach to any Collateral included in the Revolving Borrowing Base and/or Term Loan Borrowing Base, such Liens will be subject to an intercreditor agreement in form and substance satisfactory to Revolving Agent (or Agent to the extent there is a Discharge of ABL Obligations);

(dd) Liens on cash or cash equivalents pledged to defease or otherwise satisfy and discharge any Debt or other obligations that are permitted or not prohibited hereunder; ~~and~~

(ee) Liens securing obligations under the Senior Credit Facilities~~.~~;

(ff) Liens arising out of a sale-leaseback transaction permitted hereunder;

(gg) Liens filed against dealers (excluding Parent or its Subsidiaries) with respect to property or assets of Parent or any of its Subsidiaries.

10.2.3 Capital Expenditures. Make Capital Expenditures in excess of $125,000,000 in the aggregate during any period of four (4) consecutive Fiscal Quarters, measured as at the end of each Fiscal Quarter.

10.2.4 Distributions. Declare or make any Distributions, except Permitted Distributions.

10.2.5 Restricted Investments. Make any Restricted Investment. Notwithstanding the foregoing, to the extent any Investment that is permitted hereunder is to a Person that is not an Obligor (or will not become an Obligor concurrently in connection therewith) and includes (including, for the avoidance of doubt, through an Investment of any Equity Interests in any Subsidiary that owns) Intellectual Property that is reasonably necessary for Agent’s ability to exercise rights and remedies under this Agreement, the other Loan Documents and Applicable Law in connection with the Collateral and to realize upon the value of the Collateral, the Distribution of such Intellectual Property shall be made expressly subject to a non-exclusive royalty-free worldwide license (substantially consistent with the license granted pursuant to Section 11.3) in favor of Agent.

10.2.6 Disposition of Assets. Make any Asset Disposition, except:

(a) (i) a Permitted Asset Disposition and (ii) to the extent constituting an Asset Disposition of the assets subject to thereto, any Hedging Agreement permitted under Section 10.2.1;

(b) (i) Asset Dispositions to effect a Permitted ABS Transaction, (ii) so long as no Default or Event of Default shall then exist or would result therefrom, the sale to any third party of the Class C Retained Notes in the ordinary course of business or consistent with past practice and (iii) after all Debt has been repaid under a Permitted ABS Transaction, any distribution to a Borrower of the remaining ABS Contract Portfolio of the applicable Securitization Subsidiary related to such Permitted ABS Transaction;

(c) ~~a transfer~~an Asset Disposition of Property by (i) an Obligor to a Borrower or any other Obligor, (ii) by a Subsidiary that is not an Obligor to an Obligor or any other Subsidiary ~~or~~, (iii) by an Obligor to a non-Obligor, in each case to the extent permitted by the definition of “Restricted Investments”, or (iv) an Obligor to a dealer in the Ordinary Course of Business;

(d) an Asset Disposition of Margin Stock by Parent;

(e) ~~the disposition~~an Asset Disposition of charged-off receivables in the Ordinary Course of Business;

(f) ~~dispositions~~an Asset Disposition of Property subject to casualty, condemnation or similar proceedings (including in lieu thereof) upon receipt of the Net Proceeds therefor;

(g) ~~dispositions~~an Asset Disposition of Real Estate and related assets in the Ordinary Course of Business in connection with relocation activities for directors, officers, employees, members of management, or consultants of Parent and the Subsidiaries;

(h) ~~the transfer~~an Asset Disposition or abandonment of Intellectual Property rights no longer used or useful in the business in accordance with the reasonable business judgement of Borrower Agent; and

(i) so long as no Default or Event of Default is continuing or would arise therefrom, as of the earlier of the date of execution of the definitive documentation for any Asset Disposition (so long as such Asset Disposition is consummated within 120 days of such date) and the date of such Asset Disposition, an Asset Dispositions of other assets and property in exchange for reasonably equivalent value~~, provided that any such Disposition shall be made for fair market value~~.

Notwithstanding the foregoing, to the extent any such Asset Disposition is to a Person that is not an Obligor (or will not become an Obligor concurrently in connection therewith) and includes (including, for the avoidance of doubt, through the Asset Disposition of any Equity Interests in any Subsidiary that owns) Intellectual Property that is reasonably necessary for Agent’s ability to exercise rights and remedies under this Agreement, the other

Loan Documents and Applicable Law in connection with the Collateral and to realize upon the value of the Collateral, the Distribution of such Intellectual Property shall be made expressly subject to a non-exclusive royalty-free worldwide license (substantially consistent with the license granted pursuant to Section 11.3) in favor of Agent.

10.2.7 [Reserved].

10.2.8 Restrictions on Payment of Certain Debt.

(a) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to any Subordinated Debt or Junior Lien Debt, except:

(i) regularly scheduled payments of principal, interest, fees, expenses and indemnities, but only to the extent permitted or not restricted under any subordination agreement or intercreditor agreement relating to such Debt;

(ii) payments made in respect of a Permitted Originator Note subject to any subordination provisions in respect of such Permitted Originator Note;

(iii) [reserved];

(iv) the conversion of any such Subordinated Debt or Junior Lien Debt to, or payment with the proceeds of, Equity Interests (other than Disqualified Stock);

(v) additional payments and prepayments in respect of the Subordinated Debt or Junior Lien Debt with net proceeds from the incurrence of Subordinated Debt, Junior Lien Debt or other unsecured Debt permitted hereunder;

(vi) payments made with the proceeds of Refinancing Debt in respect of such Subordinated Debt or Junior Lien Debt;

(vii) payments of, and cash payments due upon conversion with respect to, any Permitted Convertible Notes in accordance with the terms thereof; and

(viii) other than during the Covenant Relief Period, additional cash payments and prepayments so long as, in each case, the Payment Conditions are satisfied.

(b) Make any payment with respect to a Permitted ABS Transaction other than (i) payments made with the proceeds of the Securitized Contracts of the corresponding Permitted ABS Transaction; (ii) payments made in connection with the repurchase of Contracts which are permitted under clause (g) of the definition of Restricted Investments; (iii) payments so long as immediately before and after giving effect to any such repayment no Default or Event of Default exists and immediately after giving effect thereto Availability exceeds the greater of (x) $50,000,000 and (y) 12.5% of the Revolving Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) then in effect; (iv) payments using the proceeds of Investments permitted under clause (f)(ii) of the definition of Restricted Investments and (v) payments in respect of Permitted Originator Notes.

(c) Make any principal payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to unsecured Debt (including the Permitted HY Notes but excluding Debt among Parent and its Subsidiaries), except:

(i) regularly scheduled payments of principal and scheduled payments at maturity;

(ii) principal payments made with the proceeds of the incurrence of other unsecured Debt, Permitted HY Notes, and Subordinated Debt permitted hereunder;

(iii) [reserved];

(iv) the conversion of any such Debt to, or payment with the proceeds of, Equity Interests (other than Disqualified Stock);

(v) payments made with the proceeds of Refinancing Debt in respect of such unsecured Debt;

(vi) principal payments of, and cash payments due upon conversion with respect to, any Permitted Convertible Notes in accordance with the terms thereof; ~~and~~

(vii) other than during the Covenant Relief Period, if the outstanding principal amount of such unsecured Debt is (A) greater than $18,750,000, any other principal payments with respect to such Debt so long as the Payment Conditions are satisfied with respect to each such payment and (B) $18,750,000 or less, immediately before and after giving effect to such payment, no Event of Default exists~~.~~ ; and

(viii) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to any Debt among Parent and its Subsidiaries that is expressly subordinate and junior in right of payment to the Obligations unless such payment is permitted pursuant to the subordination agreement or subordination terms applicable thereto.

Notwithstanding anything herein to the contrary, other than with respect to the Zenith Debt, any Refinancing Debt, Replacement Facility Debt or pursuant to any intercreditor, subordination or similar agreement entered into with Agent, no Obligor (I) may make any (i) interest payments or payments of commitment or unused fees on any Subordinated Debt or Junior Lien Debt during any corresponding interest period where the Obligors have made a PIK Interest payment or (ii) principal payments (whether mandatory or voluntary) or payments of exit fees on any Subordinated Debt or Junior Lien Debt while any Obligations are outstanding or (II) may enter into any Subordinated Debt, Junior Lien Debt, Permitted Convertible Notes, or Permitted HY Notes following the Closing Date which (i) does not permit the Obligor to pay interest, charges, and other fees thereunder in-kind rather than in cash (other than commitment, upfront or similar fees paid in connection with the issuance of such Debt) or (ii) contains mandatory amortization or sinking fund payments while the Obligations or Delay Draw Term Loan Commitments are outstanding (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Full Payment of the Obligations that are accrued and payable).

10.2.9 Fundamental Changes.

(a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except (i) Parent and its Subsidiaries may engage in Permitted Acquisitions, (ii) any non-Obligor Subsidiary may be merged into or consolidated with, or transfer all or substantially all of its property to, (1) any Borrower or Guarantor (other than Parent), so long as such Borrower or such Guarantor is the surviving entity or the surviving entity assumes the Obligations in a manner satisfactory to Agent, or (2) another non-Obligor Subsidiary, (iii) any Borrower or Guarantor (other than Parent) may merge into or consolidate with any Borrower so long as a Borrower is the surviving entity or the surviving entity assumes the Obligations in a manner satisfactory to Agent, (iv) any Guarantor (other than Parent) may merge into or consolidate with any other Guarantor (other than Parent) and (v) any Subsidiary may liquidate or dissolve so long as (1) such Subsidiary determines in good faith that such liquidation or dissolution is in its best interest, (2) a Borrower shall only liquidate or dissolve with or into another Borrower with at least one Borrower surviving and (3) a Guarantor shall only liquidate or dissolve into an Obligor or such liquidation or dissolution is an Investment permitted hereunder.

(b) Without providing Agent at least thirty (30) days’ prior written notice thereof (or such shorter period as Agent may agree), (i) change its name (ii) change its charter or other organizational identification number or (iii) change its entity type or state of organization.

10.2.10 [Reserved].

10.2.11 Organic Documents. Except as required by Applicable Law, amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that would reasonably be expected to be materially adverse to the rights or interests of Agent or Lenders.

10.2.12 [Reserved].

10.2.13 Accounting Changes. Change its Fiscal Year without the consent of Agent (acting at the direction of the Required Lenders); provided that the Borrowers and the Subsidiaries may change their fiscal year end to align to that of Parent.

10.2.14 Restrictive Agreements. Become a party to any Restrictive Agreement, except Restrictive Agreements as follows:

(a) in effect on the ~~Closing~~First Amendment Effective Date and any replacements, renewals, extensions, refinancings, refundings or exchanges of or any amendment, restatement, amendment and restatement, supplement or other modification expanding the scope of, such restriction or condition, in each case, so long as not done so in a manner materially adverse to the Lenders taken as a whole;

(b) relating to secured Debt permitted hereunder (including any Refinancing Debt in respect thereof), as long as the restrictions apply only to collateral for such Debt (other than the Collateral);

(c) constituting customary restrictions on assignment in leases and other contracts;

(d) the Permitted HY Note Indentures (as amended as permitted hereunder);

(e) any guaranty by any Subsidiary of Parent of Parent’s obligations under any Permitted HY Notes as permitted under Section 10.2.1(n);

(f) pursuant to any Loan Document or the Senior Credit Facilities;

(g) pursuant to any Permitted ABS Documents entered into by a Securitization Subsidiary or any Organic Document of any Securitization Subsidiary;

(h) restrictions and conditions imposed by Applicable Law;

(i) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement;

(j) customary restrictions and conditions contained in agreements relating to Asset Dispositions pending such Asset Disposition; provided such restrictions and conditions apply only to the Person and/or assets subject to such Asset Disposition and such sale is permitted hereunder;

(k) restrictions and conditions that were binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as the agreements providing for such restrictions and conditions were not entered into in contemplation of such Person becoming a Subsidiary;

(l) restrictions and conditions imposed by agreements relating to non-Obligor Subsidiaries;

(m) customary provisions in joint venture agreements and other similar agreements entered into in connection with any joint venture;

(n) restrictions on cash or other deposits imposed by suppliers and customers under contracts entered into in the Ordinary Course of Business; and

(o) customary net worth provisions contained in Real Estate leases entered into by Parent or any of its Subsidiaries.

10.2.15 [Reserved].

10.2.16 Conduct of Business. Engage in any lines of business, other than as a conducted on the Closing Date any activities incidental, ancillary or reasonably related thereto (including providing proprietary credit solutions for customers).

10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate (with Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc. and any of their respective Affiliates being treated as Affiliates of Parent and its Subsidiaries for purposes of this Section 10.2.17) except:

(a) transactions among Parent and its Subsidiaries on the one hand and the Secured Parties on the other hand contemplated by the Loan Documents;

(b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted under this Agreement;

(c) payment of customary directors’ fees and indemnities;

(d) transactions solely among Obligors to the extent permitted or not restricted hereunder;

(e) transactions with Affiliates (i) that were consummated prior to the Closing Date or (ii) in existence on or prior to the First Amendment Effective Date or arising out of the transactions contemplated by the Badcock Purchase Agreement and set forth on Schedule 10.2.17 and, in each case, any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) transactions with Affiliates no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate;

(g) entry into a Permitted ABS Purchase Agreement, any other Permitted ABS Documents, and Permitted Originator Notes and all transactions contemplated thereunder;

(h) entry into a guaranty of any Permitted HY Notes or Permitted Convertible Notes facility as permitted under Section 10.2.1 and all transactions contemplated thereunder;

(i) servicing agreements and administration agreements, and all transactions contemplated thereunder, entered into in connection with a Permitted ABS Transaction;

(j) transactions solely among non-Obligor Subsidiaries;

(k) any Investment not prohibited by the definition of “Restricted Investment” or any merger, consolidation or combination not prohibited by Section 10.2.9;

(l)(i) any employment or severance agreements or arrangements entered into by Borrowers or any of the Subsidiaries in the Ordinary Course of Business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors, members of management or consultants, and (iii) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract or arrangement and transactions pursuant thereto;

(m) any purchase by Parent of or contributions to, the Equity Interests of Borrowers;

(n) transactions among Borrowers and the Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the Ordinary Course of Business;

(o) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the Ordinary Course of Business; ~~and~~

(p) Distributions permitted under Section 10.2.4~~.~~; and

(q) for the avoidance of doubt, the transactions under the Term Loan Documents and the Loan Documents, in each case, as amended, amended and restated, supplemented, waived or otherwise modified to the extent such modification or waiver is not prohibited by the ABL Intercreditor Agreement, the Third Lien Intercreditor Agreement or Section 10.2.18 hereof, as applicable.

10.2.18 Amendments to Senior Credit Facilities. Notwithstanding anything to the contrary contained herein, in no event shall the Senior Credit Facilities be amended, restated, amended and restated, supplemented, modified, replaced, increased, renewed, extended or refinanced in contravention of Section  ~~6(c)~~6.3 of the Intercreditor Agreement.

10.2.19 Amendments to Subordinated Debt and Permitted HY Notes. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt or Permitted HY Notes, if, in any case, such modification (a) increases the principal balance of such Debt except as permitted by Section 10.2.1; (b) accelerates the date on which any installment of principal is due; (c) shortens the final maturity date (except to a date that is no earlier than ninety-one (91) days after the Delayed Draw Term Loan Termination Date); or (d) in the case of Subordinated Debt, results in the Obligations not being fully benefited by any subordination provisions thereof (it being understood that this Section 10.2.19 is not intended to restrict any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extension and refinancing of Subordinated Debt or Permitted HY Notes that is otherwise not restricted under this Agreement or the applicable subordination agreement).

10.2.20 [Reserved].

10.2.21 [Reserved].

10.3 Financial Covenants. As long as any Delayed Draw Term Loan Commitments are outstanding and the Full Payment of all Obligations has not occurred, Parent shall on a consolidated basis with its Subsidiaries:

10.3.1 Maximum Leverage Ratio. Maintain a Leverage Ratio not greater than 4.75:1.00, measured quarterly as of the last day of each Fiscal Quarter.

10.3.2 Maximum ABS Excluded Leverage Ratio. Maintain an ABS Excluded Leverage Ratio not greater than 2.75:1.00, measured quarterly as of the last day of each Fiscal Quarter.

10.3.3 Minimum EBITDA. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending January 31, 2024, have EBITDA of no less than (a) $40,000,000, measured on a trailing two Fiscal Quarter basis commencing with the Fiscal Quarter ending January 31, 2024 and ending on the last day of the Fiscal Quarter ending July 31, 2024; (b) $72,000,000, measured on a trailing three Fiscal Quarter basis commencing with the Fiscal Quarter ending January 31, 2024 and ending on the last day of the Fiscal Quarter ending October 31, 2024; (c) $100,000,000, measured on a trailing four Fiscal Quarter basis commencing with the Fiscal Quarter ending January 31, 2024 and ending on the last day of the Fiscal Quarter ending January 31, 2025; (d) $120,000,000, measured on a trailing four Fiscal Quarter basis commencing with the Fiscal Quarter ending April 30, 2024 and ending on the last day of the Fiscal Quarter ending April 30, 2025; and (e) for each four Fiscal Quarter period ending on or after July 31, 2025, $140,000,000, measured on a trailing four Fiscal Quarter basis.

10.4 Curative Equity.

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10.4.1 Subject to the limitations set forth in Section 10.4.6, Borrowers may cure an Event of Default arising out of a breach of any of the financial covenants set forth in ~~Sections 10.3.1 and 10.3.2~~Section 10.3 (the “Specified Financial Covenants”) (as the case may be) by way of an investment of Curative Equity prior to the date on which the Compliance Certificate is delivered to Agent pursuant to Section 10.1.2(d) in respect of the Fiscal Quarter with respect to which any such breach occurred; provided, that Borrowers’ right to so cure an Event of Default shall be contingent on the timely delivery of such Compliance Certificate as required under Section 10.1.2(d).

10.4.2 [Reserved].

10.4.3 Subject to the limitations set forth in Section 10.4.6, any investment of Curative Equity shall be in an amount that is sufficient to cause Parent and its Subsidiaries to be in compliance with all of the Specified Financial Covenants as at the last day of the most recently ended month or Fiscal Quarter (as the case may be), calculated for such purpose as if such amount were additional EBITDA and increase in Tangible Net Worth, and a decrease in total liabilities, as necessary, of Parent and its Subsidiaries as at such date and had been included in the financial calculations of Parent and its Subsidiaries on such date.

10.4.4 In the Compliance Certificate delivered pursuant to Section 10.1.2(d) in respect of the month end or Fiscal Quarter end (as the case may be) on which Curative Equity is used to cure any breach of the Specified Financial Covenants, Borrowers shall (i) include evidence of its receipt of Curative Equity proceeds, and (ii) set forth a calculation of the financial results and balance sheet of Parent and its Subsidiaries as at such month end or Fiscal Quarter end (as the case may be) (including for such purposes the proceeds of such Curative Equity as either deemed EBITDA for such month end or Fiscal Quarter end (as the case may be) and the three following month end or Fiscal Quarter end (as the case may be), or increased Tangible Net Worth and decreased total liabilities for such month end or Fiscal Quarter end (as the case may be), as if received on such date), which shall confirm that on a pro forma basis taking into account the application of Curative Equity proceeds, Parent and its Subsidiaries would have been in compliance with the Specified Financial Covenants (as at such date).

10.4.5 Upon delivery of a Compliance Certificate pursuant to Section 10.1.2(d) conforming to the requirements of this Section, any Event of Default that is continuing from a breach of any of the Specified Financial Covenants shall be deemed cured with no further action required by the Lenders. In the event Borrowers do not cure all financial covenant violations as provided in this Section 10.4, the existing Event of Default shall continue unless waived by the Required Lenders in writing.

10.4.6 Notwithstanding the foregoing, (i) Borrowers’ rights under this Section 10.4 may be exercised not more than two times during the term of this Agreement, and (ii) the amount of each investment of Curative Equity may not be less than $1,000,000 or greater than $20,000,000.

10.5 [Reserved].

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SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) A Borrower fails to pay (i) principal on any Delayed Draw Term Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fees or other amounts due under this Agreement within three (3) Business Days of the date due;

(b) any representation or warranty of an Obligor made in connection with any Loan Document or any certificate or instrument required to be furnished in connection with or pursuant to any Loan Document is incorrect or misleading in any material respect when given;

(c) A Borrower breaches or fail to perform any covenant contained in Section 10.1.1, 10.1.3, 10.1.6(b)(i), 10.2 and 10.3;

(d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner;

(e)(i) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; (ii) an Obligor denies in writing or contests the validity or enforceability of any Loan Documents; (iii) other than with respect to items of Collateral with a value not exceeding $7,500,000 in the aggregate, any Lien granted to Agent ceases to be a valid and perfected Lien (or ceases to have the ~~extent perfection is~~priority required hereunder or under any other Loan Document), except to the extent that any such loss of (x) validity, perfection or priority results from the ~~failure of Agent to maintain possession~~loss of Collateral requiring perfection through ~~control or to file or record any document delivered to it for filing or recording~~possession or the failure to file UCC financing or continuation statements or (y) priority is related to a Permitted Lien; or (iv) any Loan Document ceases to be in full force or effect for any reason (other than in accordance with its terms or a waiver or release by Agent and Lenders);

(f) Any final judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all such unsatisfied judgments or orders against all Obligors, the Threshold Amount (net of insurance coverage therefor that has not been denied by the insurer), and there is a period of 60 consecutive days during which (i) such judgment or order is not discharged, satisfied, vacated or bonded pending appeal or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(g) Other than with respect to the Revolving Credit Agreement and the Term Loan Agreement, any material breach or default of an Obligor occurs under (i) any Hedging Agreement or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, in each case relating to any Debt (other than the Obligations) with an aggregate outstanding principal amount in excess of the Threshold Amount (including the documents related to the Permitted ABS Documents) and beyond the period of grace, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach, in each case (x) unless such Debt has been paid in full or the failure has been waived or otherwise cured prior to the acceleration of the Obligations under the Loan Documents, (y) with respect to such Debt consisting of obligations under Hedging Agreements, termination events or equivalent events relating to the breach by Parent, any Borrower or any Subsidiary of the terms thereof and (z) this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale, transfer of the property or assets subject to such Debt or as a result of an event not constituting a Change of Control under this Agreement and such Debt is paid when due or prior to acceleration of the Obligations;

(h) An Obligor suffers the loss, revocation or termination any material license or permit which is necessary for the continued operation of a material part of such Obligor’s business and such loss, revocation or termination could reasonably be expected to have a Material Adverse Effect, an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(i) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding (it being understood that any involuntary Insolvency Proceeding, petition or appointment described in this clause (i) shall not constitute an

Event of Default unless such proceeding, petition or appointment shall continue undismissed for 60 days or an order for relief is entered in the proceeding, petition or appointment);

(j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan, but, in each case in this clause (j) only if such occurrence or event would either individually or in the aggregate reasonably be expected to result in an Obligor or the Obligors incurring a liability which would have a Material Adverse Effect;

(k) Parent breaches or fails to perform any covenant in a Warrant, and such breach or failure is not cured within 5 days after a Senior Officer receives written notice thereof from Agent or Lenders;

(l) A Change of Control occurs;

(m) A Cross-Acceleration Event occurs; ~~and~~

(n) The provisions of the subordination provisions of the documents evidencing or governing the subordination of any Junior Lien Debt or Subordinated Debt with an aggregate outstanding principal amount in excess of the Threshold Amount (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Junior Lien Debt or Subordinated Debt; or (ii) any Obligor shall disavow in writing the effectiveness, validity or enforceability of the Intercreditor Agreement~~.~~;

(o) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any Collateral with an aggregate fair market value in excess of $10,000,000; or

(p) An Obligor breaches or fails to perform any other covenant contained in Section 8.5 and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner.

11.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default described in Section 11.1(i) with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable, without any action by Agent or notice of any kind and the Delayed Draw Term Loan Commitments shall automatically terminate. In addition, or if any other Event of Default exists, subject to the penultimate paragraph of Section 14.1.1, Agent (acting at the direction of Required Lenders) may do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law and terminate the Delayed Draw Term Loan Commitments;

(b) [reserved];

(c) [reserved]; and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent (acting at the direction of Required Lenders), in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other ~~disposition~~Asset Disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable so long as otherwise conducted in accordance with Applicable Law. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. For the purpose of enabling Agent to exercise rights and remedies under this Agreement at such time as Agent shall be lawfully entitled to exercise such rights and remedies under this Agreement, except as is prohibited by an existing and enforceable anti-assignment provision of any license of Intellectual Property Rights (and solely with respect to the Intellectual Property Rights subject to such license, and other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other Applicable Law or principles of equity), Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of Royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.

11.4 Setoff. At any time during the existence of an Event of Default, Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate (other than, for the avoidance of doubt, Tax and Trust Funds) to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. Each Lender agrees to promptly notify the Borrowers and Agent after any such setoff and application.

11.5 Remedies Cumulative; No Waiver.

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11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations under the Loan Documents.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Delayed Draw Term Loan during a

Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Except as provided in Section 10.4, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority. Each Secured Party appoints and designates Stephens Investments Holdings LLC as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute, deliver and perform its obligations as Agent under each Loan Document, including the Intercreditor Agreement and any other intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. No Secured Party (other than Agent) shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.

12.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2 Agreements Regarding Collateral.

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12.2.1 Lien Releases; Care of Collateral. Agent will release (and the Secured Parties authorize Agent to release) any Lien on any Collateral (a) upon Full Payment of the Obligations under the Loan Documents; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a disposition permitted by Section 10.2.6 (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral (as agreed by Agent and Borrower); (d) to the extent required by the Intercreditor Agreement; or (e) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, email or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person (including, for the avoidance of doubt, in connection with Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page). Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party (other than Agent) agrees that, except as otherwise provided in any Loan Documents or with the written consent of Required Lenders or Agent (acting at the direction of Required Lenders), it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.3, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against a Deposit Account or Securities Account without Required Lender’s prior consent.

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s (acting at the direction of Required Lenders) discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Contract Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists pursuant to Section 11.1(a) or (j)) Borrowers. If no successor is appointed by the effective date of Agent’s resignation then on such date, Agent may appoint a successor acceptable to the Required Lenders and the Borrowers (provided no Event of Default exists pursuant to Section 11.1(a) or (j)) (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders automatically assume all rights and duties of Agent, the successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation or removal, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Stephens Investments Holdings LLC by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.9 Acknowledgments of Lenders and Secured Parties.

12.9.1 Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Delayed Draw Term Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Delayed Draw Term Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.9.2 (a) Each Lender hereby agrees that (i) if Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent at the Default Rate for a Delayed Draw Term Loans, and (ii) to the extent permitted by Applicable Law, such Lender shall not assert, and hereby waives, as to Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this Section 12.9.2 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent at the Default Rate for a Delayed Draw Term Loans.

(c) The Borrowers and each other Obligor hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender with respect to such amount if any, under and pursuant to the terms of this Agreement and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Obligor, except, in each case, to the extent such erroneous Payment (or any portion thereof) is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(d) Each party’s obligations under this Section 12.9.2 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

12.10 Remittance of Payments and Collections.

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12.10.1 Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 noon, on a Business Day, then payment shall be made by the Secured Party by 2:00 p.m., on such day, and if request is made after 12:00 noon, then payment shall be made by 12:00 noon, on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the Default Rate for a Delayed Draw Term Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent.

12.10.3 Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11 Individual Capacities. As a Lender, Stephens Investments Holdings LLC shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Stephens Investments Holdings LLC in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide bank products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Contract Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 [Reserved].

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12.13 [Reserved].

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12.14 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations under the Loan Documents. Other than with respect to Sections 12.1, 12.2, 12.4, 12.5, 12.8, 12.9, 12.11 and 12.15, this Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties and their respective successors and permitted assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents other than as set forth in Section 10.2.9; and (b) any assignment by a Lender must be made in compliance with Section

13.3. Agent may treat the Person which made any Delayed Draw Term Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

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13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Delayed Draw Term Loans for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Delayed Draw Term Loan in which such Participant has an interest, postpones the Delayed Draw Term Loan Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Delayed Draw Term Loans, or releases any Borrower, Guarantor or substantially all of the Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in the Delayed Draw Term Loans (and stated interest). Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4 Benefit of Setoff. Each Participant shall have a right of set-off pursuant to Section 11.4 in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off pursuant to Section 11.4 with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.5 Increased Costs/Break Funding/Taxes. A Participant shall not be entitled to receive any greater payment under Section 3.7, 3.9, 5.9 or 5.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant shall not be entitled to the benefits of Section 5.9 and 5.10 to the extent such Participant fails to comply with Section 5.10.1 as though it were a Lender.

13.3 Assignments.

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13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $2,500,000 (unless otherwise agreed by Agent (acting at the direction of Required Lenders) and the Borrower Agent, each in their discretion) and integral multiples of $100,000 in excess of that amount and (b) the parties to each such assignment shall execute and deliver to Agent an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender to pledge or assign any rights under this Agreement to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or (ii) counterparties to swap agreements relating to any Delayed Draw Term Loans; provided, that (x) no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto and (y) any payment by the Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy the Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent (acting at the direction of Required Lenders) in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, (i) the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.2 which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10.

13.3.3 Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents.

13.3.4 Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names and addresses of each Lender and the Delayed Draw Term Loans and stated interest owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders. If a Lender (a) is a Non-Consenting Lender ~~or~~, (b) Defaulting Lender, or (c) gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon notice to such Lender and Agent, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s). Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.5 Assignments/Participations with Respect to Securities Laws. Each Lender agrees that, without the prior written consent of Borrower Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Delayed Draw Term Loan or other Obligation under the securities laws of the United States of America or of any jurisdiction.

SECTION 14. MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

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14.1.1 Amendment. Subject to the proviso to Section 1.2, and Section 3.6(b), (c), (d) and (e) no modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of the Required Lenders) and each Obligor party to such Loan Document; provided that:

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) [reserved];

(c) without the prior written consent of each Lender directly and adversely affected thereby, no modification shall (i) increase the Delayed Draw Term Loan Commitment of such Lender to fund Delayed Draw Term Loans hereunder; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; (iii) extend the Delayed Draw Term Loan Termination Date applicable to such Lender’s Obligations; (iv) amend this clause (c); or (v) alter Section 5.6.3; provided that for purposes of this clause (c), it being understood that (A) waivers or modifications of conditions precedent, covenants or Defaults or Events of Default shall not constitute an increase of the Delayed Draw Term Loan Commitment of any Lender; (B) a waiver or reduction of the Default Rate (or other post-petition increase in interest) shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender); and (C) any modification to the Leverage Ratio or the component definitions thereof shall not constitute a reduction in the rate of interest or a reduction of fees; and

(d) without the prior written consent of all Lenders, no modification shall (i) alter this Section 14.1.1; (ii) release all or substantially all of the Collateral; (iii) amend the definition of Pro Rata or Required Lenders; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, including pursuant to Section 10.2.9, release any Obligor from liability for any Obligations.

Notwithstanding anything contained herein (including, without limitation, this Section 14.1.1) or any other Loan Document to the contrary, but other than with respect to a Replacement Facility (as defined below), in the event the Borrowers and the Revolving Agent and/or Term Loan Agent, as applicable, enters into any amendment, restatement, amendment and restatement, supplement, replacement, renewal, extension, waiver or consent in respect of any of the Senior Credit Facilities, as applicable, for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any of the Senior Credit Facilities or changing in any manner the rights of any parties thereunder, then such amendment, restatement, amendment and restatement, supplement, replacement, renewal, extension, waiver or consent shall apply automatically to the Loan Documents without the consent of or action by the Agent or any Lender; provided that, (i) any such amendment, restatement, amendment and restatement, supplement, replacement, renewal, extension, waiver or consent that materially and adversely affects the rights of the Secured Parties and does not affect the Senior Priority Secured Parties (as defined in the Intercreditor Agreement) in a like or similar manner shall not apply to the Loan Documents without the consent of the Agent (acting at the direction of the Required Lenders) and (ii) no such amendment, restatement, amendment and restatement, supplement, replacement, renewal, extension, waiver or consent may, directly or indirectly, alter the (x) commitment of any Lender or conditions precedent to the funding under Section 6; provided that, for the avoidance of doubt, in no event shall this clause (x) apply to amendments, restatements, amendment and restatements, supplements, replacements, renewals, extensions, waivers or consents in respect of any other provision of the Senior Credit Facilities (including, without limitation, the representations and warranties, affirmative covenants, negative covenants, financial covenants and events of default) other than the express provisions of the conditions precedent of Section 6, (y) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to a Lender, or (z) extend the Delayed Draw Term Loan Termination Date or Delayed Draw Term Loan Commitment Termination Date (clauses (i) and (ii), collectively, the “Specified Consent Rights”). Notwithstanding the foregoing, the Specified Consent Rights shall not apply to any amendments, restatements, amendment and restatements, supplements, replacements, renewals, extensions, waivers or consents that secure additional extensions of credit and/or add additional secured creditors and do not violate the express provisions of the Loan.

Notwithstanding anything contained herein (including, without limitation, this Section 14.1.1) or any other Loan Document to the contrary, in the event any Obligor enters into any amendment, restatement, amendment and restatement, replacement (whether upon or after termination or otherwise), refinancing, extension, substitution, renewal, supplement, modification or other change to, or issuance of Debt in exchange or replacement for, any of the Senior Credit Facilities (each, a “Replacement Facility”) and any of the terms (including, without limitation, the representations and warranties, affirmative covenants, negative covenants, financial covenants and events of default) of any such Replacement Facility are more favorable to such Obligors than the terms of the Loan Documents, then such favorable terms shall apply automatically to any comparable provision of the corresponding Loan Documents (with appropriate covenant cushions and exceptions consistent with the Loan Documents compared to the Senior Credit Facilities in effect on the Closing Date) without the consent of or action by the Agent or any Lender (it being understood that at the request of Borrower Agent the Agent and Lenders shall enter into an amendment to this Agreement and the other applicable Loan Documents to reflect the foregoing).

14.1.2 Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.1.4 Errors. If Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in the Loan Documents, then Agent and the Borrowers shall be permitted to amend such provision without any further action or consent of any other party to such Loan Document if the same is not objected to in writing by the Required Lenders to Agent within five (5) Business Days following receipt of notice thereof.

14.2 Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE AS SET FORTH BELOW) OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless any Indemnitee with respect to a Claim that (i) is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, or (y) material breach by such Indemnitee or its Related Parties of their obligations hereunder or under the Loan Documents or (ii) is brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding brought by or against Agent, acting in its capacity as Agent) that does not involve any act or omission of any Obligor and arises out of disputes among the Lenders and/or their transferees.

14.3 Notices and Communications.

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14.3.1 Notices. (a)Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)	if to any Obligor, to Borrower Agent at:
2445 Technology Forest Blvd.
Building 4, Suite 800
The Woodlands, TX 77381
Attention: Office of General Counsel

(ii)	if to Agent, at:
111 Center Street
Little Rock, AR 72201
Attention: Jackson Farrow, Jr.

(iii)	if to STEPHENS INVESTMENTS HOLDINGS LLC, at:
111 Center Street
Little Rock, AR 72201
Attention: Jackson Farrow, Jr.

WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

Holland & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attn: M. Matthew Fontane, Esq.

(iv)	if to STEPHENS GROUP, LLC, at:
100 River Bluff Dr., Suite 500
Little Rock, AR 72202
Attn: Ronald M. Clark

WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):
Holland & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attn: M. Matthew Fontane, Esq.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (B) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Unless Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d) Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2 [Reserved].

14.3.3 [Reserved].

14.3.4 Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information. Secured Parties acknowledge that information provided in connection with the Loan Documents may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5 Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such liabilities, losses, costs or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

14.4 [Reserved].

~~.~~

14.5 [Reserved].

~~.~~

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Electronic Execution.

~~.~~

14.8.1 Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.

14.8.2 Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.3.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Agent to accept Electronic Signatures in any form or format without its prior written consent (acting at the direction of the Required Lenders) and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Agent has agreed to accept any Electronic Signature, (A) Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower or any other Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) the Obligors shall be entitled to rely on such Electronic Signature purportedly given on behalf of Agent or any Lender without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any Obligor, Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Agent, the Lenders, the Borrowers and the other Obligors, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original and (ii) each other party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record).

14.9 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent and Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority (such as the National Association of Insurance Commissioners) purporting to have jurisdiction over it or its Affiliates; provided that unless specifically prohibited by Applicable Law or it is not practicable to do so prior to the required disclosure, each of Agent and each Lender shall endeavor to notify Borrower Agent (without any liability for a failure to so notify Borrower Agent) of any request made to such Lender or Agent prior to disclosure of such Information; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto or any party to the Revolving Credit Agreement or Term Credit Agreement; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or Eligible Assignee or any actual or prospective party (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers; (h) subject to an agreement containing provisions substantially the same as this Section, to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from or on behalf of an Obligor or Subsidiary relating to it or its business, including any information obtained by Agent, any Secured Party, any Indemnitee and their respective Affiliates and its and their respective directors, officers, employees, agents, advisors and attorneys in connection with any inspection, audit, appraisal or review of properties, assets, books and records of Parent and/or its Subsidiaries and/or discussions with Parent’s independent accountants. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent and Lenders acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13 [Reserved].

~~.~~

14.14 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15 Consent to Forum; Bail-In of Affected Financial Institutions.

14.15.1 Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY), AND AGREES THAT ANY SUCH DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2 Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.3 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14.16 Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Lenders and all other Secured Parties hereby also waive) in any proceeding or dispute of any kind (whether in contract, tort or otherwise and whether at law or in equity) relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. The Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.18 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.19 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, ~~Borrowers acknowledge and agree that Agent and Lenders may accept~~so long as the Senior Credit Facilities remain outstanding, any covenant under this Agreement requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to Agent of any Collateral ~~turned over to the Agent and/or Lenders pursuant to and~~ (including, without limitation, Instruments, Documents, tangible Chattel Paper and any Certificated Security (as defined in Section 8-102 of the UCC)) shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if such possession or control shall have been delivered to Revolving Agent (or any Person acting on behalf of Revolving Agent) or Term Loan Agent (or any Person acting on behalf of Term Loan Agent), with any such holder serving as bailee and custodian for Agent during its physical possession of such Collateral in accordance with ~~Section 2.3(b) of~~ the Intercreditor Agreement~~.~~ or otherwise, and such holder thereafter maintains such possession or control for so long as this Agreement would otherwise require any Borrower to cause Agent to be in such physical possession. To the extent any provision of this Agreement conflicts with the Intercreditor Agreement, such provision in the Intercreditor Agreement shall govern and control.

14.20 Existing Loan Agreement, No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Loan Agreement or discharge or release the Obligations or the Liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower from any of its obligations or liabilities under the Existing Loan Agreement or any of the security agreements, pledge agreements, mortgages, or other Loan Documents executed in connection therewith. Each Borrower hereby (a) confirms and agrees that each Loan Document to which it or its predecessor in interest is a party or to which it is a successor by operation of law is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date all references in any such Loan Document to “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Existing Loan Agreement shall mean the Existing Loan Agreement as amended and restated by this Agreement; and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Agent, for the benefit of the Lenders, or to grant to Agent, for the benefit of the Lenders a lien on, any Collateral as security for the Obligations of Borrowers from time to time existing in respect of the Existing Loan Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONN’S, INC., a Delaware corporation

By:
Name:	George Bchara
Title:	Executive Vice President and Chief Financial Officer

CONN APPLIANCES, INC., a Texas corporation

By:
Name:	George Bchara
Title:	Executive Vice President and Chief Financial Officer

CONN CREDIT I, LP, a Texas limited partnership

By:	CAI HOLDING, LLC, a Delaware limited liability company, its General Partner

By:
Name:	Mark Prior
Title:	Vice President, General Counsel and Secretary

CONN CREDIT CORPORATION, INC., a Texas corporation

By:
Name:	George Bchara
Title:	Executive Vice President and Chief Financial Officer

STEPHENS INVESTMENTS HOLDINGS LLC, as Agent and a Lender

By:
Name:
Title:

STEPHENS GROUP, LLC, as a Lender

By:
Name:
Title:

~~[Signature Page to Delayed Draw Term Loan and Security Agreement]~~

Exhibit B

Amended and Restated Security Agreement

[attached]

Exhibit C

Amended and Restated Equity Interest Pledge Agreement

[attached]

Exhibit D

Amended and Restated Permitted ABS Intercreditor Agreement

[attached]

Exhibit E

Amended and Restated Third Lien Intercreditor Agreement

[attached]

Form of Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

WARRANT TO PURCHASE [NON-VOTING] COMMON STOCK

Company:	CONN’S, INC., a Delaware corporation

Class of Stock:	[Non-Voting] Common Stock, par value, $0.01 per share

Number of Shares:	[ ], subject to adjustment as set forth herein

Exercise Price:	$[ ], as adjusted from time to time in accordance with Section 2

Issue Date:	[ ]

Expiration Date:	10 years from the Issue Date

This WARRANT TO PURCHASE [NON-VOTING] COMMON STOCK (this “Warrant”) certifies that, for good and valuable consideration, [   ] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated class, series and type of stock (the “Class”) of Conn’s, Inc., a Delaware corporation (the “Company”) at the above-stated Exercise Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued in connection with that certain Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (as amended, restated and supplemented from time to time, the “DDTL Agreement”), among the Company, Conn Appliances, Inc., Conn Credit I, LP, Conn Credit Corporation, Inc., W.S. Badcock LLC, the lenders party thereto and Stephens Investments Holdings LLC, as Administrative Agent. Capitalized terms used but not defined in this Warrant have the meanings given such terms in the DDTL Agreement.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time and on or before the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the “Notice of Exercise”). Within the earlier of: (i) two Trading Days (as defined below); and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the date of the Notice of Exercise, Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Shares as to which this Warrant was so exercised (which shall not exceed the number of shares set forth above) in cash or via wire transfer of immediately available funds if Holder did not notify the Company in such Notice of Exercise that such exercise was made pursuant to a Cashless Exercise (as defined below). Notwithstanding anything herein to the contrary, to the extent this Warrant is issued for Parent Common Stock prior to the authorization of the Non-Voting Parent Common Stock, the Shares shall automatically be deemed to be shares of Non-Voting Parent Common Stock from and after the date of such authorization of the Non-Voting Parent Common Stock (such date, the “Shift Date”).

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of

Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, The Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula (a “Cashless Exercise”):

X = Y(A-B)/A

where:

X = the number of Shares to be issued to Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Exercise Price);

A =  equals the average of the Closing Sale Prices of the shares of Parent Common Stock (as reported by Bloomberg Financial Markets) for the five consecutive Trading Days ending on the date immediately preceding the date of the Notice of Exercise.

B = the Exercise Price.

If the Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the Issue Date, it is intended that the Shares issued in a Cashless Exercise shall be deemed to have been acquired by Holder, and the holding period for the Shares shall be deemed to have commenced on the Issue Date.

For purposes of this Section 1.2, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and Holder. If the Company and Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period. “Trading Market” means the national securities exchange or other trading market on which the shares of Parent Common Stock are primarily listed and quoted for trading, which, as of the Issue Date, shall be the Nasdaq Global Select Market.

1.3 Delivery of Shares Upon Exercise and New Warrant.

(a) The Company shall cause the Shares purchased hereunder to be transmitted by the transfer agent of the Class to Holder by crediting Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and either: (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by Holder; or (B) the Shares are eligible for resale by Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by crediting the account of Holder in the DRS book entry system maintained by the transfer agent for the Class, registered in the Company’s stock register in the name of Holder or its designee, for the number of Shares to which Holder is entitled pursuant to such exercise to the address specified by Holder in the Notice of Exercise by the date that is the earliest of: (i) two Trading Days after the delivery to the Company of the Notice of Exercise; (ii) one Trading Day after delivery of the aggregate Exercise Price to the Company; and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Share Delivery Date”). Upon delivery of the Notice of Exercise, Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Shares, provided that payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within the earlier of: (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Parent Common Stock as in effect on the date of delivery of the Notice of Exercise; “Trading Day” means any day on which the Trading Market is open for trading, including any day on which the Trading Market is open for trading for a period of time less than the customary time.

(b) If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant certificate, at the time of delivery of the Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) If the Company fails to cause the transfer agent of the Class to transmit to Holder the Shares pursuant to Section 1.3(a) by the Share Delivery Date, then Holder will have the right to rescind such exercise.

1.4 Replacement of Warrant; Substitution of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount. If this Warrant is issued prior to a Shift Date, then upon the occurrence of a Shift Date, the Company and the holder of this Warrant shall take such actions as may be required to terminate this warrant and deliver a new Warrant of like tenor and amount but with respect to Non-Voting Parent Common Stock in accordance with Section 8 of the DDTL Agreement.

1.5 Treatment of Warrant at Acquisition.

(a) In the event of an Acquisition (as defined below) in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the Closing Share Price of one Share as determined in accordance with Section 1.3 above would be greater than the Exercise Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify Holder of the number of Shares (or such other securities) issued upon exercise.

(b) Upon the closing of any Acquisition other than as described in subsection (a) above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities, instruments, rights and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition (provided that if such number of Shares outstanding is zero, then the Warrant shall expire), subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(c)(i) “Acquisition” means a transaction or series of transactions involving (A) the sale or other disposition of all or substantially all assets of the Company, (B) any merger or consolidation of the Company into or with another person or entity, or any other corporate reorganization, as a result of which the stockholders of the Company immediately prior to such transaction own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such transaction, (C) any sale or other transfer by the stockholders of the Company of capital stock of the Company representing at least a majority of the Company’s outstanding combined voting power, as of such date of determination, or (D) a business combination with a special purpose acquisition company, and (ii) “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six months from the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND EXERCISE PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company, at any time while this Warrant is outstanding, declares or pays a dividend or distribution on the outstanding shares of the Class payable in Parent Common Stock, Non-Voting Parent Common Stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the Closing Sale Price of a full Share, less (ii) the then-effective Exercise Price.

2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Exercise Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Exercise Price, class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:

(a) The Company shall reserve from its duly authorized and unreserved capital stock not less than the number of shares of [Non-Voting] Parent Common Stock that may be issuable pursuant to an exercise of this Warrant, provided that if at any time the Company no longer has sufficient number of authorized and unreserved shares of Shares not less than the number of Shares then issuable upon exercise of this Warrant of the maximum amount available to be issued upon exercise of this Warrant, then the Company shall immediately take all action necessary to increase its authorized and unreserved shares to an amount sufficient to cure such shortfall. In the event that upon any delivery of a Notice of Exercise there are insufficient authorized and unreserved Shares to deliver in satisfaction of such Notice of Exercise, then Holder may elect to void or amend such Notice of Exercise. Upon issuance of Shares upon an exercise of this Warrant, such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer, except for any restrictions under Federal or state securities laws.

(b) With a view to making available to Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time (unless and until the Company files a certificate of dissolution in the State of Delaware and/or deregisters its securities under the Exchange Act) permit Holders to sell Shares to the public without registration, the Company shall: (1) make and keep public information available, as those terms are understood and defined in Rule 144, until six months after such date as all of Shares issued may be sold without restriction by Holders pursuant to Rule 144 or any other rule of similar effect; (2) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of the Company under the Exchange Act; and (3) furnish to Holder, upon request, as long as Holder owns any Shares, such information as may be reasonably requested in order to avail Holder of any rule or regulation of the SEC that permits the selling of any Shares issued without registration.

(c) The issuance of this Warrant and the issuance of the Shares issuable upon exercise hereof, does not entitle any other party to exercise preemptive rights, except to the extent waived prior to the Issue Date.

3.2 Notice of Certain Events. If, while this Warrant is outstanding, the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(d) effect an Acquisition or the voluntary dissolution, liquidation or winding up of the affairs of the Company;

then, in connection with each such event, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least five Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any; and

(2) in the case of the matters referred to in (c) and (d) above at least ten days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and copies of all documents to be entered into in connection with such transaction and other information as Holder may require in connection with such transaction and the treatment of this Warrant in connection with such event giving rise to the notice).

3.3 Registration. Holder is entitled to the registration rights set forth on Schedule 1 hereto with respect to the Shares when issued. Notwithstanding the foregoing, in the event that the Company deregisters its securities under the Exchange Act, the Company’s obligations under this Section 3.3 and related Schedule 1 shall terminate.

SECTION 4. REPRESENTATIONS, WARRANTIES OF HOLDER.

Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5 The Securities Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.6 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant and then only to the extent the Shares have voting rights.

SECTION 5. MISCELLANEOUS.

5.1 Term. Subject to the provisions of Section 1.5 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 5:00 PM, Houston, Texas time, on the Expiration Date and shall be void thereafter.

5.2 Restrictive Legends. Any certificate or book-entry evidencing the Shares shall contain a securities legend restricting the transfer thereof, in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee; provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant and to have made all of the representations and warranties in this Warrant as of the date of transfer and any other applicable date required by this Warrant.

5.5 Notices. All notices and other communications hereunder from the Company to Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. Notice to Holder shall be addressed to its address, facsimile or email set forth herein or on the books and records of the Company. Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Conn’s, Inc.

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

Attn: [   ]

Email: [   ]

With a copy to (but not constituting notice):

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

Attention: Kevin P. Lewis; Ryan M. Scofield

Email: klewis@sidley.com; rscofield@sidley.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.9 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.10 Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase [Non-Voting] Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:
CONN’S, INC.

By:
Name:
Title:

HOLDER:
[ ]

By:
Name:
Title:

SIGNATURE PAGE TO WARRANT TO PURCHASE [NON-VOTING] COMMON STOCK

Appendix 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to purchase    shares of    of Conn’s, Inc. (the “Company”) in accordance with the attached Warrant to Purchase [Non-Voting] Common Stock, and tenders payment of the aggregate Exercise Price for such shares as follows:

[   ] check in the amount of $   payable to order of the Company enclosed herewith

[   ] Wire transfer of immediately available funds to the Company’s account

[   ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[   ] Other [Describe]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

[   ]

[   ]

[   ]

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase [Non-Voting] Common Stock as of the date hereof.

HOLDER:
[ ]

By:
Name:
Title:
Date:

ACKNOWLEDGMENT

The Company hereby acknowledges the Notice of Exercise and hereby directs    (Transfer Agent) to issue the above indicated number of shares of [Non-Voting] Parent Common Stock of Conn’s, Inc. as set forth therein.

CONN’S, INC.

By:
Name:
Title:

Schedule 1

REGISTRATION RIGHTS

For purposes of this Schedule 1, capitalized terms used and not otherwise defined shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means, with respect to a particular Registration Statement, the date of effectiveness of such Registration Statement.

“Effectiveness Period” shall have the meaning set forth in Section 1 below.

“Holder” means the holder from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 4.3.

“Indemnifying Party” shall have the meaning set forth in Section 4.3.

“Losses” shall have the meaning set forth in Section 4.1.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the SEC under Section 6(a) of the Exchange Act or (any successor to such Section)) that Company shall designate as a National Securities Exchange.

“Permitted Transferee” means, with respect to any Holder, any Affiliate, direct or indirect partners, shareholders, members or other holders of other equity interests of such Holder.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Proceeding” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation, subpoena or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, arbitrator, or mediator.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means the Shares issued or issuable pursuant to the Warrants and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to the Company a Selling Stockholder Questionnaire. Any Registrable Securities shall cease to be a Registrable Security upon the earliest to occur of the following: (1) when a Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has

Schedule 1-1

been sold or disposed of pursuant to such effective Registration Statement; (2) when such Registrable Security has been sold or disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act or in a private transaction exempt from registration under the Securities Act; and (3) when such Registrable Security becomes eligible for sale pursuant to Rule 144(b)(1)(i) without limitation under any other requirements of Rule 144 under the Securities Act (or any similar provision then in effect) (the “Rule 144 Fall-Away Date”).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of Section 2 hereof, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by the Company from time to time.

“Warrants” means the warrants issued pursuant to the DDTL Agreement.

1. REGISTRATION STATEMENT.

1.1 After the Issue Date, upon the written request of Holders holding a majority of the Registrable Securities, the Company shall use its commercially reasonable efforts to prepare and file, within 45 days after receipt of such written request, a Registration Statement with the SEC to permit the resale of the Registrable Securities on the terms and subject to the conditions specified in this Section 1. The Registration Statement filed with the SEC pursuant to this Section 1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, and shall contain a prospectus in such form as to permit any Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement, subject to the terms of this Agreement. During the Effectiveness Period, subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to (i) cause a Registration Statement filed pursuant to this Section 1 to be declared effective as soon as practicable after the filing thereof, and (ii) cause a Registration Statement filed pursuant to this Section 1 to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until such Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”). As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Selling Holders of the effectiveness of such Registration Statement.

1.2 The Company may delay the filing or effectiveness of, or by written notice to Holders suspend the use of, the Registration Statement in conjunction with a registration of Registrable Securities pursuant to Section 1.1, but in each such case only if the Company determines in good faith that (a) such delay would enable the Company to avoid disclosure of material information, the disclosure of which at that time would be adverse to the Company (including by interfering with, or jeopardizing the success of, any pending or proposed acquisition,

Schedule 1-2

disposition or reorganization), (b) such filing or use would render the Company unable to comply with applicable securities laws or (c) obtaining any financial statements (including required consents) required to be included in the Registration Statement (or incorporated therein) would be impracticable. Any period during which the Company has delayed the filing, effectiveness or use of the Registration Statement pursuant to this Section 1.2 is herein called a “Suspension Period.” In no event shall (i) the number of consecutive days covered by any one Suspension Period exceed 60 days and (ii) the number of days covered by all Suspension Periods in any 360 day period exceed 150 days. Holders shall keep the existence of each Suspension Period confidential.

2. REGISTRATION PROCEDURES.

2.1 In connection with the Company’s registration obligations hereunder, the Company shall:

(a) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep the Registration Statement effective during the Effectiveness Period;

(b) furnish to each selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any supplement or amendment thereto (other than reports under the Exchange Act that are deemed to be supplements or amendments), upon request, copies of reasonably complete drafts of all such documents proposed to be filed, and provide each such Holder the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Holder with respect to such information prior to filing the Registration Statement and the Prospectus included therein or any supplement or amendment thereto, and (ii) an electronic copy of the Registration Statement and the Prospectus included therein and any supplements and amendments thereto in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Registration Statement;

(c) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(d) if applicable, use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as Holders reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) cause the Registration Statement when it is declared effective (including the documents incorporated therein by reference) to comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Registration Statement, in the light of the circumstances under which a statement is made, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by any Holder for use in connection with the Registration Statement or Prospectus, or amendment or supplement thereto);

(f) promptly notify Holders, at any time when delivery of a Prospectus relating to its Registrable Securities would be required under the Securities Act, of (i) the occurrence of any event as a result of which the Prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state a material

Schedule 1-3

fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the Company’s receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus thereto, the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. The Company agrees to as promptly as practicable amend or supplement the Prospectus or take other appropriate action so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request, furnish to each selling Holder, subject to appropriate confidentiality obligations, copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as promptly as practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

(i) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each National Securities Exchange on which securities of the same class issued by the Company are then listed.

2.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule that Holders shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

2.3 Holders agree by having their Shares treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 2.1(f) when the Company is entitled to do so pursuant to Section 1.2, Holders will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to the Registration Statement until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 2.1(f), and, if so directed by the Company, Holders will deliver to the Company all copies, other than permanent file copies then in Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

2.4 The Company may prepare and deliver an issuer free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free writing prospectus. No seller of Registrable Securities may use a free writing prospectus to offer or sell any such Registrable Securities without the Company’s prior written consent.

Schedule 1-4

3. REGISTRATION EXPENSES.

All expenses incurred in connection with any Registration pursuant to Section 1.1 of this Agreement, including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees of the Company’s transfer agent and registrar, the fees and disbursements of counsel for the Company and reasonable fees and expenses of one counsel incurred by any Holder in connection with any sale or disposition of securities pursuant to this Schedule, up to an amount not to exceed $5,000 (“Registration Expenses”), shall be paid by the Company. Holders shall bear and pay the underwriting discounts and commissions applicable to securities offered for their account and the legal expenses not included within the definition of Registration Expenses.

4. INDEMNIFICATION.

4.1 The Company shall indemnify, to the fullest extent permitted by law, Holders and their respective directors, officers, Affiliates, employees, agents and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), against all losses, claims, damages, liabilities (joint or several), judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) relating to the Registrable Securities arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are made in reliance on and in conformity with information furnished in writing to the Company by any Holder for use in connection with the Registration Statement or Prospectus, or amendment or supplement thereto.

4.2 In connection with the Registration Statement in which any Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or Prospectus, or amendment or supplement thereto, and such Holder shall indemnify to the fullest extent permitted by law, the Company and its respective directors, officers, Affiliates, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), against all losses, claims, damages, liabilities (joint or several), judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such participating Holder expressly for use therein.

4.3 Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure of the indemnified Person to so notify the indemnifying Person shall not relieve the indemnifying Person from any liability that it may have to an indemnified Person except to the extent that such failure increases the liability or potential liability of the indemnifying person hereunder. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, but elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such

Schedule 1-5

indemnified Person that are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case each such indemnified Person shall be entitled to use separate counsel. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, of a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification.

4.4 The indemnification provided for under this Schedule shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer or director of such indemnified Person and shall survive the transfer of securities and the termination of this Agreement, but only with respect to offers and sales of Registrable Securities made before such termination.

4.5 If the indemnification provided for in or pursuant to this Section 4 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5. RULE 144.

As long as any Holder owns any Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to Holder and make publicly available in accordance with Rule 144 annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

6. MISCELLANEOUS.

6.1 Remedies. The Parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is hereby agreed that the Parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a

Schedule 1-6

remedy for any such breach, to prevent breaches of this Schedule, and to specifically enforce compliance with this Schedule. In connection with any request for specific performance or equitable relief, each of the Parties hereto hereby waives any requirement for security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to such party. The Parties further agree that, by seeking the remedies provided for in this Section 6.1, no Party hereto shall in any respect waive its right to seek any other form of relief that may be available to it under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.1 are not available or otherwise are not granted.

6.2 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under Section 1 may be transferred or assigned by each Holder to any transferee of Registrable Securities only (a) by operation of law, (b) if the transferee is a Permitted Transferee or (c) if such transfer of such rights is not made in accordance with clauses (a) and (b), with express prior written consent of Company, provided, in each case, (i) the Company is given written notice prior to any transfer or assignment, stating the name and address of each transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred and (ii) that any such transferee shall not be entitled to the rights provided in this Schedule unless each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Schedule. Notwithstanding anything to the contrary contained in this Section 6.2, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Schedule with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Schedule shall be deemed to include any such transferee or assignee permitted by this Section 6.2.

6.3 Notices and Communications to Holder. Unless otherwise indicated in a written notice by Holder to the Company, the Company may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holder in accordance with Section 5.6 of the Warrant.

Schedule 1-7

Schedule 1.1(g)

Badcock Securitization Arrangements

Schedule 7.1(j)

Equity Interests

Schedule 8.5

Deposit Accounts

Schedule 8.7.1

Business Locations

Schedule 9.1.4

Names and Capital Structure

Schedule 9.1.5

Former Names and Companies

Schedule 9.1.11

Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.16

Litigation

Schedule 10.2.17

Affiliate Transactions

ANNEX G

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Annex G-1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONN’S, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

The undersigned, being a duly elected officer of Conn’s, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended as follows:

A.	The first paragraph of Article Four of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 2,125,000,000 shares of stock, of which 1,099,000,000 shares are voting Common Stock, par value of $0.01 per share (“Voting Common Stock”), 1,025,000,000 are non-voting Common Stock, par value of $0.01 per share (“Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and one million (1,000,000) shares are Preferred Stock, par value $0.01 per share (“Preferred Stock”).”

B.	The following is hereby inserted as a new Section A to Article Four of the Certificate of Incorporation, and replaces the existing Section A to Article Four in its entirety:

“A. Common Stock.

1. General. The rights, powers, preferences and privileges of the Voting Common Stock are identical with those of the Non-Voting Common Stock other than in respect of voting rights as set forth herein. The Non-Voting Common Stock shall convert into Voting Common Stock in accordance with Section 6B of this Article Four.

2. Dividends. Dividends may be paid on the Common Stock out of any assets of the Corporation available for such dividends subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

3. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its shareholders.

3. Voting Rights. The holders of Voting Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote. Except as otherwise required by law, shares of Non-Voting Common Stock shall be non-voting and holders thereof shall have no voting rights; provided, that so long as any shares of Non-Voting Common Stock are outstanding, the Corporation shall not, without the written consent of a majority of the outstanding shares of Non-Voting Common Stock or the affirmative vote of holders of a majority of the outstanding shares of Non-Voting Common Stock at a meeting of the

G-1

holders of Non-Voting Common Stock duly called for such purpose, amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) its Certificate of Incorporation or bylaws so as to adversely affect (disproportionately relative to the Voting Common Stock) the preferences, rights or powers of the Non-Voting Common Stock.

4. Preemptive Rights. No holders of Common Stock, nor or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

5. Conversion into Voting Common Stock.

(a) Conversion. Each share of Non-Voting Common Stock shall automatically, without any further action, convert into one share of fully paid and nonassessable Voting Common Stock upon a transfer of such share of Non-Voting Common Stock in compliance with the terms and conditions of the Investor Rights Agreement (as in effect on the date hereof, the “IRA”), dated as of December 18, 2023, among the Corporation and the holders of Common Stock identified therein to any person other than a Restricted Holder. “Restricted Holder” has the meaning set forth in the IRA. In the event of a conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock pursuant to this paragraph, such conversion shall be deemed to have been made at the time that such transfer of shares occurred.

(b) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Non-Voting Common Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Non-Voting Common Stock. If at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Non-Voting Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

***

[Signature page to follow.]

G-2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation be signed by its duly authorized officer this [●] day of [●].

By:
Name: Title:

SIGNATURE PAGE TO THE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CONN’S, INC.

ANNEX H

OPINION OF DEUTSCHE BANK SECURITIES INC.

Annex H-1

Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019

December 17, 2023

Board of Directors

Conn’s Inc

2445 Technology Forest Blvd. Suite 800

The Woodlands, TX 77381

Ladies and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Conn’s, Inc. (the “Issuer”) in connection with the Investment Agreement (the “Investment Agreement”) to be entered into among Franchise Group Newco BHF, LLC (the “Seller”); W.S. Badcock LLC, a wholly owned subsidiary of the Seller (the “Company”), Freedom VCM Interco Holdings, Inc. (“Freedom VCM”), Franchise Group, Inc. (“Parent”) and the Issuer, pursuant to which, among other things, (i) the Seller will contribute to the Issuer one hundred percent (100%) of the issued and outstanding equity interests of the Company, as a result of which the Company will become a wholly owned subsidiary of the Issuer, and (ii) Freedom VCM will cause B. Riley Receivables II, LLC to contribute the Residual Tranche 2 Receivables (as defined in the Investment Agreement) to the Issuer (collectively, the “Transaction”). As set forth more fully in the Investment Agreement, upon the closing of the Transaction, Issuer will issue to the Seller and Freedom VCM (or a designee thereof) an aggregate number of shares of a newly created series of senior preferred convertible preferred stock, par value $0.01 per share (the “Issuer Preferred Stock”), of Issuer convertible into an aggregate number of shares of a new class of non-voting common stock, par value $0.01 per share (the “Issuer Non-Voting Common Stock”), of Issuer equal to 49.99% of the common stock, par value $0.01 per share (the “Issuer Common Stock”), of Issuer outstanding immediately following the closing on a Fully-Diluted-Basis (as defined in the Investment Agreement), after giving effect to the conversion thereof into Issuer Non-Voting Common Stock (the “Consideration”).

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the Issuer of the Consideration to be paid by the Issuer pursuant to the Investment Agreement.

In connection with our role as financial advisor to the Issuer, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Issuer and the Company, and certain internal analyses, financial forecasts and other information relating to the Issuer, the Company and the combined company (including estimates of the amount and timing of certain cost savings, operating efficiencies, revenue effects, financial synergies and other strategic benefits projected by the Issuer to be achieved as a result of the Transaction (collectively, the “Synergies”)) prepared by management of the Issuer. We have

Board of Directors

Conn’s Inc

December 17, 2023

also held discussions with certain senior officers and other representatives and advisors of the Issuer regarding the businesses and prospects of the Issuer, the Company, and the combined company. In particular, management of the Issuer has informed us that on a stand-alone basis the Issuer could experience negative liquidity in the near term and potentially breach the covenants under its credit facilities unless it raises additional capital or implements significant cost reductions. We note that the financial forecasts for the Issuer provided to us by management of the Issuer do not take into account the dilution that would result from a capital raising transaction potentially necessary to address negative liquidity. As such, for purposes of certain of our analyses relating to the Issuer on a stand alone basis, we have, at your direction, assumed that the Issuer would raise an additional $55,000,000 by selling Issuer Common Stock at a price of $3.04 per share. We also considered information provided by management of the Issuer indicating that if the combined company performs in line with management’s expectations, the liquidity available to the combined company on a pro forma basis after giving effect to the refinancing of the balance sheet at closing will be sufficient to support the combined company’s ongoing operations. In addition, we have (i) reviewed the reported prices and trading activity for the Issuer Common Stock, (ii) compared certain financial and stock market information for the Issuer and certain financial information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed a draft dated December 15, 2023 of the Investment Agreement, a draft dated December 16, 2023 of the Certificate of Designation for the Issuer Preferred Stock (the “Certificate of Designation”) and a draft dated December 10, 2023 of an amendment to the certificate of incorporation of the Issuer (the “Charter Amendment”) relating to the creation of the Issuer Non-Voting Common Stock, and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Issuer, the Company, or the combined company including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Issuer, the Company or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Issuer, the Company, any of their respective subsidiaries, or the combined company (or the impact of the Transaction thereon) under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts, including, without limitation, the Synergies, made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts and projections, including the Synergies, have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Issuer as to the matters covered thereby

Board of Directors

Conn’s Inc

December 17, 2023

and that the Synergies will be realized in the amounts and in the time periods currently estimated by the management of the Issuer. In rendering our opinion, we express no view as to the reasonableness of such forecasts, including, without limitation, the Synergies, or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that the Required Issuer Stockholder Approval (as defined in the Investment Agreement) will be obtained, that the Issuer Preferred Stock will be converted into Issuer Non-Voting Common Stock prior to such time as the Issuer Preferred Stock begins to accrue dividends, and that the Issuer Non-Voting Common Stock is equivalent to the Issuer Common Stock from a financial point of view. Accordingly, for purposes of our analysis, we have treated the Consideration as if the Issuer Preferred Stock has been converted into Issuer Non-Voting Common Stock. We have further assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Investment Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis.

We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Issuer and its other advisors with respect to such issues. Representatives of the Issuer have informed us, and we have further assumed with your knowledge and permission, that the final terms of the Investment Agreement, the Certificate of Designation and the Charter Amendment will not differ from the terms set forth in the drafts we have reviewed in any respect material to our analysis.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Issuer in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Consideration to be paid by the Issuer pursuant to the Investment Agreement, from a financial point of view, to the Issuer as of the date hereof. This opinion does not address any other terms of the Transaction or the Investment Agreement. Nor does it address the terms of any other agreement entered into or to be entered into in connection with the Transaction including, without limitation, the Transition Services Agreement (as defined in the Investment Agreement). At your direction, we have not performed any analysis with respect to the potential value of the Residual Tranche 2 Receivables and, accordingly, we express no opinion with respect to the allocation

Board of Directors

Conn’s Inc

December 17, 2023

of the Consideration between the Seller and Freedom VCM (or a designee thereof). We also note that Section 1.5 of the Investment Agreement provides for the Parent to potentially make a post-closing payment to the Issuer, as to which we express no opinion. You have not asked us to, and this opinion does not, (i) address the fairness of the Transaction, or any consideration received or paid in connection therewith, to the holders of any class of securities, creditors or other constituencies of the Issuer, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Issuer to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. In particular, we were not engaged to, and did not, solicit any potential investors with respect to making a potential investment in the Company, nor have we considered, or been asked to opine with respect to, the terms on which any such additional capital could be raised. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of Issuer Common Stock should vote with respect to the Required Issuer Stockholder Approval or any other matter. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any parties to the Transaction, or any class of such persons, in connection with the Transaction whether relative to the Consideration or otherwise. This opinion does not in any manner address the prices at which the Issuer Common Stock or any other securities will trade at any time.

Deutsche Bank will be paid a fee for its services as financial advisor to the Issuer in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Issuer has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to the Issuer or its affiliates for which they have received, and in the future may receive, compensation, including acting as a lender under the Issuer’s existing asset-based revolving credit facility, the term of which will be extended in connection with the Transaction. The DB Group has not provided investment banking, commercial banking or other financial services to Parent, the Seller or the Company for which it has received compensation in the two years prior to the date hereof. The DB Group may provide investment and commercial banking services to Issuer, Parent or their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of, the Issuer, Parent and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Board of Directors

Conn’s Inc

December 17, 2023

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Consideration to be paid by the Issuer pursuant to the Investment Agreement is fair, from a financial point of view, to the Issuer.

Very truly yours,

/s/ Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.

FORM OF PROXY CARD

CONN’S, INC.

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on     , 2024

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK * EASY * IMMEDIATE * AVAILABLE * 24 HOURS A DAY * 7 DAYS A WEEK

Conn’s, Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on     , 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on     , 2024. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Conn’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or Conn’s Corporate Secretary, 2445 Technology Forest Blvd., Suite 800, The Woodlands, Texas 77381.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement are available at www.conns.com and www.proxyvote.com. By my signature below, I revoke all previous proxies and appoint Mark L. Prior or Timothy Santo as proxy, with full power of substitution and re-substitution, to represent and to vote, as designated below, all shares of Common Stock of Conn’s, Inc. that I held of record as of the close of business on     , 2024, at the Special Meeting of Stockholders to be held at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, on     , 2024, at     a.m., Houston time, or any postponements or adjournments thereof. The above named proxy is hereby instructed to vote as specified.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

Proposals:

FOR	AGAINST	ABSTAIN

1.  The Charter Amendment Proposal – approve an amendment to the Company’s Certificate of Incorporation, as amended, to, among other things: (i) increase the total number of shares of authorized capital stock to 2,125,000,000; (ii) increase the number of authorized shares of common stock, par value $0.01 per share (“voting common stock”), to 1,099,000,000; and (iii) authorize 1,025,000,000 shares of a new class of non-voting common stock, par value $0.01 per share (the “non-voting common stock”).

☐	☐	☐

2.  The Conversion Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of 24,540,295 shares of non-voting common stock upon the conversion of the Company’s recently issued Nonvoting Convertible preferred stock, par value $0.01 per share (“preferred stock”), as described in the accompanying proxy statement and the Certificate of Designations of Nonvoting Convertible Preferred Stock, which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder.

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3.  The Warrant Exercise Proposal – for purposes of Nasdaq Stock Market Rule 5635, approve the issuance of up to 1,000,000,000 shares of non-voting common stock, which is the maximum possible number of shares of non-voting common stock issuable upon exercise of the warrants issued pursuant to the Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (the “DDTL Agreement”), as amended by Amendment No. 1 to the DDTL Agreement, dated as of December 18, 2023 (the “DDTL Amendment”), and which shares automatically and without any further action, convert on a one-for-one basis into shares of voting common stock upon transfer to any person other than a Restricted Holder, upon exercise of any warrants issued pursuant to the DDTL Agreement, as amended by the DDTL Amendment.

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4.  The Adjournment Proposal – approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined in the discretion of the Board or the chairman of the special meeting, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Charter Amendment Proposal, the Conversion Proposal and the Warrant Exercise Proposal or in the absence of a quorum.

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IMPORTANT – This proxy must be signed and dated where provided on the reverse side.

If you execute and return this proxy it will be voted in the manner you have specified. If no specification is made, this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4 and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.

The undersigned acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement accompanying such Notice, each dated     , 2024.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date